Exhibit 10.1
Execution Version

CREDIT AGREEMENT
among
HOLLYFRONTIER CORPORATION
and
CERTAIN OF ITS SUBSIDIARIES,
as Borrowers,
UNION BANK, N.A.,
as Administrative Agent,
BNP PARIBAS,
as Syndication Agent,
and
BANK OF AMERICA, N.A.
and
WELLS FARGO CAPITAL FINANCE, LLC,
as Co-Documentation Agents
and
The Lenders from Time to Time Parties Hereto,
Dated as of July 1, 2011
UNION BANK, N.A. and BNP PARIBAS SECURITIES CORP.,
as Joint Lead Arrangers and Joint Book Managers

HollyFrontier Credit Agreement

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Page
Section 5.9. Application of Payments	70
Section 5.10. Loan Account; Account Stated	70
Section 5.11. Increased Costs	71
Section 5.12. Illegality	72
Section 5.13. Funding Losses	72
Section 5.14. Taxes	73
Section 5.15. Mitigation Obligations; Replacement of Lenders	75
Section 5.16. Payments by Borrowers; Presumptions by Administrative Agent	76
Section 5.17. Nature and Extent of Each Borrower’s Liability	76

ARTICLE 6. REPRESENTATIONS AND WARRANTIES	80
Section 6.1. Existence; Compliance with Law	80
Section 6.2. Legal Name; Jurisdiction of Organization; Location of Chief Executive Office and Collateral Locations; Prior Names and Fictitious Business Names	80
Section 6.3. Power; Authorization; Enforceable Obligations; Liens	81
Section 6.4. Financial Statements and Projections	81
Section 6.5. Absence of Default	82
Section 6.6. Owned and Leased Real Property	82
Section 6.7. Labor Matters	82
Section 6.8. Subsidiaries, Joint Ventures and Affiliates; Outstanding Equity Interests	82
Section 6.9. Government Regulation	83
Section 6.10. Taxes	83
Section 6.11. ERISA	83
Section 6.12. Litigation	84
Section 6.13. Intellectual Property	84
Section 6.14. Full Disclosure	85
Section 6.15. Environmental Matters	85
Section 6.16. Insurance	86
Section 6.17. Receivables	86
Section 6.18. Petroleum Inventory	86
Section 6.19. Investment Company Act; Other Regulations	87
Section 6.20. Solvency	87
Section 6.21. Deposit Accounts	87
Section 6.22. OFAC	87
Section 6.23. Anti-Terrorism Laws	87
Section 6.24. Prior Indemnification Agreements	88

ARTICLE 7. CONDITIONS PRECEDENT	88
Section 7.1. Conditions to Initial Extension of Credit	88
Section 7.2. Conditions to Each Extension of Credit	92

ARTICLE 8. AFFIRMATIVE COVENANTS	92
Section 8.1. Borrowing Base Certificate and Related Reports	93
Section 8.2. Financial Statements	94
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EXHIBITS:

A	Form of Borrowing Base Certificate
B	Form of Compliance Certificate
C	Form of Closing Certificate
D	Form of Borrowing Notice
E	Form of Conversion/Continuation Notice
F	Form of Assignment and Assumption
G-1	Form of Commitment Increase Letter
G-2	Form of Additional Lender Certificate
H	Form of Revolving Note
I	Form of Guarantee and Collateral Agreement
J	Form of Swingline Note

SCHEDULES:

1.1	Revolving Commitments
1.2	Designated Customers
1.3	U.S. Government Contracts
1.4	Existing Letters of Credit
1.5	Immaterial Subsidiaries
6.2	Subsidiaries
6.3	Consents, Etc.
6.6	Real Property
6.7	Labor Matters
6.8(a)	Capitalization of Restricted Subsidiaries
6.8(b)	Options, Warrants, Etc.
6.10	Taxes
6.11	ERISA
6.12	Litigation
6.13	Intellectual Property
6.15	Environmental Matters
6.21	Deposit Accounts
8.14	Unrestricted Subsidiaries
8.16	Post-Closing Undertakings
9.1(d)	Existing Indebtedness
9.2(f)	Existing Liens
9.6	Investments
9.8	Affiliate Transactions
12.2	Notices
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     THIS CREDIT AGREEMENT (this “Agreement”), is dated as of July 1, 2011, by and among HOLLY CORPORATION, a Delaware corporation to be known as HOLLYFRONTIER CORPORATION upon the consummation of the Transactions (the “Company”), and certain Subsidiaries of the Company signatory hereto (together with the Company, each a “Borrower” and collectively “Borrowers”), the several banks and other financial institutions or entities from time to time parties to this Agreement (each, a “Lender” and, collectively, the “Lenders”), UNION BANK, N.A. (“Union Bank”), as a Lender and in its capacity as the Swingline Lender (as defined below) and an Issuing Bank (as defined below) and Union Bank, in its capacity as administrative agent and collateral agent for the Lenders and the Issuing Banks (in such capacity and as further defined below, “Administrative Agent”).
W I T N E S S E T H:
     In consideration of the mutual covenants and agreements contained herein, the Loans which may hereafter be made by Lenders and the Letters of Credit which may be issued by the Issuing Banks for the account of any Loan Party and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE 1.
DEFINITIONS; RULES OF CONSTRUCTION
     Section 1.1. Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
          “Acceptable Issuer”: a United States domestic bank or United States branch of a foreign bank, in either case rated “A-” or higher by S&P and “A3” or higher by Moody’s.
          “Account Debtor”: any Person who may become obligated to any Person under, with respect to, or on account of, an Account, Chattel Paper, or General Intangible (including a Payment Intangible).
          “Accounting Change”: refers to a change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission, including any change in accounting principles that would require operating leases entered into in the Ordinary Course of Business to be treated as a capital lease under GAAP.
          “Acquisition”: any transaction, or any series of related transactions, consummated after the Closing Date, by which any Borrower or any Restricted Subsidiary acquires (a) any other Person, which Person shall then become consolidated with any Borrower or any Restricted Subsidiary in accordance with GAAP; (b) voting Equity Interests issued by any other Person, but only if such acquisition results in a Borrower or a Restricted Subsidiary, individually or collectively, owning more than 50% of such voting Equity Interests; (c) all or substantially all of the assets of any other Person; or (d) the assets which constitute all or substantially all of any division or operating unit of the business of any Person (in each case, whether by purchase, exchange, issuance of Equity Interests or debt securities (other than
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securities having such power only by reason of the happening of a contingency), merger, reorganization, amalgamation or any other method.
          “Act”: as defined in Section 12.18.
          “Additional Lender”: as defined in Section 2.3(a).
          “Additional Lender Certificate”: as defined in Section 2.3(b).
          “Adjusted Eurodollar Rate”: for any Eurodollar Loan for any day during any Interest Period therefor, the rate per annum equal to the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period. The Adjusted Eurodollar Rate for any Eurodollar Loan shall change whenever the Eurodollar Rate or the Reserve Requirement changes.
          “Administrative Agent”: Union Bank, N.A. as administrative agent and collateral agent, or any successor in such capacity.
          “Administrative Agent Parties”: as defined in Section 12.2(d).
          “Administrative Questionnaire”: an administrative questionnaire in a form supplied by Administrative Agent.
          “Affiliate”: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
          “Agent-Related Persons”: Administrative Agent, the Co-Documentation Agents and the Syndication Agent, together with each of their respective Affiliates (including, in the case of Union Bank, N.A., in its capacity as Administrative Agent, a Joint Lead Arranger and, in the case of BNP Paribas, in its capacity as a Syndication Agent, its Affiliate, BNP Paribas Securities Corp., a Joint Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
          “Aggregate Credit Exposure”: at any time, the aggregate Credit Exposure of all of the Lenders.
          “Agreement”: as defined in the preamble to this Agreement.
          “Allocable Amount”: as defined in Section 5.17(c).
          “Anti-Terrorism Laws”: any laws relating to the prevention of terrorism or money laundering, including the Act.
          “Applicable Law” means all laws, rules, regulations, and governmental guidelines applicable to the Person, conduct, transaction, agreement, or matter in question, including all
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applicable statutory law, common law, and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders, and decrees of Governmental Authorities.
          “Applicable Lending Office”: a Lender’s Domestic Lending Office (in the case of Base Rate Loans) and such Lender’s Eurodollar Lending Office (in the case of Eurodollar Loans).
          “Applicable Percentage”: subject to Section 4.3(d), with respect to any Lender, at any time, the percentage (carried out to the ninth decimal place) of the Total Revolving Commitments represented by such Lender’s Revolving Commitment (or, if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the percentage (carried out to the ninth decimal place) of the Total Revolving Extensions of Credit represented by such Lender’s Revolving Extensions of Credit then outstanding, giving effect to any Assignment and Assumption as to any Lender at any time.
          “Applicable Rate”: except as otherwise provided in Section 3.3(c), for any day, with respect to any Eurodollar Loan or Base Rate Loan or with respect to the Letter of Credit Fee and the Commitment Fee Rate payable hereunder, as the case may be, the applicable rate per annum set forth under the relevant column heading below based on the Applicable Rating Level as of the close of business on the immediately preceding Business Day:

Applicable	Base Rate	Eurodollar	Letter of Credit	Commitment
Rating Level	Loans	Loans	Fee	Fee Rate
Level I	1.500%	2.500%	2.500%	0.500%
Level II	1.250%	2.250%	2.250%	0.500%
Level III	1.000%	2.000%	2.000%	0.375%
Level IV	0.750%	1.750%	1.750%	0.375%
Level V	0.500%	1.500%	1.500%	0.375%
          “Applicable Rating Level”: the level set forth below that corresponds to the ratings issued from time to time by Moody’s and S&P, as applicable to the Index Debt:

	Moody’s	S&P
Level I	≤ Ba3	≤ BB-
Level II	Ba2	BB
Level III	Ba1	BB+
Level IV	Baa3	BBB-
Level V	≥ Baa2	≥ BBB
For purposes of the foregoing, (i) “ ≥ ” means a rating equal to or more favorable than; (ii) “ ≤ ” means a rating equal to or less favorable than; (iii) if the rating is being determined by Index Debt of the type described in clause (b) of the definition thereof, the Applicable Rating Level shall be one level more favorable than it would otherwise be; (iv) if neither S&P nor Moody’s
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maintains a rating for the Index Debt, Level I shall apply; (v) if the ratings for the Index Debt fall within different levels that are one level apart, the more favorable of the two ratings shall apply (for example, if the Moody’s rating is Ba2 and the S&P rating is BB+, Level III shall apply); (vi) if the ratings for the Index Debt fall within different levels that are more than one level apart, the level that is one level less favorable than the more favorable of the two ratings shall apply (for example, if the Moody’s rating is Ba2 and the S&P rating is BBB-, Level III shall apply); (vii) if only one of S&P or Moody’s provides a rating for the Index Debt, the level corresponding to such level shall apply; and (viii) if either of the Rating Agencies shall change its ratings nomenclature prior to the date of Payment in Full of all Obligations, Borrowers and the Majority Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such change, and pending such amendment, if an appropriate Applicable Rating Level is otherwise not determinable based upon the foregoing grid, the last Applicable Rating Level in effect at the time of such change shall continue to apply. A change in the Applicable Rating Level shall be effective as of the date on which a change in the rating is first announced irrespective of when notice of such change shall have been furnished by Borrower Agent to Administrative Agent and the Lenders.
          “Approved Account Debtor”: means (a) an Account Debtor of any Loan Party approved by Administrative Agent in its Permitted Discretion or at the direction of the Majority Lenders, from time to time, and (b) an Account Debtor which is an Investment Grade Customer or the obligations of which are fully and unconditionally guaranteed by an Investment Grade Customer, in each case, with respect to clauses (a) and (b), identified as such on the list delivered with the most recent Schedule of Accounts required pursuant to Section 8.1(b).
          “Approved Account Debtor Receivable”: an Eligible Receivable carried on the books of a Loan Party as to which the applicable Account Debtor is an Approved Account Debtor.
          “Approved Fund”: any Fund that is administered or managed by (a) a Lender, (b) a Lender Affiliate or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
          “Assignment and Assumption”: an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.6(b)), and accepted by Administrative Agent, in substantially the form of Exhibit F or any other form approved by Administrative Agent.
          “Availability”: at any time of determination, the amount, if any, by which (a) the lesser of the Borrowing Base and the Total Revolving Commitments exceeds (b) the Aggregate Credit Exposure.
          “Availability Reserve”: as of any date of determination, the sum (without duplication) of (a) the Rent and Charges Reserve; (b) the First Purchaser Reserve; (c) the Excise Tax Reserve; (d) the Inventory Reserve; (e) the Bank Product Reserve; (f) the Dilution Reserve, and (g) such additional reserves in an amount or a percent of a specified category or item, as Administrative Agent and the Specified Agent-Related Persons may jointly impose from time to time, in each case, in their collective Credit Judgment in relation to the risks in clauses (a)
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through (g) being addressed; provided that, unless a Default exists, such reserve shall not be in effect until three (3) Business Days after the date on which Administrative Agent gives notice to Borrower Agent of such reserve.
          “Auto-Extension Letter of Credit” as defined in Section 2.7(c).
          “Auto-Reinstatement Letter of Credit” as defined in Section 2.7(d).
          “Bank Product”: any of the following products, services or facilities provided to any Group Member by any Bank Product Provider: (a) Cash Management Services; (b) Lender Hedge Agreements with respect to Lender Hedge Obligations; (c) commercial credit card and merchant card services; and (d) other banking products or services as may be requested by any Group Member, other than Letters of Credit.
          “Bank Product Agreement”: any agreement between or among any Group Member and any Bank Product Provider in connection with the obtaining of any Bank Product, including, without limitation, any Lender Hedge Agreement.
          “Bank Product Obligations”: Indebtedness, liabilities and other obligations of a Loan Party owing to any Bank Product Provider relating to or arising out of the provision by such Bank Product Provider, of Bank Products, including, without limitation, Lender Hedge Obligations.
          “Bank Product Provider”: any Agent-Related Person or any Lender together with any of their respective Affiliates, including, without limitation, any Lender Counterparty under a Lender Hedge Agreement.
          “Bank Product Reserve”: the aggregate amount of reserves jointly established by Administrative Agent and the Specified Agent-Related Persons from time to time, using their collective Credit Judgment in respect of Bank Product Obligations then provided or outstanding; provided that, with respect to Bank Product Reserves with respect to Lender Hedge Obligations, the amount of such Bank Product Reserves shall not exceed an amount equal to 105% of the net Hedge Termination Value for all Lender Hedge Agreements.
          “Base Rate”: for any day, a rate per annum equal to the greatest of (a) the Reference Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent ( 1/2 of 1%) and (c) the LMIR on such day plus 1.00%. Any change in the Base Rate due to a change in the Reference Rate, the Federal Funds Effective Rate or the LMIR shall be effective from and including the effective date of such change in the Reference Rate, the Federal Funds Effective Rate or the LMIR, respectively.
          “Base Rate Loans”: Loans that bear interest at the Base Rate.
          “Blocked Person”: as defined in Section 6.23.
          “BNP Transactions” the crude oil purchases and related transactions contemplated by the Master Crude Oil Purchase and Sale Contract dated as of November 1, 2010, by and
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among Frontier Oil and Refining Company LLC, as purchaser, FOC, as guarantor, BNP Paribas Energy Trading GP and BNP Paribas Energy Trading Canada Corp, as sellers.
          “Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
          “Borrowed Money”: with respect to any Person, without duplication, (a) Indebtedness arising from the lending of money by another Person to such Person (b) Indebtedness evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (c) Indebtedness which accrues interest or is a type upon which interest charges are customarily paid (other than trade payables incurred and paid in the ordinary course of business), or (d) Indebtedness issued or assumed as full or partial payment for Property; (e) Capital Lease Obligations of such Person; (f) all Synthetic Lease Obligations of such Person (f) all obligations of such Person as an account party in respect of unreimbursed amounts drawn on under letters of credit; (g) all obligations, contingent or otherwise, of such Person with respect to bankers’ acceptances and (h) guaranties by such Person of any Indebtedness of the foregoing types owing by another Person; provided that, with respect to Section 9.2(d) and for purposes of calculating compliance with Section 9.12, Borrowed Money owed by a Loan Party to another Loan Party shall be excluded.
          “Borrower Agent”: as defined in Section 4.4.
          “Borrower Materials”: as defined in Section 8.3(g).
          “Borrowers” and “Borrower”: as defined in the preamble to this Agreement.
          “Borrowing”: a borrowing of new Loans of a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 4.1 or a Continuation or Conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 4.2.
          “Borrowing Base”: on any date of determination and without duplication, an amount equal to the sum of the following:
          (a) 90% of the Value of Approved Account Debtor Receivables; plus
          (b) 95% of the Value of LC Supported Receivables; plus
          (c) 95% of the Value of Eligible Government Receivables; plus
          (d) 85% of the Value of Eligible Receivables (excluding the Value of Eligible Receivables included in the immediately preceding clauses (a) through (c)); plus
          (e) 80% of the Value of Eligible In-Transit Petroleum Inventory; plus
          (f) 80% of the Value of Eligible Petroleum Inventory (excluding the Value of Eligible In-Transit Petroleum Inventory included in the immediately preceding clause (e)); plus
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          (g)  100% of Pledged Cash; minus
          (h) the Availability Reserve;
          provided, however, that (i) the aggregate amount included in the Borrowing Base pursuant to clauses (e) and (f) above shall not exceed 85% of the Borrowing Base then in effect and (ii) Administrative Agent and the Specified Agent-Related Persons, upon the occurrence and during the continuance of a Default, may, jointly in their collective Credit Judgment and without any Borrowers’ consent, decrease the percentages set forth in the immediately foregoing clauses (a) through (f) and in the event such Default is capable of being cured and is cured such decrease in the percentages shall be restored subject to the consent of the Majority Lenders so long as no other Default has occurred and is continuing.
          The Borrowing Base as set forth in the Borrowing Base Certificate most recently delivered to Administrative Agent by Borrowers hereunder shall, absent manifest error, constitute the “Borrowing Base” for all purposes hereunder.
          “Borrowing Base Adjustment Period”: the period (a) commencing on the day that an Event of Default occurs, or Liquidity is less than $600,000,000, or the Fixed Charge Coverage Ratio is less than 1.50 to 1.00 as of the last day of any Fiscal Quarter, and (b) continuing until, during the preceding 90 consecutive days, no Event of Default has existed and Liquidity has been greater than $600,000,000 at all times and the Fixed Charge Coverage Ratio has been equal to or greater than 1.50 to 1.00 as of the last day of each Fiscal Month ending during such 90 consecutive day period.
          “Borrowing Base Certificate”: a certificate, in form and substance substantially similar to Exhibit A or in such other form as reasonably acceptable to Administrative Agent, executed by a Responsible Officer of Borrower Agent.
          “Borrowing Date”: any Business Day specified by Borrower Agent as a date on which Borrowers request the Lenders to make Loans hereunder or the date Borrower Agent requests the Swingline Lender to make a Swingline Loan, as the context may require.
          “Borrowing Notice” a Borrowing Notice in the form of Exhibit D or such other form acceptable to Administrative Agent from time to time which meets the requirements of Section 4.1.
          “Business Day”: any day that is not a Saturday, Sunday or other day on which commercial banks in Los Angeles, California or Dallas, Texas are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan or to determine LMIR, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
          “Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and,
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for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
          “Cash Collateralize”: to deposit in a Collateral Account or to pledge and deposit with or deliver to Administrative Agent, for the benefit of one or more of the Issuing Banks or Swingline Lender (as applicable) and the other Secured Parties, as collateral for any Bank Product Obligations or obligations of Lenders to fund participations in respect of LC Obligations or Swingline Loans (as the context may require), cash, Cash Equivalents or deposit account balances or, if Administrative Agent and each applicable Issuing Bank shall agree, in their sole discretion, other credit support, in each case, pursuant to documentation in form and substance satisfactory to Administrative Agent and the Issuing Banks or the Swingline Lender, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral, Cash Equivalents and other credit support.
          “Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 24 months from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 24 months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of A-2 (or higher) by S&P or P-2 (or higher) by Moody’s, (d) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000, (e) Investment Accounts maintained with (i) any bank or securities intermediary that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $500,000,000, with respect to securities satisfying the criteria in clauses (a), (b) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, (h) Investments in money market mutual or similar funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above, (i) taxable and tax-exempt municipal securities rated at least A (or then equivalent grade) by S&P and A2 (or then equivalent grade) by Moody’s, including variable rate municipal securities, having maturities or put rights of not more than 24 months from the date of acquisition; and (j) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications in clause (d) above, provided that all such deposits do not exceed $10,000,000 in the aggregate at any one time.
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          “Cash Management Services”: any services provided from time to time by any Agent-Related Person, Lender or Lender Affiliate to any Borrower or other Group Member in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.
          “Change in Law”: the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
          “Claims” means all liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs, disbursements, and expenses of any kind (including reasonable and documented fees, costs, and expenses of attorneys and paralegals, experts, agents, consultants, and advisors, and Extraordinary Expenses) at any time (including before or after the Closing Date, after Payment in Full of the Obligations, or resignation or replacement of Administrative Agent) incurred by or asserted against or imposed on any Indemnitee as a result of, or arising from or in connection with, (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto; (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents; (c) the existence or perfection of any Liens, or realization upon any Collateral; (d) exercise of any rights or remedies under any Loan Documents or Applicable Law; or (e) failure by any Loan Party to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration, or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.
          “Closing Date”: the date on which the conditions precedent set forth in Section 7.1 shall have been satisfied, which date is July 1, 2011.
          “Code”: the Internal Revenue Code of 1986, as amended.
          “Collateral”: all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.
          “Collateral Account”: as defined in the Guarantee and Collateral Agreement.
          “Collateral Access Agreement”: a landlord waiver, bailee letter, or an acknowledgement or agreement of any warehouseman, processor, lessor, consignee, or other
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Person in possession of the Petroleum Inventory, in each case, in form and substance reasonably satisfactory to Administrative Agent.
          “Commitment Fee Rate”: on any day, a rate per annum equal to the Commitment Fee Rate set forth in the definition of Applicable Rate.
          “Commitment Increase Certificate”: as defined in Section 2.3(b).
          “Commitment Maturity Date”: the earliest of (a) the Revolving Termination Date, (b) the date the Lenders’ obligation to make Loans and the Issuing Banks’ obligation to issue Letters of Credit is terminated and the Obligations are declared to be due and payable pursuant to Article 10, and (c) the date Payment in Full of all Obligations occurs.
          “Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.
          “Consolidated EBITDA”: for any period, for Borrowers and the other Group Members, on a consolidated basis, an amount equal to Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, (c) depletion, depreciation and amortization expense, (d) any loss on Dispositions of assets or extraordinary charges or losses determined in accordance with GAAP, (e) any other non-cash charges, non-cash expenses or non-cash losses of any Group Member for such period (excluding any such charge, expense or loss incurred in the Ordinary Course of Business that constitutes an accrual of or reserve for cash charges for any future period) including non-cash losses or charges resulting from the requirements of SFAS 133; provided that cash payments made during such period or in any future period in respect of such non-cash charges, expenses or losses (other than any such excluded charge, expense or loss as described above) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA for the period in which such payments are made, (f) any reasonable and documented fees and expenses incurred, or any amortization thereof regardless of how characterized by GAAP, in connection with the Transactions, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any gains on Dispositions of assets or extraordinary income or gains determined in accordance with GAAP, and (c) any other non-cash income or gain (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (e) above) including any non-cash income or gains resulting from the requirements of SFAS 133, all as determined on a consolidated basis in accordance with Applicable Law and GAAP.
          “Consolidated Net Income”: for any fiscal period, determined on a consolidated basis in accordance with Applicable Law and GAAP consistently applied, the consolidated net income (or loss) of the Group Members; provided that there shall be excluded from Consolidated Net Income, without duplication, (a) the income (or loss) of any Person accrued prior to the date it becomes a Group Member or is merged into or consolidated with the Company or any Group Member, (b) the income (or loss) of any Person (other than a Group Member) in which any Group Member has an ownership interest, except to the extent that any such income is received by any Group Member in the form of cash, dividends or similar distributions, and (c) the
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undistributed earnings of any Group Member to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Group Member.
          “Continuation”: shall refer to the continuation pursuant to Section 4.2 of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.
          “Continuation/Conversion Notice”: a written or telephonic request, or a written confirmation, made by Borrower Agent which meets the requirements of Section 4.2.
          “Continuing Directors”: the directors of the Company on the Closing Date and each other director, if, in each case, such other director’s nomination for election to the board of directors of the Company is recommended by at least 66-2/3% of the then Continuing Directors.
          “Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
          “Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling,” “Controls” and “Controlled” have meanings correlative thereto.
          “Controlled Account” means each Investment Account that is subject to an account control agreement in form and substance reasonably satisfactory to Administrative Agent.
          “Conversion”: shall refer to a conversion pursuant to Section 4.2 or Article 4 of one Type of Loan into another Type of Loan.
          “Credit Exposure”: as to any Lender at any time, the sum of (a) such Lender’s Revolving Extensions of Credit, plus (b) an amount equal to its Applicable Percentage, if any, of the aggregate principal amount of Protective Advances outstanding.
          “Credit Judgment”: Administrative Agent’s or any Specified Agent-Related Person, as applicable, reasonable credit judgment exercised in good faith, consistent with customary business practices for comparable asset-based lending transactions based upon its consideration of any factor that it reasonably believes, without duplication of exclusionary criteria set forth in definitions of “Eligible Government Receivable”, “Eligible In-Transit Petroleum Inventory”, “Eligible Petroleum Inventory”, and “Eligible Receivables”, as applicable (and vice versa), (a) could materially and adversely affect (i) the quantity, quality, mix or Value of Collateral (including any Requirement of Law that may inhibit collection of a Receivable), (ii) the enforceability or priority of Administrative Agent’s Liens, or (iii) the amount that Administrative Agent and Lenders could receive in liquidation of any Collateral; (b) suggests that any collateral report or financial information delivered by any Loan Party is incomplete, inaccurate or misleading in any material respect; (c) materially increases the likelihood of any Insolvency Proceeding involving a Loan Party; or (d) creates or could result in a Default. In
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exercising such judgment, Administrative Agent may consider any factors that could increase the credit risk of lending to Borrowers on the security of the Collateral; provided that the amount of any such Availability Reserve so established or the effect of any adjustment or imposition of exclusionary criteria shall have a relation to the credit risk being addressed.
          “Debtor Relief Law”: the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
          “Default”: any of the events specified in Article 10, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
          “Default Rate”: (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate, plus 2% per annum, in all cases to the fullest extent permitted by Applicable Law.
          “Defaulting Lender”: subject to Section 4.3(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified Borrowers, Administrative Agent or any Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Administrative Agent or Borrowers, to confirm in writing to Administrative Agent and Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) made a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over
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such Lender or its assets or any direct or indirect parent company of such Lender to be, insolvent or bankrupt; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender shall be conclusive and binding absent manifest error.
          “Designated Customer”: a Person set forth in Schedule 1.2 or any supplement to Schedule 1.2 delivered by Borrowers to Administrative Agent; provided that the long term unsecured and unguaranteed debt of each Person included in any such supplement (or a guarantor of such Person’s obligations to Borrowers or any other Loan Party) is rated at least A- by S&P or at least A3 by Moody’s or such Person is otherwise approved by the Majority Lenders. Administrative Agent, acting at the direction of the Majority Lenders, may at any time remove any Person from Schedule 1.2 (other than any Person then satisfying the ratings requirements set forth in this definition) upon written notice thereof to Borrowers. The revocation by the Majority Lenders of approval of any Designated Customer shall be effective prospectively and shall not affect any Eligible Receivables with respect to which such Designated Customer is the entity obligated to make payments with respect to such Eligible Receivables, including any guarantor thereof, included in the Borrowing Base at the time such revocation is effective.
          “Dilution Factors”: without duplication, with respect to any period covered by a field exam, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce Receivables in a manner consistent with current and historical accounting practices of Borrowers.
          “Dilution Ratio”: for the trailing twelve month period ending on the last day of any Fiscal Month, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for such period divided by (b) total gross sales for such period.
          “Dilution Reserve”: at any date, (i) the amount by which the Dilution Ratio exceeds five percent (5%), multiplied by (ii) the Eligible Receivables on such date.
          “Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof including, without limitation, any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights or claims associated therewith. The terms “Dispose” and “Disposed of” shall have correlative meanings.
          “Disqualified Stock”: any Equity Interest, which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than solely as a result
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of a change of control or asset sale), in whole or in part, on or prior to the Revolving Termination Date.
          “Dollars” and “$”: dollars in lawful currency of the United States.
          “Domestic Lending Office”: with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” below its name on Schedule 1.1, or such other office as such Lender may from time to time specify to Borrowers and Administrative Agent; with respect to any Issuing Bank, the office, branch, or agency through which it issues Letters of Credit; and, with respect to Administrative Agent, the office, branch, or agency through which it administers this Agreement.
          “Dominion Account”: a special account established by Borrowers at Administrative Agent or another bank acceptable to Administrative Agent, over which Administrative Agent has exclusive control for withdrawal purposes.
          “Dominion Trigger Period”: the period (a) commencing on the day that an Event of Default occurs (and is not cured or waived on such day), or Liquidity is less than the greater of (i) 12.5% of the lesser of (A) the Total Revolving Commitments and (B) the Borrowing Base or (ii) $112,500,000 at any time; and (b) continuing until, during the preceding 90 consecutive days, no Event of Default has existed and Liquidity has been greater than the greater of (i) 12.5% of the lesser of (A) the Total Revolving Commitments and (B) the Borrowing Base or (ii) $112,500,000 at all times.
          “Eligible Assignee”: means any Person that meets the requirements to be an assignee under Section 12.6(b)(iii) (subject to such consents, if any, as may be required under Section 12.6(b)(iii)).
          “Eligible Government Receivable”: any Eligible Receivable arising from a U.S. Government Contract that complies with clause (f) of the definition of Eligible Receivables.
          “Eligible In-Transit Petroleum Inventory”: Eligible Petroleum Inventory owned by a Loan Party that is in transit via pipeline from a vendor or a supplier in the United States.
          “Eligible Petroleum Inventory”: At any time, Petroleum Inventory owned by any Loan Party, except any Petroleum Inventory that:
          (a) (i) is Petroleum Inventory to which any Loan Party does not have title free and clear of all Liens other than those (A) in favor of Administrative Agent for the benefit of the Secured Parties, (B) those in favor of the operator of the pipeline, terminal, storage tank or other facility in which Petroleum Inventory is held or transmitted that arise under Applicable Law or contract and for which a Collateral Access Agreement has been obtained or appropriate amounts have been included in the Rent and Charges Reserve, and (C) Specified Liens or (ii) is not subject to a valid, first priority perfected Lien in favor of Administrative Agent for the benefit of the Secured Parties; provided such Petroleum Inventory may be subject to one or more Specified Liens; or
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          (b) is not in good saleable or usable condition, is deteriorating in quality and is obsolete, and is of a quality which (in locations where sold by the applicable Loan Party) is not marketable at prevailing market prices for such products and does not meet all applicable governmental regulations and standards at the place of intended sale; or
          (c) is Petroleum Inventory that such Loan Party does not have an absolute and unconditional right to obtain such Petroleum Inventory or Petroleum Inventory equivalent to such Petroleum Inventory from the operator of the pipeline, terminal, storage tank or other facility in which Petroleum Inventory is held or transmitted for any reason, in each case, other than such Petroleum Inventory being subject to (i) Liens in favor of the operator of the pipeline, terminal, storage tank or other facility in which Petroleum Inventory is held or transmitted that arise under Applicable Law or contract and for which a Collateral Access Agreement has been obtained or appropriate amounts have been included in the Rent and Charges Reserve and (ii) Specified Liens; or
          (d) is Petroleum Inventory not located in the United States or Canada; or
          (e) is at a location other than (i) a location owned by a Loan Party, (ii) a location leased by any Loan Party, or located in a storage facility, warehouse or other facility owned or leased by a Person other than a Loan Party or in the possession of a bailee and either (A) the value of the Petroleum Inventory located at such locations is equal to or less than $20,000,000, or (B) such lessor, warehouseman, processor, bailee or other Person has delivered to Administrative Agent a Collateral Access Agreement or (C) to the extent that such location does not satisfy the conditions in clause (A) or (B), a Rent and Charges Reserve with respect to such location has been established by Administrative Agent in its Credit Judgment; or
          (f) is Tank Heel; provided that, unless a Borrowing Base Adjustment Period is in effect, only that portion of the Value of such Petroleum Inventory in excess of $100,000,000 shall be ineligible and at any time a Borrowing Base Adjustment Period is in effect all of such Petroleum Inventory will be ineligible; or
          (g) is commingled with Petroleum Inventory of any Person other than a Loan Party unless such Person and such Loan Party have adequate records to determine the quantities and amounts of such commingled Petroleum Inventory owned by such Loan Party; or
          (h) is located, stored or maintained at any service station or other retail outlet; or
          (i) is Petroleum Inventory for which reclamation rights have been asserted by the seller; or
          (j) is not in full conformity with the representations and warranties made by the applicable Loan Parties to Administrative Agent in Section 6.18.
     If any Petroleum Inventory at any time ceases to be Eligible Petroleum Inventory, such Petroleum Inventory shall promptly be excluded from the calculation of the Borrowing Base; provided, however, that if any Petroleum Inventory ceases to be Eligible Petroleum Inventory because of the adjustment of or imposition of new exclusionary criteria pursuant to the
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succeeding paragraph, Administrative Agent will not require exclusion of such Petroleum Inventory from the Borrowing Base until three (3) Business Days following the date on which Administrative Agent gives notice to Borrower Agent of such ineligibility, unless a Default exists, in which event such exclusion shall be effective upon the giving of such notice.
     Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the exclusionary criteria set forth above and to establish new criteria, in its Credit Judgment, subject to the approval of all Lenders in the case of adjustments or new criteria which have the effect of making more credit available than would be available based upon the criteria in effect on the Closing Date.
          “Eligible Receivables”: At any time Receivables of any Loan Party, arising out of the sale of goods or rendition of services by such Loan Party to its customers in the Ordinary Course of Business, except any Receivable that:
          (a) remains unpaid for more than thirty (30) days after the date on which payment was due or for more than ninety (90) days after the date of the original applicable invoice unless payment in full of such Receivable, by its terms, is not required before ninety (90) days after the date of the original applicable invoice; or
          (b) is owed by an Account Debtor and together with all other Receivables owed by such Account Debtor (and its Affiliates) the total amount of Receivables of such Account Debtor (and its Affiliates) exceeds (but only to the extent of such excess) (i) with respect to an Account Debtor that is an Investment Grade Customer other than Shell Oil Company, ten percent (10%) of the aggregate amount of all Receivables, (ii) with respect to Shell Oil Company, forty percent (40%) of the aggregate amount of all Receivables; provided that said percentage shall be automatically reduced to twenty-five percent (25%) at any time Shell Oil Company no longer maintains a long-term corporate debt rating of at least Aa2 from Moody’s and at least AA from S&P, (iii) with respect to an Account Debtor that is a Designated Customer, fifteen percent (15%), of the aggregate amount of all Receivables, and (iv) with respect to any other Account Debtor (other than the United States of America, or any federal, state, local or other political subdivision thereof or any department, agency or instrumentality of any of the foregoing), five percent (5%) of the aggregate amount of all Receivables (or such higher percentage that Administrative Agent and the Specified Agent-Related Persons may jointly establish for any such Account Debtor described in the foregoing clauses (i) through (iv) from time to time); or
          (c) is owed by an Account Debtor for which twenty percent (20%) or more of the amount of Receivables owing by such Account Debtor (and its Affiliates) are not Eligible Receivables as a result of clause (a) of this definition; or
          (d) is owed by an Account Debtor who is a director, officer, employee, Subsidiary or Affiliate of the Company or any other Loan Party; or
          (e) is owed by an Account Debtor who is a foreign government, any federal, state, local or other political subdivision thereof, or any department, agency, or instrumentality of any of the foregoing described in this clause (e); or
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          (f) is owed by the United States of America, any federal, state, local or other political subdivision thereof or any department, agency or instrumentality of any of the foregoing described in this clause (f), unless the Account Debtor is the U.S. Government, such U.S. Government Contract is set forth in Schedule 1.3 (or in a supplement to Schedule 1.3 delivered by Borrower Agent to Administrative Agent not less than three Business Days prior to the delivery of the first Borrowing Base Certificate in which the Borrowers desire to include Receivables arising from such contract); and (1) such U.S. Government Contract does not contain a provision, substantially to the effect of Federal Acquisition Regulation 52.232-24, prohibiting assignment of amounts due from the U.S. Government under such contract; or (2) the applicable Loan Party has complied with the provisions of the Federal Assignment of Claims Act or other applicable statutes, including executing and delivering to Administrative Agent all statements of assignment and/or notification which are in form and substance acceptable to Administrative Agent and which are deemed necessary by Administrative Agent to effectuate the assignment of such Receivable to Administrative Agent for the benefit of the Secured Parties; or
          (g) is not denominated in Dollars or Canadian dollars (or if in Canadian dollars, the currency exchange risk in respect of such Receivable that is in Canadian dollars has not been hedged to the reasonable satisfaction of Administrative Agent) or not payable in the United States; or
          (h) is owed by an Account Debtor who is not a resident of the United States (which shall not be deemed to include any territories of the United States) or Canada unless the Account Debtor (i) has supplied the applicable Loan Party with an irrevocable letter of credit (which letter of credit shall be delivered to Administrative Agent and shall be in form and substance reasonably acceptable to Administrative Agent and issued by an Acceptable Issuer), or (ii) is Pemex or any Affiliate of Pemex and (A) the aggregate amount of all Receivables owing by Pemex and its Affiliates does not exceed $20,000,000, (B) Pemex would otherwise qualify as an Investment Grade Customer, and (C) payment of such Receivable is insured by an insurer acceptable to and on terms and conditions acceptable to Administrative Agent and the Specified Agent-Related Persons, in their collective Credit Judgment, and (iii) with respect to clauses (i) and (ii) above, is invoiced to and paid in Dollars from an office of such Account Debtor located within the United States; or
          (i) is subject to any dispute, contra-account, defense, offset or counterclaim, volume rebate or advertising or other allowance; provided that if any portion of any such Receivables is not subject to any dispute, contra-account, defense, offset, counterclaim, volume rebate or advertising or other allowance and the payment of such portion is not being withheld or delayed or otherwise affected in any manner due to the portion that is subject to such dispute, contra-account, defense, offset, counterclaim, volume rebate or advertising or other allowance, then such portion which is not subject to any dispute, contra-account, defense, offset, counterclaim, volume rebate or advertising or other allowance shall not be excluded from Eligible Receivables because of this clause (i); or
          (j) is owed by an Account Debtor that is the subject of an Insolvency Proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver, pledgee, trustee or assignee for the benefit of creditors unless there is a
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letter of credit supporting such Receivable (which letter of credit shall have been delivered to Administrative Agent and shall be in form and substance reasonably acceptable to Administrative Agent and issued by an Acceptable Issuer); or
          (k) is conditional upon such Account Debtor’s approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis, or where such Receivable represents progress billings; or
          (l) is not at all times the legal, valid and binding obligation of the Account Debtor thereon, enforceable against such Account Debtor in accordance with its terms, subject to the effect of any applicable Debtor Relief Laws; or
          (m) the applicable Loan Party with respect to such Receivable has not yet shipped the applicable goods or performed the applicable service; or
          (n) the applicable Loan Party with respect to such Receivable (or any other party to such Receivable) is in default in the performance or observance of any of the terms thereof (other than payment of such Receivable) in any material respect; or
          (o) (i) is subject to any Lien or the Petroleum Inventory, goods, property, services or other consideration for such Receivable constituting proceeds is subject to any such Lien, in either case other than the Lien granted to Administrative Agent for the benefit of the Secured Parties and Specified Liens or (ii) is not subject to a valid, first priority perfected Lien in favor of Administrative Agent for the benefit of the Secured Parties; provided such Receivable may be subject to one or more Specified Liens; or
          (p) has been classified by any Loan Party as doubtful or such Receivable has otherwise failed to meet established or customary credit standards of the Loan Parties; or
          (q) is evidenced by a promissory note or other similar instrument regardless of whether the original of such note or instrument is in the possession of Administrative Agent; or
          (r) is expressly by its terms subordinate or junior in right or priority of payment to any other obligation of or claim against the Account Debtor; or
          (s) is consigned or otherwise assigned to any Person for collection or otherwise; or
          (t) was generated by sales on a cash-on-delivery basis; or
          (u) is, by its terms, not required to be paid in full within ninety (90) days of the date of the original applicable invoice; or
          (v) such Receivable is a crude oil receivable; or
          (w) is not in conformity with the representations and warranties made by the applicable Loan Parties to Administrative Agent in Section 6.17.
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     If any Receivable at any time ceases to be an Eligible Receivable, then such Receivable shall promptly be excluded from the calculation of the Borrowing Base; provided, however, that if any Receivable ceases to be an Eligible Receivable because of the adjustment of or imposition of new exclusionary criteria pursuant to the succeeding paragraph, Administrative Agent will not require exclusion of such Receivable from the Borrowing Base until three (3) Business Days following the date on which Administrative Agent gives notice to Borrower Agent of such ineligibility, unless a Default, in which event such exclusion shall be effective upon the giving of such notice.
     Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the exclusionary criteria set forth above and to establish new criteria, in its Credit Judgment, subject to the approval of all Lenders in the case of adjustments or new criteria which have the effect of making more credit available than would have been available based upon the criteria in effect on the Closing Date.
          “Enhanced Reporting Trigger Period”: the period (a) commencing on the day that an Event of Default occurs (and is not cured or waived on such day), or Liquidity is less than the greater of (i) 20% of the lesser of (A) the Total Revolving Commitments and (B) the Borrowing Base or (ii) $200,000,000 at any time; and (b) continuing until, during the preceding 90 consecutive days, no Event of Default has existed and Liquidity has been greater than the greater of (i) 20% of the lesser of (A) the Total Revolving Commitments and (B) the Borrowing Base or (ii) $200,000,000 at all times.
          “Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (as such relates to the presence in the environment of, exposure to, or the use, treatment, disposal, transport, handling, cleanup, or remediation of any Hazardous Material) or the environment, as now or may at any time hereafter be in effect.
          “Environmental Orders”: all administrative orders, agreed orders, consent orders, consent decrees, or other written agreements with Governmental Authorities detailing requirements expected of the applicable Borrower or any of its Subsidiaries by any Governmental Authority pursuant to applicable Environmental Laws.
          “Environmental Permits”: all permits, licenses, registrations, and authorizations required by applicable Environmental Laws for the operations of the applicable Borrower or any of its Subsidiaries.
          “Environmental Liabilities and Costs”: all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages, costs and expenses that relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release, threatened Release, or the presence of any Hazardous Material.
          “Equity Interests”: shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership
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interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
          “ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Affiliate”: any trade or business (whether or not incorporated) that together with a Loan Party is treated as a single employer under Section 414(b) or (c) of the Code and regulations promulgated under those sections or within the meaning of Section 4001(a)(14) of ERISA (and Sections 414(m) and (o) of the Code for purposes of provisions relating to the Pension Funding Rules). Any former ERISA Affiliate of a Loan Party or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of such Loan Party or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Loan Party or such Subsidiary and with respect to liabilities arising after such period for which such Loan Party or such Subsidiary could reasonably be expected to be liable under the Code or ERISA.
          “ERISA Event”: (a) the occurrence of a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) by any Loan Party or ERISA Affiliate from a Multiemployer Plan or the receipt by any Loan Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in Reorganization or Insolvency, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) any Loan Party or ERISA Affiliate fails to meet the Pension Funding Rules with respect to any Pension Plan (whether or not waived in accordance with such Pension Funding Rules) or the failure to make by its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA with respect to any Pension Plan or the failure by any Loan Party or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan, or requests a minimum funding waiver; (g) the occurrence of an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or ERISA Affiliate; (i) the assertion of a material claim (other than routine claims for benefits) against any Plan, or the assets thereof, or against any Loan Party or any of its ERISA Affiliates in connection with any Plan; (j) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Plan to qualify for exemption from taxation under Section 501(a) of the Code; (k) the imposition of a Lien pursuant to Section 401(a)(29) or 430(k) of the Code or pursuant to Section 303(k) of ERISA or a violation of Section 436 of the Code with respect to any Pension Plan; (l) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 406 of ERISA
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or Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to any Loan Party or any of its ERISA Affiliates; (m) a Pension Plan is, or is expected to be, in “at risk” status within the meaning of Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA; or (n) a Multiemployer Plan (x) is in “endangered status” (under Section 432(b)(1) of the Code or Section 305(b)(1) of ERISA) or (y) is in “critical status” (under Section 432(b)(2) of the Code or Section 305(b)(2) of ERISA).
          “Eurodollar Lending Office”: with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” below its name on Schedule 1.1 (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrowers and Administrative Agent.
          “Eurodollar Loans”: Loans that bear interest at the Adjusted Eurodollar Rate.
          “Eurodollar Rate”: for any Eurodollar Loan within a Borrowing and with respect to the related Interest Period therefor, the interest rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum) set forth on Reuters Reference LIBOR01 as the London Interbank Offered Rate, for deposits in Dollars at 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period and for a period equal to such Interest Period; provided that, if no such quotation appears on the Reuters Reference LIBOR01, the Eurodollar Rate shall be an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of Union Bank, N.A. (or such other Lender as shall then be serving as Administrative Agent) in London, England to prime banks in the London interbank market at 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Borrowing to be maintained by the Lender that is Administrative Agent in respect of such Borrowing and for a period equal to such Interest Period.
          “Event of Default”: any of the events specified in Article 10, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
          “Exchange Act”: as defined in Section 10(l).
          “Excise Tax Reserve”: the aggregate amount of reserves jointly established by Administrative Agent and the Specified Agent-Related Persons from time to time, in their collective Credit Judgment in respect of state and federal excise and similar taxes that will be payable by the Loan Parties in connection with sales of Petroleum Inventory.
          “Excluded Taxes”: with (a) respect to Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder or under any other Loan Document, (a) Taxes imposed on or measured by its income or gross receipts (however denominated), and franchise Taxes imposed on it (in lieu of income Taxes or gross receipt Taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which a Borrower or any Lender is located, (c) in the
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case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 5.15(b)), any withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding Tax pursuant to Section 5.14(a), (d) United States withholding Taxes imposed under FATCA, and (e) Taxes attributable to a Lender’s or other recipient’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.14(e).
          “Existing Credit Agreements”: collectively, the Existing Holly Credit Agreement and the Existing FOC Credit Agreement.
          “Existing FOC Credit Agreement”: that certain Fourth Amended and Restated Credit Agreement, dated as of August 19, 2008, among FOC, Frontier Oil and Refining Company, as borrower, Union Bank, N.A., as administrative agent, and a letter of credit issuer, and the financial institutions from time to time a party thereto as lenders, as amended prior to the Closing Date.
          “Existing Holly Credit Agreement”: that certain Second Amended and Restated Credit Agreement, dated as of April 7, 2009, among Holly, as borrower, Bank of America, N.A. as administrative agent, swingline lender and letter of credit issuer, and the financial institutions from time to time a party thereto as lenders, as amended prior to the Closing Date.
          “Existing Letters of Credit”: the Letters of Credit (as defined in the Existing Credit Agreements) issued pursuant to either of the Existing Credit Agreements and set forth on the attached Schedule 1.4.
          “Existing Senior Notes” means, collectively, for so long as the same remain outstanding, the notes issued prior to the Closing Date under each of, (a) that certain First Supplemental Indenture dated as of September 17, 2008 to that certain Indenture dated as of September 17, 2008, as supplemented prior to the Closing Date, among FOC, the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee, (b) that certain First Supplemental Indenture dated as of November 22, 2010 to that certain Indenture dated as of November 22, 2010, as supplemented prior to the Closing Date, among FOC, the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee, and (c) that certain Indenture dated as of June 10, 2009, as supplemented prior to the Closing Date, among Holly, the guarantors party thereto and U.S. Bank Trust National Association, as trustee.
          “Extraordinary Expenses”: all reasonable and documented costs, expenses or advances that Administrative Agent may incur during a Default, or during the pendency of an Insolvency Proceeding of a Loan Party, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Administrative Agent, any Lender, any Loan Party, any representative of creditors of a Loan Party or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of
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Administrative Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Administrative Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any exercise of any rights or remedies with respect to the Collateral or the Obligations; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such reasonable and documented costs, expenses and advances include reasonable transfer fees, Other Taxes, storage fees, insurance costs, Permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Loan Party or independent contractors in liquidating any Collateral, and travel expenses.
          “FATCA”: Sections 1471 through 1474 of the Code and any regulations promulgated thereunder or official interpretation published in the Internal Revenue Bulletin thereof.
          “Federal Funds Effective Rate”: for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions as determined by Administrative Agent.
          “Financial Covenant Trigger Period”: the period (a) commencing on the day that an Event of Default occurs (and is not cured or waived on such day), or Liquidity is less than the greater of (i) 12% of the lesser of (A) the Total Revolving Commitments and (B) the Borrowing Base or (ii) $100,000,000 at any time; and (b) continuing until, during the preceding 90 consecutive days, no Event of Default has existed and Liquidity has been greater than the greater of (i) 12% of the lesser of (A) the Total Revolving Commitments and (B) the Borrowing Base or (ii) $100,000,000 at all times.
          “First Purchaser Crude Payables”: at any time, the unpaid amount of any obligation of any Loan Party, as a “first purchaser” of crude oil, which is secured by a Specified Lien, to the extent such obligation is not at the time of determination covered by an irrevocable letter of credit issued by an Acceptable Issuer and delivered to and held by Administrative Agent and in form and substance reasonably acceptable to Administrative Agent.
          “First Purchaser Reserve”: the aggregate amount of reserves jointly established by Administrative Agent and the Specified Agent-Related Persons from time to time, in their collective Credit Judgment in respect of First Purchaser Crude Payables owed by the Loan Parties; provided that at any time a Borrowing Base Adjustment Period is not in effect, the
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aggregate amount of such reserves shall be an amount determined by Administrative Agent which in any event is not greater than the amount, if any, by which such First Purchaser Crude Payables exceed $200,000,000.
          “Fiscal Month”: any of the monthly accounting periods of the Group Members, on a consolidated basis.
          “Fiscal Quarter”: any of the quarterly accounting periods of the Group Members, on a consolidated basis.
          “Fiscal Year”: the 12-Fiscal Month period of the Group Members, on a consolidated basis ending December 31 of each year.
          “Fixed Charge Coverage Ratio”: the ratio, determined on a consolidated basis for the Group Members for the period of four Fiscal Quarters most recently ended for which financial statements have been, or were required to be, delivered pursuant to Section 8.2, of (a) Consolidated EBITDA minus Unfinanced Capital Expenditures made during such period, minus federal and state taxes paid in cash during such period, including estimated tax payments (in each case, without giving effect to any tax refunds), minus Restricted Payments made during such period, to the extent permitted pursuant to Section 9.5 to (b) Fixed Charges.
          “Fixed Charges”: as to any period of determination, the sum, determined on a consolidated basis for the Group Members, without duplication, of (a) cash interest expense, plus (b) the aggregate amount of principal payments (or the equivalent thereof) in respect of Borrowed Money (other than repayments of the Loans) of the Group Members made during such period and voluntary payments made by any Group Member in respect of Borrowed Money, including any voluntary payments of Existing Senior Notes or Permitted Unsecured Indebtedness other than any payment of Existing Senior Notes or Permitted Unsecured Indebtedness made with the proceeds of Permitted Unsecured Indebtedness issued to refinance any Permitted Unsecured Indebtedness (but only to the extent of the amount refinanced).
          “FOC”: Frontier Oil Corporation, a Wyoming corporation, and its successors.
          “FOC 8.5% Senior Notes” means the 8.5% Senior Notes due on September 15, 2016 issued by FOC pursuant to and in accordance with the terms of the FOC 8.5% Senior Notes Indenture.
          “FOC 8.5% Senior Notes Indenture” means that certain Indenture dated as of September 17, 2008, as supplemented prior to the Closing Date, by and among FOC, as issuer, the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee, as amended, restated, supplemented, renewed or extended or otherwise modified from time to time to the extent permitted by Section 9.7.
          “Foreign Lender” any Lender that is organized under the laws of a jurisdiction other than that in which a Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
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          “Fronting Exposure”: at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding LC Obligations with respect to Letters of Credit issued by such Issuing Bank other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
          “Fund”: any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business.
          “GAAP”: generally accepted accounting principles in effect in the United States from time to time.
          “Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
          “Group Members”: collectively, the Company and each of its Subsidiaries (including Borrowers) other than the Unrestricted Subsidiaries.
          “Guarantee and Collateral Agreement”: that certain Guarantee and Collateral Agreement executed and delivered by each Loan Party on the Closing Date in favor of Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit I.
          “Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, contingent or otherwise, of the guaranteeing Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the obligee of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) with respect to the Loan Parties, any Indemnification Agreement, the BNP Transaction and any similar transaction permitted under Section 9.1(m), or (v) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the Ordinary Course of Business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which
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such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by Borrower Agent in good faith.
          “Guarantor Payment”: as defined in Section 5.17(c).
          “Hazardous Materials”: means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
          “Hedge Agreement”: (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into which is (i) a rate swap transaction, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, future contracts, equity or equity index swaps, equity or equity index options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, swap option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell back transaction, securities lending transaction, prime brokerage margin or other cash loan, short sale, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above or any combination thereof that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of Master Agreement, including any such obligations or liabilities under any Master Agreement.
          “Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Lender Affiliate).
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          “HEP LP”: HEP Logistics Holdings, L.P., a Delaware limited partnership, and its successors.
          “Holly”: Holly Corporation, a Delaware corporation, prior to the consummation of the Transactions.
          “Holly Energy Partners”: Holly Energy Partners, L.P., a Delaware limited partnership, and its successors.
          “Holly UNEV”: Holly UNEV Pipeline Company, a Delaware corporation, and its successors.
          “Immaterial Subsidiary”: any Subsidiary of the Company that, at all times, (a) is not an Unrestricted Subsidiary (b) has no Guarantee Obligation with respect to any Permitted Unsecured Indebtedness or any Existing Senior Notes, and (c) represents less than five percent (5%) of the Company’s consolidated assets and less than five percent of (5%) of the Company’s Consolidated EBITDA; provided that all Immaterial Subsidiaries collectively do not represent more than ten percent (10%) of the Company’s consolidated assets or more than ten percent (10%) of the Company’s Consolidated EBITDA. All Immaterial Subsidiaries as of the Closing Date are listed on Schedule 1.5 attached hereto.
          “Indebtedness”: of any Person at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred and paid in the Ordinary Course of Business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, or similar arrangements, (g) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, (h) all obligations of the kind referred to in clauses (a) through (f) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, but limited to value of assets pledged, (i) all net obligations, liabilities and debt of such Person arising under Hedge Agreements to the extent required to be reflected as a liability on such Person’s balance sheet as of the date of determination, and (j) Disqualified Stock. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date.
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          “Indemnification Agreement”: any indemnification agreement for the benefit of HEP LP or any other MLP Party, entered into from time to time by a Loan Party in connection with a Disposition permitted under Section 9.10(g) that is in form and substance substantially similar to the Prior Indemnification Agreements.
          “Indemnified Taxes”: Taxes other than (a) Excluded Taxes and (b) Other Taxes.
          “Indemnitee”: as defined in Section 12.5(b).
          “Indentures”: to the extent that the notes issued thereunder remain outstanding, each indenture governing the Index Debt issued prior to the Closing Date or issued from time to time after the Closing Date as permitted under Section 9.1.
          “Index Debt”: (a) the Company’s long-term, secured, senior, non-credit enhanced debt (other than the Loans) and (b) in the event Indebtedness of the type described in clause (a) does not exist, the Company’s long-term, unsecured, senior non-credit enhanced debt.
          “Information”: as defined in Section 12.15.
          “Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.
          “Insolvency Proceeding”: any case or proceeding commenced by or against a Person under any state, federal, or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other Debtor Relief Law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator, or other custodian for such Person or any part of its assets or properties, real or personal; or (c) an assignment or trust mortgage for the benefit of creditors.
          “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
          “Intercompany Obligations”: as defined in Section 5.17(d).
          “Interest Payment Date”: (a) with respect to any Base Rate Loan or Swingline Loan, the last Business Day of each March, June, September and December and the Revolving Termination Date, (b) with respect to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and the Revolving Termination Date; (c) with respect to any Eurodollar Loan having an Interest Period longer than three months, the respective dates that fall every three months after the beginning of such Interest Period and the Revolving Termination Date, and (d) as to any Eurodollar Loan, the date of any repayment or prepayment made in respect thereof.
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          “Interest Period”: with respect to each Eurodollar Loan, the period specified in the Borrowing Notice or Continuation/Conversion Notice applicable to such Eurodollar Loan, beginning on and including the date specified in such Borrowing Notice or Continuation/ Conversion Notice (which must be a Business Day), and ending 7 days, 14 days, one month or, two, three, or six months, or, to the extent available, nine or twelve months thereafter, as Borrower Agent may elect in such notice; provided that: (a) each Interest Period shall commence on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the final calendar month, (b) if any Interest Period commences on a day for which there is no numerically corresponding day in the final calendar month or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month and, if any Interest Period would expire on a day that is not a Business Day, the Interest Period shall expire on the next Business Day; and (c) notwithstanding the foregoing, any Interest Period which would otherwise end after the Revolving Termination Date shall end on the Revolving Termination Date (or, if the Revolving Termination Date is not a Business Day, on the first Business Day preceding the Revolving Termination Date ).
          “Inventory”: as defined in the Guarantee and Collateral Agreement.
          “Inventory Reserve”: the aggregate amount of reserves jointly established by Administrative Agent and the Specified Agent-Related Persons from time to time, in their collective Credit Judgment to reflect declines in market value or to reflect factors that may negatively impact the value of Petroleum Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.
          “Investment”: with respect to any Person, any loan, advance, or extension of credit by such Person to, or any guaranty with respect to the Equity Interests, Borrowed Money, or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase, or other acquisition by such Person of any Equity Interests of any other Person, other than any Acquisition. In determining the aggregate amount of Investments outstanding at any particular time, (a) the amount of any Investment represented by a guaranty shall be the higher of (i) the stated or determinable amount of the obligation guaranteed and (ii) the maximum amount for which the guarantor may be liable pursuant to the terms of the instrument embodying such guaranty (and, if such amounts are not determinable, the maximum reasonably anticipated liability in respect thereof, as determined by the Person providing such guaranty in good faith); (b) there shall be deducted in respect of each such Investment any amount received as a return of principal or capital (including by repurchase, redemption, retirement, repayment, liquidating, or other dividend or distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest, or otherwise; (d) there shall not be deducted from or added to the aggregate amount of Investments any decrease or increases, as the case may be, in the market value thereof; and (e) the amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, forgiveness or conversion to equity of debt, or write-ups, write-downs, or write-offs with respect to such Investment.
          “Investment Account” as defined in the Guarantee and Collateral Agreement.
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          “Investment Company Act” as defined in Section 6.20.
          “Investment Grade Customer”: any Account Debtor other than the U.S. Government or a Designated Customer (i) whose long term unsecured and unguaranteed debt is rated at least “BBB-” by S&P or at least “Baa3” by Moody’s or (ii) the direct or indirect parent of which is so rated by S&P or Moody’s; provided that, with respect to an Account Debtor described in clause (ii) above, such Account Debtor must be approved as an “Investment Grade Customer” by Administrative Agent and the Specified Agent-Related Persons, acting in their collective discretion after consultation with the Lenders, which approval may be revoked by Administrative Agent and the Specified Agent-Related Persons, acting in their collective discretion after consultation with the Lenders, at any time upon written notice thereof to Borrower Agent; provided that any revocation shall require the approval of Administrative Agent and each Specified Agent-Related Person. The unanimous revocation by Administrative Agent and each Specified Agent-Related Person of the approval of any Account Debtor described in clause (ii) above as an “Investment Grade Customer” shall be effective prospectively and shall not affect any Eligible Receivables with respect to which such Investment Grade Customer is the Account Debtor included in the Borrowing Base at the time such revocation is effective.
          “ISP”: with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
          “Issuer Documents”: with respect to any Letter of Credit, the LC Application, and any other document, agreement and instrument entered into by an Issuing Bank and any Borrower (or any other Group Member) or in favor of such Issuing Bank and relating to any such Letter of Credit.
          “Issuing Bank”: each of Union Bank, BNP Paribas, Bank of America, N.A. and Wells Fargo Bank, N.A. in its capacity as an issuer of a Letter of Credit, or any successor in such capacity, and any other Lender hereafter designated as an Issuing Bank by written notice of Borrower Agent to Administrative Agent, subject to the consent of Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) and the acceptance of such role by the designee; provided that in no event shall there be more than six (6) Issuing Banks.
          “Joint Venture Investments”: Investments in any Subsidiary in which a Person other than the Company or an Affiliate of the Company, directly or indirectly, owns Equity Interests, other than any Unrestricted Subsidiary; provided that such Subsidiary is or will be engaged in a business permitted under Section 9.11.
          “LC Application”: as defined in Section 2.7(a).
          “LC Conditions”: as defined in Section 2.6.
          “LC Obligations”: the sum (without duplication) of (a) all amounts owing by any Borrower for any drawings under Letters of Credit; (b) the stated amount of all outstanding Letters of Credit; and (c) all fees and other amounts owing with respect to Letters of Credit. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5. For all purposes of
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this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
          “LC Supported Receivable”: any Eligible Receivable as to which an Acceptable Issuer has issued an irrevocable standby letter of credit in the amount of such Eligible Receivable for the benefit of the applicable Loan Party to be drawn in the event of a default by the applicable Account Debtor, including any Eligible Receivable that is supported by a letter of credit that satisfies the requirements of clauses (h) (with respect to subclause (i) only) and (j) of the definition of Eligible Receivables; provided that from and after the occurrence and during the continuance of an Event of Default, all amounts received by any Loan Party in respect of any such letter of credit shall be held in trust for the benefit of Administrative Agent and immediately after receipt thereof delivered to Administrative Agent by such Loan Party in accordance with the Guarantee and Collateral Agreement.
          “Lender Affiliate”: (a) any Affiliate of any Lender, (b) any Person that is administered or managed by any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.
          “Lender Counterparty”: any (a) Person that is a party to a Hedge Agreement with any Loan Party that entered into such Hedge Agreement before or while such Person was a Lender or a Lender Affiliate, or (b) an assignee of any Hedge Agreement described in clause (a) above so long as such assignee is a Lender or a Lender Affiliate at the time of such assignment.
          “Lender Hedge Agreement”: a Hedge Agreement between any one or more Loan Parties and a Lender Counterparty (including each confirmation or modification in respect of such Hedge Agreement).
          “Lender Hedge Obligation”: any obligation of any Loan Party arising from time to time under any Lender Hedge Agreement; provided that if the Lender Counterparty with respect to such Lender Hedge Agreement ceases to be a Lender Party or a Lender Affiliate, the Lender Hedge Obligations of any Loan Party to such Lender Counterparty shall continue to include those obligations arising from hedge transactions entered into and confirmed while or prior to the time such Lender Counterparty was a Lender or a Lender Affiliate but shall not include those obligations arising from hedge transactions entered into and confirmed after such Person ceases to be a Lender Party or a Lender Affiliate regardless of the date any related Master Agreement was executed and delivered with respect thereto.
          “Lender Parties”: Administrative Agent, Swingline Lender, Issuing Banks, and all Lenders.
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          “Lenders” or “Lender”: is defined in preamble to this Agreement and, in any event, including Swingline Lender in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Assumption.
          “Letter of Credit”: the Existing Letters of Credit and any standby or commercial letter of credit issued by an Issuing Bank for the account of a Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Administrative Agent or an Issuing Bank for the benefit of a Loan Party.
          “Letter of Credit Fee”: on any day, the rates per annum specified in Section 3.3(c).
          “Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
          “Liquidity”: at any date, the sum of (a) Availability plus (b) (i) solely during the period commencing on the Closing Date and ending on the date that is sixty (60) days following the Closing Date, unrestricted cash and Cash Equivalents of the Loan Parties on deposit or held in accounts maintained in the United States (including any cash and Cash Equivalents on deposit in a Controlled Account, Dominion Account or Investment Account located in the United States, but excluding any Pledged Cash) and (ii) at any time thereafter, cash and Cash Equivalents of the Loan Parties on deposit or held, in each case, in Controlled Accounts located in the United States, but excluding any Pledged Cash; provided that, for the purposes of the Loan Documents, in no event shall Liquidity exceed ten (10) times the amount of Availability as of such date.
          “LMIR”: for any day, a rate per annum equal to the rate for one month U.S. dollar deposits as reported on Reuters BBA Libor Rates Page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market).
          “Loan Account”: as defined in Section 5.10(a).
          “Loan”: a loan made pursuant to Section 4.1, and any Swingline Loan, Overadvance Loan, or Protective Advance.
          “Loan Documents”: this Agreement, each Note, the Security Documents, including the Guarantee and Collateral Agreement, the LC Applications, each Collateral Access Agreement, each Perfection Certificate and any intercreditor agreement, Borrowing Base Certificate, Compliance Certificate, report, and other documents, instruments, agreements, certificates, and schedules executed or delivered pursuant to or in connection herewith or any other Loan Document, or the transactions contemplated herein, whether now existing or hereafter arising (other than any Hedge Agreement or any other Bank Product Agreements, or any
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participation agreements between any Lender and any Participant with respect to the Obligations), together with all exhibits, schedules, annexes, addenda, and other attachments thereto, in each case, as the same may be amended, restated, supplemented, or otherwise modified from time to time.
          “Loan Parties”: each Group Member that is a party to a Loan Document.
          “Majority Lenders”: at any time, Lenders having Credit Exposures and Unused Commitments representing more than fifty percent (50%) of the sum of the Aggregate Credit Exposure and all Unused Commitments at such time or, if the Revolving Commitments have been terminated, Lenders having Credit Exposures representing more than fifty percent (50%) of the Aggregate Credit Exposure at such time. The Credit Exposure and Unused Commitments (or, if the Revolving Commitments have been terminated, the Credit Exposure) of any Defaulting Lender shall not be included for the purpose of determining Majority Lenders at any time.
          “Master Agreement”: a master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including, without limitation, any related schedules.
          “Material Adverse Effect”: a material adverse effect on (a) the business, property, operations, condition (financial or otherwise), or results of operations of Borrowers and their Subsidiary Guarantors, taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral, or Administrative Agent’s Liens (on behalf of itself and the Lenders and other holders of the Secured Obligations) on the Collateral or the priority of such Liens (other than Liens permitted under Section 9.2), or (d) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of Administrative Agent, the Issuing Banks or the Lenders hereunder or thereunder.
          “Matured LC Obligations”: all amounts paid by an Issuing Bank on drafts or demands for payment drawn or made under or purported to be drawn on or made under any Letter of Credit and all other amounts due and owing to such Issuing Bank under any LC Application for any Letter of Credit, to the extent the same have not been repaid to such Issuing Bank (with the proceeds of Loans or otherwise).
          “Maximum Facility Amount”: $1,250,000,000.
          “Merger Agreement”: that certain Agreement and Plan of Merger dated as of February 21, 2011 by and among Holly, FOC, and Merger Sub.
          “Merger Sub”: North Acquisition, Inc.
          “MLP Parties”: collectively, Holly Logistic Services, L.L.C., HEP LP, HEP Logistics GP, L.L.C., Holly Logistics Limited LLC, Holly Energy Partners and each of their direct and indirect Subsidiaries.
          “Moody’s”: Moody’s Investors Service, Inc. and any successor thereto.
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          “Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) or Section 3(37) of ERISA.
          “Net Proceeds”: in connection with any Disposition, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or by the Disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Disposition (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).
          “Non-Consenting Lender”: means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.1 and (ii) has been approved by the Majority Lenders.
          “Non-Defaulting Lender”: at any time, each Lender that is not a Defaulting Lender.
          “Non-Extension Notice Date” as defined in Section 2.7(c).
          “Non-Reinstatement Deadline” as defined in Section 2.7(d).
          “Notes”: each Revolving Note, Swingline Note, or other promissory note executed by a Borrower to evidence any Obligations.
          “Notifying Lender”: any Lender that notifies Administrative Agent and Borrower Agent in writing or made a public statement that its failure to fund all or any portion of its Loans is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied in accordance with clauses (a) or (b) of the definition of Defaulting Lender herein.
          “Obligations”: the unpaid principal of and interest on (including interest and fees accruing after the maturity of the Loans and LC Obligations and interest and fees accruing after the commencement of any Insolvency Proceeding by or against any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, LC Obligations, Extraordinary Expenses and all other obligations and liabilities of Borrowers and the other Loan Parties to Administrative Agent or to any Lender or any Lender Affiliate, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit or any other document made, delivered or given in connection herewith or therewith (other than Bank Product Agreements), whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to Administrative Agent or to any Lender that are required
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to be paid by Borrowers and the other Loan Parties pursuant hereto or any other Loan Document) or otherwise.
          “OFAC”: The Office of Foreign Assets Control of the United States Department of the Treasury or any successor thereto.
          “Ordinary Course of Business”: the ordinary course of business of any Group Member undertaken in good faith.
          “Organizational Documents”: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
          “Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
          “Overadvance” means, at any time of determination, the amount, if any, by which the Total Revolving Extensions of Credit exceed the lesser of the Total Revolving Commitments and the Borrowing Base.
          “Overadvance Loans” as defined in Section 2.4(c).
          “Participant”: as defined in Section 12.6(d).
          “Payment in Full”: with respect to any Obligations (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are LC Obligations or inchoate or contingent in nature (other than contingent indemnification obligations for which no claim has been made), Cash Collateralization thereof, delivery of a standby letter of credit acceptable to Administrative Agent in its discretion and issued by an Acceptable Issuer, in the amount of required Cash Collateral, or delivery of other credit support acceptable to Administrative Agent. No Loans shall be deemed to have been paid in full until all Revolving Commitments have expired or been terminated.
          “Payment Item”: each check, draft, or other item of payment payable to a Borrower, including those constituting Proceeds of any Collateral.
          “PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
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          “Pemex”: Petróleos Mexicanos and its Affiliates.
          “Pension Funding Rules”: means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date as to such Pension Plan of the Pension Protection Act of 2006, Section 412 of the Code and Section 302 of ERISA each as in effect prior to the Pension Protection Act of 2006 and, thereafter, Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA.
          “Pension Plan”: any Plan, other than a Multiemployer Plan, that is subject to Title IV of ERISA or the Pension Funding Rules and is sponsored or maintained by any Loan Party or ERISA Affiliate or to which the Loan Party or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years or with respect to which any Loan Party could incur liability (including under Section 4069 of ERISA).
          “Permits”: any permit, approval, authorization, license, registration, certification, accreditation, certificate of authority, variance, permission, franchise, qualification, order, filing or consent required from a Governmental Authority or other Person under an applicable Requirement of Law.
          “Permitted Acquisition”: any Acquisition for which each of the following conditions is met:
          (a) no Default exists immediately prior to or after giving effect to such Acquisition;
          (b) after giving effect to such transaction or series of related transactions on a pro forma basis, Borrowers shall be in compliance with the covenant set forth in Section 9.12 (regardless of whether a Financial Covenant Trigger Period is in effect or would become in effect as a result of such Acquisition) as of the last day of the applicable period covered by the most recently delivered Compliance Certificate (for purposes of Section 9.12, as if such transaction or series of related transactions, and all other Permitted Acquisitions consummated since the first day of such applicable period, had occurred on the first day of such applicable period);
          (c) no Loan Party shall, in connection with any such transaction or series of transactions, assume or remain liable with respect to any Indebtedness of the related seller or the business, Person or properties acquired except to the extent permitted under Section 9.1;
          (d) the Person or business to be acquired shall be, or shall be engaged in, a business of the type that Borrowers and the other Restricted Subsidiaries are permitted to be engaged in under Section 9.11 and the Property of the type described in the Guarantee and Collateral Agreement as Collateral acquired by a Borrower or a Restricted Subsidiary in connection with any such transaction or series of related transactions shall be made subject to the Lien of the Guarantee and Collateral Agreement in a manner reasonably satisfactory to Administrative Agent and shall be free and clear of any Liens, other than Liens permitted under Section 9.2;
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          (e) any Person that becomes a Restricted Subsidiary (other than an Immaterial Subsidiary) of a Borrower in connection with such transaction or series of transactions shall have executed a supplement to the Guarantee and Collateral Agreement and become a Loan Party hereunder on terms and conditions set forth in Sections 8.11 and 8.13;
          (f) the board of directors of the Person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition unless such opposition has been publicly withdrawn;
          (g) all transactions in connection therewith shall be consummated in all material respects in accordance with all Applicable Law;
          (h) to the extent the total cash and noncash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Loan Parties in such proposed transaction or series of related transactions exceeds $50,000,000 and to the extent available, Borrowers shall have provided Administrative Agent and the Lenders with (A) audited financial statements for the last three Fiscal Years of the Person or business to be acquired and unaudited financial statements thereof for the most recent interim period, (B) updated Projections for Borrowers after giving effect to such transaction or series of related transactions, and (C) such other information and data relating to such transaction or series of related transactions or the Person or business to be acquired as may be reasonably requested by Administrative Agent; and
          (i) to the extent the total cash and noncash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Loan Parties in such proposed transaction or series of related transactions exceeds $50,000,000, at least 5 Business Days prior to the date of consummation of the proposed transaction or series of related transactions, Borrowers shall have delivered to Administrative Agent and the Lenders a certificate signed by a Responsible Officer of Borrowers certifying that (A) such transaction or series of related transactions complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (B) such transaction or series of related transactions would not reasonably be expected to result in a Material Adverse Effect.
          “Permitted Discretion” with respect to Administrative Agent or any Specified Agent-Related Person, a determination made in good faith and in the exercise of commercially reasonable business judgment from the perspective of a secured asset-based lender to the downstream oil and gas refining industry.
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          “Permitted Holders” means (a) Lamar Norsworthy, David Norsworthy, Nona Barrett, Betty Regard, Margaret Simmons and Suzanne Bartolucci, (b) the parents, spouses, children and other lineal descendants of any Person listed in clause (a) and (c) any estate or any trust established for the benefit of any one or more of the Persons described in clauses (a) and (b).
          “Permitted Unsecured Indebtedness”: unsecured Indebtedness of Borrowers and/or its Restricted Subsidiaries; provided that (a) such Indebtedness does not mature or require any scheduled payments in excess of 5% per annum of the principal amount thereof prior to 91 days after the Revolving Termination Date in effect on the date of issuance of such Permitted Unsecured Indebtedness, (b) such Indebtedness bears no greater than a market interest rate as of the time of its issuance or incurrence (as determined in good faith by Borrowers), (c) no indenture or other agreement governing such Indebtedness contains (i) maintenance financial covenants or (ii) covenants or events of default that are more restrictive on Borrowers or any of its Restricted Subsidiaries than those contained in this Agreement are on Borrowers and its Restricted Subsidiaries, (d) after giving effect to the issuance or incurrence of such Indebtedness on a pro forma basis, Borrowers shall be in compliance with the covenant set forth in Section 9.12 (regardless of whether a Financial Covenant Trigger period is in effect or would become in effect as a result of such issuance or incurrence) as of the last day of the applicable period covered by the most recently delivered Compliance Certificate (for purposes of Section 9.12, as if such Indebtedness, and all other Permitted Unsecured Indebtedness issued or incurred since the first day of such applicable period, had been issued or incurred on the first day of such applicable period) and (e) in the event any Subsidiary of the Company that is not a Loan Party is an obligor on such Indebtedness, such Subsidiary becomes a Subsidiary Guarantor and complies with Section 8.11.
          “Person”: any natural person, partnership, corporation, limited liability company, business trust, joint venture, company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
          “Petroleum Inventory”: Inventory consisting of crude oil, petroleum, refined petroleum products, byproducts, and intermediate feedstocks, and other energy-related commodities, including condensate, natural gas liquids, liquefied petroleum gases, asphalt and other blend components commonly used in the petroleum industry to improve characteristics of, or meet governmental or customer specifications for, petroleum or refined petroleum products, or any blend thereof but excluding Tank Bottoms.
          “Plan”: at a particular time, any employee benefit plan as defined in Section 3(3) of ERISA and in respect of which a Borrower or an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
          “Platform”: as defined in Section 8.3.
          “Pledged Cash”: on any date, the aggregate amount of cash and Cash Equivalents on deposit in a Collateral Account (other than a Dominion Account) on such date; provided that, Borrowers shall, at all times, maintain cash and Cash Equivalents in one or more Pledged Cash
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Accounts in an amount not less than the amount specified as “Pledged Cash” in the most recently delivered Borrowing Base Certificate, except that, not more frequently than once per Fiscal Month, Borrowers may, upon not less than two (2) Business Days prior written notice to Administrative Agent, withdraw cash or Cash Equivalents from such Collateral Account, if (a) immediately before such withdrawal no Default exists or would exist after giving effect thereto, (b) after giving effect thereto and to any prepayments of the Loans and any new Loans made on the date of such withdrawal, no Overadvance would exist, and (c) Borrower Agent delivers a Borrowing Base Certificate to Administrative Agent reflecting the change in the Borrowing Base after giving effect to such withdrawal.
          “Pledged Cash Account” means any Collateral Account containing Pledged Cash.
          “Preferred Stock”: as applied to the Equity Interests of any Person, means Equity Interests of any class or classes (however designated), which is preferred as to the payment of dividends, or upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.
          “Prior Indemnification Agreements”: (i) that certain Indemnification Agreement dated as of July 8, 2005, executed by Navajo Pipeline Co., L.P., a Delaware limited partnership, for the benefit of HEP LP, (ii) that certain Indemnification Agreement dated as of February 29, 2008, executed by Navajo Pipeline Co., L.P., for the benefit of HEP LP, (iii) that certain Indemnification Agreement dated as of February 29, 2008, executed by Navajo Refining Company, L.L.C., a Delaware limited liability company, for the benefit of HEP LP, and (iv) that certain Indemnification Agreement dated as of February 29, 2008, executed by Woods Cross Refining Company, L.L.C., a Delaware limited liability company, for the benefit of HEP LP.
          “Projections”: the consolidated and consolidating balance sheet, statements of income and cash flow for Borrowers and the other Group Members delivered to Administrative Agent in accordance with this Agreement by Fiscal Quarter for the current Fiscal Year, prepared in good faith on the basis of assumptions delivered with such Projections that Borrowers believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions (it being understood that actual results may differ from those set forth in the Projections).
          “Properly Contested”: with respect to any obligation of any Person, (a) the obligation is subject to a bona fide dispute regarding amount or such Person’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment of such obligation could not have a Material Adverse Effect; (e) no Lien (other than Liens permitted under Section 9.2) is imposed on assets of such Person constituting Collateral, unless bonded and stayed to the satisfaction of Administrative Agent; and (f) if such obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review to the extent the failure to do so would result in an Event of Default pursuant to clause (h) of Article 10.
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          “Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests.
          “Protective Advances”: as defined in Section 2.4(a).
          “Public Lender”: as defined in Section 8.3.
          “Rating Agencies”: the collective reference to S&P and Moody’s.
          “Receivables”: at any date of determination, all Accounts, now owned or hereafter acquired by any Person, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the UCC), (b) all of such Person’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of such Person’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due or to become due to such Person for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person), and (e) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.
          “Reference Bank”: Union Bank, N.A. and its successors.
          “Reference Rate”: the rate of interest per annum publicly announced from time to time by the Reference Bank as its “reference rate” or “prime rate” (neither the reference rate nor the prime rate is intended to be the lowest rate of interest charged by Union Bank, N.A. in connection with extensions of credit to debtors). Any change in the Base Rate due to a change in the Reference Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Reference Rate or the Federal Funds Effective Rate, respectively.
          “Register”: as defined in Section 12.6(c).
          “Registered Public Accounting Firm”: will have the meaning specified in the Securities Laws and shall be independent of the Company and Borrowers as prescribed by the Securities Laws.
          “Regulation D”: Regulation D of the Board as in effect from time to time.
          “Regulation U”: Regulation U of the Board as in effect from time to time.
          “Reimbursement Date”: as defined in Section 2.8.
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          “Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, representatives, and advisors of such Person and of such Person’s Affiliates.
          “Release” means any release, spill, emission, leaking, pumping, emitting, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the indoor or outdoor environment.
          “Rent and Charges Reserve”: the aggregate of (a) all past due rent and/or past due other amounts owing by any Loan Party to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Petroleum Inventory and could assert a Lien on any Eligible Petroleum Inventory; and (b) a reserve not to exceed one month’s rent and/or one month of other customary charges that could be payable to any such Person, unless such Person has executed a Collateral Access Agreement.
          “Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.
          “Reportable Event”: any of the events set forth in Section 4043 of ERISA and the regulations issued thereunder, other than events for which the 30-day notice period has been waived under applicable PBGC regulations.
          “Required Conditions”: with respect to any transaction, (x) no Default shall exist immediately prior to or after giving effect to such transaction, and (y) either (i) Liquidity is equal to at least 20% of the lesser of the Total Revolving Commitments and the Borrowing Base after giving effect to the transaction, and the Fixed Charge Coverage Ratio is greater than 1.10 to 1.00 for the most recently ended period of four Fiscal Quarters for which financial statements are available or (ii) after giving effect to such transaction, Liquidity is equal to at least the greater of (A) 30% of the lesser of the Total Revolving Commitments and the Borrowing Base or (B) $300,000,000.
          “Requirement of Law”: as to any Person, the Organizational Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
          “Reserve Requirement”: at any time, the maximum rate at which reserves (including any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board by member banks of the Federal Reserve System against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Loans.
          “Responsible Officer”: the chief executive officer, president, any vice president, chief financial officer, secretary, assistant secretary, treasurer or assistant treasurer of the
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Company or any other Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer or assistant treasurer of the Company or any other Borrower.
          “Restricted Payments”: as defined in Section 9.5.
          “Restricted Subsidiary”: at any time, any Subsidiary that is not an Unrestricted Subsidiary at such time.
          “Revolving Commitment”: as to any Lender and subject to the conditions set forth herein, the obligation of such Lender, to make Loans, and participate in Swingline Loans, Overadvance Loans, Letters of Credit and Protective Advances in an aggregate amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto and that has become effective pursuant to Section 12.6, as such amount may be adjusted by an assignment entered into pursuant to Section 12.6 and otherwise pursuant to Sections 2.2 and 2.3. The amount of the Total Revolving Commitments as of the Closing Date is $1,000,000,000.
          “Revolving Commitment Period”: the period from and including the Closing Date to the Commitment Maturity Date.
          “Revolving Extensions of Credit”: as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans held by such Lender then outstanding, plus (b) such Lender’s Applicable Percentage of the LC Obligations, Swingline Loans and Overadvance Loans then outstanding.
          “Revolving Note”: a promissory note executed by Borrowers in favor of a Lender in the form of Exhibit H, which note shall be in the amount of such Lender’s Revolving Commitment and shall evidence the Loans made by such Lender.
          “Revolving Termination Date”: July 1, 2016.
          “S&P”: Standard & Poor’s Ratings Services and any successor thereto.
          “Sale and Leaseback Transaction” means any arrangement, whereby one Person shall, directly or indirectly, sell or transfer any Property to another Person who shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which such Person intends to use for substantially the same purpose or purposes as the property sold or transferred.
          “Sanctioned Entity”: (a) a country or government of a country; (b) an agency of the government of a country; (c) an organization directly or indirectly controlled by a country or its government; (d) a Person resident in or determined to be a resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.
          “Sanctioned Person”: a person named on the list of Specially Designated Nationals maintained by OFAC.
          “Sarbanes-Oxley”: the Sarbanes-Oxley Act of 2002.
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          “Schedule of Receivables” means a schedule of all Receivables to be delivered by Borrowers to Administrative Agent pursuant to Section 8.1(b).
          “Schedule of Petroleum Inventory” means a schedule of all Petroleum Inventory to be delivered by Borrowers to Bank pursuant to Section 8.1(b).
          “SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
          “Secured Obligations” means all Obligations, together with all Bank Product Obligations including Lender Hedge Obligations.
          “Securities Laws”: the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.
          “Secured Party”: collectively, Administrative Agent, the Issuing Banks, the Swingline Lender, the Lenders, and any Bank Product Provider, and each sub-agent appointed by Administrative Agent from time to time pursuant to Section 11.5.
          “Security Documents”: the collective reference to the Guarantee and Collateral Agreement and all other security documents hereafter delivered to Administrative Agent granting a Lien on any Property of any Loan Party to secure the Secured Obligations.
          “Settlement Report” means a report delivered by Administrative Agent to the Lenders summarizing the Loans and participations in LC Obligations outstanding as of a given settlement date, allocated among the Lenders in accordance with their Applicable Percentage.
          “SFAS 133”: Statement of Financial Accounting Standard No. 133 as promulgated by the Financial Accounting Standards Board.
          “Shell Oil Company”: Shell Oil Company and its Affiliates and their successors.
          “Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such
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breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
          “Specified Agent-Related Person”: any Agent-Related Person specified by Administrative Agent and Borrower Agent as such. Once specified, such specification may not be revoked without such Agent-Related Person’s consent unless such Agent-Related Person (x) is no longer a Lender or (y) is a Defaulting Lender. The Borrower Agent’s consent shall not be required for any such revocation.
          “Specified Liens”: Liens permitted under Sections 9.2(a), 9.2(b), 9.2(c) and 9.2(k).
          “Subject Property”: means each real property location owned, leased or occupied by any Group Member.
          “Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which a majority of the Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.
          “Subsidiary Guarantors”: collectively, the Restricted Subsidiaries (other than the Immaterial Subsidiaries) of Borrowers that now or hereafter become a party to the Guarantee and Collateral Agreement in accordance with Section 8.11. It being understood that, as of the Closing Date, none of the MLP Parties, UNEV Pipeline, Wainoco Resources and Wainoco Oil are Restricted Subsidiaries and none of them will become a party to the Guarantee and Collateral Agreement on the Closing Date.
          “Swingline Lender”: Union Bank, N.A., in its capacity as lender of Swingline Loans, or any successor in such capacity.
          “Swingline Loan”: any Borrowing of Base Rate Loans funded with Swingline Lender’s funds pursuant to Section 2.5, until such Borrowing is settled among Lenders pursuant to Section 2.5(b).
          “Swingline Note”: as defined in Section 2.5(a).
          “Swingline Sublimit”: an amount equal to the lesser of (a) $50,000,000 and (b) ten percent (10%) of the Total Revolving Commitments. The Swingline Sublimit is a subfacility of, and not in addition to, the Total Revolving Commitments.
          “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such
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Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment) and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
          “Tank Bottoms”: Inventory consisting of basic sediment, water and slop oil.
          “Tank Heel”: unless otherwise determined by Administrative Agent and the Specified Agent-Related Persons, in the exercise of their collective Credit Judgment, based on a report prepared by a consultant or adviser acceptable to Administrative Agent and each Specified Agent-Related Person, Petroleum Inventory in a storage tank, terminal or similar facility representing the difference between the working capacity required for the operation of such facility in the Ordinary Course of Business and the maximum capacity (net of any Tank Bottoms) of such facility.
          “Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
          “Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect.
          “Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Lenders outstanding at such time.
          “Transactions”: collectively, (a) the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into FOC with FOC as the surviving corporation, (b) the change of the name of Holly to “HollyFrontier Corporation”, (c) the payoff and termination of the Existing Credit Agreements, and (d) the release of all Liens securing the Existing Credit Agreements.
          “Type”: with respect to any Loan, the characterization of such Loan as a Base Rate Loan or a Eurodollar Loan.
          “UCC”: the Uniform Commercial Code, as in effect from time to time in the State of New York or, to the extent otherwise specified, as in effect in such other jurisdiction or jurisdictions.
          “UNEV Pipeline”: UNEV Pipeline, LLC, a Delaware limited liability company, and its successors.
          “Unfinanced Capital Expenditures: capital expenditures, other than (a) those made with the proceeds of funded Indebtedness (other than the Loans), (b) those made with the proceeds applied within six months of receipt of (x) any casualty insurance, condemnation or eminent domain or (y) any Disposition (other than the sale of Petroleum Inventory) expressly permitted hereunder, or (c) any portion of the purchase price of any Permitted Acquisition which
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is classified as a fixed or capital asset on a consolidated balance sheet of the Group Members prepared in accordance with GAAP.
          “Unfunded Pension Liability”: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the actuarial assumptions used for funding the Pension Plan pursuant to the Pension Funding Rules for the applicable plan year.
          “Union Bank”: as defined in the preamble to this Agreement, including its successors and assigns.
     “United States”: the United States of America.
          “Unrestricted Subsidiary”: the MLP Parties, UNEV Pipeline, Wainoco Resources, Wainoco Oil and any other Subsidiary designated by the board of directors of the Company as an “Unrestricted Subsidiary” pursuant to Section 8.14 on or after the Closing Date; provided, however, that no Indebtedness or other obligation of any such Unrestricted Subsidiary is guaranteed by any Borrower or any Restricted Subsidiary, directly or indirectly, contingent or otherwise, other than Bank Product Obligations arising from Cash Management Services and any Indemnification Agreement and no Unrestricted Subsidiary is, at any time, an obligor on any Existing Senior Notes or any Permitted Unsecured Indebtedness.
          “Unused Commitments”: at any time, the excess of (i) the Total Revolving Commitments at such time over (ii) the Total Revolving Extensions of Credit (other than Protective Advances) at such time.
          “U.S. Government”: the federal government of the United States or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States.
          “U.S. Government Contract”: a contract between any Loan Party and the U.S. Government.
          “Value”: (a) for Petroleum Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit among the Company and the other Group Members; and (b) for a Receivable, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.
          “Wainoco Oil”: Wainoco Oil & Gas Company, a Delaware corporation, and its successors.
          “Wainoco Resources”: Wainoco Resources, Inc., a Delaware corporation, and its successors.
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     Section 1.2. Other Definitional and Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
          (b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
          (c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
          (d) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
          (e) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), and (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, securities, revenues, accounts, leasehold interests and contract rights, and (v) unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements or other Contractual Obligations (including the Loan Documents) shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Requirement of Law or Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
          (f) Any financial ratios required to be maintained by the Group Members pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
     Section 1.3. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).
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     Section 1.4. Time of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time in the United States (daylight or standard, as applicable).
     Section 1.5. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time; and, provided further that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic decreases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such decreases, as of the date of determination.
     Section 1.6. Accounting Terms and Accounting Changes.
          (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements of Company, except as otherwise specifically prescribed herein.
          (b) If any Accounting Change occurs and results in a change in the method of calculation of financial covenants, requirements or terms in this Agreement, then the Company and Administrative Agent will enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change, with the desired result that the criteria for evaluating the Group Members’ financial condition shall be the same after such Accounting Change as if such Accounting Change had not occurred. Until such time as such an amendment has been executed and delivered by Borrowers, Administrative Agent and the Majority Lenders, however, all financial covenants, requirements and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred; provided that with respect to any Accounting Change that would require operating leases entered into in the Ordinary Course of Business to be treated in a manner similar to capital leases under GAAP, all financial covenants, requirements and terms in the Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred.
     Section 1.7. Uniform Commercial Code. Any term used in this Agreement or in any financing statement filed in connection herewith which is defined in the UCC and not otherwise defined in this Agreement or in any other Loan Document shall have the meaning given such term in the UCC, including “Account,” “Account Debtor,” “Chattel Paper,” “Consignment,” “Deposit Account,” “Document,” “Electronic Chattel Paper,” “Equipment,” “Fixtures,” “General Intangibles,” “Payment Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right,” “Proceeds,” “Securities Account,” and “Supporting Obligation.”
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ARTICLE 2.
THE CREDIT FACILITIES
     Section 2.1. Revolving Commitments.
          (a) Subject to the terms and conditions hereof, each Lender, severally and not jointly, agrees to make Loans to Borrowers and purchase participations in Letters of Credit issued pursuant to Section 2.6 upon Borrowers’ request from time to time on any Business Day during the Revolving Commitment Period, provided that (a) subject to Sections 5.12, 5.13 and 3.2 in the case of Eurodollar Loans, Loans of the same Type shall be made by Lenders in accordance with their respective Applicable Percentage and as part of the same Borrowing, and (b) after giving effect to such Loans or the issuance of such Letters of Credit, as applicable, (i) the Total Revolving Extensions of Credit do not exceed the lesser of the Borrowing Base or the Total Revolving Commitments then in effect and (ii) the Revolving Extensions of Credit of any Lender shall not exceed such Lender’s Revolving Commitment then in effect.
          (b) Any Lender may request that Loans made by it be evidenced by a Revolving Note. In such event, Borrowers shall prepare, execute and deliver to such Lender a Revolving Note payable to such Lender and in the form attached hereto as Exhibit H with appropriate insertions. Thereafter, the Loans evidenced by such Revolving Note and interest thereon shall at all times (including after assignment pursuant to Section 12.6) be represented by one or more Revolving Notes in such form payable to the Lender named therein.
          (c) Borrowers shall repay all outstanding Loans on the Commitment Maturity Date.
     Section 2.2. Termination or Reduction of Revolving Commitments.
          (a) The Revolving Commitments shall terminate on the Revolving Termination Date, unless sooner terminated in accordance with this Agreement. Upon at least three (3) Business Days prior written notice to Administrative Agent at any time, Borrowers may, at their option, terminate the Revolver Commitments and this credit facility. Any notice of termination given by Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrowers (by notice to Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Administrative Agent shall give each Lender prompt notice of its receipt of any such notice of termination (or revocation of any such notice). On the Revolving Termination Date, Borrowers shall make Payment in Full of all Obligations.
          (b) On the effective date of any termination of the Revolving Commitments, all Obligations shall be immediately due and payable. All undertakings of Borrowers contained in the Loan Documents shall survive any termination, and Administrative Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents, until Payment in Full of all Obligations. Notwithstanding Payment in Full of all Obligations, Administrative Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Administrative Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Administrative Agent receives (a) a written agreement in
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form and substance reasonably satisfactory to Administrative Agent, executed by Borrowers and any Person whose advances are used in whole or in part to satisfy the Obligations (which Person must be acceptable to Administrative Agent), indemnifying Administrative Agent and Lenders from any such damages, or (b) such Cash Collateral as Administrative Agent, in its reasonable discretion, deems necessary to protect against any such damages. The obligation of each Loan Party and Lender with respect to each indemnity given by it in any Loan Document, and each other term, provision, or section of this Agreement or any other Loan Document which states as much, shall survive Payment in Full of the Obligations and any release or termination relating to this Agreement, the other Loan Documents, or the credit facility established hereunder or thereunder.
          (c) Borrowers shall have the right, upon not less than three Business Days’ notice to Administrative Agent, from time to time, to permanently reduce the amount of the Revolving Commitments; provided that no such reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $10,000,000 (or such lesser amount of Revolving Commitments then in effect), or integral multiples of $2,500,000 in excess thereof, and shall permanently reduce the Revolving Commitments then in effect. Any notice to reduce the Revolving Commitments shall specify the amount of such reduction and shall be irrevocable once given. Administrative Agent shall give each Lender prompt notice of its receipt of any such notice of reduction.
     Section 2.3. Optional Increase in Commitments.
          (a) Subject to the conditions set forth in Section 2.3(b), Borrowers may increase the Total Revolving Commitments then in effect by increasing the Revolving Commitment of a Lender or by causing a Person that at such time is not a Lender to become a Lender (an “Additional Lender”).
          (b) Any increase in the Total Revolving Commitments shall be subject to the following additional conditions:
          (i) such increase shall not be less than $25,000,000 unless Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the Total Revolving Commitments would exceed the Maximum Facility Amount;
          (ii) no Default shall have occurred and be continuing at the effective date of such increase;
          (iii) Borrowers shall have delivered to Administrative Agent a certificate executed by a Responsible Officer of Borrower Agent certifying that (x) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects on and as of the date of any such increase (or to the extent qualified by materiality, such representations and warranties
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shall be true and correct in all respects) and (y) no Default shall have occurred and be continuing at the effective date of such increase;
          (iv) on the effective date of such increase, no Eurodollar Borrowings shall be outstanding or if any Eurodollar Borrowings are outstanding, then the effective date of such increase shall be the last day of the Interest Period in respect of such Eurodollar Borrowings unless Borrowers pay compensation required by Section 5.13;
          (v) no Lender’s Revolving Commitment may be increased without the consent of such Lender;
          (vi) if Borrowers elect to increase the Total Revolving Commitments by increasing the Revolving Commitment of a Lender, Borrowers and such Lender shall execute and deliver to Administrative Agent a certificate substantially in the form of Exhibit G-1 (a “Commitment Increase Certificate”); and
          (vii) if Borrowers elect to increase the Total Revolving Commitments by causing an Additional Lender to become a party to this Agreement, in which event Borrowers and such Additional Lender shall execute and deliver to Administrative Agent a certificate substantially in the form of Exhibit G-2 (an “Additional Lender Certificate”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500, and, if requested by such Additional Lender, Borrowers shall deliver a Revolving Note payable to such Additional Lender in a principal amount equal to its Revolving Commitment, and otherwise duly completed.
          (c) Subject to acceptance and recording thereof pursuant to Section 2.3(b), from and after the effective date specified in the Commitment Increase Certificate or the Additional Lender Certificate (or if any Eurodollar Borrowings are outstanding, then the last day of the Interest Period in respect of such Eurodollar Borrowings, unless Borrowers have paid compensation required by Section 5.13): (i) the amount of the Total Revolving Commitment shall be increased as set forth therein, and (ii) in the case of an Additional Lender Certificate, any Additional Lender party thereto shall be a party to this Agreement and the other Loan Documents to which Lenders are parties thereto and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, the Lender or the Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Loans (and participation interests in Letters of Credit, Swingline Loans, Protective Advances and Overadvance Loans) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any Additional Lender, if applicable) shall hold its Applicable Percentage of the outstanding Loans (and participation interests) after giving effect to the increase in the Total Revolving Commitments.
          (d) Upon its receipt of a duly completed Commitment Increase Certificate or an Additional Lender Certificate, executed by Borrowers and the Lender or Borrowers and the Additional Lender party thereto, as applicable, the processing and recording fee, if any, referred to in Section 2.3(b), the Administrative Questionnaire referred to in Section 2.3(b), if applicable, and the written consent of Administrative Agent, Swingline Lender and each Issuing Bank with
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respect to any Additional Lender (such consent not to be unreasonably withheld, conditioned or delayed), Administrative Agent shall accept such Commitment Increase Certificate or Additional Lender Certificate and record the information contained therein in the Register required to be maintained by Administrative Agent pursuant to Section 12.6(c). No increase in the Total Revolving Commitment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.3(d).
     Section 2.4. Protective Advances and Overadvance Loans.
          (a) From time to time, Administrative Agent may, in its sole discretion, make one or more Base Rate Loans to (i) preserve, protect, or defend any Collateral or to increase or improve the likelihood of collecting or obtaining repayment of any Obligations and (ii) pay any amounts chargeable to any Loan Party under any Loan Documents, including, costs, fees, and expenses (each such Loan made under this Section 2.4(a), a “Protective Advance”). Administrative Agent may make a Protective Advance without regard to Availability, the Revolving Commitments, or the satisfaction of any condition precedent to the making of Loans, unless the Majority Lenders have, in writing, revoked Administrative Agent’s authority to do so; provided that, unless an Event of Default has occurred and is continuing, Administrative Agent may not make a Protective Advance without the consent of Borrower Agent. The authority of Administrative Agent to make Protective Advances is limited to an aggregate amount not to exceed, when taken together with all outstanding Overadvance Loans, $50,000,000 at any time, and no Protective Advance shall cause any Lender’s Credit Exposure to exceed its Revolving Commitment. Unless Administrative Agent’s authority to make Protective Advances has been revoked, Administrative Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. At any time that there is sufficient Availability and the conditions precedent set forth in Section 7.2 have been satisfied, Administrative Agent may request the Lenders to make a Loan to repay a Protective Advance. The provisions of this Section 2.4(a) are solely for the benefit of Administrative Agent and the Lenders, and none of the Loan Parties may rely on this Section 2.4(a) or have any standing to enforce its terms.
          (b) Upon the making of a Protective Advance by Administrative Agent (whether before or after the occurrence of an Event of Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by Administrative Agent in respect of such Protective Advance.
          (c) Any provision of this Agreement to the contrary notwithstanding, at the request of Borrower Agent, Administrative Agent may in its sole discretion (but with absolutely no obligation), make Loans to Borrowers, on behalf of the Lenders, in amounts that exceed Availability (any such excess Loans are herein referred to collectively as “Overadvance Loans”); provided that, no Overadvance Loan shall result in a Default due to Borrowers’ failure to comply with Section 2.1 for so long as such Overadvance Loan remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance Loan. In
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addition, Overadvance Loans may be made even if the condition precedent set forth in Section 7.2(c) has not been satisfied. All Overadvance Loans shall constitute Base Rate Borrowings. The authority of Administrative Agent to make Overadvance Loans is limited to an aggregate amount not to exceed, when taken together with all outstanding Protective Advances, $50,000,000 at any time, no Overadvance Loans may remain outstanding for more than thirty (30) consecutive days and no Overadvance Loans shall cause any Lender’s Credit Exposure to exceed its Revolving Commitment; provided that, the Majority Lenders may at any time revoke Administrative Agent’s authorization to make Overadvance Loans. Any such revocation must be in writing and shall become effective prospectively upon Administrative Agent’s receipt thereof.
          (d) Upon the making of an Overadvance Loan by Administrative Agent, each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Administrative Agent, without recourse or warranty, an undivided interest and participation in such Overadvance Loan in proportion to its Applicable Percentage of the Revolving Commitment. Administrative Agent may, at any time, require the Lenders to fund their participations. From and after the date, if any, on which any Lender is required to fund its participation in any Overadvance Loan purchased hereunder, Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by Administrative Agent in respect of such Overadvance Loan.
     Section 2.5. Swingline Loans.
          (a) The Swingline Loans. Unless otherwise specifically requested by Borrowers in writing, Swingline Lender may (but shall not be obligated to) fund any requested Base Rate Loan with a Swingline Loan, but only if (i) such Swingline Loan is otherwise permitted to be made hereunder; (ii) such Base Rate Loan is not specifically required to be made by all Lenders hereunder, (iii) no Lender is a Defaulting Lender at such time, unless Swingline Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to Swingline Lender (in its sole discretion) with Borrowers or such Lender to eliminate such Swingline Lender’s actual or potential Fronting Exposure (after giving effect to Section 4.3(d)) with respect to the Defaulting Lender; and (iv) after giving effect to such Swingline Loan, the aggregate principal amount of all Swingline Loans would not exceed the Swingline Sublimit. Each Swingline Loan shall constitute a Loan for all purposes, except that payments thereon shall be made to Swingline Lender for its own account. The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Swingline Lender. On the Closing Date, Borrowers shall execute and deliver to Swingline Lender a promissory note in the amount of the Swingline Sublimit in the form of Exhibit J (and such promissory note, as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Swingline Note”).
          (b) To facilitate administration of the Loans, Swingline Lender and the other Lenders agree that settlement among them with respect to Swingline Loans shall take place (i) on a weekly basis (or more frequently in Swingline Lender’s discretion) and (ii) on the Revolving Termination Date. On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by Swingline Lender to the other Lenders.
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Between settlement dates, Administrative Agent may apply payments on Loans to Swingline Loans, regardless of any designation by Borrowers or any provision herein to the contrary. If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled as provided herein, then each Lender shall be deemed to have purchased from Swingline Lender a participation in each unpaid Swingline Loan in an amount equal to its Applicable Percentage thereof and shall transfer the amount of such participation to Swingline Lender in immediately available funds within one Business Day after Swingline Lender’s request therefor; provided that no Lender shall be required to purchase any such participation to the extent (and only to the extent) that such Lender’s Credit Exposure would exceed its Revolving Commitment as a result thereof. Each Lender’s obligations under this Section 2.5(b) are absolute, unconditional, and irrevocable and are not subject to any counterclaim, setoff, defense, qualification, or exception, and each Lender shall perform such obligations, as applicable, regardless of whether the Revolving Commitments have terminated, an Overadvance exists, or any condition precedent to the making of Loans has not been satisfied. The provisions of this Section 2.5(b) are solely for the benefit of Swingline Lender and the other Lenders, and none of the Loan Parties may rely on this Section 2.5(b) or have any standing to enforce its terms.
     Section 2.6. Letters of Credit. Borrowers may at any time during the Revolving Commitment Period request an Issuing Bank, and each Issuing Bank agrees, to issue, increase the amount of or otherwise amend or extend, one or more Letters of Credit, subject to the conditions set forth herein, including the following (collectively, such conditions, the “LC Conditions”):
          (a) the conditions set forth in Article 7 have been satisfied or waived;
          (b) after giving effect to such issuance, increase, amendment or extension, (i) the Total Revolving Extensions of Credit do not exceed the lesser of the Borrowing Base or the Total Revolving Commitments then in effect or (ii) without such Issuing Bank’s consent, the aggregate undrawn amount of all Letters of Credit issued by such Issuing Bank does not exceed 33.33% of the Total Revolving Commitments;
          (c) subject to Section 2.7(c), the expiration date of such Letter of Credit is (i) no more than 365 days from issuance, in the case of standby Letters of Credit, (ii) no more than 180 days from issuance, in the case of documentary Letters of Credit, and (iii) at least five Business Days prior to the Revolving Termination Date;
          (d) such Letter of Credit is to be used only (i) to support obligations of a Borrower or any other Group Member incurred in the Ordinary Course of Business; or (ii) for other purposes as Administrative Agent and Lenders may approve from time to time in writing;
          (e) the Letter of Credit and payments thereunder are denominated in Dollars;
          (f) such Letter of Credit is not directly or indirectly used to assure payment of or otherwise support any Indebtedness of any Person other than Indebtedness of a Borrower or any other Group Member;
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          (g) the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject such Issuing Bank to any cost which is not reimbursable under Article 5; and
          (h) the form and terms of such Letter of Credit are acceptable to such Issuing Bank in its reasonable discretion.
The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the reasonable discretion of the applicable Issuing Bank. Notwithstanding anything to the contrary contained herein, (i) all Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof, and (ii) no Issuing Bank shall at any time be obligated to issue, amend, renew or extend any Letter of Credit if any Lender is at that time a Defaulting Lender, unless such Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with Borrowers or such Lender to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 4.3(d)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other LC Obligations as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion.
     Section 2.7. Requesting Letters of Credit.
          (a) A written application for any Letter of Credit or amendment or extension of any Letter of Credit must be made by a Borrower at least two (2) Business Days (or such shorter period as the proposed Issuing Bank may in its discretion from time to time agree) before the date on which such Borrower desires such Issuing Bank to issue such Letter of Credit. By making any such written application, unless otherwise expressly stated therein, such Borrower shall be deemed to have represented and warranted that the LC Conditions described in Section 2.6 will be met as of the date of amendment, extension or issuance of such Letter of Credit. Each such written application for a Letter of Credit must be made in writing in the form customarily used by the proposed Issuing Bank, the terms and provisions of which are hereby incorporated herein by reference (or in such other form as may mutually be agreed upon by Issuing Bank and the requesting Borrower) (each an “LC Application”).
          (b) Upon satisfaction of the LC Conditions, including Section 2.7, such Issuing Bank will issue such Letter of Credit at such Issuing Bank’s office. If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control. Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrowers’ instructions or other irregularity, Borrowers will immediately notify Issuing Bank.
          (c) If Borrowers so request in any applicable LC Application, such Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least
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once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by an Issuing Bank, Borrowers shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than five (5) Business Days prior to the Revolving Termination Date; provided, however, that an Issuing Bank shall not permit any such extension if (A) such Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date (1) from Administrative Agent that the Majority Lenders have elected not to permit such extension or (2) from Administrative Agent, any Lender or any Loan Party that one or more of the applicable conditions specified in Section 7.2 is not then satisfied, and in each such case directing such Issuing Bank not to permit such extension.
          (d) If Borrowers so request in any applicable LC Application, such Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by an Issuing Bank, Borrowers shall not be required to make a specific request to such Issuing Bank to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) such Issuing Bank to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits such Issuing Bank to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), such Issuing Bank shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Reinstatement Deadline (A) from Administrative Agent that the Majority Lenders have elected not to permit such reinstatement or (B) from Administrative Agent, any Lender or Borrowers that one or more of the applicable conditions specified in Section 7.2 is not then satisfied (treating such reinstatement as a Letter of Credit extension for purposes of this clause) and, in each case, directing such Issuing Bank not to permit such reinstatement.
     Section 2.8. Reimbursement and Participations.
          (a) Reimbursement by Borrowers. On the date any Issuing Bank honors any draw under a Letter of Credit (each such date, a “Reimbursement Date”), Borrowers shall reimburse such Issuing Bank the amount paid by such Issuing Bank on account of such draw, together with interest from the Reimbursement Date until paid by Borrowers (at the interest rate for Base Rate Loans). The obligation of Borrowers to reimburse Issuing Bank for each Matured LC Obligation shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement (including any LC Application) under all
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circumstances, including the following: (i) any lack of validity or enforceability of such Letter of Credit or any other agreement or instrument relating thereto; (ii) the existence of any claim, counterclaim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) any payment by any Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
          (b) Letter of Credit Advances. If the beneficiary of any Letter of Credit makes a draft or other demand for payment thereunder then Borrowers shall be deemed to have requested Lenders to make Loans to Borrowers in the amount of such draft or demand, which Loans, subject to the terms and conditions herein, shall be made concurrently with Issuing Bank’s payment of such draft or demand and if made, shall be immediately used by Issuing Bank to repay the amount of the resulting Matured LC Obligation.
          (c) Participation by Lenders. Each Issuing Bank irrevocably agrees to grant and hereby grants to each Lender, and to induce Issuing Bank to issue Letters of Credit hereunder each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Bank, on the terms and conditions hereinafter stated and for such Lender’s own account and risk, an undivided interest equal to such Lender’s Applicable Percentage of such Issuing Bank’s obligations and rights under each Letter of Credit issued hereunder and the amount of each Matured LC Obligation paid by Issuing Bank thereunder. Each Lender unconditionally and irrevocably agrees with each Issuing Bank that, if a Matured LC Obligation is paid under any Letter of Credit for which such Issuing Bank is not reimbursed in full by Borrowers in accordance with the terms of this Agreement and the related LC Application (including any reimbursement by means of concurrent Loans or by the application of Cash Collateral), such Lender shall (in all circumstances and without set-off or counterclaim) pay to Issuing Bank on demand, in immediately available funds at Issuing Bank’s address for notices hereunder, such Lender’s Applicable Percentage of such Matured LC Obligation (or any portion thereof which has not been reimbursed by Borrowers or any other Loan Party). Each Lender’s obligation to pay each Issuing Bank pursuant to the terms of this subsection is irrevocable and unconditional. If any amount required to be paid by any Lender to any Issuing Bank pursuant to this subsection is paid by such Lender to such Issuing Bank within three Business Days after the date such payment is due, such Issuing Bank shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Federal Funds Effective Rate. If any amount required to be paid by any Lender to an Issuing Bank pursuant to this subsection is not paid by such Lender to such Issuing Bank within three Business Days after the date such payment is due, such Issuing Bank shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Default Rate applicable to Base Rate Loans.
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          (d) Distributions to Participants. Whenever any Issuing Bank has in accordance with this Section 2.8 received from any Lender payment of such Lender’s Applicable Percentage of any Matured LC Obligation, and such Issuing Bank thereafter receives any payment of such Matured LC Obligation or any payment of interest thereon (whether directly from any Loan Party or by application of Cash Collateral or otherwise, and excluding only interest for any period prior to such Issuing Bank’s demand that such Lender make such payment of its Applicable Percentage), such Issuing Bank will distribute to such Lender its Applicable Percentage of the amounts so received by such Issuing Bank; provided, however, that if any such payment received by such Issuing Bank must thereafter be returned by such Issuing Bank, such Lender shall return to such Issuing Bank the portion thereof which such Issuing Bank has previously distributed to it.
          (e) Calculations. A written advice setting forth in reasonable detail the amounts owing under this Section 2.8, submitted by the applicable Issuing Bank to Borrowers or any Lender from time to time, shall be conclusive, absent manifest error, as to the amounts thereof.
     Section 2.9. No Duty to Inquire.
          (a) Drafts and Demands. Each Issuing Bank is authorized and instructed to accept and pay drafts and demands for payment under any Letter of Credit issued by such Issuing Bank without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance or payment or thereafter. No Issuing Bank is under any duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit, and payment by an Issuing Bank to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. Each Borrower releases each Lender Party from, and agrees to hold each Lender Party harmless and indemnified against, any liability or claim in connection with or arising out of the subject matter of this Section 2.9, which indemnity shall apply whether or not any such liability or claim is in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by any Lender Party, provided only that no Lender Party shall be released from or entitled to indemnification for that portion, if any, of any liability or claim which is caused by or results from its own individual gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment.
          (b) Extension of Maturity. If the maturity of any Letter of Credit is extended by its terms or by a Requirement of Law, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of any Borrower, or if the amount of any Letter of Credit is increased at the request of any Borrower, this Agreement shall be binding upon all Loan Parties with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by the Issuing Bank of such Letter of Credit, such Issuing Bank’s correspondents, or any Lender Party in accordance with such extension, increase or other modification.
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          (c) Transferees of Letters of Credit. If any Letter of Credit provides that it is transferable, the Issuing Bank of such Letter of Credit shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall such Issuing Bank be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by such Issuing Bank to any purported transferee or transferees as determined by such Issuing Bank is hereby authorized and approved, and each Borrower on behalf of itself and the other Group Members releases each Lender Party from, and agrees to hold each Lender Party harmless and indemnified against, any liability or claim in connection with or arising out of the foregoing, which indemnity shall apply whether or not any such liability or claim is in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by any Lender Party, provided only that no Lender Party shall be released from or entitled to indemnification for that portion, if any, of any liability or claim which is caused by or results from its own individual gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment.
     Section 2.10. Cash Collateral.
          (a) Certain Credit Support Events. Upon the request of Administrative Agent or any Issuing Bank (i) if Issuing Bank has honored any full or partial drawing request under any Letter of Credit issued by such Issuing Bank and such drawing has resulted in a Matured LC Obligation that remains unpaid after the Reimbursement Date, or (ii) if, as of five (5) Business Days prior to the Revolving Termination Date, any LC Obligation for any reason remains outstanding, Borrowers shall, in each case, promptly and in any event within two (2) Business Days Cash Collateralize the then outstanding amount of all LC Obligations in an amount equal to one hundred three percent (103%) of the amount of all LC Obligations. At any time that there shall exist a Defaulting Lender, promptly (but in any event within two (2) Business Days) upon the request of Administrative Agent or an Issuing Bank, Borrowers shall Cash Collateralize an amount sufficient to cover any remaining Fronting Exposure (after giving effect to Section 4.3(d) and any Cash Collateral provided by the Defaulting Lender).
          (b) Grant of Security Interest. All Cash Collateral shall be maintained in a Collateral Account, which shall be a blocked, interest bearing deposit account at Administrative Agent. Borrowers, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of the Secured Parties, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.10(c). If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations required to be secured thereby (after giving effect to Section 4.3(d)), Borrowers or the relevant Defaulting Lender will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
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          (c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under Sections 2.6, 2.10, 4.3(e) or 5.3 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific LC Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
          (d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 12.5(h)) or (ii) Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Group Member shall not be released during the continuance of a Default (and following application as provided in this Section 2.10 may be otherwise applied in accordance with Section 5.2 and Section 5.7, as applicable), and (y) if Borrowers and Administrative Agent agree, such Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
     Section 2.11. Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan or to make any payment under Sections 2.4(b), 2.5(b) and 2.8(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Sections 2.4(b), 2.5(b) and 2.8(c).
ARTICLE 3.
INTEREST, FEES AND CHARGES
     Section 3.1. Interest.
          (a) Subject to subsection (b) below, (i) each Base Rate Loan shall bear interest on each day outstanding at a per annum rate equal to the sum of the Base Rate in effect on such day plus the Applicable Rate for Base Rate Loans on such day, and (ii) each Eurodollar Loan shall bear interest on each day during the related Interest Period at a per annum rate equal to the sum of the related Adjusted Eurodollar Rate in effect on such day plus the Applicable Rate for Eurodollar Loans on such day provided, however, the Obligations shall bear interest at the Default Rate (whether before or after any judgment) (A) at all times during the existence of any Loan Party’s Insolvency Proceeding and (B) if so elected by Administrative Agent or the Majority Lenders, at any time during the existence of any Event of Default (which notice may be revoked at the option of the Majority Lenders). Each Borrower acknowledges that the cost and expense to Administrative Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Administrative Agent and Lenders therefor.
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          (b) Interest shall accrue from the date the Loan is advanced or an Obligation is incurred or payable until paid by Borrowers. If a Loan is repaid on the day it was made, one day’s interest shall accrue.
          (c) On each Interest Payment Date relating to Base Rate Loans, Borrowers shall pay to Lenders all unpaid interest which has accrued on the Base Rate Loans to but not including such Interest Payment Date. On each Interest Payment Date relating to a Eurodollar Loan, Borrowers shall pay to Lenders all unpaid interest which has accrued on such Eurodollar Loan to but not including such Interest Payment Date.
     Section 3.2. Alternative Rate of Interest. If prior to the commencement of any Interest Period for a Borrowing of Eurodollar Loans:
          (a) Administrative Agent determines that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period (any such determination shall be conclusive absent manifest error); or
          (b) Administrative Agent is advised by Majority Lenders that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; then Administrative Agent shall give notice thereof to Borrowers and Lenders by telephone or facsimile as promptly as practicable thereafter and, until Administrative Agent notifies Borrower Agent and Lenders that the circumstances giving rise to such notice no longer exist, (i) any Continuation/Conversion Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of Eurodollar Loans shall be ineffective and shall be deemed a request to continue such Borrowing as a Borrowing of Base Rate Loans and (ii) if any Borrowing Notice requests a Borrowing of Eurodollar Loans, such Borrowing shall be made as a Borrowing of Base Rate Loans. Upon receipt of such notice, Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans.
     Section 3.3. Fees.
          (a) Commitment Fees. In consideration of each Lender’s commitment to make Loans, Borrowers will pay to Administrative Agent for the account of each Lender (except as otherwise provided in Section 4.3) a commitment fee determined on a daily basis by applying the Commitment Fee Rate to such Lender’s Applicable Percentage of the Unused Commitments determined at the end of each day during the Revolving Commitment Period. This commitment fee shall be calculated and invoiced to Borrowers as of the last day of each Fiscal Quarter and shall be due and payable in arrears on the fifth Business Day after the last day of each Fiscal Quarter and at the end of the Revolving Commitment Period.
          (b) Administrative Agent and Joint Lead Arranger Fees. Borrowers agree to pay to Administrative Agent and the Joint Lead Arrangers, for their respective accounts, the fees set forth in a separate letter agreement payable to Administrative Agent and Joint Lead Arrangers on the Closing Date and such other fees payable in the amounts and at the times separately agreed upon between Borrowers, Administrative Agent and the Joint Lead Arrangers.
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          (c) Letter of Credit Fees. Borrowers agree to pay (i) to Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue (A) at a rate of 0.750% per annum on the daily amount of the portion of the LC Obligations that are equal to or less than the amount of Pledged Cash on such day, and (B) at the Applicable Rate on the daily amount by which the LC Obligations exceed the amount of Pledged Cash on such date, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate equal to 0.125% per annum on the average daily amount of the LC Obligations (excluding any portion thereof attributable to unreimbursed LC Obligations or any portion thereof Cash Collateralized by Borrowers pursuant to Section 2.6) of such Issuing Bank during the period from and including the Closing Date to but excluding the later of the date of Commitment Maturity Date and the date on which there ceases to be any LC Obligations, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be calculated and invoiced to Borrowers on the last day of each Fiscal Quarter and shall be due and payable in arrears on the fifth Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the Commitment Maturity Date and any such fees accruing after the Commitment Maturity Date shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Notwithstanding the foregoing, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Issuing Bank of such Letter of Credit pursuant to Section 2.6 shall be payable, to the maximum extent permitted by Applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentage allocable to such Letter of Credit pursuant to Section 4.3(d), with the balance of such fee, if any, payable to the Issuing Bank of such Letter of Credit for its own account.
ARTICLE 4.
LOAN ADMINISTRATION
     Section 4.1. Requests for New Loans.
          (a) Borrowers may request new Loans by delivering to Administrative Agent a Borrowing Notice executed by a Responsible Officer of Borrower Agent or a designee thereof disclosed in writing to Administrative Agent or, subject to Section 12.2(c), by notifying Administrative Agent of such request via telephone or electronic mail. Each Borrowing Notice must be received by Administrative Agent prior to 11:00 a.m. (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) on the day of the requested Borrowing Date, in the case of Base Rate Loans, specifying (i) the amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor; provided that all requests for new Loans during the period from and including the Closing Date to and including the third Business Day after the Closing Date shall be Base Rate Loans. Each Borrowing under the Revolving Commitments shall be in an amount equal to
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$1,000,000 or whole multiples of $100,000 in excess thereof (or, if the Unused Commitments of the Lenders is less than $1,000,000, such lesser amount). Borrowers may have no more than fifteen (15) Borrowings of Eurodollar Loans outstanding at any time. Subject to the other terms and conditions hereof, Borrowers may borrow under this Section 4.1, repay or prepay such Loans under Sections 5.3 and 5.4 and reborrow under this Section 4.1.
          (b) Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrowers as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Administrative Agent shall give each Lender prompt notice of the terms thereof. If all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly remit to Administrative Agent at Administrative Agent’s office in Los Angeles, California the amount of such Lender’s new Loan in immediately available funds, and upon receipt of such funds, Administrative Agent shall promptly make such Loans available to Borrowers. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may in its discretion assume that such Lender has made such share available on such date in accordance with this Section 4.1 and may, in reliance upon such assumption, make available to Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and Borrowers (to the extent such amount has been advanced to Borrowers) severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers to but excluding the date of payment to Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by Borrowers, the interest rate applicable to Base Rate Loans. If Borrowers and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrowers the amount of such interest paid by Borrowers for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by Borrowers shall be without prejudice to any claim Borrowers may have against a Lender that shall have failed to make such payment to Administrative Agent.
          (c) If a required payment is not otherwise timely made by Borrowers within the period required hereunder, the failure to pay such Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses and LC Obligations) shall, prior to such failure becomes an Event of Default, be deemed to be a request for Base Rate Loans on the date prior to such failure becoming an Event of Default, in the amount of such Obligations. The proceeds of such Loans shall be disbursed as direct payment of the relevant Obligation. In addition, Administrative Agent may, at its option, charge such Obligations against any operating, investment or other account of a Borrower maintained with Administrative Agent or any of its Affiliates.
          (d) If at any time a Dominion Trigger Period is in effect, Borrowers establish a controlled disbursement account with any Agent-Related Person, then the presentation for
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payment of any check or other Payment Item drawn on such account at a time when there are insufficient funds to cover it shall be deemed to be a request for Base Rate Loans on the date of such presentation, in the amount of the check and Payment Items presented for payment. The proceeds of such Loans may be disbursed directly to the controlled disbursement account or other appropriate account.
     Section 4.2. Continuations and Conversions of Existing Loans. Borrower Agent may make the following elections with respect to Loans already outstanding: to convert Base Rate Loans to Eurodollar Loans, to convert Eurodollar Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, and to continue Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrowers may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings, provided that Borrowers may have no more than fifteen (15) Borrowings of Eurodollar Loans outstanding at any time. To make any such election, Borrower Agent must give to Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of any such Conversion or Continuation of existing Loans. Each such notice constitutes a “Continuation/Conversion Notice” hereunder and must:
          (a) specify the existing Loans which are to be Continued or Converted;
          (b) specify (i) the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be continued or converted and the date on which such Continuation or Conversion is to occur, or (ii) the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be continued or converted, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and
          (c) be received by Administrative Agent not later than 12:00 noon on (i) the day on which any such Continuation or Conversion to Base Rate Loans is to occur, or (ii) the third Business Day preceding the day on which any such Continuation or Conversion to Eurodollar Loans is to occur.
     Each such written request or confirmation must be made in the form and substance of the “Continuation/Conversion Notice” attached hereto as Exhibit E, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrowers as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Continuation/Conversion Notice, Administrative Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrowers. During the continuance of any Default, no Borrower may make any election to convert existing Loans into Eurodollar Loans or continue existing Loans as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrowers are prohibited hereby from giving any Continuation/Conversion Notice with respect to a Borrowing of existing Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrowers or advanced by any Lender
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in connection with any Continuation or Conversion of existing Loans pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate applicable to already outstanding Loans.
     Section 4.3. Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
          (a) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.1 and in the definition of “Majority Lenders”.
          (b) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 5 or Article 10 or otherwise, and including any amounts made available to Administrative Agent by that Defaulting Lender pursuant to Section 12.7), shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to Issuing Bank hereunder; third, if so determined by Administrative Agent or requested by Issuing Bank, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as Borrower Agent may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrower Agent, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts then owing to Lenders or Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Issuing Bank against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts then owing to Borrowers as a result of any judgment of a court of competent jurisdiction obtained by Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Matured LC Obligations in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or Matured LC Obligations were made at a time when the conditions set forth in Section 7.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Matured LC Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Matured LC Obligations owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 4.3(b) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
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          (c) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any Commitment Fee pursuant to Section 3.3(a) for any period during which that Lender is a Defaulting Lender (and Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 3.3(c).
          (d) Reallocation of Applicable Percentage to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.8(c), the “Applicable Percentage” of each Non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment (or, if the Revolving Commitments have been terminated, the Revolving Extensions of Credit) of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default exists; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the Revolving Extensions of Credit of that Lender.
          (e) Defaulting Lender Cure. If Borrower Agent, Administrative Agent and the Issuing Banks agree in writing in their discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which conditions may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentage (without giving effect to Section 4.3(d)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
     Section 4.4. Borrower Agent. Each Borrower hereby designates the Company (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Administrative Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Administrative Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. Administrative Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each of Administrative Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under
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the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.
     Section 4.5.One Obligation. The Loans, LC Obligations, and other Obligations shall constitute one general, joint and several obligation of Borrowers and (unless otherwise expressly provided in any Loan Document) shall be secured by Administrative Agent’s Lien upon all Collateral; provided, however, that Administrative Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.
ARTICLE 5.
PAYMENTS
     Section 5.1. General Payment Provisions. All payments of Obligations shall be made in Dollars, to Administrative Agent for the account of each Lender Party to whom such payment is owed, in lawful money of the United States of America, without set-off, deduction counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds not later than 1:00 p.m. on the due date. Any payment received by Administrative Agent after such time will be deemed to have been made on the next following Business Day. Any payment for a Eurodollar Loan before the end of its Interest Period shall be accompanied by all amounts due under Section 5.13. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place set forth for Administrative Agent on Schedule 1.1.
     Section 5.2. Certain Payments. Except as otherwise provided in Section 5.7, all payments applied to the outstanding principal balance of or accrued but unpaid interest on any Loan shall be applied first to any interest then due and payable, then to principal then due and payable. Unless otherwise specifically instructed by Borrower Agent and provided no Default exists, all payments and prepayments of Loans shall be applied first to Base Rate Loans and then to Eurodollar Loans. All distributions of amounts described in Section 5.1 or this Section 5.2 applied to any Loans made pursuant to Section 4.1 shall be made by Administrative Agent to each Lender on a pro rata basis.
     Section 5.3. Repayment of Loans. Loans shall be due and payable in full on the Revolving Termination Date, unless payment is sooner required hereunder. Loans may be prepaid from time to time, without penalty or premium. Notwithstanding anything herein to the contrary, if an Overadvance exists (other than as a result of an Overadvance Loan that is not past due), Borrowers shall, on the first Business Day after any Borrower has received written notice from Administrative Agent or has knowledge thereof, repay the outstanding Loans (or Cash Collateralize then outstanding LC Obligations) in an amount sufficient to reduce the principal balance of Loans and the then outstanding LC Obligations to the lesser of the Total Revolving Commitments and the Borrowing Base. Regardless of whether an Overadvance exists, the
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Revolving Extensions of Credit constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the Loan Documents.
     Section 5.4. Payment of Other Obligations. Obligations other than Loans, including Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, within ten (10) Business Days of written demand.
     Section 5.5. Optional Prepayments. Borrowers may, (a) upon notice to Administrative Agent on the day of prepayment with respect to any Base Rate Loan and (b) upon three Business Days’ notice to Administrative Agent with respect to any Eurodollar Loan, from time to time and without premium or penalty prepay the Loans, in whole or in part, provided that (i) the aggregate amounts of all partial prepayments of principal on the Loans equals $5,000,000 or any higher integral multiple of $500,000, or, if the outstanding principal balance of the Loans is less than $5,000,000, the aggregate outstanding principal balance of the Loans, and (ii) if Borrowers prepay any Eurodollar Loan on any day other than the last day of the Interest Period applicable thereto, it shall pay to Lenders any amounts due under Section 5.13. Each prepayment of principal under this Section 5.4 shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this Section 5.4 shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.
     Section 5.6. Marshaling; Payments Set Aside. None of Administrative Agent or Lenders shall be under any obligation to marshal any assets in favor of any Loan Party or against any Obligations. If any payment by or on behalf of Borrowers is made to Administrative Agent, any Issuing Bank or any Lender, or Administrative Agent, any Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
     Section 5.7. Post-Default Allocation of Payments.
          (a) Allocation. Notwithstanding anything herein to the contrary, at any time an Event of Default has occurred and is continuing, monies to be applied to the Secured Obligations, whether arising from payments by Loan Parties, realization on Collateral, setoff or otherwise, shall be allocated as follows:
               (i) first, to all costs and expenses, including Extraordinary Expenses, owing to Administrative Agent;
               (ii) second, to all amounts owing to Swingline Lender on Swingline Loans;
               (iii) third, to all amounts owing to any Issuing Bank on LC Obligations;
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          (iv) fourth, to all Obligations constituting fees;
          (v) fifth, to all Obligations constituting interest;
          (vi) sixth, to provide Cash Collateral for outstanding Letters of Credit in an amount equal to one hundred three percent (103%) of the amount of all LC Obligations;
          (vii) seventh, to all other Obligations and all Lender Hedge Obligations, on a pari passu basis;
          (viii) eighth, to all other Secured Obligations not included in clauses (i) through (vii) above; and
          (ix) last, any surplus shall be remitted to Borrower Agent or any other Person lawfully entitled thereto.
Amounts shall be applied to each category of Obligations set forth above until Payment in Full thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. Amounts distributed with respect to any Bank Product Obligations shall be the lesser of the applicable amount of Bank Product last reported to Administrative Agent or the actual Bank Product Obligations as calculated by the methodology reported to Administrative Agent for determining the amount due. Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Product Obligations, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the Secured Party. In the absence of such notice, Administrative Agent may assume the amount to be distributed is the amount of Bank Product last reported to it. The allocations set forth in this Section are solely to determine the rights and priorities of Agent and Lenders as among themselves, and may be changed by agreement among them without the consent of any Loan Party. This Section is not for the benefit of or enforceable by any Loan Party. Notwithstanding the foregoing, the relative priority of the Lender Hedge Obligations shall not be lower or worse than that of the principal amount of the Loans without the prior written consent of Borrower Agent.
          (b) Erroneous Application. Administrative Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).
     Section 5.8. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in LC Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the
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Loans and subparticipations in LC Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
          (a) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
          (b) the provisions of this Section shall not be construed to apply to (x) any payment made by Borrowers pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in LC Obligations to any assignee or participant, other than to Borrowers or any Restricted Subsidiary thereof (as to which the provisions of this Section shall apply).
     Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
     Section 5.9. Application of Payments. During any Dominion Trigger Period, the ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day. If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default exists. At any time an Event of Default has occurred and is continuing, each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Administrative Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Administrative Agent deems advisable.
     Section 5.10. Loan Account; Account Stated.
          (a) Loan Account. Administrative Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Indebtedness of Borrowers resulting from each Loan or issuance of a Letter of Credit from time to time. Any failure of Administrative Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Administrative Agent may maintain a single Loan Account in the name of Borrower Agent, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.
          (b) Entries Binding. Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be
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conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Administrative Agent in writing within sixty (60) days after receipt or inspection that specific information is subject to dispute.
     Section 5.11. Increased Costs.
          (a) Increased Costs Generally. If any Change in Law shall:
          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any Reserve Requirement reflected in the Adjusted Eurodollar Rate) or any Issuing Bank;
          (ii) subject any Lender or any Issuing Bank to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or such Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.14 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such Issuing Bank); or
          (iii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;
     and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such Issuing Bank, Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered. For the avoidance of doubt, this Section 5.11 shall not apply to Indemnified Taxes or Other Taxes covered by Section 5.14.
          (b) Capital Requirements. If any Lender or any Issuing Bank determines that any Change in Law affecting such Lender or such Issuing Bank or any Applicable Lending Office of such Lender or such Lender’s or such Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Revolving Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with
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respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
          (c) Certificates for Reimbursement. A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in subsections (a) or (b) of this Section and delivered to Borrower Agent shall be conclusive absent manifest error. Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
          (d) Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation, provided that Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).
     Section 5.12. Illegality. If any Change in Law after the date hereof shall make it unlawful for any Lender to fund or maintain Eurodollar Loans, then, upon notice by such Lender to Borrowers and Administrative Agent, (a) Borrowers’ right to elect Eurodollar Loans from such Lender shall be suspended to the extent and for the duration of such illegality, (b) all Eurodollar Loans of such Lender which are then the subject of any Borrowing Notice and which cannot be lawfully funded shall be funded as Base Rate Loans of such Lender, and (c) all Eurodollar Loans of such Lender shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by Applicable Law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers shall be required to pay to such Lender such amounts, if any, as would otherwise be required pursuant to Section 5.13.
     Section 5.13. Funding Losses. In addition to its other obligations hereunder, Borrowers will indemnify each Lender against, and reimburse each Lender within ten (10) days after receipt of written demand therefor, any loss or expense incurred or sustained by such Lender (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender to fund or maintain Eurodollar Loans), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of any Eurodollar Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Continuation/Conversion Notice requesting the continuation of outstanding Eurodollar Loans as, or the conversion of outstanding Base Rate Loans to, Eurodollar Loans, if such payment or prepayment prevents such
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Continuation/Conversion Notice from becoming fully effective, (c) the failure of any Loan to be made or of any Continuation/Conversion Notice requesting the continuation of outstanding Eurodollar Loans as, or the conversion of outstanding Base Rate Loans to, Eurodollar Loans to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Loan Party, (d) any Conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Eurodollar Loan into a Base Rate Loan or into a different Eurodollar Loan on a day other than the day on which the applicable Interest Period ends, or (e) any assignment of any Eurodollar Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 5.15(b). Such indemnification shall be on an after-tax basis. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender under this Section 5.13 delivered to Borrower Agent shall be conclusive absent manifest error.
     Section 5.14. Taxes.
          (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Loan Party shall be required by Applicable Law to deduct or withhold any Indemnified Taxes or any Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions of such Indemnified Taxes and Other Taxes (including deductions applicable to additional sums payable under this Section 5.14(a)), Administrative Agent, such Lender or such Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.
          (b) Payment of Other Taxes by Borrowers. Without limiting the provisions of subsection (a) above, Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.
          (c) Indemnification by Borrowers. Borrowers shall indemnify Administrative Agent, each Lender and each Issuing Bank, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (and any reasonable expenses arising therefrom or with respect thereto) paid by Administrative Agent, such Lender or such Issuing Bank, as the case may be, with respect to any payment by or on account of any obligation of Borrowers hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable by Borrowers under this Section 5.14), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender or an Issuing Bank (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.
          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, such Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such
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Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
          (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to such Borrower (with a copy to Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by such Borrower or Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Borrowers or Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowers or Administrative Agent as will enable Borrowers or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to such Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of such Borrower or Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
          (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
          (ii) duly completed copies of Internal Revenue Service Form W-8ECI,
          (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or
          (iv) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit such Borrower to determine the withholding or deduction required to be made.
          (f) FATCA Compliance. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to
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Borrowers and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrowers or Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowers or Administrative Agent as may be necessary for Borrowers and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
          (g) Treatment of Certain Refunds. If Administrative Agent, a Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Agreement with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Administrative Agent, such Lender or such Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Borrower, upon the request of Administrative Agent, such Lender or Issuing Bank, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent, such Lender or such Issuing Bank in the event Administrative Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require Administrative Agent, any Lender or any Issuing Bank to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower or any other Person.
     Section 5.15. Mitigation Obligations; Replacement of Lenders.
          (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 5.11, cannot fund or maintain a Eurodollar Loan pursuant to Section 5.12 or requires any Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.11 or 5.14, as the case may be, in the future, (ii) would allow such Lender to fund Eurodollar Loans in the future and (iii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender solely in connection with any such designation or assignment.
          (b) Replacement of Lenders. If any Lender requests compensation under Section 5.11, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.14, or any Lender’s obligation to make or continue, or to convert Base Rate Loans into Eurodollar Loans shall be suspended pursuant to Section 5.12, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.15(a), or if any Lender is a
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Defaulting Lender, a Notifying Lender or a Non-Consenting Lender, then Borrower Agent may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.6), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
          (i) Borrowers shall have paid to Administrative Agent the assignment fee specified in Section 12.6(b)(iv);
          (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Matured LC Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.13) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrowers (in the case of all other amounts);
          (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.11 or payments required to be made pursuant to Section 5.14, such assignment will result in a reduction in such compensation or payments thereafter;
          (iv) such assignment does not violate Applicable Law; and
          (v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrowers to require such assignment and delegation cease to apply.
     Section 5.16. Payments by Borrowers; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower Agent prior to the date on which any payment is due to Administrative Agent for the account of Lenders or any Issuing Bank hereunder that Borrowers will not make such payment, Administrative Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if Borrowers have not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
     Section 5.17. Nature and Extent of Each Borrower’s Liability.
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          (a) Dealings with Multiple Borrowers. All Obligations, representations, warranties, covenants, and indemnities set forth in the Loan Documents to which a Borrower is a party shall be joint and several. Administrative Agent, Issuing Banks and Lenders shall have the right to deal with any Responsible Officer of any Borrower, or its designee disclosed in writing to Administrative Agent with regard to all matters concerning the rights and obligations of Administrative Agent, Issuing Banks and Lenders hereunder and pursuant to applicable law with regard to the transactions contemplated under the Loan Documents. All actions or inactions of any Responsible Officer of any Borrower or its designee disclosed in writing to Administrative Agent with regard to the transactions contemplated under the Loan Documents shall be deemed with full authority and binding upon all Borrowers. Each Borrower hereby appoints Company as its true and lawful attorney-in-fact, with full right and power, for purposes of exercising all rights of such Borrower hereunder and under applicable law with regard to the transactions contemplated under the Loan Documents. The provisions of this Section 5.17 and reliance thereon by Administrative Agent, Issuing Banks and Lenders are material inducements to the agreement of Administrative Agent, Issuing Banks and Lenders to enter into this Agreement and to consummate the transactions contemplated hereby.
          (b) Additional Terms Relating to Joint and Several Obligations of Borrowers.
          (i) Each Borrower is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by Administrative Agent, Issuing Banks and Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each Borrower to accept joint and several liability for the obligations of each of them.
          (ii) Each Borrower jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.
          (iii) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligations.
          (iv) The obligations of each Borrower under the provisions of this Section 5.17(b) constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.
          (v) Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loan made under this Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Administrative Agent, any Issuing Bank or any Lender under or in respect of
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any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Administrative Agent, Issuing Banks and Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Administrative Agent, Issuing Banks and Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of Administrative Agent, Issuing Banks and Lenders, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with the applicable laws or regulations thereunder which might, but for the provisions of this Section 5.17(b), afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 5.17(b), it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the obligations of such Borrower under this Section 5.17(b) shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 5.17(b) shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or Administrative Agent, any Issuing Bank or any Lender. The joint and several liability of Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or Administrative Agent, any Issuing Bank or any Lender.
          (vi) The provisions of this Section 5.17(b) are made for the benefit of Administrative Agent, Issuing Banks and Lenders and their successors and assigns, and may be enforced by any such Person from time to time against any Borrower as often as occasion therefor may arise and without requirement on the part of such Person first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 5.17(b) shall remain in effect until Payment in Full of all the Obligations or otherwise fully satisfied and all obligations of Administrative Agent, Issuing Banks and Lenders to make any extensions of credit have been terminated or expired. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Administrative Agent, any Issuing Bank or any Lender upon the insolvency, bankruptcy or reorganization of any of Borrowers, or otherwise, the provisions of this Section 5.17(b) will forthwith be reinstated in effect, as though such payment had not been made.
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          (vii) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent the joint obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Borrower hereunder shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or state and including, without limitation, the federal Bankruptcy Code), after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower or other Loan Party under Applicable Law.
          (c) Contribution.
          (i) Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.17 shall be limited to the greater of (A) all amounts for which such Borrower is primarily liable, as described below, and (B) such Borrower’s Allocable Amount.
          (ii) If any Borrower makes a payment under this Section 5.17 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.17 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.
          (iii) Nothing contained in this Section 5.17 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.
          (d) Subordination of Intercompany Obligations. Each Borrower covenants and agrees that the payment of all Obligations, principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of any Loan Party), fees, charges, expenses, attorneys’ fees and any other sum, obligation or liability owing by any other Borrower to such Borrower, including any intercompany trade payables or royalty or licensing fees (collectively, the “Intercompany Obligations”), is subordinated to the prior Payment in Full of all Obligations and that the
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subordination is for the benefit of Administrative Agent, Issuing Banks and Lenders and Administrative Agent, Issuing Bank and Lenders may enforce such provisions directly, including in any Insolvency Proceeding of any Loan Party.
ARTICLE 6.
REPRESENTATIONS AND WARRANTIES
     To induce Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each Borrower hereby jointly and severally represents and warrants to Administrative Agent and each Lender that:
     Section 6.1. Existence; Compliance with Law. Each Group Member: (a) is (1) a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (2) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and in which the failure to be so qualified and in good standing would reasonably be expected to have a Material Adverse Effect, (3) in compliance with its Organizational Documents, and (4) in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) has (1) the requisite corporate, partnership or company power and authority to conduct its business as now, previously or proposed to be conducted, (2) the legal right to own, pledge, lease, mortgage or otherwise encumber and operate its properties, and (3) except where the failure to obtain could not reasonably be expected to have a Material Adverse Effect, obtained all licenses, Permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Group Member or any of its Subsidiaries that are necessary or appropriate for the conduct of its business; (c) has made all filings with each Governmental Authority that are necessary or appropriate for the conduct of its business, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect; and (d) has given all notices to the extent required for the ownership and operation of its property and the conduct of its business, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.
     Section 6.2. Legal Name; Jurisdiction of Organization; Location of Chief Executive Office and Collateral Locations; Prior Names and Fictitious Business Names. Schedule 6.2 sets forth as of the Closing Date: (a) such Borrower’s and each of its Subsidiary Guarantor’s exact legal name as is appears in official filings in the state of its incorporation or other organization, (b) the type of entity of such Borrower and each of its Subsidiary Guarantors (including corporation, partnership, limited partnership or limited liability company), (c) the organizational identification number issued by such Borrower’s and each of its Subsidiary Guarantors’ state of incorporation or organization, (d) such Borrower’s and each of its Subsidiary Guarantors’ state of organization, (e) the location of such Borrower’s and each of its Subsidiary Guarantors’ chief executive office, warehouses, locations of Collateral, and (f) the location where all of such Borrower’s and each of its Subsidiary Guarantors’ books and records are kept. As of the Closing Date, during the prior five years, except as set forth in Schedule 6.2, no Borrower nor any of their respective Subsidiary Guarantors has been known as or conducted business in any other name.
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     Section 6.3. Power; Authorization; Enforceable Obligations; Liens.
          (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, and the creation of all Liens provided for in this Agreement and the other Loan Documents, (i) are within such Loan Party’s power and authority; (ii) have been duly authorized by all necessary corporate, partnership or company action; (iii) are not in contravention of any provision of such Loan Party’s Organizational Documents; (iv) do not violate any Applicable Law (including Regulations T, U and X of the Board), or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any Contractual Obligation; (vi) do not result in or require the creation or imposition of any Lien upon any of the Collateral (other than the Liens created by the Security Documents); and (vii) do not require the consent or approval of, filing with, notice to or other act by or in respect of, any Governmental Authority or of any other Person, except those specifically referred to in Schedule 6.3 (all of which shall have been duly obtained, made or complied with on or before the Closing Date or in the case of filings that will be made by Administrative Agent promptly after the Closing Date to the extent not permitted to be made prior thereto pursuant to the Existing Credit Agreements). As of the Closing Date, each Loan Document shall have been executed and delivered for the benefit of or on behalf of each Borrower and each other Loan Party party thereto. Each such Loan Document constitutes and each other Loan Document upon execution will constitute the legal, valid and binding obligation of each Borrower and each other Loan Party party thereto, to the extent it is a party thereto, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally, and to general principles of equity. No Requirement of Law or Contractual Obligation applicable to Borrowers or any Restricted Subsidiary could reasonably be expected to have a Material Adverse Effect.
     Section 6.4. Financial Statements and Projections. The Company delivered as of the Closing Date (a) the audited consolidated balance sheet of each of Holly and FOC as at December 31, 2010 and the related consolidated statement of operations and cash flows for the Fiscal Year ending on such date, reported on by and accompanied by an unqualified report from Ernst & Young LLP and Deloitte & Touche LLP, respectively, which financial statements are true, correct and complete in all material respects and fairly and accurately present, in accordance with GAAP consistently applied, the consolidated financial condition of each of Holly and Frontier, as applicable, as of such date and the consolidated results of operations and consolidated cash flows for the Fiscal Year then ended, (b) the unaudited consolidated balance sheet of each of Holly and Frontier as at March 31, 2011 and the related consolidated statement of operations and of cash flows for the Fiscal Quarter then ended, which financial statements are true, correct and complete in all material respects and fairly and accurately present, in accordance with GAAP consistently applied, the consolidated financial condition of each of Holly and Frontier, as applicable, as of such date and the consolidated results of operations and consolidated cash flows for the Fiscal Quarter then ended and (c) the Projections, which Projections have been prepared in good faith, are based upon facts and assumptions that are reasonable under the current and foreseeable circumstances and are disclosed in the Projections, and which may differ from actual results. Since December 31, 2010, there has been no change in the condition, financial or otherwise, of any Group Member that could reasonably be expected to have a Material Adverse Effect. No financial statement delivered to Administrative Agent or
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Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading in light of the circumstances under which they were made.
     Section 6.5. Absence of Default. No Borrower nor any Restricted Subsidiary is in default under or with respect to any Contractual Obligation, which could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect. To such Borrower’s knowledge, no breach or default by any third Person has occurred under any material contract, agreement, lease or other instrument to which such Borrower or any of its Restricted Subsidiaries is a party, which could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the incurring of obligations by any Borrower or any Restricted Subsidiary under this Agreement or the Loan Documents.
     Section 6.6. Owned and Leased Real Property. Each real property location owned, leased or occupied by each Group Member as of the Closing Date is listed in Schedule 6.6. Each Group Member holds valid and marketable fee simple title to all of its owned real estate and valid and marketable leasehold interests in all of its leased real estate except for such defects in title as would not, individually or in the aggregate, reasonable be expected to have a Material Adverse Effect. All permits required to allow each real property location owned, leased or occupied by each Group Member to be lawfully occupied and used, for all of the purposes for which they are occupied and used, have been lawfully issued and are in full force and effect.
     Section 6.7. Labor Matters.
          (a) Except as described on Schedule 6.7, as of the Closing Date no Borrower or any other Group Member is party to or bound by any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or other organization of any Borrower’s or other Group Member’s employees, or, to any Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining that could reasonably be expected to have a Material Adverse Effect.
          (b) As of the Closing Date, to the knowledge of any Borrower (i) there is no organizing activity involving any Group Member pending, threatened, planned or contemplated by any labor union or group of employees, (ii) there are no representation proceedings pending, threatened, planned or contemplated with the National Labor Relations Board, and (iii) no labor organization or group of employees of any Group Member has pending any demand for recognition; in each case that could reasonably be expected to cause a Material Adverse Effect.
     Section 6.8. Subsidiaries, Joint Ventures and Affiliates; Outstanding Equity Interests.
          (a) Schedule 6.8(a) sets forth as of the Closing Date (i) the name of each Borrower’s Subsidiaries, joint ventures and Affiliates, (ii) whether such Subsidiary is an Unrestricted Subsidiary or a Restricted Subsidiary and (iii) in the case of each Restricted Subsidiary, the outstanding Equity Interests of such Restricted Subsidiary, and, in the case of each Subsidiary the holders of such Subsidiary’s Equity Interests.
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          (b) Except as set forth on Schedule 6.8(b), as of the Closing Date there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of any Restricted Subsidiary of any Borrower.
     Section 6.9. Government Regulation. No Group Member is (a) in violation of any Applicable Law, which violation has or could reasonably be expected to have a Material Adverse Effect, or (b) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority, in each case, which has or could reasonably be expected to have a Material Adverse Effect.
     Section 6.10. Taxes. All federal, state and other material tax returns, reports and statements required by any Governmental Authority to be filed by or on behalf of each Group Member have been filed with the appropriate Governmental Authority, and all charges and other impositions shown thereon have been paid when due except (a) those Taxes which are being Properly Contested or (b) to the extent that a failure to do so could not reasonably be expected to result in liability to the Group Members in excess of $1,000,000. Proper and accurate amounts have been withheld by each Group Member from its respective employees for all periods in compliance, in all material respects, with the tax, social security and unemployment withholding provisions of all Requirements of Law. Except as set forth in Schedule 6.10, as of the Closing Date, no Group Member: (1) has executed or filed with any Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges; (2) has agreed or been requested to make any adjustment in accounting method; (3) is a party to any tax sharing agreement; or (4) has received notice that it is currently being audited by any Governmental Authority or, to its knowledge, is currently being audited by any Governmental Authority. There are no assessments or threatened assessments outstanding against any Group Member that could reasonably be expected to have a Material Adverse Effect.
     Section 6.11. ERISA.
          (a) Schedule 6.11 lists, as of the Closing Date, all of each Borrower’s and each of its ERISA Affiliates’ Plans, personnel policies, stock option plans, stock purchase plans, stock appreciation rights, phantom stock plans, bonus plans or arrangements, incentive award plans or arrangements, vacation policies, severance pay plans, policies or agreements, deferred compensation agreements or arrangements, executive compensation or supplemental income arrangements, and employment agreements. Each Plan is in compliance in all material respects with all applicable provisions of ERISA, the Code and other Federal or state Laws. Each Borrower and each of its ERISA Affiliates is in compliance in all material respects with all applicable provisions of ERISA, the Internal Revenue Code and other Federal or state Laws with respect to all Plans. Each Plan that is intended to qualify under Section 401(a) of the Code (i) has received a favorable determination or opinion letter from the Internal Revenue Service, (ii) has outstanding an application for such a letter that is currently being processed by the Internal Revenue Service with respect thereto, or (iii) has a remedial amendment period for submitting such an application that has not closed, with respect to the Plan and all required amendments. To the best knowledge of each Borrower, nothing has occurred which could reasonably be expected
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to prevent, or cause the loss of, such Plan qualification. Each Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to the Pension Funding Rules, and no application for a funding waiver or an extension of any amortization period pursuant to the Pension Funding Rules has been made with respect to any Plan. No Borrower has engaged in a “prohibited transaction”, as defined in Section 4975 of the Code or Section 406 of ERISA.
          (b) There are no pending or, to the best knowledge of the Company and any Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of any applicable fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.
          (c) No ERISA Event has occurred or is reasonably expected to occur that has resulted or would reasonably be expected to result in a Material Adverse Effect. No Pension Plan has any Unfunded Pension Liability. Within the last six years, no Pension Plan has been terminated, whether or not in a “standard termination” as that term is used in Section 4041 of ERISA, nor has any Pension Plan (determined at any time within the last six years) with an Unfunded Pension Liability been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Borrower or any of its ERISA Affiliates. The aggregate liabilities of any Borrower or any of its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, have not resulted, and could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
          (d) Except to the extent required under Section 4980B of the Code, no Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Borrower or any of its ERISA Affiliates.
     Section 6.12. Litigation. As of the Closing Date, except as disclosed in Schedule 6.12, no actions, suits, claims, litigation, investigation or proceeding is pending or to the knowledge of any Borrower after due and diligent investigation threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority by or against any Group Member or against any of their respective properties or revenues that (a) challenges any such Person’s right or ability, to enter into or perform any of its Obligations under the Loan Documents, the validity or enforceability of any Loan Document or any action taken thereunder, or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect.
     Section 6.13. Intellectual Property. Each Group Member owns or has the right to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it, and all such registered Intellectual Property owned by a Group Member as of the Closing Date is listed, together with application or registration numbers, where applicable, in Schedule 6.13. No Borrower has any knowledge of any infringement or claim of infringement by others of any Intellectual Property of any Group Member that could reasonably be expected to have a Material Adverse Effect. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Company or any Borrower know of any
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valid basis for any such claim that could reasonably be expected to have a Material Adverse Effect. The use of Intellectual Property by each Borrower and the other Group Members does not infringe on the rights of any Person in any material respect.
     Section 6.14. Full Disclosure. No statement or information contained in the Loan Documents or any other document, certificate or statement furnished by or on behalf of any Loan Party under or in connection with this Agreement or any other Loan Document, or to induce Administrative Agent and the Lenders to execute the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made; provided that with respect to projected financial information, Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time when prepared, it being understood that assumptions as to future results are inherently subject to uncertainty and contingencies, many of which are beyond Borrowers’ control, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such financial projections may differ materially from the projected results.
     Section 6.15. Environmental Matters.
          (a) As of the Closing Date, except as set forth on Schedule 6.15 and except as would not reasonably be expected to have a Material Adverse Effect, there has been no contamination of any Subject Property resulting from any Hazardous Materials and no Borrower nor any of the other Group Members has any existing or potential environmental liability that could result in Environmental Liabilities and Costs.
          (b) As of the Closing Date, except as set forth on Schedule 6.15, no Borrower nor any other Group Member has caused, permitted or suffered any Release at, under, above or within any Subject Property, or the presence, use, generation, manufacture, installation, or storage of any Hazardous Materials on, under, in or about any Subject Property or the transportation of any Hazardous Materials to or from any Subject Property that could reasonably be expected to have a Material Adverse Effect, except to the extent such use, generation, manufacture, installation, storage or transportation has been conducted in compliance with all Environmental Laws and Environmental Permits.
          (c) Except as set forth on Schedule 6.15, as of the Closing Date, each Group Member has, for the past five years, conducted its operations in compliance with Environmental Laws and Environmental Permits, except for such noncompliance as would not reasonably be expected to have a Material Adverse Effect.
          (d) Except as set forth on Schedule 6.15, as of the Closing Date, no Group Member is subject to any Environmental Orders, except for such Environmental Orders that, collectively or individually, would not reasonably be expected to have a Material Adverse Effect.
          (e) No Hazardous Materials have been transported or disposed of from any Subject Property by or on behalf of any Group Member in violation of, or in a manner that could
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give rise to liability under, any applicable Environmental Law, except for such noncompliance as would not reasonably be expected to have a Material Adverse Effect.
     Section 6.16. Insurance. The properties of Borrowers and their Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrowers, that, to the Borrowers’ knowledge, are financially sound and reputable, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrowers or the applicable Restricted Subsidiary operates.
     Section 6.17. Receivables. With respect to each Receivable of each Loan Party included as an Eligible Receivable in the most recent Borrowing Base Certificate:
          (a) except as specifically disclosed in the most recent Schedule of Receivables delivered to Administrative Agent, (1) such Receivable arises out of a bona fide sale and delivery of goods or rendition of services by the applicable Loan Party in the Ordinary Course of Business and if evidenced by a judgment, Instrument or Chattel Paper such actions required by the Security Documents have been taken with respect thereto, (2) there are no setoffs, claims or disputes existing or asserted with respect thereto except for those for which required adjustments have been reflected in the most recent Borrowing Base Certificate delivered to Administrative Agent and the applicable Loan Party has not agreed and shall not agree with the applicable Account Debtor for (i) any deduction therefrom, (ii) any extension of the time for payment thereof, (iii) any compromise or settlement for less than the full amount thereof, or (iv) any release, in whole or in part, of any Person liable therefor except deductions, extensions, compromises, settlements or releases allowed by the applicable Loan Party in the Ordinary Course of Business and except for those for which required adjustments have been reflected in the most recent Borrowing Base Certificate delivered to Administrative Agent, (3) there are no facts, events or occurrences that in any way impair the validity, collectability or enforceability thereof or tend to reduce the amount payable thereunder as reflected on the invoices, statements and Schedules of Receivables delivered to Administrative Agent with respect thereto, or that might result in any material adverse change in the financial condition of the applicable Account Debtor or the collectability thereof, and (4) each Loan Party has no knowledge that the applicable Account Debtor is unable generally to pay its debts as they become due;
          (b) the amounts reflected on all records, invoices, statements and Schedules of Receivables with respect thereto are actually and absolutely owing to the applicable Loan Party as indicated thereon and are not in any way contingent;
          (c) during any Dominion Trigger Period, no payments have been or shall be made thereon except payments in accordance with the provisions of Section 8.15; and
          (d) to each Loan Party’s knowledge, the applicable Account Debtor has the capacity to contract.
     Section 6.18. Petroleum Inventory. With respect to all Petroleum Inventory of each Loan Party included as Eligible Petroleum Inventory in the most recent Borrowing Base Certificate:
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          (a) such Eligible Petroleum Inventory has not been consigned to any Person;
          (b) such Eligible Petroleum Inventory has been and will be produced in compliance with all Applicable Laws, including the minimum wage and overtime pay provisions of the Fair Labor Standards Act; and
          (c) the applicable Loan Party has good, indefeasible and merchantable title to such Inventory and such Eligible Petroleum Inventory is not subject to any Lien or document whatsoever except for Liens permitted under Section 9.2.
     Section 6.19. Investment Company Act; Other Regulations. No Borrower nor any Restricted Subsidiary is or is required to be registered as an investment company, or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”). No Group Member is engaged, nor will any Group Member engage, principally or as one of its primary activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock in violation of the Investment Company Act.
     Section 6.20. Solvency. The Borrowers and the other Loan Parties, taken as a whole, are, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith, will be Solvent. No transfer of Property is being made by any Borrower or any Loan Party and no obligation is being incurred by any Borrower or any Loan Party in connection with the transactions contemplated by this Agreement or the Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Borrower or any Loan Party.
     Section 6.21. Deposit Accounts. As of the Closing Date, all of each Borrower’s and the other Loan Parties’ Deposit Accounts are listed in Schedule 6.21. So long as no Default has occurred and is continuing, Borrowers may add or replace a Deposit Account if the applicable Borrower and, to the extent required by the Guarantee and Collateral Agreement, the bank at which such Deposit Account is to be maintained have duly executed and delivered to Administrative Agent an account control agreement in form and substance satisfactory to Administrative Agent in its reasonable discretion.
     Section 6.22. OFAC. No Loan Party is in violation of any of the country or list-based economic and trade sanctions administered and enforced by OFAC. No Loan Party (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any of its assets located in Sanctioned Entities; or (c) derives any revenues from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities. Borrowers will not use the proceeds of any extension of credit hereunder to fund any operation in, finance any investments or activities in, or make payments to, a Sanctioned Person or Sanctioned Entity.
     Section 6.23. Anti-Terrorism Laws.
          (a) Anti-Terrorism Laws. No Loan Party nor any Affiliate of any Loan Party is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction
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that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
          (b) Executive Order No. 13224. No Loan Party nor any Affiliate of any Loan Party is any of the following (each a “Blocked Person”):
          (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;
          (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;
          (iii) a Person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
          (iv) a Person or entity that commits, threatens or conspires to commit, or supports “terrorism” as defined in Executive Order No. 13224;
          (v) a Person or entity that is named as a “specially designated national” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list; or
          (vi) a Person or entity who is affiliated with a Person or entity listed above.
     No Loan Party nor any Affiliate of any Loan Party (x) conducts any business or engages in making or receiving any contribution of funds, Goods or services to or for the benefit of any Blocked Person or (y) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.
     Section 6.24. Prior Indemnification Agreements. As of the Closing Date, all Prior Indemnification Agreements have terminated in accordance with their terms and no Loan Party that was party to any Prior Indemnification Agreement was required to make any payments to any Person under any Prior Indemnification Agreement.
ARTICLE 7.
CONDITIONS PRECEDENT
     Section 7.1. Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction of, among other things, the following conditions precedent (the date upon which all such conditions precedent shall be satisfied, the “Closing Date”).
          (a) Credit Agreement; Guarantee and Collateral Agreement. Administrative Agent shall have received (i) this Agreement executed and delivered by Administrative Agent, the Company and each Borrower and each Lender party hereto, and (ii) the Guarantee and
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Collateral Agreement, executed and delivered by Borrowers and each Subsidiary Guarantor and each other Loan Document executed and delivered by each Loan Party party thereto.
          (b) Approvals. All governmental and third party approvals necessary or, in the reasonable discretion of Administrative Agent, advisable in connection with the transactions contemplated hereby and the continuing operations of the Company and its Restricted Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated hereby.
          (c) Lien Searches. Administrative Agent shall have received the results of a recent lien search in the central filing office (and, to the extent requested by Administrative Agent, the local filing offices) of each of the jurisdictions where the Loan Parties are organized or where their assets are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for Liens permitted by Section 9.2 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to Administrative Agent.
          (d) Fees. The Lenders and Administrative Agent shall have received all fees required to be paid hereunder, and Administrative Agent shall have received all expenses for which invoices have been presented (including the reasonable and documented fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date or from cash and will be reflected in the funding instructions given by Borrowers to Administrative Agent on or before the Closing Date, as appropriate.
          (e) Closing Certificate. Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.
          (f) Officer’s Certificates. Administrative Agent shall have received a certificate of a duly authorized officer of each Loan Party, certifying (i) that attached copies of such Loan Party’s Organizational Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents to which such Loan Party is a party is true and complete, and that such resolutions are in full force and effect, were duly adopted by the appropriate governing body, have not been amended, modified, or revoked, and constitute all resolutions adopted with respect to such Loan Documents; and (iii) to the title, name, and signature of each Person authorized to sign the Loan Documents on behalf of such Loan Party. Administrative Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Loan Party in writing.
          (g) Good Standing. Administrative Agent shall have received such documents and certifications as Administrative Agent may reasonable require to evidence that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

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          (h) Legal Opinions. Administrative Agent shall have received the following executed legal opinions in form and substance satisfactory to Administrative Agent in its Permitted Discretion:
          (i) the legal opinion of Vinson & Elkins LLP, special counsel to Borrowers and the other Loan Parties;
          (ii) the legal opinion of Andrews Kurth LLP, special counsel to Borrowers and the other Loan Parties; and
          (iii) the legal opinion of such special and local counsel as may be required by Administrative Agent.
Each such legal opinion shall cover such matters incidental to the transactions contemplated by this Agreement as Administrative Agent may reasonably require.
          (i) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by Administrative Agent to be filed, registered or recorded in order to create in favor of Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 9.2), shall be in proper form for filing, registration or recordation.
          (j) Solvency Certificate. Each of the Lenders shall have received and shall be satisfied with a solvency certificate of a Responsible Officer of the Company which shall certify the solvency of the Company and each other Loan Party after giving effect to the transactions contemplated hereby.
          (k) Borrowing Base Certificate. Administrative Agent shall have received a Borrowing Base Certificate executed by a Responsible Officer of Borrower Agent, which calculates the Borrowing Base on a pro forma basis as of May 31, 2011.
          (l) Revolving Notes. Administrative Agent shall have received Revolving Notes duly executed by Borrowers for each Lender that has requested the delivery of a Revolving Note pursuant to and in accordance with Section 2.1(b).
          (m) Swingline Note. Administrative Agent shall have received a Swingline Note duly executed by Borrowers for the Swingline Lender to the extent the Swingline Lender has requested the delivery of a Swingline Note pursuant to and in accordance with Section 2.5(a).
          (n) Insurance. Administrative Agent shall have received insurance certificates satisfying the requirements of this Agreement.
          (o) Merger Agreement. Administrative Agent shall have received certified copies of (i) the Merger Agreement, together with all material agreements, instruments and other documents delivered in connection therewith as Administrative Agent shall reasonably request

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and (ii) the certificate of merger or other confirmation reasonably satisfactory to the Lenders filed with the Secretary of State of the State of Wyoming. The Merger Agreement shall be in full force and effect and Administrative Agent shall be reasonably satisfied with (i) any amendments, modifications and supplements to the Merger Agreement and (ii) all agreements, instruments and documents relating to each other aspect of the Transactions contemplated to occur on the Closing Date.
(p)	Existing Indebtedness. All obligations of the Group Members with respect to Indebtedness outstanding under the Existing Credit Agreements shall have been paid in full, and all commitments, security interests and guaranties in connection therewith shall have been terminated and released, and Borrowers shall have delivered to Administrative Agent signed payoff letters in respect of such Indebtedness in form and substance reasonably satisfactory to Administrative Agent.

(q)	Mergers. Simultaneously with the Closing Date, the merger described in clause (a) of the definition of “Transactions” shall be consummated in accordance with the terms of the Merger Agreement, without any waiver or amendment not reasonably satisfactory to Administrative Agent, and in compliance with all applicable Requirements of Law.

(r)	No Action. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, Governmental Authority or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby or thereby and which, in Administrative Agent’s sole judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any other Loan Document.

(s)	Diligence; Field Exam. Administrative Agent shall have completed its business and legal due diligence, including a roll-forward of its previous field exam, with results satisfactory to Administrative Agent.

(t)	Cash Management. Borrowers shall have established a primary cash management system reasonably acceptable to Administrative Agent, subject to a tri-party agreement among Borrowers, Administrative Agent and the financial institution providing the primary cash management services to Borrowers in form and substance reasonably satisfactory to Administrative Agent.

(u)	Projections. Administrative Agent shall have completed its review of Borrowers’ Projections for the Fiscal Quarters and Fiscal Years set forth therein, with results reasonably satisfactory to Administrative Agent.

(v)	Availability. After giving effect to the initial Loans and the use of proceeds thereof, paying all accounts payable aged beyond stated terms, Availability shall be not less than $300,000,000.

(w)	Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all respects on and as of such date as if made on and as of such date.

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          (x) Other Documents. Administrative Agent shall have received such other assurances, certificates, documents, consents or opinions as Administrative Agent, any Issuing Bank, the Swingline Lender or the Majority Lenders requested reasonably in advance of each of the shareholder’s meeting for Holly and FOC at which time the vote to approve the merger between Merger Sub and FOC shall occur and reasonably required by such Persons.
     Section 7.2. Conditions to Each Extension of Credit. The agreement of each Lender, the Swingline Lender and each Issuing Bank if applicable to make any extension of credit requested to be made by it on any date (other than a Conversion or Continuation of an outstanding Borrowing and other than a Borrowing to reimburse a Matured LC Obligation pursuant to Section 2.8, but including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:
          (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (or to the extent qualified by materiality, such representations and warranties shall be true and correct in all respects) on and as of such date as if made on and as of such date, except to the extent any such representations and warranties (i) are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct as of such specified earlier date, and (ii) for the purpose of this Section 7.2(a), the representations and warranties in clauses (a) and (b) of Section 6.4 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.2.
          (b) No Default. No Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.
          (c) No Overadvance. Except as otherwise permitted in Section 2.4, immediately before and after giving effect to any requested Loan or Letter of Credit, no Overadvance shall exist.
          (d) Borrowing Notice. Administrative Agent shall have received a Borrowing Notice duly executed by a Responsible Officer of Borrowers, as appropriate.
Each Borrowing (other than a Conversion or Continuation of an outstanding Borrowing and other than a Borrowing to reimburse a Matured LC Obligation pursuant to Section 2.8) by and issuance of a Letter of Credit on behalf of any Borrower hereunder shall constitute a representation and warranty by Borrowers as of the date of such extension of credit that the conditions contained in this Section 7.2 have been satisfied.
ARTICLE 8.
AFFIRMATIVE COVENANTS
     Until Payment in Full of all of the Obligations and termination of the Revolving Commitments, each Borrower shall, and shall (except in the case of covenants set forth in Sections 8.1, 8.2, 8.3, 8.7, 8.8, 8.9, 8.10, and 8.12) cause each Restricted Subsidiary, to:

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     Section 8.1. Borrowing Base Certificate and Related Reports. Deliver or cause to be delivered (at their expense) to Administrative Agent the following:
           (a) in no event less frequently than once a month on or prior to the fifteenth calendar day of each month, calculating the Borrowing Base as of the last day of the preceding month, a Borrowing Base Certificate from Borrower Agent accompanied by such supporting detail and documentation as shall be requested by Administrative Agent in its Credit Judgment; provided, however, at any time an Enhanced Reporting Trigger Period is in effect, the Company shall deliver a Borrowing Base Certificate by Wednesday of each calendar week (unless such date is not a Business Day, in which case such Borrowing Base Certificate will delivered on the following Business Day) calculating the Borrowing Base as of the close of business of the immediately preceding week, accompanied by such supporting detail and documentation as shall be requested by Administrative Agent in its Credit Judgment;
           (b) as soon as available but in no event later than 15 days following the end of each Fiscal Month: (i) a Schedule of Receivables of the Loan Parties for such Fiscal Month, in form reasonably satisfactory to Administrative Agent, certified by Borrower Agent, which Schedule of Receivables shall include an aged trial balance by Account Debtor, a summary and detailed aging of Receivables and a list of Approved Account Debtors; and (ii) a Schedule of Petroleum Inventory of the Loan Parties, in form reasonably satisfactory to Administrative Agent, certified by Borrower Agent, specifying each Loan Party’s cost (calculated on a first in, first out basis), at the lower of cost or market value, of such Loan Party’s Petroleum Inventory by location, and further specifying in-transit Petroleum Inventory and any other information that Administrative Agent may reasonably request;
           (c) at each time of delivery of financial statements pursuant to Section 8.2(a) or (b), and as frequently as Administrative Agent may request during an Enhanced Reporting Trigger Period, a reconciliation of the Receivables trial balance and quarter-end Eligible Petroleum Inventory reports of the Loan Parties, as applicable, in each case, accompanied by such supporting detail and documentation as shall be requested by Administrative Agent in its Credit Judgment;
           (d) together with the Borrowing Base Certificate required under clause (a) above, a report, in reasonable detail, setting forth (i) the Lender Hedge Agreements then in effect, the notational volumes or amounts of and prices or rates for each such Lender Hedge Agreement and the term of each such Lender Hedge Agreement and (ii) the aggregate amount of cash and Cash Equivalents included in the calculation of Liquidity as of such date together with, so long as Availability was less than $600,000,000 as of such date, (x) a verification of the balances of cash and Cash Equivalents on deposit in the Loan Parties’ Controlled Accounts (other than Pledged Cash) included in the calculation of Liquidity and (y) such other information as Administrative Agent may reasonably request; and
           (e) promptly upon any Responsible Officer of any Borrower becoming aware of the same, notice that (i) Liquidity is or has at any time been less than $600,000,000, (ii) a Financial Covenant Trigger Period has commenced, (iii) a Dominion Trigger Period has commenced or (iv) an Enhanced Reporting Trigger Period has commenced.
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          (f) such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Loan Parties as Administrative Agent shall from time to time request in its Credit Judgment.
     The delivery of each certificate and report or any other information delivered pursuant to this Section 8.1 shall constitute a representation and warranty by Borrowers that the statements and information contained therein are true and correct in all material respects on and as of such date.
     Section 8.2. Financial Statements. Furnish to Administrative Agent and each Lender:
          (a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Company, beginning with the Fiscal Year ended December 31, 2011, (i) a copy of the audited consolidated and unaudited consolidating balance sheets of the Company and its consolidated Subsidiaries, and the related audited consolidated and unaudited consolidating statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit by a Registered Public Accounting Firm selected by the Company and reasonably acceptable to Administrative Agent (other than a “going concern” or like qualification or exception that is solely as a result of the Loans maturing within the next 365 days and uncertainty about the Borrower’s ability to refinance or renew such Loans), and (ii) to the extent that there are any Unrestricted Subsidiaries at the end of such Fiscal Year, the unaudited consolidated and consolidating balance sheets of the Company and the other Group Members as at the end of such Fiscal Year and the related unaudited consolidated and consolidating statements of and unaudited consolidating operations and cash flows of the Company and the other Group Members for such year setting forth in each case in comparative form the figures for the previous Fiscal Year certified by a Responsible Officer as being fairly stated in all material respects (subject to, with respect to any financial statements delivered pursuant to clause (ii), normal year-end audit adjustments and the absence of footnotes); and
          (b) as soon as available, but in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries, as of the end of such Fiscal Quarter, and the related unaudited consolidated statements of income or operations and cash flows and, to the extent there are any Unrestricted Subsidiaries at the end of such Fiscal Quarter, the consolidated and consolidating balance sheet of the Company and the other Group Members and related unaudited consolidated and consolidating statements of operations, in each case as at the end of such Fiscal Quarter and the portion of the Fiscal Year through the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter from the previous Fiscal Year and the corresponding portion of the Fiscal Year through the end of such Fiscal Quarter from the previous Fiscal Year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes).
          (c) as soon as available but in no event later than 30 days following the end of each Fiscal Month, the unaudited consolidated and consolidating balance sheet of the Company

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and its consolidated Subsidiaries, and the related unaudited consolidated and consolidating statements of income or operations, or cash flows and, to the extent there are any Unrestricted Subsidiaries at the end of such Fiscal Month, the consolidated and consolidating balance sheet of the Company and the other Group Members and related unaudited consolidated and consolidating statements of operations, in each case as at the end of such month and the portion of the Fiscal Year through the end of such month, setting forth in each case in comparative form the figures for the corresponding Fiscal Month from the previous Fiscal Year and the corresponding portion of the previous Fiscal Year through the end of such Fiscal Month from the previous Fiscal Year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes).
     All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein) and applicable Securities Laws.
     Section 8.3. Certificates; Other Information. Furnish to Administrative Agent who will forward to each Lender (or, in the case of clause (g), to the relevant Lender):
          (a) concurrently with the delivery of any financial statements pursuant to Section 8.2, (i) a certificate of a Responsible Officer of Borrower Agent stating that, to the best of such Responsible Officer’s knowledge, such Responsible Officer has obtained no knowledge of any Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a Compliance Certificate containing information and calculations necessary for determining compliance by the Company with the provisions of Section 9.12 to the extent then in effect and referred to therein as of the last day of the Fiscal Quarter or Fiscal Year of Borrowers, as the case may be, (it being understood that such certificate will set forth the Applicable Rates, the Commitment Fee Rate and the Fixed Charge Coverage Ratio as of the last day of such Fiscal Quarter or Fiscal Year regardless of whether any Financial Covenant Trigger Period is in effect);
          (b) as soon as available and in any event, not later than 90 days after the beginning of each Fiscal Year, updated Projections, together with such supporting detail as Administrative Agent may reasonably request, which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect; it being understood that assumptions as to future results are inherently subject to uncertainty and contingencies, many of which are beyond Borrowers’ control, that no assurance can be given that any Projections will be realized and that actual results during the period or periods covered by any such Projections may differ materially from the projected results;
          (c) promptly after any reasonable request by Administrative Agent or any Lender, copies of any detailed audit reports or management letters submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Restricted Subsidiary, or any audit of any of them;

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          (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrowers, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Administrative Agent pursuant hereto;
          (e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Restricted Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 8.2 or any other clause of this Section 8.3;
          (f) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Restricted Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any Restricted Subsidiary thereof; and
          (g) promptly, such additional financial and other information as Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Sections 8.2(a), 8.2(b) and 8.3(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 12.2; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that the Company shall deliver paper copies of such documents to Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender. Except for such Compliance Certificates, Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Each Borrower hereby acknowledges that (a) Administrative Agent will make available to the Lenders, the Swingline Lender and the Issuing Banks materials and/or information provided by or on behalf of each Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrowers or their respective securities) (each, a “Public Lender”). Each Borrower hereby agrees that so long as any Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private

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offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrowers shall be deemed to have authorized Administrative Agent, the Swingline Lender, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to its securities for purposes of United States federal and state Securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.15); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, Borrowers shall be under no obligation to mark any Borrower Materials “PUBLIC.”
     Section 8.4. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all (a) Tax liabilities, assessments and governmental charges or levies upon it or its Properties or assets, unless the same are being Properly Contested and (b) lawful claims which, if unpaid, would by law become a Lien upon its Property, unless the same are being Properly Contested or if such Lien is permitted under Section 9.2.
     Section 8.5. Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect the legal existence and good standing in the state of formation and (ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of the business of each Group Member, except, in each case, as otherwise permitted by Section 9.3 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (c) preserve or renew all of the registered patents, trademarks, trade names and service marks of each Group Member, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
     Section 8.6. Maintenance of Property; Insurance.
          (a) (i) Subject to transactions permitted by Section 9.3 and Section 9.10, do or cause to be done all things reasonably necessary to maintain, preserve and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of the property used by or useful to each Group Member, including without limitation, all equipment, machinery and facilities, (ii) make all the necessary repairs, renewals and replacements, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect and (iii) use the standard of care typical in the industry in the operation and maintenance of all facilities of the Group Members.
          (b) Maintain with financially sound and reputable insurance companies, not Affiliates of Borrowers, insurance with respect to properties and business of Borrowers and the

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other Group Members in amounts and against at least such risks (but including in any event general liability) as are usually insured against in the same general area by companies engaged in the same or a similar business (and in any case no less comprehensive in scope than that maintained by Borrowers and the other Group Members as of the Closing Date) and providing for not less than 30 days’ (or 10 days’ in the case of cancellation due to nonpayment) prior notice, to Administrative Agent of termination, lapse or cancellation of such insurance.
     Section 8.7. Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all financial dealings and transactions in relation to its business and activities and (b) permit representatives and independent contractors of Administrative Agent and each Lender (coordinated through and together with Administrative Agent), upon prior reasonable notice so long as no Default shall then have occurred and be continuing, to concurrently visit and inspect any of its properties and examine and make abstracts from any of its corporate, financial and operating books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, affairs, accounts, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their Registered Public Accounting Firm. Administrative Agent through any of its officers, employees, or agents shall have the right, from time to time hereafter to conduct a field exam and any other inspection permitted under this Section 8.7 of the Receivables and the Inventory in order to verify Borrowers’ financial condition or the amount, quality, value, condition of, or any other matter relating to, the Receivables and the Inventory; provided that (i) so long as (A) Liquidity is greater than 50% of the lesser of the Total Revolving Commitments and the Borrowing Base, such field exams and inspections shall be at the expense of Borrowers no more frequently than once per year and (B) Liquidity is greater than 20% but less than 50% of the lesser of the Total Revolving Commitment and the Borrowing Base, one additional field exam and one additional inspection per year at the expense of Borrowers, (ii) Administrative Agent and Lenders may conduct inspections and field exams at their own expense at any time and (iii) any field exam or inspection conducted at any time a Default exists shall be at the Borrowers’ expense. Syndication Agent and each Specified Agent-Related Person shall be given the opportunity to participate in such field exams and other inspections together with Administrative Agent.
     Section 8.8. Notices. Promptly, but in any event within five (5) Business Days of the date on which any Responsible Officer of the Company or any Restricted Subsidiary obtains knowledge thereof, give notice to Administrative Agent and each Lender of:
          (a) the occurrence of any Default;
          (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) dispute, litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;
          (c) the commencement of, or any material development in, any litigation or proceeding (including pursuant to any applicable Environmental Laws) affecting any Group

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Member (i) which could reasonably be expected to have a Material Adverse Effect or (ii) which relates to any Loan Document;
          (d) the occurrence of any ERISA Event or other event with respect to a Plan that, alone or together with any other ERISA Event or other event that has occurred, could reasonably be expected to result in a liability of the Borrowers in an aggregate amount exceeding $1,000,000 or the imposition of a Lien, setting forth details as to such event and the action, if any, that the Borrowers propose to take with respect thereto and, when known, any action taken or threatened by any Governmental Authority, including but not limited to the Internal Revenue Service, Department of Labor or the PBGC, with respect thereto, and (y) upon request by Administrative Agent, copies of (i) any annual report (Form 5500 Series) filed by any Borrower or any of its ERISA Affiliates with the Employee Benefits Security Administration with respect to each Plan; (ii) the most recent actuarial valuation report for each Pension Plan or Multiemployer Plan and each annual report for any Multiemployer Plan; (iii) all notices received by any Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor or any Governmental Authority concerning an ERISA Event; and (iv) such other information, documents or governmental reports or filings relating to any Plan as Administrative Agent shall reasonably request;
          (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect; and
          (f) any material change in accounting policies or financial reporting practices by any Group Member.
Each notice pursuant to this Section 8.8 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and, if applicable, stating what action the Company, Borrowers or the relevant Group Member has taken or proposes to take with respect thereto. Each notice pursuant to Section 8.8(a) shall describe with particularity all provisions of this Agreement and any other Loan Document that have been breached.
     Section 8.9. Environmental Laws.
          (a) Comply in all material respects with all applicable Environmental Laws, obtain and comply in all material respects with and maintain any required Environmental Permits, and comply in all material respects with all Contractual Obligations and agreements with respect to environmental remediation or other environmental matters.
          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and comply in all material respects with all Environmental Orders and directives of all Governmental Authorities regarding Environmental Laws.
          (c) Promptly furnish to Administrative Agent any material written notice of violation, order, claims, citations, complaints, penalty assessments, suits or other proceedings or threatened proceedings received by any Group Member from any Governmental Authority with respect to any alleged violation of or non-compliance in any material respect with any
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Environmental Laws or any Environmental Permits in connection with its ownership or use of its properties or the operation of its business.
          (d) Promptly furnish to Administrative Agent all requests for information, notices of claim, demand letters, and other notifications, received by any Group Member in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility which, if adversely determined could reasonably result in fines or Environmental Liabilities or Cost that exceed $10,000,000.
     Section 8.10. Use of Proceeds. The proceeds of the Loans will be used only to (a) repay amounts outstanding under the Existing Credit Agreements on the Closing Date, including any premiums, fees or expenses incurred in connection therewith, (b) pay the out-of-pocket fees, expenses and costs of the Transactions, and (c) for Borrowers’ working capital, capital expenditures and for general corporate purposes. In no event shall the funds from any Loan or any Letter of Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any “margin stock” (as such term is defined in Regulation U promulgated by the Board) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock in violation of the Investment Company Act. No Group Member, or any bank acting on its behalf, has taken or will take any action which might cause this Agreement or any other Loan Documents to violate Regulation T, U, or X or any other regulation of the Board or to violate the Exchange Act.
     Section 8.11. Additional Subsidiary Guarantors. Notify Administrative Agent at the time that any Person becomes a Restricted Subsidiary, and promptly thereafter (and in any event within thirty (30) days), cause such Person to, unless designated an Unrestricted Subsidiary, (a) become a Subsidiary Guarantor by executing and delivering to Administrative Agent a counterpart of the Guarantee and Collateral Agreement or such other document as Administrative Agent shall reasonably deem appropriate for such purpose, and (b) upon the request of Administrative Agent, deliver to Administrative Agent documents of the types referred to in clauses (f) and (g) of Section 7.1 and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to Administrative Agent.
     Section 8.12. Borrowing Base Verification. Any of Administrative Agent’s officers, employees or agents shall have the right, not more than two (2) times in any calendar year during normal business hours (or at any time during normal business hours when an Event of Default shall have occurred and be continuing), in the name of Administrative Agent, any designee of Administrative Agent or any Borrower, to verify the validity, amount or any other matter relating to Receivables, or Petroleum Inventory by mail, telephone, electronic communication, personal inspection or otherwise. The Company shall take reasonable steps necessary to cooperate with Administrative Agent in an effort to facilitate and promptly conclude any such verification process. For the avoidance of doubt, any rights granted under this Section 8.12 to any of Administrative Agent’s officers, employees or agents, shall be in addition to, and in supplement of, any rights granted pursuant to Section 8.7.
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     Section 8.13. Further Assurances. From time to time, execute and deliver, or cause to be executed and delivered, such additional instruments, legal opinions, certificates or documents, all in form and substance reasonably satisfactory to Administrative Agent, and take all such actions as may be reasonably requested hereunder or as Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by any Borrower or any Loan Party which is required to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording qualification or authorization of any Governmental Authority, Borrowers will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that Administrative Agent or such Lenders may be required to obtain from any Borrower or any of their respective Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.
     Section 8.14. Designation and Conversion of Unrestricted Subsidiaries.
          (a) Unless designated as an Unrestricted Subsidiary as of the date hereof on Schedule 8.14 or thereafter in compliance with Sections 8.14(b) or 8.14(e), any Person that is or becomes a Subsidiary of any Borrower (other than a Subsidiary of an Unrestricted Subsidiary created after the Closing Date, which is automatically deemed an Unrestricted Subsidiary unless prohibited by the definition thereof) shall be classified as a Restricted Subsidiary.
          (b) Borrowers may designate by written notification thereof to Administrative Agent, any Subsidiary of the Company (other than a Borrower), including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (i) immediately before and immediately after giving pro forma effect to such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, Borrowers shall be in pro forma compliance with Section 9.12 (regardless of whether a Financial Covenant Trigger Period is then in effect), (iii) such Unrestricted Subsidiary will be in compliance with Section 8.14(d), and (iv) the Company shall have delivered to Administrative Agent, prior to or together with the making of such designation, a certificate of a Responsible Officer confirming compliance with the provisions of this Section.
          (c) Borrowers may designate an Unrestricted Subsidiary to no longer be an Unrestricted Subsidiary (in order to designate it to be a Group Member) if after giving effect to such designation, (i) the representations and warranties of the Group Members contained in each of the Loan Documents are true and correct on and as of such date as if made on and as of the date of such designation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), (ii) no Default exists or after giving effect to such designation would exist and (iii) Borrowers comply with the requirements of Section 8.11.
          (d) No Unrestricted Subsidiary will be the owner or holder of Indebtedness or Equity Interests of any Group Member nor be the beneficiary of any Lien on any Property of any
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Group Member, and no Group Member shall have any outstanding Guarantee Obligations in respect of obligations of an Unrestricted Subsidiary other than Bank Product Obligations arising from Cash Management Services and any Indemnification Agreement.
          (e) Borrowers may designate a Restricted Subsidiary as an Unrestricted Subsidiary if the Restricted Subsidiary is an Immaterial Subsidiary and the conditions with respect to designating a Subsidiary as an Unrestricted Subsidiary in Section 8.14(b) have been satisfied.
     Section 8.15. Maintenance of Dominion Account. Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements reasonably acceptable to Administrative Agent. Borrowers shall obtain an agreement (in form and substance reasonably satisfactory to Administrative Agent) from each lockbox servicer and Dominion Account bank, establishing Administrative Agent’s control over and Lien in the lockbox or Dominion Account, which may be exercised by Administrative Agent during any Dominion Trigger Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. If a Dominion Account is not maintained with Administrative Agent, Administrative Agent may, during any Dominion Trigger Period, require immediate transfer of all funds in such account to a Dominion Account maintained with Administrative Agent. Administrative Agent and Lenders assume no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank. During any Dominion Trigger Period, Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Loan Party receives cash or Payment Items with respect to any Collateral during any Dominion Trigger Period, it shall hold same in trust for Administrative Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.
     Section 8.16. Post-Closing Undertakings. Within the time periods specified on Schedule 8.16, Borrowers shall deliver, or cause to be delivered, such items and complete, or cause to be completed, the undertakings set forth on Schedule 8.16.
ARTICLE 9.
NEGATIVE COVENANTS
     Each Borrower hereby jointly and severally agrees that, until Payment in Full of all of the Obligations and termination of the Revolving Commitments, no Borrower shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly:
     Section 9.1. Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:
          (a) Indebtedness of any Loan Party pursuant to any Loan Document and any other Secured Obligations;
          (b) Indebtedness (i) of any Loan Party to any other Loan Party, (ii) of any Group Member (other than any Loan Party) to any Group Member (other than any Loan Party),
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and (iii) subject to Section 9.6, of any Group Member (other than any Loan Party) to any Loan Party;
          (c) Guarantee Obligations incurred in the Ordinary Course of Business by any Loan Party of Indebtedness (i) of any other Loan Party to the extent such Indebtedness is otherwise permitted hereunder or (ii) subject to Section 9.6, of any Group Member to the extent such Indebtedness is otherwise permitted hereunder;
          (d) Indebtedness outstanding on the Closing Date and listed on Schedule 9.1(d) and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness to be refinanced, refunded, renewed or extended is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees, unpaid interest and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (ii) no Subsidiary becomes an obligor on such Indebtedness unless such Subsidiary is (or concurrently with any such Subsidiary becoming an obligor on such Indebtedness) a Subsidiary Guarantor and (iii) any such refinancing, refunding, renewal or extension of Indebtedness that is subordinated to the Obligations shall continue to be subordinated to the Secured Obligations on terms no less favorable to the Lenders than the terms of such Indebtedness to be refinanced, refunded, renewed or extended;
          (e) Indebtedness (including, without limitation, Capital Lease Obligations, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets) secured by Liens permitted by Section 9.2(g) in an aggregate outstanding principal amount not to exceed $50,000,000 at any time;
          (f) obligations (contingent or otherwise) of any Group Member existing or arising under any Hedge Agreement, provided that (i) such obligations are (or were) entered into by such Person in the Ordinary Course of Business, including for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” (ii) such Hedge Agreement is permitted under the risk management policies approved by such Borrower’s board of directors from time to time; and (iii) such Hedge Agreement does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
          (g) Indebtedness of any Person existing at the time such Person is acquired or merged into or consolidated with any Loan Party to the extent such Acquisition is a Permitted Acquisition and any refinancings, refundings, renewals or extensions thereof; provided that (i) any Liens in respect of such Indebtedness are otherwise permitted under Section 9.2(j), (ii) such Indebtedness is not incurred in anticipation or contemplation of such acquisition, merger or consolidation, (iii) no Subsidiary becomes an obligor on such Indebtedness unless such Subsidiary is (or concurrently with any such Subsidiary becoming an obligor on such Indebtedness) a Subsidiary Guarantor, (iv) with respect to any refinancings, refundings, renewals or extensions, the amount of such Indebtedness to be refinanced, refunded, renewed or extended is not increased at the time of such refinancing, refunding, renewal or extension except by an
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amount equal to a reasonable premium or other reasonable amount paid, and fees, unpaid interest and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (v) the aggregate outstanding principal amount of such Indebtedness does not exceed $25,000,000 at any time;
          (h) Indebtedness in respect of any tax exempt bonds or notes, economic or industrial development financing, tax beneficial or other municipal, county or state sponsored financing, or similar government sponsored financing; provided that (i) the proceeds of such Indebtedness shall be used to make or refinance Acquisitions and/or for capital expenditures, in each case made after the Closing Date, (ii) such Indebtedness shall be secured by the assets acquired, replaced or constructed in connection with the incurrence of such Indebtedness by any Loan Party for such Acquisition or capital expenditure (provided that such Indebtedness shall not be secured by any Collateral or any Equity Interests of any Group Member), (iii) Borrowers shall deliver to Administrative Agent a reasonably detailed description of items to be financed with the proceeds of such Indebtedness, and (iv) no Default shall have occurred or be continuing at the time of the incurrence of such Indebtedness;
          (i) Permitted Unsecured Indebtedness;
          (j) unsecured Indebtedness owed to Holly Energy Partners;
          (k) Indebtedness secured solely by debt instruments or Equity Interests issued by one or more MLP Parties;
          (l) Indebtedness and other obligations (contingent or otherwise) of Borrowers or any Group Member arising under any Indemnification Agreements executed and delivered in connection with a Disposition permitted under Section 9.10(g) in an aggregate outstanding amount not to exceed $200,000,000 at any time;
          (m) Indebtedness with respect to the BNP Transactions or similar transactions with respect to obligations to purchase crude oil or petroleum products; provided such Indebtedness is not secured by the Collateral or any Equity Interests of any Group Member; and
          (n) Indebtedness of Borrowers or any other Group Member in an aggregate outstanding principal amount (collectively for all of the Group Members) not to exceed $50,000,000 at any time.
          Section 9.2. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:
          (a) Liens for taxes not yet due or that are being Properly Contested;
          (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the Ordinary Course of Business that are not overdue for a period of more than thirty (30) days or that are being Properly Contested;
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          (c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
          (d) deposits to secure the performance of bids, trade contracts (other than for Borrowed Money), leases, statutory obligations, surety bonds (other than bonds related to judgments or litigation), appeal bonds, performance bonds and other obligations of a like nature incurred in the Ordinary Course of Business;
          (e) easements, rights-of-way, restrictions and other similar encumbrances affecting real property incurred in the Ordinary Course of Business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Borrower or any other Group Member;
          (f) Liens in existence on the Closing Date listed on Schedule 9.2(f), securing Indebtedness permitted by Section 9.1(d), provided that no such Lien is spread to cover any additional property after the Closing Date and any renewal or extension of the amount of Indebtedness secured thereby is permitted by Section 9.1(d);
          (g) Liens securing Indebtedness of any Borrower or any other Group Member incurred pursuant to Section 9.1(e), provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased, and (iv) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;
          (h) Liens created pursuant to the Security Documents to secure the Secured Obligations;
          (i) any interest or title of a lessor under any lease entered into by any Borrower or any other Group Member in the Ordinary Course of Business and covering only the assets so leased;
          (j) Liens on property of a Person existing at the time such Person is acquired or merged into or consolidated with any Loan Party to the extent such Acquisition is a Permitted Acquisition; provided that such Liens (i) are not created in anticipation or contemplation of such Acquisition, (ii) do not extend to property not subject to such Liens at the time of such Acquisition, (iii) are not more favorable to the applicable lienholders than their existing Liens and (iv) secure Indebtedness permitted under Section 9.1(g);
          (k) Liens of producers arising in the Ordinary Course of Business under the New Mexico Oil and Gas Products Lien Act or any similar statute in any other jurisdiction or under section 9-319 (or the equivalent thereof) of the UCC in effect in the States of Texas, Kansas, Montana, North Dakota, Utah and Wyoming or any other applicable jurisdiction;
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          (l) Liens on cash and Cash Equivalents securing Hedge Agreements; provided that the aggregate amount of cash and Cash Equivalents subject to such Liens may at no time exceed $50,000,000;
          (m) Liens to secure Indebtedness permitted under Section 9.1(h) and Section 9.1(m);
          (n) other Liens securing obligations in an aggregate amount not to exceed $25,000,000; provided none of the Collateral nor any Equity Interests of any Group Member are subject to such Liens; and
          (o) Liens on any debt instruments or Equity Interests issued by one or more MLP Parties;
provided that in no event shall any Borrower permit, or permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon (x) any Equity Interests in a Borrower or any Restricted Subsidiary, (y) any debt instrument (other than debt instruments issued by any MLP Party) or (z) any general intangible not otherwise subject to a Lien in favor of Administrative Agent, in each case of clauses (x), (y) and (z), owned by such Borrower or Restricted Subsidiary or in which such Borrower or Restricted Subsidiary has an interest.
     Section 9.3. Fundamental Changes. Except as otherwise permitted by Section 9.10, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), nor permit the Group Members taken as a whole, or any Borrower, individually, to Dispose of, all or substantially all of their or its respective property or business, except that:
          (a) any Subsidiary Guarantor may be merged or consolidated with or into any other Subsidiary Guarantor;
          (b) any Restricted Subsidiary may be merged or consolidated with or into any Borrower (provided that a Borrower shall be the continuing or surviving entity); and
          (c) any Restricted Subsidiary may be merged or consolidated with or into any other Restricted Subsidiary (provided that if one of such Restricted Subsidiaries is a Subsidiary Guarantor or Borrower, then such Subsidiary Guarantor or Borrower, as applicable, shall be the continuing and surviving entity unless one of such Borrowers is the Company in which event the Company shall be the continuing and surviving entity);
provided that, in each case of clauses (a), (b) and (c) above, the Required Conditions must be satisfied before and after giving effect to any such merger or consolidation.
     Section 9.4. Changes in Fiscal Periods. Permit the Fiscal Year of the Company to end on a day other than December 31 or change the Company’s method of determining Fiscal Quarters.
     Section 9.5. Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) or other distribution on, or
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make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Equity Interests of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities or property or in obligations of any Borrower or any Subsidiary Guarantor (collectively, “Restricted Payments”), except that:
          (a) any Restricted Subsidiary may make Restricted Payments to the owner of its Equity Interests (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the owners of the Equity Interests of such Restricted Subsidiary on a pro rata basis based on their relative ownership interests); and
          (b) Borrowers and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
          (c) the Company may purchase, redeem or otherwise acquire shares of its Equity Interests with proceeds received from the substantially concurrent issue of new shares of its common Equity Interests, including without limitation cashless withholdings or receipt of Equity Interests of the Company to pay Taxes incurred upon the vesting of restricted Equity Interests of the Company;
          (d) each Borrower and each Restricted Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common Equity Interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests; and
          (e) so long as the Required Conditions at the time such Restricted Payment is made (determined on a pro forma basis as if such Restricted Payments or dividends were paid in cash on the date declared or made, as applicable) are satisfied, Borrowers may make any Restricted Payments.
          Section 9.6. Investments. Make any Investments or Acquisitions, except:
          (a) Investments held by any Borrower or such Restricted Subsidiary in the form of Cash Equivalents;
          (b) advances to officers, directors and employees of any Borrower and its Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
          (c) Investments of any Borrower in any Subsidiary Guarantor (other than Joint Venture Investments) and Investments of any Subsidiary Guarantor in any Borrower or in another Subsidiary Guarantor (other than Joint Venture Investments);
          (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors to the extent reasonably necessary in order to prevent or limit loss;
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          (e) Investments (including Joint Venture Investments) outstanding on the Closing Date and identified on Schedule 9.6;
          (f) so long as no Default exists immediately prior to or after giving effect to such Investment, Investments in any MLP Party in the form of debt instruments or Equity Interests issued by such MLP Party as consideration for the contribution, assignment or transfer of logistics assets of any Borrower or Restricted Subsidiary to such MLP Party; provided that the consideration received is not less than the fair market value of the logistics assets contributed, assigned or transferred by such Borrower or Restricted Subsidiary;
          (g) Investments in UNEV Pipeline at any time after the Closing Date and on or before the first anniversary of the Closing Date in an aggregate amount not to exceed $100,000,000 to the extent necessary to complete construction of the UNEV Pipeline;
          (h) so long as no Default exists immediately prior to or after giving effect to such Investment, other Joint Venture Investments in an aggregate amount not to exceed $40,000,000;
          (i) Guarantees permitted by Section 9.1;
          (j) Investments (other than Joint Venture Investments) consisting of Permitted Acquisitions;
          (k) Investments in HEP LP (i) to maintain a 2% general partnership interest in Holly Energy Partners and (ii) so long as both before and after giving effect to such Investment, the Required Conditions are satisfied, consisting of the purchase of additional limited partnership interests in Holly Energy Partners or to provide funding to one or more MLP Parties for acquisitions of master limited partnership qualifying assets or capital expenditures or other general partnership purposes;
          (l) Investments consisting of Indebtedness permitted under Section 9.1(f).
          (m) so long as no Default exists immediately prior to or after giving effect to such Investment, other Investments (other than Joint Venture Investments) in an aggregate amount not to exceed $50,000,000; and
          (n) other Investments and other Acquisitions that are Permitted Acquisitions, so long as both before and after giving effect to such Investments and Acquisitions, the Required Conditions are satisfied.
     Section 9.7. Optional Payments and Modifications of Certain Debt Instruments. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to Indebtedness under any Existing Senior Notes or Permitted Unsecured Indebtedness unless the Required Conditions are satisfied at the time such payment is made; or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of Indebtedness under the Existing Senior Notes or Permitted Unsecured Indebtedness (other than any such amendment, modification, waiver or other change
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that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon), (ii) does not involve the payment of a consent fee) or (iii) adds a Subsidiary as a guarantor to the extent such Subsidiary is a Subsidiary Guarantor or becomes a Subsidiary Guarantor pursuant to Section 8.11.
     Section 9.8. Transactions with Affiliates. Except as set forth on Schedule 9.8, enter into any transaction of any kind, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than transactions among Loan Parties) unless such transaction (i) is (a) otherwise permitted under this Agreement, (b) in the Ordinary Course of Business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, or (ii) consists of Investments in Unrestricted Subsidiaries permitted by Section 9.6.
     Section 9.9. Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement, any other Loan Document, the Existing Senior Notes and any Permitted Unsecured Indebtedness, including any Permitted Unsecured Indebtedness that is a refinancing of any Existing Senior Notes) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to Borrowers or any Guarantor or to otherwise transfer property to Borrowers or any Guarantor, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of Borrowers or (iii) of Borrowers or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 9.1(e), Section 9.1(g) and Section 9.1(k) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or Section 9.1(i) (provided that any such negative pledge shall not restrict or prohibit any of the Liens pursuant to the Loan Documents or any other similar senior secured credit facility); or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
     Section 9.10. Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
          (a) Dispositions of obsolete or other property that is no longer materially beneficial in its business, whether now owned or hereafter acquired, in the Ordinary Course of Business;
          (b) Dispositions of (i) inventory and cash and Cash Equivalents in the Ordinary Course of Business and (ii) Receivables in the Ordinary Course of Business in connection with the collection or compromise thereof;
          (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of other property used in the Ordinary Course of Business, (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such other property or (iii) such property is no longer materially beneficial in its business;

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          (d) Dispositions of property by any Restricted Subsidiary to any Borrower or by any Loan Party to any other Loan Party;
          (e) Dispositions consisting of Investments permitted by Section 9.6(a), (d), (e), (h) or (m);
          (f) Dispositions permitted by Section 9.3;
          (g) Dispositions of logistics assets and other master limited partnership qualifying assets (which shall not include, in any event, any Collateral) by a Borrower or any Restricted Subsidiary to any Person; provided that at the time of such Disposition, no Default shall exist or would result from such Disposition;
          (h) So long as no Default exists immediately before or shall exist immediately after giving effect to such Disposition, Dispositions by a Borrower or any Restricted Subsidiary of assets in a Sale and Leaseback Transaction if and to the extent that the corresponding lease obligation is permitted under Section 9.1(e);
          (i) Dispositions by a Borrower of any of its Investments pursuant to Section 9.6(f) or (k); provided that (i) at least 75% of the consideration received for such Disposition is in the form of cash or Cash Equivalents, (ii) after giving effect to any such Disposition, (A) no Default shall have occurred and be continuing and (B) Borrowers shall be in compliance on a pro forma basis with the covenant set forth in Section 9.12 (regardless of whether a Financial Covenant Trigger Period is then in effect) as of the last day of the applicable period covered by the most recently delivered Compliance Certificate;
          (j) (i) the Disposition by a Borrower of Equity Interests of UNEV Pipeline or any other Investment in UNEV Pipeline and/or (ii) the Disposition by a Borrower of Holly UNEV and/or the Equity Interests in any Person that directly or indirectly owns any Equity Interests in UNEV Pipeline, so long as such Equity Interests in UNEV Pipeline are the sole and only asset of such Person; provided that (1) at least 75% of the consideration received for such Disposition is in the form of cash or Cash Equivalent, (2) immediately before and immediately after giving effect to any such Disposition, no Default shall exist and (3) Borrowers shall be in compliance on a pro forma basis, after giving effect to such Disposition, with all covenants set forth in Section 9.12 (regardless of whether a Financial Covenant Trigger Period is then in effect) as of the last day of the applicable period covered by the most recently delivered Compliance Certificate;
          (k) other Dispositions (excluding Dispositions of Inventory and Receivables), so long as both before and after giving effect to such Disposition, the Required Conditions are satisfied; and
          (l) in addition to the foregoing, so long as no Default exists immediately prior to or after giving effect to such Disposition, sales of other assets for consideration not to exceed $40,000,000 in the aggregate in any Fiscal Year;

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provided, however, that any Disposition pursuant to clauses (a) through (l) shall be for at least fair market value and except as otherwise specifically provided in such clauses, not less than 75% of the consideration received for such Disposition is cash or Cash Equivalents.
     Section 9.11. Lines of Business. Engage in any material line of business substantially different from those lines of business conducted by Borrowers and their Restricted Subsidiaries on the Closing Date or any business substantially related or incidental thereto.
     Section 9.12. Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, to be less than 1.00 to 1.00; as of the last day of any Fiscal Quarter ending during and immediately before any Financial Covenant Trigger Period.
ARTICLE 10.
EVENTS OF DEFAULT
     If any of the following events shall occur and be continuing:
          (a) Borrowers shall fail to pay (i) any principal of any Loan or LC Obligation when due in accordance with the terms hereof, (ii) any interest on any Loan or LC Obligation in accordance with the terms hereof or (iii) any other amount payable hereunder or under any other Loan Document within five (5) days after any such amount becomes due in accordance with the terms hereof; or
          (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or
          (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 8.5(a) (with respect to any Loan Party), Sections 8.1 (other than Section 8.1(e)), 8.2, 8.3(a), 8.3(b), 8.8(a), 8.11, 8.15, 8.16 or Article 9 of this Agreement; or
          (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof furnished to Borrowers by Administrative Agent and (ii) the date any Responsible Officer of a Loan Party has knowledge of the occurrence of the acts or omissions that constitute such failure; or
          (e) (i) any Group Member (A) defaults in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (B) defaults in making any payment of any interest on any such Indebtedness (other than Indebtedness hereunder and Indebtedness under Hedge Agreements) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (C) defaults in the observance or performance of any other

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agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; in each case, with respect to any Indebtedness or Guarantee Obligation (other than Indebtedness hereunder and Indebtedness under Hedge Agreements) having an aggregate principal amount for all such Indebtedness and Guarantee Obligations (including amounts owing to all creditors under any combined or syndicated credit arrangement) equal to or greater than $40,000,000 or (ii) there occurs under any Hedge Agreement an Early Termination Date (as defined in such Hedge Agreement) resulting from (A) any event of default under such Hedge Agreement as to which any Borrower or any Restricted Subsidiary is the Defaulting Party (as defined in such Hedge Agreement) or (B) any Termination Event (as defined in such Hedge Agreement) under such Hedge Agreement as to which any Borrower or any Restricted Subsidiary is an Affected Party (as defined in such Hedge Agreement); provided, that a default, event or condition described in clause (i) or (ii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) and (ii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount, or Hedge Agreements, the Hedge Termination Value, as applicable, of which exceeds in the aggregate $40,000,000; or
          (f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
          (g) an ERISA Event or other event with respect to a Plan shall occur that, alone or together with any other ERISA Event or other event that has occurred, could, in the sole judgment of the Majority Lenders, reasonably be expected to have a Material Adverse Effect; or

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          (h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $40,000,000 or more, and (i) enforcement proceedings are commenced by any creditor upon one or more such judgments or decrees which have not been stayed by reason of a pending appeal, court order or otherwise, or (ii) there is a period of ten (10) consecutive days during which a stay of enforcement of one or more such judgments, by reason of a pending appeal, court order or otherwise, is not in effect; or
          (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or at any time, any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or
          (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or
          (k) any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party (or any other Person in any judicial or administrative proceeding to the extent that any such judicial or administrative proceeding is not dismissed within 180 days) contests in any manner the validity or enforceability of any Loan Document; or any Loan Parties denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or
          (l) (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the Permitted Holders, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding common stock of the Company; or (ii) the board of directors of the Company shall cease to consist of a majority of Continuing Directors;
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to Borrowers, automatically the Revolving Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of LC Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, Administrative Agent may, or upon the request of the Majority Lenders, Administrative Agent shall, by notice to Borrowers declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, Administrative Agent may, or upon the request of the Majority Lenders, Administrative Agent shall, by notice to Borrowers, declare the Loans hereunder (with accrued interest thereon) and all

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other amounts owing under this Agreement and the other Loan Documents (including all amounts of LC Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, Borrowers shall at such time Cash Collateralize the aggregate LC Obligations pursuant to Section 2.10. Amounts of Cash Collateral shall be applied by Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all LC Obligations shall have been satisfied and all other Obligations of Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, of Cash Collateral shall be returned to Borrowers (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by each Borrower.
ARTICLE 11.
ADMINISTRATIVE AGENT
     Section 11.1. Appointment and Authority. Each of the Lenders and the Issuing Banks hereby irrevocably appoints Union Bank to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Administrative Agent, the Lenders and the Issuing Banks, and except as provided in Sections 11.5 and 11.6, neither Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” or “Agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
     Section 11.2. Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.
     Section 11.3. Exculpatory Provisions.

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          (a) Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Administrative Agent:
          (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
          (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
          (iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.
          (b) Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.1 and Article 10) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Administrative Agent by Borrowers, a Lender or an Issuing Bank.
          (c) Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.
     Section 11.4. Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate,

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consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, the Swingline Lender or an Issuing Bank, Administrative Agent may presume that such condition is satisfactory to such Lender, the Swingline Lender or such Issuing Bank unless Administrative Agent shall have received notice to the contrary from such Lender, the Swingline Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     Section 11.5. Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Except (i) in circumstances in which Administrative Agent determines in good faith that such appointment is advisable to comply with Applicable Law or to avoid a disadvantageous economic, legal or regulatory consequence or (ii) when a Default shall have occurred and be continuing, any such sub-agent shall be approved by Borrowers, such approval to not be unreasonably withheld, conditioned or delayed. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 11 shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
     Section 11.6. Resignation of Administrative Agent. Administrative Agent may at any time give notice of its resignation to the Lenders, the Swingline Lender, the Issuing Banks and Borrower Agent. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with Borrower Agent, to appoint a successor from among the Lenders. If no such successor shall have been so appointed by the Majority Lenders, in consultation with Borrower Agent, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent, in consultation with Borrower Agent, may, on behalf of the Lenders, the Swingline Lender and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that if Administrative Agent shall notify Borrower Agent and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Administrative Agent on behalf of the Lenders, the Swingline Lender or the Issuing Banks under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments,

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communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender, the Swingline Lender and the Issuing Banks directly, until such time as the Majority Lenders, in consultation with Borrower Agent, appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article 11 and Section 12.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
     Section 11.7. Non-Reliance on Administrative Agent and Other Lenders. Each Lender, the Swingline Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender, the Swingline Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
     Section 11.8. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, Joint Book Managers, Syndication Agent or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, a Lender, the Swingline Lender or an Issuing Bank hereunder, nor shall any of them have or be deemed to have any fiduciary relationship with any Lender as a result of this Agreement.
     Section 11.9. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to

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have the claims of the Lenders, the Swingline Lender, the Issuing Banks and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Swingline Lender, the Issuing Banks and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Swingline Lender, the Issuing Banks and Administrative Agent under clauses (a), (b) and (c) of Sections 3.3 and Section 12.5) allowed in such judicial proceeding; and
          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, the Swingline Lender and each Issuing Bank to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, the Swingline Lender and the Issuing Banks, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 3.3 and 12.5.
Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, the Swingline Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
ARTICLE 12.
MISCELLANEOUS
     Section 12.1. Amendments; Consents and Waivers.
          (a) None of this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, waived, supplemented or modified without the prior written agreement of Administrative Agent, the Majority Lenders (or, with the consent of Majority Lenders, Administrative Agent on their behalf) and each Loan Party party to the relevant Loan Document; provided, however, that:
          (i) without the prior written consent of Administrative Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Administrative Agent;
          (ii) without the prior written consent of each Issuing Bank, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of an Issuing Bank;
          (iii) without the prior written consent of the Swingline Lender, no modification shall be effective with respect to Section 2.5;

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          (iv) without the prior written consent of each affected Lender (except a Defaulting Lender as provided in Section 4.3 and this Section 12.1), no modification shall be effective that would (A) increase the Revolving Commitment of such Lender; (B) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender; (C) extend the Revolving Termination Date; or (D) alter Section 5.1, 5.2, 5.3 or 5.7 of this Agreement or Section 3(a) of the Guarantee and Collateral Agreement (except to add Collateral);
          (v) without the prior written consent of all Lenders (except a Defaulting Lender as provided in Section 4.3 and this Section 12.1), no modification shall be effective that would (A) amend any provision of this Section 12.1(a), (B) reduce any percentage specified in the definition of Majority Lenders; (C) increase the Total Revolving Commitments to an amount in excess of the Maximum Facility Amount; (D) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents; (E) release all or substantially all of the Collateral, except as contemplated by the Loan Documents (including, without limitation, Section 9.10 of this Agreement); (F) release any Borrower or all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement; (G) other than as expressly provided in the definition of Borrowing Base with respect to Majority Lenders approving an increase in percentages reduced during a Default, amend the definitions of “Borrowing Base” to increase the amounts or percentages set forth therein to an amount or a percentage greater than set forth in such definition as of the Closing Date (provided that the exercise by Administrative Agent or any Specified Agent-Related Person of any of its rights hereunder with respect to any Availability Reserve, Eligible Receivables, or Eligible Petroleum Inventory shall not be deemed an amendment to the amounts and percentages), “Availability,” “Eligible Receivables,” “Eligible Petroleum Inventory,” to the extent doing so would cause more of any Loan Parties’ assets to become eligible thereunder, or “Applicable Percentage”.
          (b) Any such waiver and any such amendment, supplement or modification made in accordance with this Section 12.1 shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, Administrative Agent and all future holders of the Loans to the extent applicable to such Person party to the Loan Document being amended. In the case of any waiver, the Loan Parties, the Lenders and Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon. Administrative Agent may, without the consent of any Lender, enter into any Security Document or any amendment, waiver, or release to the extent necessary to provide for additional Collateral as contemplated by any provision of this Agreement, to subordinate any Lien securing the Secured Obligations to the extent permitted by the terms of this Agreement or to provide for the release of Collateral or of any Guarantor to the extent permitted by the terms of this Agreement. Notwithstanding the provisions of this subsection, no Defaulting Lender shall have the right to vote to approve or disapprove or consent or withhold consent to any waiver or modification of any provision of any Loan Document, release any Collateral or any Guarantor or to direct the actions of Administrative Agent; provided that any waiver, amendment or modification that (w) reduces the
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amounts of any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, (x) increases the maximum amount which such Defaulting Lender is committed hereunder to lend, (y) extends the Revolving Credit Termination Date with respect to such Defaulting Lender’s Revolving Commitment, or (z) postpones the dates fixed for payments of principal or interest on the Loans shall require the approval or consent of such Defaulting Lender.
          (c) Notwithstanding anything herein or in any other Loan Document to the contrary, except as otherwise provided in Section 5.7, at any time an Event of Default exists, the agreement of Borrowers shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Swingline Lender, Administrative Agent, any Specified Agent-Related Person and/or Issuing Bank as among themselves. Only the consent of the parties to any agreement of the type described in Section 3.3(b) or relating to a Bank Product Agreement shall be required for any modification of such agreement, and any non-Lender that is party to a Bank Product Agreement shall have no right to participate in any manner in modification of any other Loan Document. Any waiver or consent granted by Administrative Agent, the Swingline Lender, any Issuing Bank or Lenders hereunder shall be effective only if in writing and only for the matter specified.
     Section 12.2. Notices; Effectiveness; Electronic Communication.
          (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
          (i) if to Borrowers, Administrative Agent, the Swingline Lender or the Issuing Banks, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 12.2; and
          (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 12.2(b) below, shall be effective as provided in such Section 12.2(b).
          (b) Electronic Communications. Notices and other communications to the Lenders, the Swingline Lender and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that, except as otherwise provided in
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Section 12.2(c), the foregoing shall not apply to notices to any Lender, the Swingline Lender, or any Issuing Bank pursuant to Article 2 if such Lender, the Swingline Lender, or such Issuing Bank, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent or Borrowers may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications.
          (c) Loan Mechanics. Each Borrower authorizes Administrative Agent, the Issuing Banks, and the Lenders to extend, convert, or continue Loans, issue Letters of Credit, effect selections of interest rates, and transfer funds to or on behalf of Borrowers based on instructions sent telephonically or by electronic mail. Borrowers shall confirm each such request by prompt delivery to Administrative Agent of a Borrowing Notice, Notice of Conversion/Continuation, or LC Application, if applicable, but if the foregoing differs in any material respect from the action taken by Administrative Agent or Lenders, the records of Administrative Agent and Lenders shall govern.
Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
          (d) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” ADMINISTRATIVE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY ADMINISTRATIVE AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of their Related Parties (collectively, the “Administrative Agent Parties”) have any liability to Borrowers, any Lender, the Swingline Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrowers’ or Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Administrative Agent Party; provided, however, that in no event shall any Administrative Agent Party have any liability to Borrowers, any Lender, the Swingline Lender,
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any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
          (e) Change of Address, Etc. Borrowers, Administrative Agent, the Swingline Lender and the Issuing Banks may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender or Issuing Bank may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Borrowers, Administrative Agent, the Swingline Lender and the Issuing Banks. In addition, each other Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender or such Issuing Bank.
          (f) Reliance by Administrative Agent, the Swingline Lender, the Issuing Banks and Lenders. Administrative Agent, the Swingline Lender, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Notices) purportedly given by or on behalf of Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrowers shall indemnify Administrative Agent, the Swingline Lender, each Issuing Bank, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrowers. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.
     Section 12.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with the last paragraph of Article 10 for the benefit of all the Lenders and Issuing Banks; provided, however, that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Bank from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 12.7 (subject to the terms of Section 5.8), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on
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its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then the Majority Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to the last paragraph of Article 10.
     Section 12.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.
     Section 12.5. Expenses; Indemnification; Damage Waiver.
          (a) Costs and Expenses. Borrowers shall pay (i) all reasonable and documented out of pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented out of pocket expenses incurred by the Swingline Lender in connection with the making or administration of any Swingline Loan or any demand for payment thereunder, and (iv) all out of pocket expenses incurred by Administrative Agent, any Lender, the Swingline Lender or any Issuing Bank (including the reasonable fees, charges and disbursements of any counsel for Administrative Agent, any Lender, the Swingline Lender, or any Issuing Bank), including the allocated cost of internal counsel, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans or Swingline Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
          (b) Indemnification by Borrowers. Borrowers shall indemnify Administrative Agent (and any sub-agent thereof), each Lender, the Swingline Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Claims, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan, Swingline Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of
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Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Subject Property, or any Environmental Liabilities and Costs related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise out of Claims solely among Indemnitees (other than (i) any Claim against Administrative Agent or any Agent-Related Person in its capacity as such and (ii) Claims which result from the action or inaction of any Loan Party).
          (c) Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to Administrative Agent (or any sub-agent thereof), the Swingline Lender, the Issuing Banks or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), the Swingline Lender, the Issuing Banks or such Related Party, as the case may be, such Lender’s Applicable Percentage of the Aggregate Credit Exposure (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent), the Swingline Lender or the Issuing Banks in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent), the Swingline Lender, or such Issuing Bank in connection with such capacity.
          (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
          (e) Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after written demand therefor.
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          (f) Survival. The agreements in this Section shall survive the resignation of Administrative Agent, the Swingline Lender and any Issuing Bank, the replacement of any Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all the other Obligations.
     Section 12.6. Successors and Assigns; Participations and Assignments.
          (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent, the Swingline Lender, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans (including for purposes of this subsection (b), participations in LC Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
               (i) Minimum Amounts.
          (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, a Lender Affiliate or an Approved Fund, no minimum amount need be assigned; and
          (B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Revolving Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Revolving Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if the “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $25,000,000 (or in the case of a Lender, $5,000,000) unless each of Administrative Agent and, so long as
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no Event of Default has occurred and is continuing, Borrowers otherwise consent (each such consent not to be unreasonably withheld, conditioned or delayed);
          (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Revolving Commitment assigned, except that this clause (ii) shall not apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans;
          (iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
          (A) the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, a Lender Affiliate or an Approved Fund;
          (B) the consent of Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for assignments in respect of the Loans or any unfunded Revolving Commitments if such assignment is to a Person that is not a Lender with a Revolving Commitment, a Lender Affiliate with respect to such Lender or an Approved Fund with respect to such Lender; and
          (C) the consent of each Issuing Bank and Swingline Lender (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment in respect of the Loans and Revolving Commitments.
          (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.
          (v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries or any of its Approved Funds, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
          (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person.
          (vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein,
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the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent, each Issuing Bank, each Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.11, 5.13, 5.14 and 12.5 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section. Upon request, Borrowers (at their expense) shall execute and deliver a Revolving Note to the assignee Lender.
          (c) Register. Administrative Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at Administrative Agent’s office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amounts of the Loans and LC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Administrative Agent shall promptly enter into the Register all assignments made in conformity with the terms of this Agreement and the entries in the Register shall be conclusive, absent manifest error. Borrowers, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, the Swingline Lender, and the Issuing Banks at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that
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a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from Administrative Agent a copy of the Register.
          (d) Participations. Any Lender may at any time, without the consent of , or notice to, any Borrower or Administrative Agent, sell participations to any Person (other than (i) a natural person, (ii) a Borrower or any of the Borrowers’ Affiliates or (iii) a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Loans (including such Lender’s participations in LC Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrowers, Administrative Agent, the Lenders, the Swingline Lender, and the Issuing Banks shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (iv) and (v) of the first proviso to Section 12.1 that affects such Participant. Subject to subsection (e) of this Section, Borrowers agree that each Participant shall be entitled to the benefits of Sections 5.11, 5.13 and 5.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.7 as though it were a Lender, provided such Participant agrees to be subject to Section 5.8 as though it were a Lender.
          (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 5.11 or 5.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.14 unless Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrowers, to comply with Section 5.14 and Section 5.15 as though it were a Lender.
          (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of
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a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
     Section 12.7. Set-off. In addition to any rights and remedies of the Lenders, the Swingline Lender, the Issuing Banks or each of their respective Affiliates provided by law, if an Event of Default shall have occurred and be continuing, each Lender, the Swingline Lender, each Issuing Bank and each of their respective Affiliates shall have the right, without prior notice to any Borrower or any other Loan Party, any such notice being expressly waived by each Borrower and each Loan Party to the extent permitted by Applicable Law, upon any Secured Obligation becoming due and payable by any Borrower or any other Loan Party (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of each Borrower or any other Loan Party, as the case may be. Each Lender, the Swingline Lender, and Issuing Bank agrees promptly to notify Borrowers and Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application. In the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Sections 4.3 and 5.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
     Section 12.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with Borrowers and Administrative Agent.
     Section 12.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and the parties shall endeavor in good faith negotiations to replace such prohibited or unenforceable provision with a valid provision the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 12.9, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by Administrative Agent, the Swingline

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Lender, or the Issuing Banks, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
     Section 12.10. Integration. This Agreement and the other Loan Documents represent the entire agreement of Borrowers, Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. This written Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.
There are no unwritten oral agreements between the Parties.
     Section 12.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.
     Section 12.12. Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;
          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any Borrower or Administrative Agent at its address set forth on Schedule 12.2 or at such other address of which Administrative Agent shall have been notified pursuant thereto;
          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

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     Section 12.13. Acknowledgments. Each Borrower, on behalf of itself and each of its Restricted Subsidiaries, hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Administrative Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Lender has any fiduciary obligation toward such Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between such Borrower and the other Group Members, on one hand, and each Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, provided that, solely for purposes of Section 12.6(c), Administrative Agent shall act as agent of such Borrower in maintaining the Register as set forth therein, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Group Member and any Lender, (vii) Administrative Agent is not such Borrower’s Administrative Agent, but Administrative Agent for Lenders, provided that, solely for purposes of Section 12.6(c) Administrative Agent shall act as agent of such Borrower in maintaining the Register as set forth therein, (viii) each Agent-Related Person, each Lender and each Lender Affiliate may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their Affiliates, (ix) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Agent-Related Persons, the Lenders and the Lender Affiliates, on the one hand, and the Loan Parties on the other, (x) should an Event of Default or Default occur or exist, each Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (xi) without limiting any of the foregoing, such Borrower is not relying upon any representation or covenant by any Lender, or any representative thereof, and no such representation or covenant has been made, that any Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (xii) all Lenders have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.
     Section 12.14. Releases of Guarantees and Liens; Designation of Subsidiaries; Disavowal of Liens.
          (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, Administrative Agent is hereby irrevocably authorized by each Lender, on behalf of itself and each of its Lender Affiliates (without requirement of notice to or consent of any Lender, except as expressly required by Section 12.1, or any Bank Product Provider) to take any action requested by any Borrower having the effect of (i) releasing any Collateral or Guarantee Obligations (A) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 12.1 or (B) to release Collateral to the extent provided in paragraph (b) of this Section 12.14 or (C) to

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release any Subsidiary Guarantor from the Guarantee and Collateral Agreement upon its designation as an Unrestricted Subsidiary or if such Subsidiary Guarantor ceases to be a Subsidiary as a result of a transaction permitted hereunder or (D) upon Payment in Full of the Obligations and payment in full of any other Secured Obligations (or other arrangements satisfactory to the provider of such other Secured Obligations in such provider’s sole discretion), termination of the Revolving Commitments and at such time as no Letters of Credit shall be outstanding or (ii) subordinating any Lien on any property granted to or held by Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 9.2(g). In connection with the releases of Collateral and Guarantee Obligations under subpart (i)(C) of this Section, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.
          (b) If it becomes illegal for any Lender to hold or benefit from a Lien over real property pursuant to any law of the United States, such Lender shall notify Administrative Agent and disclaim any benefit of such Lien to the extent of such illegality, but such illegality shall not invalidate or render unenforceable such Lien for the benefit of each of the other Lenders.
     Section 12.15. Confidentiality. Each of Administrative Agent, the Swingline Lender, the Lenders and the Issuing Banks agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors, representatives and to any credit insurance provider relating to Borrowers and their Obligations (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, in which event Administrative Agent, Swingline Lender, such Lender or such Issuing Bank, as applicable, shall give the Borrower to which such Information pertains prompt prior notice of the disclosure permitted by this clause (d) unless such notice is impracticable or otherwise prohibited, (e) to any other party hereto, (f) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (g) subject to an agreement containing provisions substantially the same, or at least as restrictive, as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective direct or indirect contractual counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party or its obligations, or (iii) any Bank Product Provider, (h) with the consent of Borrowers, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Administrative Agent, the Swingline Lender, any Lender, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than a Group Member, unless such Administrative Agent, Swingline Lender, Lender, Issuing Bank or

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Affiliate has actual knowledge that such source owes an obligation of confidence to a Group Member with respect to such Information. Notwithstanding anything to the contrary contained herein or in any other Loan Document, Administrative Agent, each other Agent-Related Person and each Lender may, with the consent of Borrower Agent (such consent not to be unreasonably withheld, delayed or conditioned), publish or disseminate general information describing this credit facility, including the names and addresses of the Borrowers and a general description of Borrowers’ businesses, and may use Borrowers’ logos, trademarks or product photographs in advertising and marketing materials.
For purposes of this Section, “Information” means all information received from any Borrower or any of their respective Subsidiaries relating to any Borrower or any of their respective Subsidiaries or any of their respective businesses, other than any such information that is available to Administrative Agent, the Swingline Lender, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by any Borrower or any such Subsidiary, provided that, in the case of information received from any Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Administrative Agent and each of the Lenders acknowledges that (a) the Information may include material non-public information concerning any Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Applicable Law, including federal and state Securities Laws.
     Section 12.16. WAIVERS OF JURY TRIAL. EACH BORROWER, ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 12.17. Limitation on Interest. The Lenders, the Loan Parties and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by Applicable Law from time to time in effect. No Loan Party nor any present or future guarantors, endorsers, or other Persons hereafter

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becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under Applicable Law from time to time in effect, and the provisions of this Section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. The Lenders expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by Applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender’s or holder’s option, promptly returned to Borrowers or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstances, exceeds the maximum amount permitted under Applicable Law, the Lenders and the Loan Parties (and any other payors thereof) shall to the greatest extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under Applicable Law in order to lawfully charge the maximum amount of interest permitted under Applicable Law. In the event Applicable Law provides for an interest ceiling under Chapter 303 of the Texas Finance Code, that ceiling shall be the weekly ceiling and shall be used when appropriate in determining the maximum amount of interest permitted to be charged.
     Section 12.18. USA Patriot Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrowers, which information includes the legal name, address, and tax id number of each Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrowers in accordance with the Act. Each Lender will also require information regarding each Subsidiary Guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal names, addresses, social security numbers, and dates of birth.
[The remainder of this page intentionally left blank. Signature page follows.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWERS:

HOLLYFRONTIER CORPORATION
HOLLY REFINING & MARKETING COMPANY LLC
HOLLY REFINING & MARKETING – TULSA LLC
HOLLY REFINING & MARKETING COMPANY –
WOODS CROSS LLC
NAVAJO REFINING COMPANY, L.L.C.
FRONTIER EL DORADO REFINING LLC
FRONTIER REFINING LLC

By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	Chief Executive Officer

[Signature Page to Credit Agreement]

UNION BANK, N.A., as Administrative Agent, as Swingline Lender, as an Issuing Bank and as a Lender
By:	/s/ John McNamara
	Name:	John McNamara
	Title:	Sr. Vice President

[Signature Page to Credit Agreement]

BNP PARIBAS, as a Lender
By:	/s/ Douglas R. Liftman
	Name:	Douglas R. Liftman
	Title:	Managing Director

By:	/s/ Courtney Kubesch
	Name:	Courtney Kubesch
	Title:	Vice President

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Mark Porter
	Name:	Mark Porter
	Title:	Senior Vice President

[Signature Page to Credit Agreement]

TORONTO DOMINION (NEW YORK), LLC, as a Lender
By:	/s/ Debbi L. Brito
	Name:	Debbi L. Brito
	Title:	Authorized Signatory

[Signature Page to Credit Agreement]

WELLS FARGO BANK, N.A., as a Lender
By:	/s/ Brian Kennedy
	Name:	Brian Kennedy
	Title:	Director

[Signature Page to Credit Agreement]

CITIBANK, N.A., as a Lender
By:	/s/ Brendan Mackay
	Name:	Brendan Mackay
	Title:	Director

[Signature Page to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/ Nupur Kumar
	Name:	Nupur Kumar
	Title:	Vice President

By:	/s/ Vipul Dhadda
	Name:	Vipul Dhadda
	Title:	Associate

[Signature Page to Credit Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender
By:	/s/ Marcus M. Tarkington
	Name:	Marcus M. Tarkington
	Title:	Director

By:	/s/ Michael Getz
	Name:	Michael Getz
	Title:	Vice President

[Signature Page to Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Lender
By:	/s/ Sherrese Clarke
	Name:	Sherrese Clarke
	Title:	Authorized Signatory

[Signature Page to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Mark E. Thompson
	Name:	Mark E. Thompson
	Title:	Senior Vice President

[Signature Page to Credit Agreement]

LLOYDS TSB BANK PLC, as a Lender
By:	/s/ Deborah Carlson
	Name:	Deborah Carlson
	Title:	Director Corporate Banking USA C103

By:	/s/ Abraham Asoll
	Name:	Abraham Asoll
	Title:	Associate Director Project Finance USA A011

[Signature Page to Credit Agreement]

COMPASS BANK, as a Lender
By:	/s/ Greg Determann
	Name:	Greg Determann
	Title:	Senior Vice President

[Signature Page to Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Wesley Fontana
	Name:	Wesley Fontana
	Title:	Vice President

[Signature Page to Credit Agreement]

COMERICA BANK, as a Lender
By:	/s/ Robert L. Nelson
	Name:	Robert L. Nelson
	Title:	Vice President

[Signature Page to Credit Agreement]

THE FROST NATIONAL BANK, as a Lender
By:	/s/ Lane Dodds
	Name:	Lane Dodds
	Title:	Vice President

[Signature Page to Credit Agreement]

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender
By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender
By:	/s/ J. Devin Mock
	Name:	J. Devin Mock
	Title:	Vice President
[Signature Page to Credit Agreement]

NATIXIS, as a Lender
By:	/s/ Louis P. Laville, III
	Name:	Louis P. Laville, III
	Title:	Managing Director

By:	/s/ Daniel Payer
	Name:	Daniel Payer
	Title:	Managing Director
[Signature Page to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Andrew S. Bae
	Name:	Andrew S. Bae
	Title:	Vice President

[Signature Page to Credit Agreement]

RB INTERNATIONAL FINANCE (USA) LLC, as a Lender
By:	/s/ Shirley Ritch
	Name:	Shirley Ritch
	Title:	Vice President

By:	/s/ Peter Armieri
	Name:	Peter Armieri
	Title:	Vice President
[Signature Page to Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By:	/s/ Masakazu Hasegawa
	Name:	Masakazu Hasegawa
	Title:	General Manager

[Signature Page to Credit Agreement]

UBS AG, STAMFORD BRANCH, as a Lender
By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director
[Signature Page to Credit Agreement]

UMB BANK ARIZONA, N.A., as a Lender
By:	/s/ John Damiris
	Name:	John Damiris
	Title:	Vice President

[Signature Page to Credit Agreement]

EXHIBIT A
TO CREDIT AGREEMENT
FORM OF BORROWING BASE CERTIFICATE

Certificate #	001
Date Prepared	XX/XX/XX
Date Effective	XX/XX/XX
HOLLYFRONTIER
MONTHLY BORROWING BASE

LINE
#		As of	XX/XX/XX	Balance
ACCOUNTS RECEIVABLE
	Per General Ledger	☑
	A/R Aging	☐
1	Total Accounts Receivable from prior period
2	Add: Sales for current period xx/xx/xx through xx/xx/xx
3	Add: Debit adjustments for current period
4	Subtract: Collections for current period (Enter Negative)
Subtract: Credit adjustments for current period:
Show details below (Enter Negative)
	Write-offs		$—
Credit Memos
	Discounts & Allowances		$—
	Other (Explain)		$—

5	Total Credit Adjustments			$—

6	Total Accounts Receivable Current Period			$—
7	Less: Total Ineligible Accounts			$—

8	Total Eligible Accounts Receivable (Line 6 + Line 7)			$—
9	Accounts Receivable Advance Rate (see next page)			Various

10	Accounts Receivable Availability (Line 8 * Line 9)			$—

		As of	XX/XX/XX
INVENTORY
11	Total Inventory from prior period			$—
12	Add: Purchases for current period XX/XX/XX through XX/XX/XX			$—
13	Subtract: Cost of Inventory Sold for current period			$—
14	Other Adjustments for current period			$—
15	Total Inventory for current period			$—

16	Less: Ineligible Inventory			$—

17	Total Eligible Inventory (Line 15 + Line 16)			$—
18	Inventory Advance Rate			80%

19	Inventory Availability (Line 17* Line 18)			$—

INVENTORY IN TRANSIT
20	In-Transit Inventory			$—
21	Less: Ineligible Inventory			$—

22	Total Eligible In-Transit Inventory (Line 20 + Line 21)			$—
23	In-Transit Inventory Advance Rate			80%

24	In-Transit Inventory Availability (Line 22 * Line 23)			$—

PLEDGED CASH
25	Pledged Cash			$—
26	Advance Rate			100%

27	Pledged Cash Availability (Line 25 * Line 26)			$—

BORROWING BASE
28	Total Collateral Availability (Line 10 + Line 19 + Line 24 + Line 27)			$—

Less:
29	Crude Pipeline & Terminal Fee Reserve
30	Non-Crude Pipeline & Terminal Fee Reserve
31	First Purchaser Reserve (see Footnote A InventoryAvailability tab)
32	Excise Tax Reserve
33	Dilution Reserve
34	Bank Product Reserve
35	Other reserves
36	Total Availability Reserves			$—

37	Borrowing Base (Line 28 + Line 36)			$—
38	Total Revolving Line of Credit			$1,000,000
39	Borrowing Availability (Lesser of Line 37 or Line 38)			$—

40	Less: Outstanding Letters of Credit			$—
41	Less: Outstanding Line of Credit			$—
42	Net Borrowing Availability			$—

The undersigned warrants and certifies that the information above and the documents provided to Union Bank, N.A. (“Bank”) from which the above information was derived, are true and correct and subject to a security interest in favor of Bank for any and all loans made by Bank to Hollyfrontier Corporation pursuant to and in accordance with the Credit Agreement dated July 01, 2011 and any amendments thereto.
HOLLYFRONTIER CORPORATION

Signed:

Title:

Date

Exhibit A

Certificate #	001
Date Prepared	XX/XX/XX
Date Effective	XX/XX/XX
HOLLYFRONTIER
Monthly A/R Availability

Approved Account
LINE			Debtors	LC Supported	Eligible Gov’t	Eligible
#	As of	XX/XX/XX	Receivables	Receivables	Receivables	Receivables	Total Receivables
ACCOUNTS RECEIVABLE
1	Gross Accounts Receivables						$—
Ineligibles
2	Accounts aged over 30 Days from due date						$—
3	Aged Credits Over 30 Days						$—
4	20% Cross-Age						$—
5	Contra						$—
6	Foreign accounts not supported by Commercial L/C’s						$—
7	Intercompany						$—
8	Extended Terms						$—
9	Prepaid						$—
10	Bankrupt						$—
11	Federal Accounts						$—
12	State Accounts						$—
13	Customer Deposits						$—
14	Lube Rebate Customers						$—
15	Rent /Lease Invoices						$—
16	FOB Destination						$—
17	Total Ineligible Accounts Receivable		$—	$—	$—	$—	$—

18	Advance Rates		90%	95%	95%	85%

19	Accounts Receivable Availability		$—	$—	$—	$—	$—

	As of	XX/XX/XX	Balance
ACCOUNTS RECEIVABLE
Concentrations				5% limit for all Receivables
10% limit for Investment Grade Customers other than Shell Oil
Account				15% limit for Designated Customers
			$—	40% limit for Shell Oil provided that it will automatically be reduced
			$—	to 25% at any time Shell Oil no longer maintains a long term
			$—	corporate debt rating of at least Aa2 from Moody’s and at least AA from
			$—	S&P
$—
$—
$—

Total Concentration			$—

Contra Accounts

		Non Crude	Crude A/P	Total A/P
Account	Eligible A/R Balance	A/P Balance	Balance	Balance	Contra Balance
$—
$—
$—
$—
$—
$—
$—

Total Contra Accounts					$—

Certificate Date Prepared Date Effective	#001 XX/XX/XX XX/XX/XX
HOLLYFRONTIER
Monthly Inventory Availability

	As of	XX/XX/XX
	Crude Oil	Non-Crude	Total Inventory
INVENTORY
Petroleum Inventory			$—

Ineligibles
Tank Heels (Footnote A)			—
BNP/Utexam Barrels			—

Total Ineligible Inventory	—	—	—

Footnote A: “Only that portion of Tank Heels over $100MM will be ineligible and only that portion of First Purchaser liabilities over $200MM will be reserved unless there is a Borrowing Base Adjustment Period as defined in the Credit Agreement dated as of July 1, 2011.”

In-Transit Petroleum	Crude Oil	Non-Crude	Total Inventory
Inventory			$—

Ineligibles
Not Applicable	$—	$—	$—

Total Ineligible Inventory			$—

Tank Heel Ineligible

	Barrels in (000’s)		Price Per Barrel		Ineligible Total
	Crude	Non-Crude	Crude	Non-Crude	Crude	Non-Crude	Total
Holly Refining			$—	$—	$—	$—	$—
Tulsa
Navajo
Woods Cross
Artesia
Glendale
Lubbock
Albuquerque
El Dorado
Cheyenne

Total

Certificate #	001
Date Prepared	XX/XX/XX
Date Effective	XX/XX/XX
HOLLYFRONTIER
Monthly General Ledger Reconciliation

As of	XX/XX/XX	Balance
ACCOUNTS RECEIVABLE
Reconciliation to General Ledger
Balance Per Accounts Receivable Aging		$—
Adjustments		$—
Adjustments		$—
Adjustments		$—
Adjustments		$—

Total Adjusted Accounts Receivable Aging Balance		$—
General Ledger Accounts Receivable Balance		$—

Difference		$—

As of	XX/XX/XX	Balance
INVENTORY
Reconciliation to General Ledger
Balance Per Perpetual Inventory Report/Other		$—
Adjustments		$—
Adjustments		$—
Adjustments		$—
Adjustments		$—

Total Adjusted Inventory Perpetual/Other Balance		$—
General Ledger Inventory Balance		$—

Difference		$—

Line of Credit Reconciliation
Beginning Loan Balance		$—
Advances		$—
Collections (Enter as Negative)		$—
Other		$—
Ending Loan Balance		$—

Union Bank Loan Balance		$—

Difference		$—

Reconciling Items		$—
$—
$—

EXHIBIT B
TO CREDIT AGREEMENT
FORM OF COMPLIANCE CERTIFICATE
Date: __________, _______
          This Compliance Certificate (this “Certificate”) is given pursuant to Section 8.3(a) of that certain Credit Agreement, dated as of July 1, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HollyFrontier Corporation, a Delaware corporation (the “Company”), and certain Subsidiaries of the Company party thereto (together with the Company, each a “Borrower” and collectively “Borrowers”), the lenders from time to time party thereto (the “Lenders”), and Union Bank, N.A., in its capacity as administrative agent and collateral agent for the Lenders and the Issuing Banks. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
          Pursuant to Section 8.3(a) of the Credit Agreement, I hereby certify, solely in my capacity as a Responsible Officer of Borrower Agent and not individually, on behalf of each Borrower, that:
1.	I am a Responsible Officer of Borrower Agent.

2.	The financial statements and reports attached hereto as Annex 1 are true and correct and fairly present, in all material respects, the consolidated financial condition and results of operations of the Company and its consolidated Subsidiaries, and the related audited consolidated and unaudited consolidating statements of income or operations[, shareholders’ equity][1] and cash flows, for the period presented and that such statements were prepared in accordance with GAAP (except, with respect to statements delivered for any Fiscal Month or Fiscal Quarter, the absence of footnotes and subject to normal year-end adjustments).

3.	Each Loan Party has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Credit Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it.

4.	No Default or Event of Default exists as of the date hereof[, other than the Defaults or Events of Default described on Annex 2 attached hereto and made part hereof (including the nature and duration thereof and Borrowers’ intention with respect thereto)].

5.	[For Compliance Certificates delivered at the end of a Fiscal Quarter or Fiscal Year] Annex 3 sets forth the financial data and computations in respect of the financial covenant set forth in Section 9.12 of the Credit Agreement, all of which data and computations are true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

[1]	Include for financial statements delivered pursuant to Section 8.2(a) of Credit Agreement.
Exhibit B

6.	On the date hereof, the Moody’s rating of the Index Debt is [_____] and the S&P rating of the Index Debt is [_______]. The Applicable Rating Level is [Level I][Level II][Level III][Level IV][Level V].

7.	Annex 4 sets forth a list of all Acquisitions, Investments, and Restricted Payments from the Closing Date through the date hereof, together with the total amount for each of the foregoing categories.
[SIGNATURE PAGE FOLLOWS]
Exhibit B

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day and year set forth above.

HOLLYFRONTIER CORPORATION

By:
Name:
Title:
Exhibit B

ANNEX 1
To Compliance Certificate
[Attach Financial Statements]
Exhibit B

ANNEX 2
To Compliance Certificate
[Describe Defaults or Events of Default (if any)]2

[2]	For each Default or Event of Default listed describe the nature and duration thereof and Borrowers’ intention with respect thereto.
Exhibit B

ANNEX 3
To Compliance Certificate

[Attach Detailed Financial Covenant Calculations]
Exhibit B

ANNEX 4
To Compliance Certificate
[Describe Acquisitions, Investments, Restricted Payments]
Exhibit B

EXHIBIT C
TO CREDIT AGREEMENT
FORM OF CLOSING CERTIFICATE
OFFICER’S CERTIFICATE
See attached.
Exhibit C

OFFICER’S CERTIFICATE
July 1, 2011
     The undersigned, as a Responsible Officer of HollyFrontier Corporation, a Delaware corporation (the “Company”), hereby gives this Officer’s Certificate to induce Union Bank, N.A., in its capacity as administrative agent and collateral agent for the Lenders and the Issuing Banks (in such capacity, “Administrative Agent”), to consummate certain financial accommodations pursuant to the terms and conditions of that certain Credit Agreement, dated as of the date hereof, among the Company, certain Subsidiaries of the Company party thereto (together with the Company, collectively, “Borrowers” and each, individually, a “Borrower”), the lenders party thereto (the “Lenders”) and Administrative Agent (the “Credit Agreement”). Unless otherwise expressly indicated herein, capitalized terms used in this Officer’s Certificate shall have the respective meanings as are ascribed to them in the Credit Agreement.
     The undersigned hereby certifies, solely in his capacity as an officer of the Company and not in his individual capacity, that he is authorized to execute this Officer’s Certificate on behalf of each Loan Party and as such hereby certifies to Administrative Agent, with the intention that Administrative Agent, the Lenders and the Issuing Banks shall be entitled to rely fully hereon without further independent investigation on their part, that:
(i)	On the date hereof, the representations and warranties of each Loan Party set forth in the Credit Agreement and the other Loan Documents are true and correct in all respects.

(ii)	On the date hereof both before and immediately after giving effect to the consummation of the Transactions and any Borrowings and the issuance of any Letters of Credit on the date hereof, no Default or Event of Default has occurred and is continuing.

(iii)	On the date hereof both before and immediately after giving effect to the consummation of the Transactions and any Borrowings and the issuance of any Letters of Credit on the date hereof, no Overadvance exists.

(iv)	On the date hereof, each Loan Party maintains insurance coverage in accordance with and as required by Section 8.6 of the Credit Agreement. Attached hereto as Exhibit A are insurance certificates evidencing that such insurance coverage is in effect for such Loan Party and its Restricted Subsidiaries.

(v)	On the date hereof, after giving effect to the initial Loans and the of proceeds thereof, paying all accounts payable aged beyond stated terms, Availability is no less than $300,000,000.

(vi)	Attached as Exhibit B are true, correct and complete copies of (i) the Merger Agreement together with all material agreements, instruments and other documents delivered in connection therewith reasonably requested

Officer’s Certificate

by Administrative Agent prior to the date hereof and (ii) the certificate of merger or other confirmation reasonably satisfactory to the Lenders filed with the Secretary of State of the State of Wyoming.

(vii)	On the date hereof, all governmental and third party approvals necessary or, in the reasonable discretion of Administrative Agent, advisable in connection with the transactions contemplated hereby and the continuing operations of the Company and its Restricted Subsidiaries have been obtained and are in full force and effect, and all applicable waiting periods have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Agreement.

(viii)	On the date hereof, no action, proceeding, investigation, regulation or legislation has been instituted, threatened or proposed before any court, Governmental Authority or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or any other Loan Document or the consummation of the transactions contemplated thereby and which, in Administrative Agent’s sole judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any other Loan Document.
[Remainder of page intentionally left blank.]

Officer’s Certificate

2

     IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date first written above.

HOLLYFRONTIER CORPORATION
By:
Name:
Title:

Officer’s Certificate	Signature Page

Exhibit A
Certificates of Insurance
(See Attached)

Officer’s Certificate	EXHIBIT A

Exhibit B
Merger Agreement, etc.
(See Attached)

Officer’s Certificate	EXHIBIT B

EXHIBIT D
TO CREDIT AGREEMENT
FORM OF BORROWING NOTICE
____________, 201_
Union Bank, N.A., Administrative Agent
[________________________]
[_______________________]
Attention: [________________]
Ladies and Gentlemen:
     The undersigned, HollyFrontier Corporation, a Delaware corporation (“Borrower Agent”), refers to the Credit Agreement dated as of July 1, 2011 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower Agent and certain of its Subsidiaries party thereto, as Borrowers, the lenders from time to time party thereto (the “Lenders”), and Union Bank, N.A., in its capacity as administrative agent and collateral agent for the Lenders and the Issuing Banks. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     Borrower Agent hereby gives you irrevocable notice (this “Notice of Borrowing”) pursuant to Section 4.1 of the Credit Agreement that it hereby requests a Borrowing under the Credit Agreement (the “Requested Borrowing”), and in that connection sets forth below the information relating to such Requested Borrowing as required by Section 4.1(a) of the Credit Agreement:
(a)	The aggregate principal amount of the Requested Borrowing is $[__________].

(b)	The Borrowing Date of the Requested Borrowing is [________, ____].

(c)	The interest rate of the Type of Loans comprising the Requested Borrowing will be [Base Rate] [Eurodollar Rate] Loans.

(d)	[The duration of the Interest Period for the Eurodollar Rate Loans made as a part of the Requested Borrowing is [[7] [14] days or [1][2][3][6][9][12] month(s)].]
     The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the Borrowing Date of the Requested Borrowing:
Exhibit D

     (a) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct [in all material respects]3 on and as of the date hereof and will be true and correct on and as of the Borrowing Date of the Requested Borrowing, both before and after giving effect to the Requested Borrowing and to the application of the proceeds thereof (or to the extent qualified by materiality, such representations and warranties shall be true and correct in all respects);
     (b) No Default or Event of Default exists or would result from such Requested Borrowing or from the application of the proceeds thereof; and
     (c) Except as otherwise permitted in Section 2.4 of the Credit Agreement, immediately before and after giving effect to the Requested Borrowing no Overadvance shall exist.
     Delivery of an executed counterpart of this Notice of Borrowing by facsimile or other electronic means will be effective as delivery of an original executed counterpart of this Notice of Borrowing.

Very truly yours,

HOLLYFRONTIER CORPORATION

By:
Name:
Title:

[3]	Only for Borrowings after the Closing Date.
Exhibit D

EXHIBIT E
TO CREDIT AGREEMENT
FORM OF NOTICE OF CONTINUATION/CONVERSION
[_________], 201_
Union Bank, N.A., Administrative Agent
[________________________]
[_______________________]
Attention:[________________]
Ladies and Gentlemen:
     The undersigned, HollyFrontier Corporation, a Delaware corporation (“Borrower Agent”), refers to the Credit Agreement dated as of July 1, 2011 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower Agent and certain of its Subsidiaries party thereto, as Borrowers, the lenders from time to time party thereto (the “Lenders”), and Union Bank, N.A., in its capacity as administrative agent and collateral agent for the Lenders and the Issuing Banks. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     Borrowers hereby give you notice, irrevocably, pursuant to Section 4.2 of the Credit Agreement, that Borrowers hereby request that, with respect to the existing outstanding [Base Rate][Eurodollar] Borrowing in the original principal amount of $[__________], that such [Base Rate][ Eurodollar] Borrowing be converted or continued as follows:
     (a) $[__________] of such amount shall be converted to a Base Rate Borrowing, effective on [__________ __, 2__]; and
     (b) [$[__________] of such amount shall be [converted to][continued as] a Eurodollar Borrowing with an Interest Period of [________] [days/months], effective on [__________ __, 20__].]
     Borrowers hereby certify that the following statements are true on the date hereof, and will be true on the date of the conversions and/or continuations described above:
     (i) after giving effect to the foregoing, the number of Interest Periods outstanding will not exceed fifteen (15); and
     (ii) no Default or Event of Default exists or would result from the requested [conversion] [continuation].
[SIGNATURE PAGE FOLLOWS]
Exhibit E

Very truly yours,

HOLLYFRONTIER CORPORATION

By:
Name:
Title:
Exhibit E

EXHIBIT F
TO CREDIT AGREEMENT
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
     This Assignment and Assumption Agreement (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, any letters of credit, swingline loans and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	______________________________
[and is an Affiliate/Approved Fund of [identify Lender]4]

3.	Borrowers:	HollyFrontier Corporation, Holly Refining & Marketing Company LLC, Holly Refining & Marketing Company LLC — Woods Cross LLC, Holly Refining & Marketing Company LLC — Tulsa LLC, Frontier El Dorado Refining LLC and Frontier Refining LLC.

[4]	Select as applicable.
Exhibit I

4.	Administrative Agent: Union Bank, N.A., as administrative agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement dated as of July 1, 2011 among HollyFrontier Corporation and certain of its Subsidiaries party thereto, as Borrowers, the lenders from time to time party thereto, and Union Bank, N.A., in its capacity as administrative agent and collateral agent for the Lenders and the Issuing Banks.
6.	Assigned Interest:

	Aggregate Amount of	Amount of	Percentage Assigned
Commitment	Commitment/Loans	Commitment/Loans	of
Assigned	for all Lenders	Assigned	Commitment/Loans[5]
	$	$	%
	$	$	%
	$	$	%
Effective Date: _____________ ___, 201__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[5]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
Exhibit E

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Name:
Title:

Exhibit F

Consented to and Accepted: Union Bank, N.A., as Administrative Agent
By:
Name:
Title:

[Consented to:] HOLLYFRONTIER CORPORATION
By:
Name:
Title:

HOLLY REFINING & MARKETING COMPANY LLC
By:
Name:
Title:

HOLLY REFINING & MARKETING COMPANY LLC — TULSA LLC

By:
Name:
Title:

HOLLY REFINING & MARKETING COMPANY LLC — WOODS CROSS LLC

By:
Name:
Title:

Exhibit F

NAVAJO REFINING COMPANY, L.L.C.
By:
Name:
Title:

FRONTIER EL DORADO REFINING LLC
By:
Name:
Title:

FRONTIER REFINING LLC
By:
Name:
Title:

Exhibit F

ANNEX 1
HOLLYFRONTIER CORPORATION
CREDIT AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
     1. Representations and Warranties.
     1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.2 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (vi) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the
Annex I to Exhibit F

obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
     2. Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date, and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.
     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
[Remainder of Page Intentionally Left Blank]
Annex I to Exhibit F

EXHIBIT G-1
TO CREDIT AGREEMENT
FORM OF COMMITMENT INCREASE CERTIFICATE
     THIS COMMITMENT INCREASE CERTIFICATE (this “Certificate”) dated as of [________], is between [Insert name of Existing Lender] (“Existing Lender”), HOLLYFRONTIER CORPORATION, a Delaware corporation (the “Company”), and certain Subsidiaries of the Company party thereto (together with the Company, each a “Borrower” and collectively “Borrowers”), and UNION BANK, N.A., in its capacity as administrative agent and collateral agent for the Lenders and the Issuing Banks (in such capacity, “Administrative Agent”). Each capitalized term used herein but not otherwise defined shall have the meaning given such term in the Credit Agreement.
R E C I T A L S
     A. Borrowers have entered into that certain Credit Agreement, dated as of July 1, 2011, among Borrowers, the lenders from time to time party thereto (the “Lenders”) and Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
     B. Borrowers have heretofor requested pursuant to Section 2.3 of the Credit Agreement that the Total Revolving Commitments be increased by $ [_________] by increasing the Revolving Commitment of one or more Lenders.
     C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1.01 Commitment Increase.
          (a) Pursuant to Section 2.3(b) of the Credit Agreement, effective as of the Effective Date (used herein as defined below), the Existing Lender’s Revolving Commitment is hereby increased from $[_______] to $[_______].
          (b) Effective as of the Effective Date, the increase in the Existing Lender’s Revolving Commitment hereby supplements Schedule 1.1 to the Credit Agreement, such that after giving effect to the inclusion of the Revolving Commitment increase contemplated hereby, Schedule 1.1 to the Credit Agreement is amended and restated to read as set forth on Schedule 1.1 attached hereto.
     Section 1.02 Representations and Warranties; Agreements. The Existing Lender hereby: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Certificate and to consummate the transactions contemplated hereby, (ii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered thereunder, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Certificate and to increase its Revolving Commitment, on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any
Exhibit G-1

other Lender; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with the terms of the Credit Agreement, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender (including, without limitation, any obligations of it, if any, under Section 2.3 of the Credit Agreement).
     Section 1.03 Effectiveness. This Certificate shall become effective as of [____] (the “Effective Date”), subject to Administrative Agent’s receipt of counterparts of this Certificate duly executed by the Existing Lender and Borrowers.
     Section 1.04 Counterparts. This Certificate may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Certificate by facsimile or other electronic means shall be as effective as delivery of a manually executed counterpart of this Certificate.
     Section 1.05 Governing Law. THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     Section 1.06 Severability. The illegality or unenforceability of any provision of this Certificate or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Certificate or any instrument or agreement required hereunder.
     Section 1.07 Notices. All communications and notices hereunder shall be in writing and given as provided in Section 12.2 of the Credit Agreement.
[SIGNATURE PAGES FOLLOW]
Exhibit G-1

     IN WITNESS WHEREOF, the parties hereto have caused this Certificate to be duly executed as of the date first written above.

Borrowers:	HOLLYFRONTIER CORPORATION

By:

Name:
Title:

HOLLY REFINING & MARKETING COMPANY LLC

By:
Name:
Title:

HOLLY REFINING & MARKETING COMPANY — TULSA LLC

By:
Name:
Title:

HOLLY REFINING & MARKETING COMPANY — WOOLDS CROSS LLC

By:
Name:
Title:

NAVAJO REFINING COMPANY, L.L.C.

By:
Name:
Title:
Exhibit G-1

FRONTIER EL DORADO REFINING LLC

By:
Name:
Title:

FRONTIER REFINING LLC

By:
Name:
Title:

Administrative Agent:	UNION BANK, N.A.

By:
Name:
Title:

Existing Lender:	[ ]

By:
Name:
Title:
Exhibit G-1

SCHEDULE 1.1
REVOLVING COMMITMENTS AND APPLICABLE PERCENTAGE

Revolving
Name of Lender	Commitment		Applicable Percentage

[ ]	$	[ ]	[ ]	%
[ ]	$	[ ]	[ ]	%
[ ]	$	[ ]	[ ]	%
[ ]	$	[ ]	[ ]	%
[ ]	$	[ ]	[ ]	%
[ ]	$	[ ]	[ ]	%
[ ]	$	[ ]	[ ]	%
[ ]	$	[ ]	[ ]	%
[ ]	$	[ ]	[ ]	%
[ ]	$	[ ]	[ ]	%

TOTAL:	$	[ ]	100.00%
Schedule 1.1 to Exhibit G-1

EXHIBIT G-2
TO CREDIT AGREEMENT
FORM OF ADDITIONAL LENDER CERTIFICATE
     THIS ADDITIONAL LENDER CERTIFICATE (this “Certificate”) dated as of [________], is between [Insert name of Additional Lender] (the “Additional Lender”), HOLLYFRONTIER CORPORATION, a Delaware corporation (the “Company”), and certain Subsidiaries of the Company party thereto (together with the Company, each a “Borrower” and collectively “Borrowers”), and UNION BANK, N.A., in its capacity as administrative agent and collateral agent for the Lenders and the Issuing Banks (in such capacity, “Administrative Agent”). Each capitalized term used herein but not otherwise defined shall have the meaning given such term in the Credit Agreement.
R E C I T A L S
     A. Borrowers have entered into that certain Credit Agreement, dated as of July 1, 2011, among Borrowers, the lenders from time to time party thereto (the “Lenders”) and Administrative Agent (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
     B. Borrowers have heretofor requested pursuant to Section 2.3 of the Credit Agreement that the Total Revolving Commitments be increased by $[_______] by causing the Additional Lender to become a Lender.
     C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1.01 Additional Lender.
          (a) Pursuant to Section 2.3(b) of the Credit Agreement, effective as of the Effective Date (used herein as defined below), the Additional Lender is hereby added as a Lender under the Credit Agreement with a Revolving Commitment of $[_______].
          (b) Effective as of the Effective Date, the Additional Lender shall become a Lender for all purposes of the Credit Agreement and shall have all of the rights and obligations of a Lender thereunder. The Revolving Commitment of the Additional Lender hereby supplements Schedule 1.1 to the Credit Agreement, such that after giving effect to the inclusion of the Revolving Commitment of the Additional Lender contemplated hereby, Schedule 1.1 to the Credit Agreement is amended and restated to read as set forth on Schedule 1.1 attached hereto.
     Section 1.02 Representations and Warranties; Agreements. The Additional Lender hereby: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Certificate and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the
Exhibit G-2

requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Lender under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered thereunder, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Certificate and to acquire its Revolving Commitment on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (v) if the Additional Lender is a Foreign Lender, any documentation required to be delivered by such Additional Lender pursuant to Section 2.3 of the Credit Agreement has been duly completed and executed by the Additional Lender and delivered to Borrowers and Administrative Agent; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with the terms of the Credit Agreement, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender (including, without limitation, any obligations of it, if any, under Section 2.3 of the Credit Agreement).
     Section 1.03 Effectiveness. This Certificate shall become effective as of [_____] (the “Effective Date”), subject to Administrative Agent’s receipt of (a) counterparts of this Certificate duly executed by the Additional Lender and Borrowers, (b) a processing and recordation fee of $3,500, and (c) an Administrative Questionnaire duly completed by the Additional Lender.
     Section 1.04 Counterparts. This Certificate may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Certificate by facsimile or other electronic means shall be as effective as delivery of a manually executed counterpart of this Certificate.
     Section 1.05 Governing Law. THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     Section 1.06 Severability. The illegality or unenforceability of any provision of this Certificate or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Certificate or any instrument or agreement required hereunder.
     Section 1.07 Notices. All communications and notices hereunder shall be in writing and given as provided in Section 12.2 of the Credit Agreement; provided that all communications and notices hereunder to the Additional Lender shall be given to it at the address set forth in its Administrative Questionnaire.
[SIGNATURE PAGES FOLLOW]
Exhibit G-2

IN WITNESS WHEREOF, the parties hereto have caused this Certificate to be duly executed as of the date first written above.

Borrowers:	HOLLYFRONTIER CORPORATION

By:
Name:
Title:

HOLLY REFINING & MARKETING COMPANY LLC

By:
Name:
Title:

HOLLY REFINING & MARKETING COMPANY — TULSA LLC

By:
Name:
Title:

HOLLY REFINING & MARKETING COMPANY — WOOLDS CROSS LLC

By:
Name:
Title:

NAVAJO REFINING COMPANY, L.L.C.

By:
Name:
Title:
Exhibit G-2

FRONTIER EL DORADO REFINING LLC

By:
Name:
Title:

FRONTIER REFINING LLC

By:
Name:
Title:

Administrative Agent:	UNION BANK, N.A.

By:
Name:
Title:

Additional Lender:	[ ]

By:
Name:
Title:
Exhibit G-2

SCHEDULE 1.1
REVOLVING COMMITMENTS AND APPLICABLE PERCENTAGE

Revolving
Name of Lender	Commitment		Applicable Percentage

[ ]	$	[ ]	[ ]	%
[ ]	$	[ ]	[ ]	%
[ ]	$	[ ]	[ ]	%
[ ]	$	[ ]	[ ]	%
[ ]	$	[ ]	[ ]	%
[ ]	$	[ ]	[ ]	%
[ ]	$	[ ]	[ ]	%
[ ]	$	[ ]	[ ]	%
[ ]	$	[ ]	[ ]	%
[ ]	$	[ ]	[ ]	%

TOTAL:	$	[ ]	100.00%
Schedule 1.1 to Exhibit G-2

EXHIBIT H
TO CREDIT AGREEMENT
FORM OF REVOLVING NOTE
____________, ____
     FOR VALUE RECEIVED, each of the undersigned, HollyFrontier Corporation, a Delaware corporation (the “Company”), and certain Subsidiaries of the Company party hereto (collectively with the Company, “Borrowers” and each, individually, a “Borrower”), jointly and severally hereby unconditionally promises to pay to the order of [_____________________] (the “Lender”) the principal sum equal to its Revolving Commitment as set forth in the Credit Agreement (as hereinafter defined), or, if greater or less, the aggregate unpaid principal amount of the Loans advanced by the Lender to Borrowers pursuant to the terms of the Credit Agreement, together with interest on the unpaid principal balance thereof as set forth in the Credit Agreement, both principal and interest payable as therein provided in lawful money of the United States of America to Administrative Agent at the place set forth for Administrative Agent on Schedule 1.1 to the Credit Agreement, or at such other place, as from time to time may be designated by Administrative Agent in accordance with the Credit Agreement.
     Principal of and interest on this Revolving Note (this “Note”) from time to time outstanding shall be due and payable as provided in that certain Credit Agreement dated as of July 1, 2011, by and among Borrowers, the Lenders party thereto from time to time and Administrative Agent (as the same may be amended, restated, amended and restated, supplemented or modified from time to time, the “Credit Agreement”). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.
     This Note is issued pursuant to and evidences Loans under the Credit Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrowers. The Credit Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment, and reborrowing of amounts upon specified terms and conditions.
     The holder of this Note is hereby authorized by Borrowers to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Loans and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrowers hereunder or under any other Loan Documents.
     Time is of the essence of this Note. Each Borrower and all endorsers, sureties, and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. Borrowers jointly and severally agree to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this Note is collected by or through an attorney-at-law.
Exhibit H

     In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance, or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by Borrowers or inadvertently received by the holder of this Note, such excess shall be returned to Borrowers or credited as a payment of principal, in accordance with the Credit Agreement. It is the intent hereof that Borrowers not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly, or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.
     This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflict of law principles thereof (but giving effect to federal laws relating to national banks).
[SIGNATURE PAGE FOLLOWS]
Exhibit H

     EXECUTED as of the date and year first above written.

BORROWERS:

HOLLYFRONTIER CORPORATION

By:

Name:
Title:

HOLLY REFINING & MARKETING COMPANY LLC

By:
Name:
Title:

HOLLY REFINING & MARKETING COMPANY — TULSA LLC

By:
Name:
Title:

HOLLY REFINING & MARKETING COMPANY — WOOLDS CROSS LLC

By:
Name:
Title:

NAVAJO REFINING COMPANY, L.L.C.

By:
Name:
Title:

FRONTIER EL DORADO REFINING LLC

By:
Name:
Title:

FRONTIER REFINING LLC

By:
Name:
Title:

EXHIBIT I
TO CREDIT AGREEMENT
FORM OF GUARANTEE AND COLLATERAL AGREEMENT
See attached.

Execution Version

GUARANTEE AND COLLATERAL AGREEMENT
DATED AS OF JULY 1, 2011
AMONG
HOLLYFRONTIER CORPORATION,
AND EACH GRANTOR FROM TIME TO TIME PARTY HERETO
IN FAVOR OF
UNION BANK, N.A.,
AS ADMINISTRATIVE AGENT

i

ii

SCHEDULES

Schedule 1	Notice Addresses of Guarantors
Schedule 2	Investment Accounts
Schedule 3	Filings and Other Actions Required to Perfect Security Interests
Schedule 4	Exact Legal Name, Location of Jurisdiction of Organization and Chief Executive Office
Schedule 5	Location of Inventory
Schedule 6	Bailees and Warehousemen
Schedule 7	Transmitting Utilities
Schedule 8	Mergers, Conversions and Name Changes

EXHIBITS

Exhibit A	Joinder Agreement
Exhibit B-1	Form of Assignment
Exhibit B-2	Form of Notice of Assignment

i

GUARANTEE AND COLLATERAL AGREEMENT
          GUARANTEE AND COLLATERAL AGREEMENT, dated as of July 1, 2011, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of Union Bank, N.A., in its capacity as administrative agent and collateral agent (in such capacity, “Administrative Agent”) for the benefit of (i) the banks and other financial institutions or entities (the “Lenders”) from time to time party to the Credit Agreement, dated as of July 1, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HollyFrontier Corporation, a Delaware corporation formerly known as Holly Corporation (the “Company”), certain Subsidiaries of the Company party thereto (together with the Company, each a “Borrower” and collectively “Borrowers”), the Lenders and Administrative Agent and (ii) the other Secured Parties.
W I T N E S S E T H:
          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to Borrowers upon the terms and subject to the conditions set forth therein;
          WHEREAS, Borrowers are members of an affiliated group of companies that includes each other Grantor;
          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable Borrowers to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;
          WHEREAS, Borrowers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement (as defined below) to Administrative Agent for the ratable benefit of the Secured Parties;
          NOW, THEREFORE, in consideration of the premises and to induce Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to Borrowers thereunder, each Grantor hereby agrees with Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
SECTION 1. DEFINED TERMS
          1.1. Definitions.

          (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. Any terms that are defined in the UCC and used, but not specifically defined, in this Agreement shall be construed and defined in accordance with the UCC.
          (b) The following terms shall have the meanings set forth below:
     “Agreement” means this Guarantee and Collateral Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
     “Attorney Costs” means all fees, charges and disbursements of counsel.
     “Books and Records” means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, accounting books and records, financial statements (actual and pro forma), and filings with Governmental Authorities.
     “Borrower Obligations” means the collective reference to the Obligations (as defined in the Credit Agreement) and the Bank Product Obligations.
     “Chattel Paper” means all “chattel paper,” as such term is defined in the UCC and including both tangible and electronic chattel paper, now owned or hereafter acquired by any Person, wherever located.
     “Collateral” has the meaning specified in Section 3.
     “Collateral Account” means (i) any collateral account established and maintained as provided in Section 6.1 or (ii) any other cash collateral account established and maintained as provided in the Credit Agreement, including for purposes of designating cash or Cash Equivalents as “Pledged Cash” thereunder and, in each case, with respect to both clauses (i) and (ii), over which Administrative Agent has at all times exclusive control for withdrawal purposes.
     “Commodity Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to Administrative Agent, among any Loan Party, a commodity intermediary holding such Loan Party’s assets, including funds and commodity contracts, and Administrative Agent with respect to collection and control of all deposits, commodity contracts and other balances held in a commodity account maintained by any Loan Party with such commodity intermediary.
     “Commodity Accounts” shall have the meaning set forth in Article 9 of the UCC.
     “Control Agreement” means any Deposit Account Control Agreement, Securities Account Control Agreement or Commodities Account Control Agreement.
     “Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, print, publish, copy, import, export, distribute, exploit and sell materials derived from any Copyright.
     “Copyrights” means (i) all domestic copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, mask works registrations, and mask works applications, and any renewals or extensions thereof, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
     “Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC, now or hereafter held in the name of any Person.
     “Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to Administrative Agent, among any Loan Party, a financial institution holding such Loan Party’s funds, and Administrative Agent with respect to collection and control of all deposits and balances held in a Deposit Account maintained by any Loan Party with such financial institution.
     “Excluded Collateral” means (i) any Trademark application filed on an “intent-to-use” basis, prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act with respect thereto, (ii) all Equity Interests of the Loan Parties and their Subsidiaries, (iii) Excluded Deposit Accounts of the type described in clause (ii) thereof, and (iv) any Loan Party’s right, title and interest in and to an asset, whether now owned or hereafter acquired subject to any other contract or agreement or Requirements of Law which prohibits creation of a Lien on such asset (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law); provided that with respect to the exclusions set forth in clauses (i) and (iv) above, such asset (x) will be Excluded Collateral only to the extent and for so long as the consequences specified in clauses (i) and (iv) above will result and (y) will cease to be Excluded Collateral and will become subject to the Lien granted hereunder, immediately and automatically, at such time as such consequences will no longer result.
     “Excluded Deposit Accounts” means (i) payroll, employee benefits and withholding tax, (ii) accounts for which the funds on deposit therein pertain solely to

Liens permitted under clauses (c), (d) or (l) of Section 9.2 of the Credit Agreement and (iii) other Deposit Accounts (the “Other Excluded Deposit Accounts”) so long as the following conditions are satisfied: (1) all deposits into and balances maintained in the Other Excluded Deposit Accounts shall be in the ordinary course of business and (2) the aggregate balance in all Other Excluded Deposit Accounts does not at any time exceed $7,500,000 for more than one (1) Business Day.
     “Excluded Securities Accounts” means Securities Account so long as the following conditions are satisfied: (i) all deposits into and balances maintained in such Securities Accounts shall be in the ordinary course of business and (ii) the aggregate balances in all such Securities Accounts does not exceed (A) $5,000,000 at any time during a Dominion Trigger Period and (B) at any time other than during the existence of a Dominion Trigger Period, $500,000,000.
     “Foreign Subsidiary” means a Subsidiary that is organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.
     “General Intangibles” means all “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, including all right, title and interest which such Person may now or hereafter have in or under any Contract, all Payment Intangibles, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments, and other Property in respect of or in exchange for Equity Interests, and rights of indemnification.
     “Goods” means all “goods,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in “goods” as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.
     “Goodwill” means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.
     “Guarantor Obligations” means with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement

(including, without limitation, Section 2) or any other Loan Document or Bank Product Agreement to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all Attorney Costs to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement, any other Loan Document or any Bank Product Agreement).
     “Guarantors” means the collective reference to each Grantor including each Borrower but only with respect to each other Borrower.
     “Indemnitees” has the meaning specified in Section 8.4(b).
     “Instruments” means all “instruments,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.
     “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any past, present and future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
     “Intercompany Note” means any promissory note evidencing Indebtedness between two or more Loan Parties, as amended, restated, supplemented or otherwise modified from time to time with the consent of Administrative Agent.
     “Inventory” means all “inventory,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all goods, merchandise and other personal property held for sale or lease by any Person, or which is furnished by such Person under any contract of service or is held by such Person as raw materials, work or goods in process, finished goods, returned goods or materials and supplies of every nature used or consumed or to be used or consumed by such Person in the Ordinary Course of Business including all embedded software, whether now owned or hereafter acquired by such Person.
     “Investment Account” means any Deposit Account, Securities Account or Commodities Account.
     “License” means any Copyright License, any Patent License, any Trademark License and any Trade Secret License.
     “Negotiable Document” has the meaning specified in Section 4.5.

     “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
     “Obligations” means (i) in the case of Borrowers, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.
     “Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use, import, export, distribute or sell any invention covered in whole or in part by a Patent.
     “Patents” means (i) all domestic patents, patent applications and patentable inventions, all certificates of invention or similar property rights, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringement thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
     “Payment Intangibles” means all “payment intangibles” as such term is defined in the UCC, now owned or hereafter acquired by any Person.
     “Perfection Certificate” means that certain Perfection Certificate dated as of July 1, 2011, executed by Borrowers, as may be supplemented from time to time in accordance with the terms hereof.
     “Pledged Cash Account” has the meaning specified in Section 6.1(c).
     “Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC in effect as of the date hereof and, in any event, shall include, without limitation, all other profits, rentals. accessions or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, Collateral, including, without limitation, all claims of any Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, rights to any returned or repossessed goods relating to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.
     “Responsible Officer” means the chief executive officer, president, any vice president, chief financial officer, secretary, any assistant secretary, treasurer or any assistant treasurer of any Person.
     “Securities Account” means all “securities accounts” as such term is defined in the UCC, now or hereafter held in the name of any Person.

     “Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to Administrative Agent, among any Loan Party, a securities intermediary holding such Loan Party’s assets in a Securities Account, including funds and securities, and Administrative Agent with respect to collection and control of all deposits, securities and other balances held in a Securities Account maintained by any Loan Party with such securities intermediary.
     “Supplement Date” has the meaning specified in Section 5.3(d).
     “Supporting Obligations” means all “supporting obligations” as such term is defined in the UCC, now owned or hereafter acquired by any Person, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, or Instruments.
     “Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.
     “Trademarks” means (i) all domestic trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.
     “Trade Secret License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trade Secret.
     “Trade Secrets” means (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments arising out of the sale, lease, license, assignment or other disposition thereof, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of any Grantor accruing thereunder or pertaining thereto.
     “UCC” means the New York UCC; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
     1.2. Other Definitional Provisions.
          (a) Unless otherwise provided herein, the rules of interpretation set forth in Sections 1.2 and 1.6 of the Credit Agreement shall apply to this Agreement.
          (b) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof and not the Collateral of any other Grantor.
SECTION 2.GUARANTEE
          2.1. Guarantee.
          (a) To induce the Lenders to make the Loans, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as a surety, to Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each of the other Loan Parties when due (whether at the stated maturity, by acceleration, mandatory prepayment or otherwise in accordance with any Loan Documents) of the Borrower Obligations. The guarantee of each Guarantor hereunder constitutes a guarantee of payment and not of collection.
          (b) If and to the extent required in order for the Guarantor Obligations to be enforceable under applicable federal, state and other Debtor Relief Laws, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount which can lawfully be guaranteed by such Guarantor under such Debtor Relief Laws after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.2. Each Guarantor acknowledges and agrees that, to the extent not prohibited by Applicable Law, (i) such Guarantor as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2.1(b) or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement, and (iii) the limitation set forth in this Section 2.1(b) may be enforced only to the extent required under such laws in order for the obligations of such Guarantor under this Agreement to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other Person entitled, under such laws, to enforce the provisions thereof.
          (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.1(b) without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.
          (d) The guarantee contained in this Section 2 shall remain in full force and effect until Payment in Full of the Obligations and payment in full of all other Secured Obligations (or other arrangements satisfactory to the provider of such other Secured Obligations in such provider’s sole discretion), notwithstanding that from time to time during the term of the Credit Agreement no Borrower Obligations may be outstanding.
          (e) No payment made by any Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from any Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until Payment in Full of the Borrower Obligations.
          2.2. Rights of Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Obligations by any Grantor or is received or collected on account of the Obligations from any Grantor or its Property:
          (a) If such payment is made by any Borrower or from its Property, then, if and to the extent such payment is made on account of Obligations arising from or relating to a Loan made to Borrowers or a Letter of Credit issued for the account of any Borrower, such Borrower shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Grantor or its Property.
          (b) If such payment is made by a Guarantor or from its Property, such Guarantor shall be entitled, subject to and upon Payment in Full of the Obligations, (i) to demand and enforce reimbursement for the full amount of such payment from Borrowers and (ii) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by a court of competent jurisdiction.
          (c) If and whenever (after Payment in Full of the Obligations) any right of reimbursement or contribution becomes enforceable by any Guarantor against any other Grantor under Section 2.2(b), such Grantor shall be entitled, subject to and upon Payment in Full of the Obligations, to be subrogated (equally and ratably with all other Grantors entitled to reimbursement or contribution from any other Grantor as set forth in this Section 2.2) to any security interest that may then be held by Administrative Agent, for the ratable benefit of the Secured Parties, upon any Collateral granted to it in this Agreement. Such right of subrogation shall be enforceable solely against the Grantors, and not against the Secured Parties, and neither Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by any Grantor, then (after Payment in Full of the Obligations) Administrative Agent shall deliver to the Grantors making such demand, or to a representative of such Grantors or of the Grantors generally, an instrument satisfactory to Administrative Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by Administrative Agent.
          (d) All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Grantor as to any payment on account of the Obligations made by it or received or collected from its Property shall be fully subordinated in all respects to the prior Payment in Full of all of the Obligations. Until Payment in Full of the Obligations, no Grantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, Property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Grantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the Person making such payment or distribution directly to Administrative Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Grantor, it shall be held by such Grantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Grantor to Administrative Agent, in the exact form received and, if necessary, duly endorsed.
          (e) The obligations of the Grantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectability or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. The invalidity, insufficiency, unenforceability or uncollectability of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its Property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.
          (f) Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Grantor, but (i) the exercise and enforcement of such rights shall be subject to Section 2.2(d) and (ii) neither Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in Section 2.2(c).
          2.3. Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, restated, amended and restated, modified, supplemented or terminated (to the extent provided by the terms of the Credit Agreement and the other Loan Documents), in whole or in part, as Administrative Agent (or the requisite Lenders under the Credit Agreement or all affected Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the Guarantee contained in this Section 2 or any Property subject thereto.
          2.4. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between Borrowers and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Borrowers or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by any Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of Borrowers or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Borrowers for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in any Insolvency Proceeding or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against Borrowers, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
          2.5. Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party as a result of or in connection with an Insolvency Proceeding of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its Property, or otherwise, all as though such payments had not been made.
          2.6. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid in Dollars to Administrative Agent for the account of the applicable Secured Parties without set-off, deduction, counterclaim or defense of any kind, free of (and without deduction for) any Taxes in immediately available funds at Administrative Agent’s office in Los Angeles, California or such other location as Administrative Agent may from time to time designate.
SECTION 3. GRANT OF SECURITY INTEREST;
CONTINUING LIABILITY UNDER COLLATERAL
          (a) Each Grantor hereby assigns and transfers to Administrative Agent, and hereby grants to Administrative Agent, for the benefit of the Secured Parties, a security interest in all of the following Property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
          (i) all Receivables;
          (ii) all Chattel Paper;
          (iii) all Investment Accounts;
          (iv) all Inventory;
          (v) all Documents;
          (vi) all Payment Intangibles;
          (vii) all Instruments relating to assets of the type described in clauses (i) through (vi) above and clause (viii) below;
          (viii) all General Intangibles relating to assets of the type described in clauses (i) through (vii) above, including, without limitation, all rights against the owners or operators of any pipeline or storage facility with respect to any Inventory or other Collateral;
          (ix) all Books and Records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral relating to assets of the type described in clauses (i) through (viii) above or are otherwise necessary in the collection thereof or realization thereupon; and
          (x) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security, Supporting Obligations and Guarantee Obligations given by any Person with respect to any of the foregoing.
          (b) Notwithstanding anything herein to the contrary, the Collateral shall not include Excluded Collateral.
          (c) Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to Administrative Agent or any other Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, and shall use commercially reasonable efforts to perform the obligations undertaken by it thereunder, and neither Administrative Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall Administrative Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, and (iii) the exercise by Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.
SECTION 4. REPRESENTATIONS AND WARRANTIES
          To induce Administrative Agent, the Issuing Banks and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to Borrowers thereunder, each Grantor hereby represents and warrants to the Secured Parties that:
          4.1. Representations in Credit Agreement. In the case of each Guarantor, such Guarantor hereby makes each representation and warranty made in any Loan Document by any Borrower with respect to such Guarantor and further represents and warrants that such representations and warranties as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to any Borrower’s knowledge shall, for the purposes of this Section 4.l, be deemed to be a reference to such Guarantor’s knowledge. Each Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear any other Lien.
          4.2. Title; No Other Liens. Such Grantor owns its respective items of the Collateral free and clear of any and all Liens or claims of others, including, without limitation, Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as a grantor under a security agreement entered into by another Person, except for Liens permitted by Section 9.2 of the Credit Agreement. No financing statement, fixture filing, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any filing or recording office, except those (a) that have been filed in favor of Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement, (b) that have been filed in connection with Liens expressly permitted by Section 9.2 of the Credit Agreement, or (c) financing statements which remain on file or of record in a filing or recording office notwithstanding the effective termination, release or expiration thereof.
          4.3. Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings referred to on said Schedule, have been delivered to Administrative Agent in completed and, as applicable, duly executed form, and may be filed by Administrative Agent at any time) and payment of all filing fees, will constitute valid perfected security interests in all of the Collateral in favor of Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof and (b) are prior to all other Liens on the Collateral except for Liens expressly permitted by Section 9.2 of the Credit Agreement. Without limiting the foregoing, each Grantor has taken all actions necessary or desirable, including without limitation those specified in Section 5.2 to establish Administrative Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Investment Accounts to the extent required hereunder.
          4.4. Name; Jurisdiction of Organization, etc. On the date hereof, such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4. Such Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 4, on the date hereof the jurisdiction of each such Grantor’s organization of formation is required to maintain a public record showing such Grantor to have been organized or formed. Except as specified on Schedule 4, on the date hereof, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its business structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the five years preceding the date hereof and has not within such five-year period become bound (whether as a result of merger or otherwise) as a grantor under a security agreement entered into by another Person, which has not heretofore been (or which is concurrently herewith being) terminated.
          4.5. Negotiable Documents. Except as set forth on Schedule 6, no portion of the Petroleum Inventory that has a fair market value greater than $500,000 is in the possession of an issuer of a warehouse receipt, bill of lading or other document of title which is a negotiable document under Section 7-104 of the New York UCC (each such document, a “Negotiable Document”) therefor or otherwise in the possession of any bailee or warehouseman.
          4.6. Investment Accounts. Schedule 2 hereto (as such schedule may be amended or supplemented from time to time in accordance herewith) sets forth all of the Investment Accounts in which each Grantor has an interest. Each Grantor is the sole entitlement holder or customer of each such account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than Administrative Agent pursuant hereto) having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the UCC) over, or any other interest in, any such Investment Account or any securities, commodities or other Property credited thereto.
          4.7. Government Receivables. Upon the delivery to Administrative Agent of assignments and notices of assignment substantially in the forms of Exhibits B-1 and B-2, or such other form as may be required by the applicable Governmental Authority, and the filing of each such notice with the Governmental Authority or agency or other office described therein, the security interests granted hereunder shall constitute valid assignments of the Receivables due under Eligible Government Contracts to the extent that such assignment is governed by the Assignment of Claims Act of 1940 (31 U.S.C. 3727, 41 U.S.C 15) (the “Assignment of Claims Act”).
          4.8. Transmitting Utilities. Except as set forth on Schedule 7 hereto, no Grantor is a “Transmitting Utility” as defined in Article 9 of the UCC.
SECTION 5. COVENANTS
          Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until Payment in Full of the Obligations:
          5.1. Covenants in Credit Agreement. Each Guarantor (a) covenants and agrees that such Guarantor will perform and observe, and cause each of its Restricted Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that any Borrower has agreed to cause such Guarantor or such Restricted Subsidiaries to perform or observe and (b) shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.
          5.2. Delivery and Control of Instruments, Chattel Paper, Negotiable Documents and Deposit Accounts.
          (a) At all times during the existence of an Event of Default and upon Administrative Agent’s request during the existence of a Default, if any of the Collateral is or shall become evidenced or represented by any Instrument, Negotiable Document or tangible Chattel Paper, with a face value of less than $500,000 individually or in the aggregate, such Instrument (other than Payment Items received in the Ordinary Course of Business), Negotiable Document or tangible Chattel Paper shall be promptly delivered to Administrative Agent, duly endorsed in a manner reasonably satisfactory to Administrative Agent, to be held as Collateral pursuant to this Agreement; provided that, so long as no Default has occurred and is continuing, Grantors shall not be required to deliver to Administrative Agent Negotiable Documents or tangible Chattel Paper with a face value of less than $500,000 individually or in the aggregate.
          (b) At all times during the existence of an Event of Default and upon Administrative Agent’s request during the existence of a Default, if any of the Collateral is or shall become electronic Chattel Paper in an amount in excess of $500,000 individually or in the aggregate, such Grantor shall ensure that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) that such authoritative copy identifies Administrative Agent as the assignee and is communicated to and maintained by Administrative Agent or its designee, (iii) that copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of Administrative Agent, (iv) that each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.
          (c) Each Grantor shall maintain each Investment Account that is a Collateral Account only with financial institutions that have agreed to comply with instructions issued or originated by Administrative Agent without further consent of such Grantor, such agreement to be substantially in a form reasonably acceptable to Administrative Agent.
          (d) Each Grantor shall ensure that at all times during any Dominion Trigger Period all amounts received in respect of Receivables shall be deposited into a Dominion Account and at all other times be deposited into a Deposit Account that is a Controlled Account prior to distribution to any other account.
          5.3. Maintenance of Insurance. Each Grantor will maintain with financially sound and reputable insurance companies, not Affiliates of Grantors, insurance, to the extent required by Section 8.6 of the Credit Agreement. Each such policy shall include satisfactory endorsements (x) showing Administrative as loss payee or additional insured and (y) requiring not less than 30 days’ (or 10 days’ in the case of cancellation due to nonpayment) prior notice, to Administrative Agent of termination, lapse or cancellation of such insurance.
          5.4. Payment of Obligations. For each Investment Account that exists on the Closing Date (other than any Excluded Deposit Account and any Excluded Securities Account), each Grantor will either close such Investment Account or provide to Administrative Agent (i) on the Closing Date with respect to Deposit Accounts maintained at Bank of America, N.A. or any of its Affiliates and (ii) within sixty (60) days of the Closing Date (or such later date as Administrative Agent may agree in writing), (x) a Commodity Account Control Agreement duly executed on behalf of each commodities intermediary holding a Commodity Account of such Grantor, (y) a Securities Account Control Agreement duly executed on behalf of each securities intermediary holding a Securities Account (other than an Excluded Securities Account) of such Grantor and (z) a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a Deposit Account (other than an Excluded Deposit Account) of such Grantor. So long as no Default has occurred and is continuing, each Grantor may add or replace an Investment Account if such Grantor and the financial institution at which such Investment

Account (other than an Excluded Deposit Account or an Excluded Securities Account) is to be maintained have duly executed and delivered to Administrative Agent a Control Agreement within sixty (60) days (or such later date as Administrative Agent may agree in writing) after the opening of (or acquisition) of any such Investment Account (other than an Excluded Deposit Account or an Excluded Securities Account). Administrative Agent shall not deliver a notice of exclusive control under any Control Agreement unless a Dominion Trigger Period is in effect.
          5.5. Maintenance of Perfected Security Interest; Further Documentation.
          (a) Each Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.
          (b) Each Grantor will furnish to Administrative Agent from time to time promptly upon request at any time an Enhanced Reporting Trigger Period is in effect but otherwise no more than once per Fiscal Year, statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and Property of such Grantor as Administrative Agent may reasonably request, all in reasonable detail.
          (c) At any time and from time to time, upon the written request of Administrative Agent, and at the sole expense of such Grantor, each Grantor will promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby (including, without limitation, any such document or action in respect of the Assignment of Claims Act; provided that any Borrower shall not be required at any time to file any document or take any action in respect of the Assignment of Claims Act if at such time no Receivables arising under a U.S. Government Contract are included in the Borrowing Base) and (ii) in the case of each Investment Account, taking any actions reasonably necessary to enable Administrative Agent to obtain “control” (within the meaning of the applicable UCC) with respect thereto, including, without limitation, executing and delivering and causing the relevant depositary bank to execute and deliver a Control Agreement in a form reasonably acceptable to Administrative Agent to the extent required under this Agreement.
          (d) Upon the request of Administrative Agent, Borrowers shall (i) execute and deliver to Administrative Agent a Perfection Certificate with then current information which shall be in form and substance satisfactory to Administrative Agent and (ii) supplement Schedules 2,3,4,5,6 and 7 (each such date the foregoing schedules are supplemented, a “Supplement Date”), with respect to any matter hereafter arising that, if existing or occurring at the Closing Date, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby, and, in each case such Perfection Certificate or Schedule shall be appropriately marked to show the changes made therein; provided that neither such Perfection Certificate nor such supplement to any Schedule or representation or warranty shall amend, supplement, or otherwise modify such Perfection

Certificate or any such Schedule or representation or warranty, or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Administrative Agent and the Majority Lenders or Lenders, as applicable in accordance with Section 12.1 of the Credit Agreement.
          5.6. Changes in Locations, Name, Jurisdiction of Incorporation, etc.
          (a) Such Grantor will not permit a material portion of the Inventory to be kept at a location other than those listed on Schedule 5 and Schedule 6 hereto, as such schedules may be amended, amended and restated, supplemented or modified from time to time in accordance herewith, except upon fifteen (15) Business Days’ prior written notice to Administrative Agent and delivery to Administrative Agent of duly authorized and, where required, executed copies of (i) all additional financing statements and other documents reasonably requested by Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (ii) if applicable, a written supplement to Schedule 5 or Schedule 6 showing any additional location at which Inventory shall be kept.
          (b) Without limiting the prohibitions on mergers involving the Grantors contained in the Credit Agreement and except for the mergers, conversions, and name changes described on Schedule 8 occurring on the Closing Date and within thirty (30) days after the Closing Date, no Grantor will change its name, organizational identification number, if any, reincorporate, reform, merge or otherwise reorganize, or change its jurisdiction of organization without having given Administrative Agent not less than fifteen (15) Business Days’ (or such shorter period as Administrative Agent may agree) prior written notice thereof and after having executed and delivered to Administrative Agent such further instruments and documents in connection therewith as may be reasonably required by Administrative Agent; provided that each applicable Grantor shall provide Administrative Agent at least five (5) Business Days’ (or such shorter period as Administrative Agent may agree) prior written notice of any merger, conversion or name change described on Schedule 8 occurring after the Closing Date.
          5.7. Notices. Promptly, but in any event within five (5) Business Days of the date on which any Responsible Officer of any Grantor obtains knowledge thereof, give notice to Administrative Agent and each Lender of:
          (a) any Lien (other than any Liens permitted by Section 9.2 of the Credit Agreement) on any of the Collateral which would reasonably be expected to materially and adversely affect the ability of Administrative Agent to exercise any of its remedies hereunder; and
          (b) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.
          5.8. Covenants regarding Collateral and Property. Each Grantor shall:
          (a) Defend its title to Collateral and Administrative Agent’s Liens thereon against all Persons, claims, and demands whatsoever, except Liens expressly permitted under Section 9.2 of the Credit Agreement.

          (b) If such Person’s records or reports of the Collateral are prepared or maintained by any other Person, irrevocably authorize such Person (and such Person is hereby irrevocably authorized) to deliver, at Administrative Agent’s request from time to time during the existence and continuance of an Event of Default , such records, reports, and related documents to Administrative Agent and to discuss the same and all information therein with Administrative Agent.
          5.9. Particular Covenants related to Receivables.
          (a) Each Grantor hereby authorizes Administrative Agent to, in its discretion, if a Receivable of any Grantor includes a charge for any Taxes, pay the amount thereof to the proper taxing authority for the account of such Borrower (unless the same is being Properly Contested) and to charge Borrowers therefor; provided, however, that neither Administrative Agent, Issuing Banks, nor Lenders shall be liable for any Taxes that may be due from Grantors with respect to any Collateral.
          (b) If so requested by Administrative Agent from time to time during the existence and continuance of an Event of Default, each Grantor shall (i) cooperate fully with Administrative Agent in facilitating Administrative Agent’s verification of the validity, amount, or any other matter relating to any Accounts of Grantors (and each Grantor, for itself and on behalf of each of its Subsidiaries, grant Administrative Agent the right, at any time and in the name of Administrative Agent, any designee of Administrative Agent, or such Grantor or Subsidiary, to complete such verification by mail, telephone or otherwise), and (ii) promptly execute and deliver to Administrative Agent formal, written assignments of all of such Grantor’s Receivables which have not, as of such date been included in any such formal, written assignment; provided that Administrative Agent shall assign such Receivable back to such Grantor after such Event of Default has been waived.
          (c) Each Grantor shall notify Administrative Agent promptly (which notice may include disclosure in a Borrowing Base Certificate if delivery thereof would constitute prompt notice pursuant to this clause (c)) of (i) the assertion of any claims, offsets, defenses, or counterclaims by any Account Debtor, or any disputes with Account Debtors, or any settlement, adjustment, or compromise thereof, in each case, where the amount in controversy is greater than $500,000; (ii) all material adverse information known to any Loan Party relating to the financial condition of any Account Debtor obligated in respect of Receivables having an aggregate value greater than $500,000; and (iii) any event or circumstance which, to the knowledge of any Responsible Officer of any Loan Party, would cause Administrative Agent to consider any then existing Receivables having a value greater than $500,000 as no longer constituting Eligible Receivables.
          (d) Other than in the Ordinary Course of Business and so long as no Event of Default shall have occurred and be continuing, no Grantor will (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable if such amendment, supplement or modification would reasonably be expected to materially and adversely affect the value thereof.

          (e) Each Grantor shall use commercially reasonable efforts to perform and comply in all material respects with all of its obligations with respect to the Receivables.
          (f) Each Grantor will take all steps necessary to comply with the Assignment of Claims Act for all Eligible Government Receivables, including, without limitation, obtaining assignments and notices of assignment substantially in the forms of Exhibits B-1 and B-2, or such other form as may be required by the applicable Governmental Authority, and filing each such notice with the Governmental Authority or agency or other office described therein.
          5.10. Particular Covenants related to Inventory.
          (a) Each Grantor shall keep accurate and complete records in all material respects of its Petroleum Inventory, including costs and daily withdrawals and additions.
          (b) Each Grantor shall conduct a physical inventory at least once per calendar year (and, during the existence of an Event of Default, at such other times as may be requested by Administrative Agent).
          (c) No Grantor shall return any Petroleum Inventory to a supplier, vendor, or other Person, whether for cash, credit, or otherwise, unless (i) such return is in the Ordinary Course of Business; or (ii) no Default, Event of Default, or Overadvance (calculated by giving pro forma effect to the removal of such Inventory from the Borrowing Base) exists or would result therefrom.
          5.11. Intellectual Property. Each Grantor hereby gives a nonexclusive license and further agrees to execute such documents and take such actions as may be reasonably requested by Administrative Agent in order to ensure that the Secured Parties may use, without any charge or expense, any item of Intellectual Property useful or necessary in connection with the exercise of any rights or remedies in respect of the Collateral.
SECTION 6. REMEDIAL PROVISIONS
          6.1. Certain Matters Relating to Receivables and the Collateral Account.
          (a) Administrative Agent shall have the right to make test verifications of the Receivables in accordance with, and to the extent permitted by, the Credit Agreement, and each applicable Grantor shall furnish all such assistance and information as Administrative Agent may reasonably require in connection with such test verifications.
          (b) Upon the occurrence and continuation of a Dominion Trigger Period, each Grantor shall (without limiting the obligations of the Grantors under Section 5.2(d)) instruct all Account Debtors to make all payments in respect of Receivables either (i) directly to Administrative Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of Administrative Agent) or (ii) to one or more other banks in any state in the United States (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of such bank) under a Control Agreement substantially in form reasonably acceptable to Administrative Agent duly executed by each Grantor and such bank or under other arrangements, in form and substance reasonably satisfactory to Administrative Agent, pursuant to which each Grantor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all Proceeds of such payments directly to Administrative Agent for deposit into the Dominion Account designated by Administrative Agent or as Administrative Agent may otherwise instruct such bank. All such payments made to Administrative Agent shall be deposited in such Dominion Account. In addition to the foregoing, each Grantor agrees that if the Proceeds of any Collateral hereunder (including the payments made in respect of Receivables) shall be received by it upon or after the occurrence and during the continuation of a Dominion Trigger Period, each Grantor shall as promptly as possible deposit such Proceeds into the Dominion Account designated by Administrative Agent. Until so deposited, all such Proceeds shall be held in trust by such Grantor for Administrative Agent and the other Secured Parties and shall not be commingled with any other funds or Property of any Grantor.
          (c) Any Borrower may from time to time at its discretion, deposit cash into a Collateral Account designated by Administrative Agent as the Collateral Account for the amount deposited therein to constitute Pledged Cash (the “Pledged Cash Account”). Subject to the terms and conditions set forth in the Credit Agreement, Administrative Agent shall disburse the amount requested by Borrowers to be withdrawn from any Pledged Cash Account, provided that such disbursement would not result in the amount of Pledged Cash being less than the amount specified on the most recent Borrowing Base Certificate received by the Administrative Agent.
          (d) Any income received by Administrative Agent with respect to the balance from time to time standing to the credit of any Collateral Account, including any interest or capital gains on Cash Equivalents, shall remain, or be deposited, in such Collateral Account. The cash amounts on deposit from time to time in any Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Obligations until applied thereto as hereinafter provided.
          (e) Amounts on deposit in any Collateral Account shall be invested and re-invested from time to time in such Cash Equivalents as Borrowers shall determine, which Cash Equivalents shall be under the control of Administrative Agent, provided that, if a Dominion Trigger Period has occurred and is continuing, Administrative Agent shall, if instructed by the Majority Lenders, liquidate any such Cash Equivalents and deposit or cause the proceeds thereof to be deposited in the Dominion Account.
          (f) At Administrative Agent’s request in its Credit Judgment, each Grantor shall deliver to Administrative Agent copies of all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables to the extent such documents are in the possession of such Grantor or are otherwise reasonably capable of being obtained by such Grantor, including, without limitation, copies of all original orders, invoices and shipping receipts.
          6.2. Communications with Obligors; Grantors Remain Liable.
          (a) Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to any contract or other agreement to verify with them to Administrative Agent’s reasonable satisfaction the existence, amount and terms of any Receivables.
          (b) Administrative Agent may at any time notify, or require any Grantor to so notify, the Account Debtor or counterparty in respect of any Receivable of the security interest of Administrative Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, Administrative Agent may (i) upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables directly to Administrative Agent, or (ii) in the case of any Collateral in the possession or control of any warehouseman, bailee or any of the Grantor’s agents or processors, promptly upon request of Administrative Agent at the request of the Majority Lenders, the Borrower Agent shall notify such warehouseman, bailee, agent or processor of the security interests created hereby and to hold all such Collateral for Administrative Agent’s account subject to Administrative Agent’s instructions.
          (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
          6.3. Proceeds to be Turned Over to Administrative Agent. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, Cash Equivalents, checks and other Payment Items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to Administrative Agent, if required). All Proceeds while held by Administrative Agent (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.4.
          6.4. Application of Proceeds. If an Event of Default shall have occurred and be continuing, Administrative Agent may, at any time, apply all or any part of the net Proceeds constituting Collateral realized through the exercise by Administrative Agent of its remedies hereunder or under any other Loan Document, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the manner provided by Section 5.7 of the Credit Agreement.
          6.5. Code and Other Remedies.

          (a) If an Event of Default shall occur and be continuing, Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other Applicable Law or in equity. Without limiting the generality of the foregoing, Administrative Agent, while an Event of Default has occurred and is continuing, without demand, performance, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each purchaser at any such sale shall hold the Property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by Applicable Law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. Administrative Agent may specifically disclaim or modify any warranties of title or the like. To the extent permitted by Applicable Law, each Grantor hereby waives any claims against Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at Administrative Agent’s request, to assemble its Collateral and make it available to Administrative Agent at places which Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. Administrative Agent shall have the right to enter onto the Property where any Collateral is located and take possession thereof with or without judicial process and shall be entitled to use or employ , without charge, all items of Intellectual Property used or employed by any Grantor.
          (b) Administrative Agent shall apply the net proceeds of any action taken by it pursuant to Section 5.7 of the Credit Agreement. If Administrative Agent sells any of the Collateral upon credit, the applicable Grantor will be credited only with payments actually made by the purchaser and received by Administrative Agent. In the event the purchaser fails to pay for the Collateral, Administrative Agent may resell the Collateral and the applicable Grantor shall be credited with proceeds of the sale. To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.
          6.6. Waiver; Deficiency. Subject to the terms of Section 2.1(b), each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and any Attorney Costs incurred by any Secured Party to collect such deficiency.
SECTION 7. ADMINISTRATIVE AGENT
          7.1. Administrative Agent’s Appointment as Attorney-in-Fact, etc.
          (a) Each Grantor hereby irrevocably constitutes and appoints Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor and in its or a Grantor’s name, but at the cost and expense of Borrowers, to do any or all of the following:
          (i) Indorse a Grantor’s name on any Payment Item or other Proceeds of Collateral (including proceeds of insurance) that come into Administrative Agent’s possession or control;
          (ii) File any financing statements (and other similar filings or public records or notices relating to the perfection of Liens), fixture filings, and amendments thereto relating to the Collateral which Administrative Agent deems appropriate, each in form and substance required by Administrative Agent, and to (i) describe the Collateral thereon by specific collateral category and (ii) include therein all other information which is required by Article 9 of the UCC or other Applicable Law with respect to the preparation or filing of a financing statement (or other similar filings or public records or notices relating to the perfection of Liens), fixture filing, or amendment thereto;
          (iii) During the existence of an Event of Default, (i) transfer any of the Collateral into the name of Administrative Agent or the name of Administrative Agent’s nominee; (ii) notify any Account Debtors of the assignment of Accounts owed by such Account Debtors, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (iii) settle, adjust, modify, compromise, discharge, or release any Accounts or other Collateral or any legal proceedings brought to collect Accounts or Collateral; (iv) sell or assign any Accounts and other Collateral upon such terms, for such amounts, and at such times as Administrative Agent deems advisable; (v) collect, liquidate, and receive balances in Investment Accounts and take control, in any manner, of Proceeds of Collateral; (vi) prepare, file, and sign a Grantor’s name to a proof of claim or other document in any bankruptcy or similar proceeding of or relating to any Account Debtor or to any notice, assignment, or satisfaction of Lien or similar document; (vii) receive, open, and dispose of mail addressed to any Grantor and notify postal authorities to deliver any such mail to an address designated by Administrative Agent; (viii) indorse any Chattel Paper, Document, Instrument, or other document or agreement relating to any Accounts, Inventory, or other Collateral; (ix) use Grantors’ stationery and sign its name to verifications of Accounts and notices to Account Debtors; (x) use information contained in any data processing, electronic, or information systems relating to Collateral; (xi) make and adjust claims under insurance policies; (xii) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance, or other instrument for which any Grantor is a beneficiary; and (xiii) take all other actions as Administrative Agent reasonably deems appropriate to fulfill any Grantor’s obligations under the Loan Documents. Each Grantor grants Administrative Agent a non-exclusive license and right to use, without royalty or other charge, such Grantor’s intellectual and other property (including, without limitation, any licensed intellectual property, unless prohibited by the enforceable terms of such license) after the occurrence and during the continuance of an Event of Default for purposes of advertising any Collateral for sale, collecting any Accounts, disposing of or liquidating any Collateral, settling claims, or otherwise exercising any of its rights and remedies under the Loan Documents (including, without limitation, labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, product line names, advertising materials, and any other property of a similar nature). Each Grantor’s rights under all licenses and all franchise agreements shall inure to Administrative Agent’s benefit. Each Borrower shall be liable for any and all documented out-of-pocket expense incurred in connection with Administrative Agent’s exercising its rights under this Section 7.1(a).
          (b) If any Grantor fails to perform or comply with any of its covenants contained herein, Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with this Agreement; provided, however, that unless an Event of Default has occurred and is continuing, Administrative Agent shall not exercise this power without first making demand on the Grantor and the Grantor failing to promptly comply therewith.
          (c) The expenses of Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Credit Agreement, from the date of payment by Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to Administrative Agent not later than ten (10) Business Days after written demand therefor.
          (d) Each Grantor hereby ratifies all that said attorney-in-fact shall lawfully do or cause to be done in accordance herewith. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          7.2. Duty of Administrative Agent. Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as Administrative Agent deals with similar Property for its own account. To the extent permitted under Applicable Law, neither Administrative Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from their own gross negligence, bad faith or willful misconduct.
          7.3. Authorization of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other Applicable Law, Administrative Agent is authorized to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of Administrative Agent under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described herein, or such other description as Administrative Agent, in its sole judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
          7.4. Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of Administrative Agent under this Agreement with respect to any action taken by Administrative Agent or the exercise or non-exercise by Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Administrative Agent and the Grantors, Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
          7.5. Appointment of Co-Agents. At any time or from time to time, in order to comply with any requirement of law, Administrative Agent may appoint another Secured Party, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of Administrative Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).
SECTION 8. MISCELLANEOUS
          8.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.1 of the Credit Agreement.
          8.2. Notices. All notices, requests and demands to or upon Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 12.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1.
          8.3. No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          8.4. Enforcement Expenses; Indemnification.
          (a) Each Grantor agrees (i) to pay or reimburse Administrative Agent for all reasonable and documented out-of-pocket expenses incurred by Administrative Agent in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof, and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable Attorney Costs for Administrative Agent, and (ii) to pay or reimburse Administrative Agent and each Lender for all out-of-pocket expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs and the allocated cost of internal counsel. The foregoing costs and expenses shall include all search, filing, recording and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Administrative Agent and the cost of independent public accountants and other outside experts retained by Administrative Agent in its Permitted Discretion. All amounts due under this Section 8.4 shall be payable within ten (10)

Business Days after written demand therefor. The agreements in this Section shall survive the termination of this Agreement.
          (b) Each Grantor shall indemnify each Agent-Related Person (and any sub-agent thereof), each Lender, and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Claims, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Grantor or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan, or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Subject Property, or any Environmental Liabilities and Costs related in any way to any Grantor or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Group Member or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (y) result from a claim brought by any Grantor or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Grantor or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise out of Claims solely among Indemnitees (other than (i) any Claim against Administrative Agent or any Agent-Related Person in its capacity as such and (ii) Claims which result from the action or inaction of any Grantor). All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.
          (c) To the fullest extent permitted by Applicable Law, each Grantor shall not assert, and each Grantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

          8.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Administrative Agent.
          8.6. Set-Off. In addition to any rights and remedies of the Secured Parties provided by law, upon the occurrence and during the continuance of any Event of Default, each Secured Party and each of their respective Affiliates is authorized at any time and from time to time, without prior notice to each Grantor, any such notice being expressly waived by each Grantor and each other Loan Party to the fullest extent permitted by Applicable Law, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party or any branch or agency thereof to or for the credit or the account of each Grantor or any other Loan Party, as the case may be. Each Secured Party agrees promptly to notify Grantors and Administrative Agent after any such set-off and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
          8.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with Grantors and Administrative Agent.
          8.8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and the parties shall endeavor in good faith negotiations to replace such prohibited or unenforceable provision with a valid provision the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          8.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
          8.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF

PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
          8.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF; PROVIDED THAT EACH SECURED PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
          8.12. Submission to Jurisdiction; Waivers. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York sitting in the County of New York or of the United States for the Southern District of New York, and by execution and delivery of this Agreement, Administrative Agent and each Grantor consents, for itself and in respect of its Property, to the non-exclusive jurisdiction of those courts. Administrative Agent and each Grantor irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any Loan Document or other document related thereto. Each Grantor and each Secured Party waives personal service of any summons, complaint or other process, which may be made by any other means permitted by the Applicable Law of such state.
          8.13. Acknowledgments. Each Grantor hereby acknowledges that:
          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
          (b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
          (c) no partnership or joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
          8.14. Additional Grantors. Each Subsidiary of any Borrower that is required to become a party to this Agreement pursuant to Section 8.11 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Joinder Agreement in the form of Exhibit A hereto.
          8.15. Releases.
          (a) Pursuant to Section 12.14(a) of the Credit Agreement, Administrative Agent is authorized by the Lenders (without requirement of notice to or consent of any Secured Party except as expressly required by Section 12.1 of the Credit Agreement) to take any action requested by any Grantor having the effect of releasing any Collateral or Guarantee Obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 12.1 of the Credit Agreement or (ii) to release Collateral to the extent provided in Section 12.14(b) of the Credit Agreement or (iii) to release any Guarantor (other than the Company) from this Agreement upon its designation as an Unrestricted Subsidiary or if such Guarantor ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents or (iv) upon Payment in Full of all of the Obligations and payment in full of any other Secured Obligations (or other arrangements satisfactory to the provider of such other Secured Obligations in such provider’s sole discretion), termination of the Revolving Commitments and at such time as no Letters of Credit shall be outstanding. In connection with the releases of Collateral and Guarantee Obligations under Section 12.14(a)(iii), the Collateral shall be released from the Liens created by this Agreement, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Administrative Agent and each Loan Party under this Agreement shall terminate, all without delivery of any instrument or performance of any act by any Person, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, Administrative Agent shall promptly deliver to such Grantor any Collateral held by Administrative Agent hereunder, and shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral to evidence such termination.
          (b) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of Administrative Agent subject to such Grantor’s rights under Section 9-509(d)(2) of the New York UCC.
          8.16. WAIVER OF JURY TRIAL. EACH GRANTOR AND ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

HOLLYFRONTIER CORPORATION (f/k/a Holly Corporation)
BLACK EAGLE, INC.
EAGLE CONSOLIDATION LLC
ETHANOL MANAGEMENT COMPANY LLC
FRONTIER EL DORADO REFINING LLC
FRONTIER HOLDINGS LLC
FRONTIER OIL AND REFINING COMPANY LLC
FRONTIER OIL CORPORATION
FRONTIER PIPELINE LLC
FRONTIER REFINING & MARKETING LLC
FRONTIER REFINING LLC
HOLLY BIOFUELS LLC
HOLLY PAYROLL SERVICES, INC.
HOLLY PETROLEUM, INC.
HOLLY REALTY, LLC
HOLLY REFINING & MARKETING COMPANY LLC
HOLLY REFINING & MARKETING — TULSA LLC
HOLLY REFINING & MARKETING COMPANY —
WOODS CROSS LLC
HOLLY REFINING COMMUNICATIONS, INC.
HOLLY TRANSPORTATION LLC
HOLLY UNEV PIPELINE COMPANY
HOLLY WESTERN ASPHALT COMPANY
HOLLYMARKS, LLC
HRM REALTY, LLC
LEA REFINING COMPANY
NAVAJO HOLDINGS, INC.
NAVAJO PIPELINE GP, L.L.C.
NAVAJO PIPELINE LP, L.L.C.
NAVAJO REFINING COMPANY, L.L.C.
NAVAJO REFINING GP, L.L.C.
NAVAJO WESTERN ASPHALT COMPANY

By:
	Name:	Michael C. Jennings
	Title:	Chief Executive Officer and President

SIGNATURE PAGE TO GUARANTEE AND COLLATERAL AGREEMENT

NAVAJO PIPELINE CO., L.P. By: Navajo Pipeline GP, L.L.C., its general partner
By:
	Name:	Michael C. Jennings
	Title:	Chief Executive Officer and President

NK ASPHALT PARTNERS, DBA HOLLY ASPHALT COMPANY By: Holly Western Asphalt Company, its general partner By: Navajo Western Asphalt Company, its general partner
By:
	Name:	Michael C. Jennings
	Title:	Chief Executive Officer and President

HRM MONTANA LLC MONTANA RETAIL COMPANY LLC NAVAJO NORTHERN, INC.
By:
	Name:	Stephen D. Wise
	Title:	Vice President and Treasurer

2

UNION BANK, N.A., as Administrative Agent
By:
	Name:	John McNamara
	Title:	Sr. Vice President

SIGNATURE PAGE TO GUARANTEE AND COLLATERAL AGREEMENT

Schedule 1
NOTICE ADDRESSES OF GUARANTORS

Grantor and Guarantor	Notice Address

SCHEDULE 1 - 1

Schedule 2
INVESTMENT ACCOUNTS

Bank	Account Name	Account Number	Purpose

SCHEDULE 2 - 1

Schedule 3
FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS
Uniform Commercial Code Filings

Grantors	Filing Office

SCHEDULE 3 - 1

Schedule 4
EXACT LEGAL NAME, LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE OR SOLE PLACE OF BUSINESS

			Federal Tax	Organization
	Jurisdiction of		Identification	Identification
Legal Name	Organization	Type of Entity	Number	Number

SCHEDULE 4 - 1

Schedule 5
LOCATION OF INVENTORY
Parcels of Real Property owned by a Group Member:

Name of Group Member	Location	Description of Assets

SCHEDULE 5 - 1

Schedule 6
BAILEES AND WAREHOUSEMEN
Parcels of Real Property leased by a Group Member:

Name of Group Member	Owner of Location	Location	Description of Assets

SCHEDULE 6 - 1

Schedule 7
TRANSMITTING UTILITIES
SCHEDULE 7 — 1

Schedule 8
MERGERS, CONVERSIONS AND NAME CHANGES

Name of Grantor	Changes by close of business (July 1, 2011)
SCHEDULE 8 — 1

EXHIBIT A
FORM OF JOINDER AGREEMENT
     This JOINDER AGREEMENT (this “Agreement”) dated as of [______] is executed by the undersigned for the benefit of Union Bank, N.A., in its capacity as administrative agent and collateral agent for the Lenders and the Issuing Banks (“Administrative Agent”), in connection with that certain Guarantee and Collateral Agreement dated as of July 1, 2011 among the Grantors party thereto and Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”). Capitalized terms not otherwise defined herein are being used herein as defined in the Guarantee and Collateral Agreement.
     Each Person signatory hereto is required to execute this Agreement pursuant to Section 8.14 of the Guarantee and Collateral Agreement and Section 8.11 of the Credit Agreement.
     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each signatory hereby agrees as follows:
     1. Each such Person assumes all the obligations of a Grantor and a Guarantor under the Guarantee and Collateral Agreement and agrees that such Person is a Grantor and a Guarantor and bound as a Grantor and a Guarantor under the terms of the Guarantee and Collateral Agreement, as if it had been an original signatory to the Guarantee and Collateral Agreement. In furtherance of the foregoing, such Person hereby (i) assigns, pledges and grants to Administrative Agent for the benefit of the Secured Parties a security interest in all of its right, title and interest in and to the Collateral now owned or hereafter acquired by it, wherever located as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations and (ii) unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees, and assigns, the prompt and complete payment and performance by each of the Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.
     2. Schedules 1, 2, 3, 4, 5, 6 and 7 of the Guarantee and Collateral Agreement are hereby amended to add the information relating to each such Person set out on Schedules 1, 2, 3, 4, 5, 6 and 7 respectively, hereof. Each such Person hereby makes to Administrative Agent the representations and warranties set forth in the Guarantee and Collateral Agreement applicable to such Person and the applicable Collateral and confirms that such representations and warranties are true and correct after giving effect to such amendment to such Schedules.
     3. In furtherance of its obligations under Section 5.5 of the Guarantee and Collateral Agreement, each such Person agrees to execute and deliver to Administrative Agent appropriately complete UCC financing statements naming such person or entity as debtor and Administrative Agent as secured party, and describing its Collateral and shall promptly and duly authorize, execute and deliver, and have recorded, such other instruments and documents as

Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of the Guarantee and Collateral Agreement, as modified hereby and the rights and powers therein granted.
     4. Each such Person’s address and fax number for notices under the Guarantee and Collateral Agreement shall be the address and fax number as set forth on Schedule 1 attached hereto.
     5. This Agreement shall be deemed to be part of, and a modification to, the Guarantee and Collateral Agreement and shall be governed by all the terms and provisions of the Guarantee and Collateral Agreement, with respect to the modifications intended to be made to such agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of each such person or entity enforceable against such person or entity. Each such person or entity hereby waives notice of Administrative Agent’s acceptance of this Agreement. Each such person or entity will deliver an executed original of this Agreement to Administrative Agent.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, [each of] the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

[_____________________________],
a [___________________________]

By:
Name:
Title:

EXHIBIT B-1
FORM OF ASSIGNMENT
ASSIGNMENT OF MONIES DUE AND TO BECOME DUE
     Know all men by these presents that [___________], a [___________] [___________], with its principal place of business at [___________] (hereinafter referred to as “Assignor”) for good valuable consideration, the receipt of which is hereby acknowledged, hereby sells, assigns and transfers (under the “Assignment of Claims Act,” 31 U.S.C, § 3727, as amended, and 41 U.S.C, § 15, as amended) to Union Bank, N.A., with a place of business at [___________] and its successors and assigns, as administrative agent for certain lenders and institutions providing financial accommodations to Assignor (hereinafter referred to as “Assignee”), all monies due and to become due from the United States of America or any agency or department thereof, together with all rights to receive the same, under a certain Contract No. [___________] dated [___________] between the [___________] acting through the [___________], under any letter of intent, letter of award, letter of acceptance of bid or proposal, informal or incomplete contract, order, task order, purchase order, authorization to commence, performance or other similar instrument or communication made or received by Assignor in anticipation of or in connection with said contract and under any and all amendments thereof and supplements thereto.
     Assignor hereby authorizes and directs [___________] to make all payments due under said formal contract and any and all amendments thereof and supplements thereto direct to the Assignee by checks or other orders, payable to the order of the Assignee, and constitutes and appoints Assignee its true and lawful attorney, irrevocably with full power of substitution for it and in its name or in the name of Assignor or otherwise, to collect, ask, require, demand and receive and give acquittance for any and all said monies due or to become due, and to endorse the name of Assignor to any checks, drafts or other orders for the payment of money payable to Assignor in payment thereof.
     Assignor warrants that it is the lawful owner of all rights under formal and/or informal contract and any and all amendments thereof and supplements thereto; that it has good right to assign same; that its said rights are free from all liens and encumbrances and that it will warrant and defend the same against the lawful claims and demands of all persons. Assignor agrees (1) that, if any payments under said formal and/or informal contract or any amendment thereof or supplement thereto shall be made to Assignor, it will receive and hold the same in trust for Assignee and will forthwith upon receipt deliver the same to Assignee in the identical form of payment received by Assignor; and (2) that it will execute and deliver all such further instruments and do all such further acts and things as Assignee may reasonably request or as shall be necessary or desirable to further and more perfectly assure to Assignee its rights under said formal and/or informal contract or any amendments thereof or supplements thereto.

     IN WITNESS WHEREOF, Assignor has caused this instrument to be signed, sealed and delivered by its proper officer thereunto duly authorized this ______ day of _________, 20[__].

ATTEST:		[___________]

	[Corporate Seal]	By:
Name:
Title:

Address:
[___________]
[___________]

STATE OF TEXAS
COUNTY OF ____________
     Before me personally appeared _________________ to me known, who being by me duly sworn, did say that he or she is the _________________of [______________] named in and which executed the foregoing Assignment; that he or she knows the seal of said corporation; that the seal affixed to the foregoing Assignment of Monies Due and to Become Due (the “Assignment”) is the corporate seal of said corporation; that it was so affixed by order of the Board of Directors of the corporation; and that he or she signed his or her name thereto by like order and by his or her free act and deed and acknowledged the Assignment to be the free act and deed of the corporation.
Notary Public in and for
the State of __________________
Printed Name:
___________________________
Commission Expires:
_____________________

EXHIBIT B-2
FORM OF NOTICE OF ASSIGNMENT
NOTICE OF ASSIGNMENT OF UNITED STATES
GOVERNMENT CONTRACT
(Contracting Officer)

TO:	[______________] [______________] [______________]
CONTRACT: [______________]
CONTRACTING PARTIES:
[______________]

[______________]

[______________]

[______________]

[______________]

[______________]
     PLEASE TAKE NOTICE that all monies due or to become due under the contract described above and all amendments and supplements thereto (the “Contract”) have been assigned to the undersigned under the provisions of the Assignment of Claims Act of 1940, as amended, 31 U.S.C. §3727, 41 U.S.C. §15. A true copy of the instrument of assignment executed by contractor under the Contract on [_____________], is attached hereto as Exhibit A.
     Payment due or to become due under the Contract should be made payable solely to the undersigned and sent to the undersigned at the location and for the account specified below:
[______________]
[______________]
[______________]

     Please return to the undersigned the three enclosed copies of this notice with appropriate notations showing the date and hour of receipt, and signed by the person acknowledging receipt on behalf of the addressee.

Very truly yours,

UNION BANK, N.A.

By:
Name:
Title:

[______________]
[______________]
Attn: [______________]
Telephone: [______________]

Federal Tax Identification No. [______________]
ACKNOWLEDGMENT
     Receipt is acknowledged of the above notice and of a copy of the instrument of assignment. They were received at _______ (AM.) (P.M.) on _________, 20[___], on behalf of [______________].

By:
Name:
Title:
On behalf of
[name of addressee of this notice]

EXHIBIT A
TO
NOTICE OF ASSIGNMENT
Assignment of Monies Due and To Become Due

EXHIBIT J
TO CREDIT AGREEMENT
FORM OF SWINGLINE NOTE
____________, ____
     FOR VALUE RECEIVED, each of the undersigned, HollyFrontier Corporation, a Delaware corporation (the “Company”), and certain Subsidiaries of the Company party hereto (collectively with the Company, “Borrowers” and each, individually, a “Borrower”), jointly and severally hereby unconditionally promises to pay to the order of [_____________________] (the “Swingline Lender”), at such place as the Swingline Lender may designate, the principal sum of FIFTY MILLION DOLLARS AND 00/100 CENTS ($50,000,000) or, if less, the unpaid principal amount of the Swingline Loans from the Swingline Lender to Borrowers outstanding under the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as set forth in the Credit Agreement, both principal and interest payable as therein provided in lawful money of the United States of America to the Swingline Lender at its Applicable Lending Office (as defined in the Credit Agreement), or at such other place, as from time to time may be designated by the Swingline Lender.
     Principal of and interest on this Swingline Note (this “Note”) from time to time outstanding shall be due and payable as provided in that certain Credit Agreement dated as of July 1, 2011, by and among Borrowers, the Lenders party thereto from time to time and Administrative Agent (as the same may be amended, restated, amended and restated, supplemented or modified from time to time, the “Credit Agreement”). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.
     This Note is issued pursuant to and evidences Swingline Loans under the Credit Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrowers. The Credit Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment, and reborrowing of amounts upon specified terms and conditions.
     The holder of this Note is hereby authorized by Borrowers to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Swingline Loans and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrowers hereunder or under any other Loan Documents.
     Time is of the essence of this Note. Each Borrower and all endorsers, sureties, and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. Borrowers jointly and severally agree to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this Note is collected by or through an attorney-at-law.
Exhibit J

     In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance, or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by Borrowers or inadvertently received by the holder of this Note, such excess shall be returned to Borrowers or credited as a payment of principal, in accordance with the Credit Agreement. It is the intent hereof that Borrowers not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly, or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.
     This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflict of law principles thereof (but giving effect to federal laws relating to national banks).
[SIGNATURE PAGE FOLLOWS]
Exhibit J

     EXECUTED as of the date and year first above written.

BORROWERS:

HOLLYFRONTIER CORPORATION

By:
Name:
Title:

HOLLY REFINING & MARKETING COMPANY LLC

By:
Name:
Title:

HOLLY REFINING & MARKETING COMPANY — TULSA LLC

By:
Name:
Title:

HOLLY REFINING & MARKETING COMPANY — WOOLDS CROSS LLC

By:
Name:
Title:

NAVAJO REFINING COMPANY, L.L.C.

By:
Name:
Title:

FRONTIER EL DORADO REFINING LLC

By:
Name:
Title:

FRONTIER REFINING LLC

By:
Name:
Title:

Schedule 1.1
Revolving Commitments

Lender	Commitment
Union Bank, N.A.	$75,000,000
BNP Paribas	$75,000,000
Bank of America, N.A.	$65,000,000
Wells Fargo Bank, N.A.	$65,000,000
Citibank, N.A.	$50,000,000
Credit Suisse AG, Cayman Islands Branch	$50,000,000
Deutsche Bank Trust Company Americas	$50,000,000
Lloyds TSB Bank PLC	$50,000,000
Morgan Stanley Bank, N.A.	$50,000,000
RB International Finance (USA) LLC	$50,000,000
Toronto Dominion (New York), LLC	$50,000,000
U.S. Bank National Association	$50,000,000
Compass Bank	$30,000,000
Capital One, National Association	$30,000,000
Comerica Bank	$30,000,000
JPMorgan Chase Bank, N.A.	$30,000,000
Natixis	$30,000,000
PNC Bank, National Association	$30,000,000
Sumitomo Mitsui Banking Corporation	$30,000,000
UBS AG, Stamford Branch	$30,000,000
UMB Bank Arizona, N.A.	$30,000,000
The Frost National Bank	$25,000,000
Goldman Sachs Lending Partners LLC	$25,000,000
TOTAL	$1,000,000,000

Schedule 1.1 - 1

Schedule 1.2
Designated Customers
Benchmark Resources, Inc.
BP Products North America
BP West Coast Products LLC
Chevron Corporation
Chevron Global Lubricants
Chevron Products Company
ConocoPhillips Company
Costco Wholesale Inc
ExxonMobil Oil Corporation
Honeywell International, Inc.
Morgan Stanley Capital Group, Inc.
SEI Fuel Services
Shell Oil Company
Shell Oil Products US
Shell Trading (US) Company
Total Lubricants Canada, Inc.
Total Lubricants USA, Inc.
UPS Fuel Services, Inc.

Schedule 1.2 - 1

Schedule 1.3
Eligible Receivables — U.S. Government Contracts
DLA Energy

Schedule 1.3 - 1

Schedule 1.4
Existing Letters of Credit

Beneficiary	Issuing Bank	LC Number	Amount	Expiration
Shell Trading (US) Company	Union Bank	S318101M	$119,000,000	08/10/11
ConocoPhillips Company*	Union Bank	S316656M	$80,000,000	09/10/11
Chevron Products Company	Union Bank	S314705M	$71,000,000	09/10/11
CCPS Transportation LLC	Union Bank	306S237232	$12,200,000	12/31/11
Glencore Ltd*	Union Bank	S315072M	$12,300,000	08/15/11
Vitol Inc*	Union Bank	S317504M	$5,500,000	08/10/11
US EPA (Cheyenne)	Union Bank	S316406M	$1,900,000	12/16/11
Enbridge Pipelines Inc	Union Bank	S308485M	CAD$1,700,000	03/03/12
KDHE	Union Bank	306S232687	$685,000	04/09/12
Numerous Insurance Companies	Union Bank	S304623M	$300,000	11/01/11
Zurich American Insurance Company	Union Bank	S312227M	$225,000	01/10/12
KDHE	Union Bank	S307452M	$100,000	11/13/11
ConocoPhillips Canada Marketing & Trading ULC	Wells Fargo	NZS671819	$82,600,000	09/30/11
BP Oil Supply Company	Wells Fargo	IS0000918	$54,900,000	07/31/11
CCPS Transportation LLC	Bank of America	3098853	$7,900,000	03/05/12
Zurich American Insurance Company	Bank of America	7414568	$1,372,542	06/01/12
Pacific Employers Insurance Company	Bank of America	7414569	$340,000	04/30/12
NM Self Insurers Guarantee Fund	Bank of America	3077312	$200,000	06/20/12

*	Cancellation pending.

Schedule 1.4 - 1

Schedule 1.5
Immaterial Subsidiaries
None.

Schedule 1.5 - 1

Schedule 6.2
Subsidiaries
(a) Legal Name, Jurisdiction of Organization, Type of Entity and Organization Identification Number for each Borrower and each of its Subsidiary Guarantors:

			Organization
Legal Name of Borrower or	Jurisdiction of		Identification
Subsidiary Guarantor	Organization	Type of Entity	Number
Black Eagle, Inc.	Delaware	Corporation	0923277

Eagle Consolidation LLC	Delaware	Limited Liability Company	4988402

Ethanol Management Company LLC	Delaware	Limited Liability Company	5004637

Frontier El Dorado Refining LLC	Delaware	Limited Liability Company	3098810

Frontier Holdings LLC	Delaware	Limited Liability Company	4236542

Frontier Oil and Refining Company LLC	Delaware	Limited Liability Company	2079482

Frontier Oil Corporation	Wyoming	Corporation	1980-000139666

Frontier Pipeline LLC	Delaware	Limited Liability Company	2202550

Frontier Refining & Marketing LLC	Delaware	Limited Liability Company	2163960

Frontier Refining LLC	Delaware	Limited Liability Company	2163962

Holly Biofuels LLC	Delaware	Limited Liability Company	4973339

HollyFrontier Corporation	Delaware	Corporation	0410607

Holly Payroll Services, Inc.	Delaware	Corporation	4052098

Holly Petroleum, Inc.	Delaware	Corporation	2179734

Holly Realty, LLC	Delaware	Limited Liability Company	4684449

Holly Refining & Marketing Company LLC	Delaware	Limited Liability Company	3895432

Holly Refining & Marketing — Tulsa LLC	Delaware	Limited Liability Company	4660942

Holly Refining & Marketing Company — Woods Cross LLC	Delaware	Limited Liability Company	3626422

Holly Refining Communications, Inc.	Delaware	Corporation	3630484

Schedule 6.2 - 1

			Organization
Legal Name of Borrower or	Jurisdiction of		Identification
Subsidiary Guarantor	Organization	Type of Entity	Number
Holly Transportation LLC	Delaware	Limited Liability Company	4618058

Holly UNEV Pipeline Company	Delaware	Corporation	4407728

Holly Western Asphalt Company	Delaware	Corporation	3914058

Hollymarks, LLC	Delaware	Limited Liability Company	4684446

HRM Montana LLC	Montana	Limited Liability Company	A169222

HRM Realty, LLC	Delaware	Limited Liability Company	4684448

LEA Refining Company	Delaware	Corporation	827851

Montana Retail Company LLC	Delaware	Limited Liability Company	2850166

Navajo Holdings, Inc.	New Mexico	Corporation	1060094

Navajo Northern, Inc.	Nevada	Corporation	C1148-1978

Navajo Pipeline Co., L.P.	Delaware	Limited Partnership	855544

Navajo Pipeline GP, L.L.C.	Delaware	Limited Liability Company	3418355

Navajo Pipeline LP, L.L.C.	Delaware	Limited Liability Company	3418494

Navajo Refining Company, L.L.C.	Delaware	Limited Liability Company	4380177

Navajo Refining GP, L.L.C.	Delaware	Limited Liability Company	3418360

Navajo Western Asphalt Company	New Mexico	Corporation	786129

NK Asphalt Partners d/b/a Holly Asphalt Company	New Mexico	General Partnership	GPD2000071301
(b) Trade Names of each Borrower and its Subsidiary Guarantors:

Legal Name of Borrower or		Jurisdictions Where
Subsidiary Guarantor	Trade Name/ DBA Name	Trade Name is Used
Black Eagle, Inc.	Montana Refining Corporation	Montana

Navajo Refining Company, L.L.C.	Navajo Refining Company	Washoe county, NV

Navajo Refining Company, L.L.C.	Navajo Refining Co.	Texas

Navajo Refining Company, L.L.C.	Navajo Refining Company	Dallas County, TX

Schedule 6.2 - 2

Legal Name of Borrower or		Jurisdictions Where
Subsidiary Guarantor	Trade Name/ DBA Name	Trade Name is Used
Navajo Refining Company, L.L.C.	Navajo Refining Company	Utah

Navajo Refining Company, L.L.C.	Navajo Refining Company	Oklahoma

Navajo Refining Company, L.L.C.	Navajo Refining Company	Denver, CO

Navajo Refining Company, L.L.C.	Navajo Refining Company	Maricopa County, AZ

Navajo Refining Company, L.L.C.	Navajo Refining Company	Arizona

Navajo Refining Company, L.L.C.	Navajo Refining Company	Texas

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Arizona

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Maricopa County, AZ

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	La Paz County, AZ

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Greenlee County, AZ

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Graham County, AZ

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Gila County, AZ

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Coconino County, AZ

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Apache County, Arizona

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Pinal County, AZ

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Cochise County, AZ

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Cooke County, TX

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Utah

NK Asphalt Partners	Holly Asphalt Company	Yoakum County, TX

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Winkler County, TX

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Upton County, TX

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Reeves County, TX

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Midland County, TX

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Martin County, TX

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Lubbock County, TX

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Hutchinson County, TX

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Gaines County, TX

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Ector County, TX

Schedule 6.2 - 3

Legal Name of Borrower or		Jurisdictions Where
Subsidiary Guarantor	Trade Name/ DBA Name	Trade Name is Used
NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Mohave County, AZ

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Crane County, TX

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Navajo County, AZ

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Brewster County, TX

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Andrews County, TX

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Elko County, Nevada

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Clark County, Nevada

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Oklahoma

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Colorado

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Sacramento County, CA

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Yuma County, AZ

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Yavapai County, AZ

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Santa Cruz County, AZ

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Pima County, AZ

NK Asphalt Partners d/b/a Holly Asphalt Company	Holly Asphalt Company	Dallas County, TX

Frontier Pipeline LLC	Cheyenne Refining Pipeline Inc.	Nebraska
     (c) Prior names of each Borrower and each of its Subsidiary Guarantors over the past five (5) years:

Legal Name of Borrower or
Subsidiary Guarantor	Date of Change	Description of Name Change
Navajo Refining Company, L.L.C.	June 29, 2007	Navajo Refining Company, L.P., a Delaware limited partnership, merged into Navajo Refining Company, L.L.C., a Delaware limited liability company.

HRM Montana LLC	July 17, 2009	Montana Refining Corporation, a Partnership, a Montana general partnership, changed its name to HRM Montana, a Montana general partnership.

	June 30, 2011	HRM Montana, a Montana general partnership converted to a Montana limited liability company and changed its name to HRM Montana LLC.

Schedule 6.2 - 4

Legal Name of Borrower or
Subsidiary Guarantor	Date of Change	Description of Name Change
Holly Refining & Marketing — Tulsa LLC	May 19, 2009	Holly Refining & Marketing — MidCon, L.L.C., a Delaware limited liability company changed its name to Holly Refining & Marketing Company — Tulsa LLC, a Delaware limited liability company.

Holly Transportation LLC	October 28, 2010	Holly Trucking, L.L.C., a Delaware limited liability company changed its name to Holly Transportation LLC, a Delaware limited liability company.

Holly Refining & Marketing Company LLC	December 31, 2010	Holly Refining & Marketing Company, a Delaware corporation converted to a Delaware limited liability company and changed its name to Holly Refining & Marketing Company LLC.

Holly Refining & Marketing Company — Woods Cross LLC	December 31, 2010 May 31, 2011	Holly Refining & Marketing Company — Woods Cross, a Delaware corporation converted to a Delaware limited liability company and changed its name to Holly Refining & Marketing Company — Woods Cross LLC.

Woods Cross Refining Company, L.L.C., a Delaware limited liability company, merged into Holly Refining & Marketing Company — Woods Cross LLC.

Montana Retail Company LLC	May 29, 2011	Montana Retail Corporation, a Delaware corporation converted to a Delaware limited liability company and changed its name to Montana Retail Company LLC.

Eagle Consolidation LLC	May 31, 2011 June 30, 2011	Holly Utah Holdings, Inc., a Delaware corporation, N148H Exchange, LLC, a Delaware limited liability company, and N560B Exchanges, LLC, a Delaware limited liability company, each merged into Eagle Consolidation LLC.

Navajo Crude Oil Purchasing, Inc., a Delaware corporation, merged into Eagle Consolidation LLC.

Navajo Refining Company, L.L.C.	May 31, 2011	Lorefco, Inc., a Delaware corporation, merged into Navajo Refining Company, L.L.C.

HollyFrontier Corporation	May 31, 2011	Navajo Refining L.P., L.L.C., a Delaware limited liability company, merged into HollyFrontier Corporation, formerly known as Holly Corporation,.

Navajo Pipeline Co., L.P.	May 31, 2011	Porcupine Ridge Pipeline, LLC, a Delaware limited liability company, merged into Navajo Pipeline Co., L.P.

Ethanol Management Company LLC	June 30, 2011	Ethanol Management Company, a Colorado corporation converted to a Delaware limited liability company and changed its name to Ethanol Management Company LLC.

Frontier El Dorado Refining LLC	June 30, 2011	Frontier El Dorado Refining Company, a Delaware corporation converted to a Delaware limited liability company and changed its name to Frontier El Dorado Refining LLC.

Schedule 6.2 - 5

Legal Name of Borrower or
Subsidiary Guarantor	Date of Change	Description of Name Change
Frontier Holdings LLC	June 30, 2011	Frontier Holdings Inc., a Delaware corporation converted to a Delaware limited liability company and changed its name to Frontier Holdings LLC.

Frontier Oil and Refining Company LLC	June 30, 2011	Frontier Oil and Refining Company, a Delaware corporation converted to a Delaware limited liability company and changed its name to Frontier Oil and Refining Company LLC.

Frontier Pipeline LLC	June 30, 2011	Frontier Pipeline Inc., a Delaware corporation converted to a Delaware limited liability company and changed its name to Frontier Pipeline LLC.

Frontier Refining & Marketing LLC	June 30, 2011	Frontier Refining & Marketing Inc., a Delaware corporation converted to a Delaware limited liability company and changed its name to Frontier Refining & Marketing LLC.

Frontier Refining LLC	June 30, 2011	Frontier Refining Inc., a Delaware corporation converted to a Delaware limited liability company and changed its name to Frontier Refining LLC.

HollyFrontier Corporation	July 1, 2011	Holly Corporation, a Delaware corporation, changed its name to HollyFrontier Corporation.
     (d) Chief executive office(s) and locations of books and records for each Borrower and its Subsidiary Guarantors:

Address of Chief
Executive Office/
Legal Name of Borrower or Subsidiary	Location of Books and
Guarantor	Records
All Loan Parties except those listed below:	2828 N. Harwood
Suite 1300
Dallas, TX 75201

Navajo Pipeline LP, L.L.C.	501 East Main
NK Asphalt Partners d/b/a/ Holly Asphalt Company	Artesia, NM 88210

(e) Locations of Collateral for each Borrower and its Subsidiary Guarantors:
•	See locations listed on Schedule 6.6.

Schedule 6.2 - 6

Schedule 6.3
Consents, Etc.
1.	8-K filing with SEC for both Holly and FOC as a result of entry into this Credit Agreement and the Guarantee and Collateral Agreement.
Schedule 6.3 - 1

Schedule 6.6
Real Property
     Parcels of Real Property owned by a Group Member:

Name of Group Member	Location	Description of Assets
Navajo Refining Company, L.L.C.	501 E. Main St. Artesia, NM 88210 Eddy County, NM	Inventory Artesia refinery

Navajo Refining Company, L.L.C.	501 E. Main St. Artesia, NM 88210 Eddy County, NM	Inventory Diesel storage-Trucking

Navajo Refining Company, L.L.C.	7406 South Main St. Lovington, NM 88260 Lea County, NM	Inventory Lovington refinery

Holly Refining & Marketing Company — Woods Cross LLC	393 South 800 West Woods Cross, UT 84087 Davis County, UT	Inventory-Refinery

NK Asphalt Partners d/b/a Holly Asphalt Company	7110 W. Northern Avenue Glendale, AZ 85303 Maricopa County, AZ	Inventory Terminal

NK Asphalt Partners d/b/a Holly Asphalt Company	4949 Edith Blvd. NE Albuquerque, NM 87107 Bernalillo County, NM	Inventory Terminal

NK Asphalt Partners d/b/a Holly Asphalt Company	2411 N. Freeman Artesia, NM 88210 Eddy County, NM	Inventory Terminal

NK Asphalt Partners d/b/a Holly Asphalt Company	131 S. 57th Avenue Phoenix, AZ 85043 Maricopa County, AZ	Inventory Terminal
Schedule 6.6 - 1

Name of Group Member	Location	Description of Assets
NK Asphalt Partners d/b/a Holly Asphalt Company	1611 Marshall St. Lubbock, TX 79403 Lubbock County, TX	Inventory Terminal

Holly Refining & Marketing - Tulsa LLC	1700 S. Union Ave Tulsa, OK 74107 Tulsa County, OK	Inventory Tulsa Refinery

Holly Refining & Marketing - Tulsa LLC	902 West 25th Street Tulsa, OK 74101 Tulsa County, OK	Inventory Tulsa Refinery

Frontier El Dorado Refining LLC	1401 Douglas Road El Dorado, KS 67042 Butler County, KS	Inventory El Dorado Refinery

Frontier Refining LLC	2700 E. 5th Street Cheyenne, WY 82007 Laramie County, WY	Inventory Cheyenne Refinery

Ethanol Management Company LLC	8501 East 96th Avenue Henderson, CO 80640	Inventory Terminal
     Parcels of Real Property leased by a Group Member:

Name of Group Member	Owner of Location	Location	Description of Assets
Holly Refining & Marketing Company LLC	Williams	Conway, KS	Inventory Off-Site Storage

Holly Refining & Marketing Company LLC	Enterprise Products Partners, L.P.	Hobbs, NM	Inventory Terminal

Holly Refining & Marketing Company LLC	Enterprise Products Partners, L.P.	Conway, KS, to Hobbs, NM	Inventory In transit
Schedule 6.6 - 2

Name of Group Member	Owner of Location	Location	Description of Assets
Navajo Refining Company, L.L.C.	HEP Refining, L.L.C.	Moriarty, NM	Inventory Terminal

Navajo Refining Company, L.L.C.	Sacramento Energy	Loco Hills, NM	Inventory Off-Site Storage

Holly Refining & Marketing Company LLC	HEP Pipeline, L.L.C.	Lovington, NM, to Artesia, NM	Inventory 8” Pipeline Line Fill

Holly Refining & Marketing Company LLC	HEP Pipeline, L.L.C.	Lovington, NM, to Artesia, NM	Inventory 10” Pipeline Line Fill

Holly Refining & Marketing Company LLC	HEP Pipeline Assets, Limited Partnership	Artesia, NM, to El Paso, TX	Inventory 6” Pipeline Line Fill

Holly Refining & Marketing Company LLC	HEP Pipeline Assets, Limited Partnership	Artesia, NM, to Orla, TX, to El Paso, TX	Inventory 8/12/8” Pipeline Line Fill

Holly Refining & Marketing Company LLC	Enterprise Products Partners, L.P. (1)	Artesia, NM, to Bloomfield, NM	Inventory 12/8” Pipeline Line Fill

Holly Refining & Marketing Company LLC	Leased by HEP Pipeline, L.L.C., from City of Roswell, NM	Roswell, NM	Inventory Terminal

Holly Refining & Marketing Company LLC	HEP Pipeline, L.L.C.	Artesia, NM, to Roswell, NM	Inventory 4” Pipeline Line Fill

Holly Refining & Marketing Company LLC	HEP Refining, L.L.C.	Bloomfield, NM	Inventory Terminal

Holly Refining & Marketing Company LLC	Plains Pipeline Company	El Paso, TX, to Albuquerque, NM	Inventory Plains Pipeline Line Fill

Holly Refining & Marketing Company LLC	HEP Refining Assets, L.P.	El Paso, TX El Paso County, TX	Inventory Terminal

Holly Refining & Marketing Company LLC	Kinder Morgan Energy Partners, L.P.’s SFPP, L.P.	El Paso, TX, to Phoenix, AZ	Inventory Kinder Morgan Pipeline Line Fill
Schedule 6.6 - 3

Name of Group Member	Owner of Location	Location	Description of Assets
Holly Refining & Marketing Company LLC	HEP Refining, L.L.C.	Tucson, AZ	Inventory Terminal

Holly Refining & Marketing Company LLC	Chevron Pipeline Co.	Albuquerque, NM	Inventory Terminal

Holly Refining & Marketing Company LLC	Western Refining	Albuquerque, NM	Inventory Terminal

Holly Refining & Marketing Company LLC	Western Refining	El Paso, TX	Inventory Terminal

Holly Refining & Marketing Company LLC	Kinder Morgan Energy Partners, L.P.’s SFPP, L.P.	Tucson, AZ	Inventory Community Terminal

Holly Refining & Marketing Company LLC	Kinder Morgan Energy Partners, L.P.’s SFPP, L.P.	Phoenix, AZ	Inventory Community Terminal

Holly Refining & Marketing Company LLC	Arizona Petroleum	Tucson, AZ	Inventory Terminal

Holly Refining & Marketing Company LLC	Caljet	Phoenix, AZ	Inventory Terminal

Holly Refining & Marketing Company LLC	Kinder Morgan	Phoenix, AZ	Inventory Terminal

Holly Refining & Marketing Company LLC	Pro Petroleum	Phoenix, AZ	Inventory Terminal

Holly Refining & Marketing Company LLC	Chevron Pipeline Company	Woods Cross, UT, to Spokane, WA	Inventory Chevron Pipeline Line Fill

Holly Refining & Marketing Company LLC	HEP Woods Cross, L.L.C., and Sinclair each own a 50% interest	Boise, ID Ada County, ID	Inventory Terminal

Holly Refining & Marketing Company LLC	Northwest Terminalling Company (subsidiary of Chevron)	Boise, ID Ada County, ID	Inventory Terminal
Schedule 6.6 - 4

Name of Group Member	Owner of Location	Location	Description of Assets
Holly Refining & Marketing Company LLC	HEP Woods Cross, L.L.C., and Sinclair each own a 50% interest	Burley, ID Cassion County, ID	Inventory Terminal

Holly Refining & Marketing Company LLC	Northwest Terminalling Company (subsidiary of Chevron)	Pocatello, ID Bannock County, ID	Inventory Terminal

Holly Refining & Marketing Company LLC	Northwest Terminalling Company (subsidiary of Chevron)	Pasco, WA	Inventory Terminal

Holly Refining & Marketing Company LLC	HEP Woods Cross, L.L.C.	Spokane, WA	Inventory Terminal

Holly Refining & Marketing Company LLC	UNEV Pipeline, L.L.C.	Cedar City, UT	Inventory Terminal

Holly Refining & Marketing Company LLC	Teppco	Cushing, OK	Inventory Terminal

Holly Refining & Marketing Company LLC	Sunoco Logistics	Tulsa, OK	Inventory Terminal and Pipeline

Holly Refining & Marketing Company LLC	Magellan	Tulsa, OK Pleasant Hill, IA Ft. Smith, AR Kansas City, KS St. Paul, MN Oklahoma City, OK Omaha, NE Sioux City, IA Sioux Falls, SD and certain other immaterial locations throughout the mid-continent region in the Magellan mid-continent pipeline.	Inventory Terminals and Line Fill

Holly Refining & Marketing Company LLC	Kansas City International Airport	Kansas City, MO	Inventory Terminal

Holly Refining & Marketing Company LLC	Omaha Airport Authority	Omaha, NE	Inventory Terminal
Schedule 6.6 - 5

Name of Group Member	Owner of Location	Location	Description of Assets
Holly Refining & Marketing Company LLC	Transflo	Atlanta, GA	Inventory Terminal

Holly Refining & Marketing Company LLC	Alon USA	Big Spring, TX	Inventory Terminal

Holly Refining & Marketing Company LLC	PetroSource	Catoosa, OK	Inventory Terminal

Holly Refining & Marketing Company LLC	Sunoco Logistics	Cleveland, OH	Inventory Terminal

Holly Refining & Marketing Company LLC	Truck Rail Handling	Fremont, CA	Inventory Terminal

Holly Refining & Marketing Company LLC	Southeast Fleet Service	Lexington, NC	Inventory Terminal

Holly Refining & Marketing Company LLC	Transflo	North Haven, CT	Inventory Terminal

Holly Refining & Marketing Company LLC	HEP Pipeline, L.L.C.	Artesia, NM	Line Fill

Holly Refining & Marketing Company LLC	HEP Pipeline, L.L.C.	Lovington, NM	Line Fill

Holly Refining & Marketing Company LLC	HEP Pipeline, L.L.C.	Lovington, NM	Line Fill 8” Lovington — Beeson

Holly Refining & Marketing Company LLC	Roadrunner Pipeline L.L.C. (owned by HEP)	Artesia, NM	Line Fill Roadrunner PL

Holly Refining & Marketing Company LLC	HEP Pipeline, L.L.C.	Lovington/Artesia, NM	Line Fill 16” Beeson — Lovington PL

Holly Refining & Marketing Company LLC	HEP Pipeline, L.L.C.	Artesia, NM	Line Fill

Schedule 6.6 - 6

Name of Group Member	Owner of Location	Location	Description of Assets
Holly Refining & Marketing Company LLC	Kinder Morgan	Tucson, AZ	Line Fill

Holly Refining & Marketing Company LLC	Keystone	Hardisty, AB	Line Fill

Holly Refining & Marketing Company LLC	Plains Pipeline	Tulsa, OK	Inventory Tank Farm

Holly Refining & Marketing Company LLC	Coffeyville Resources	Phillipsburg, KS	Inventory Terminal

Holly Refining & Marketing Company LLC	OneOK	Conway, KS	Inventory Terminal

Holly Refining & Marketing Company LLC	York Rail	York, PA	Inventory Terminal

Holly Refining & Marketing Company LLC	Stolthaven	Houston, TX	Inventory Terminal

Holly Refining & Marketing Company LLC	Centurion Pipeline	Cushing, OK	Inventory Terminal

Holly Refining & Marketing Company LLC	Centurion Pipeline	Slaughter, TX	Inventory Terminal

Holly Refining & Marketing Company LLC	Enbridge	Flanagan, IL	Inventory Terminal

Holly Refining & Marketing Company LLC	Husky PL	Hardisty, AB	Inventory Terminal

Holly Refining & Marketing Company LLC	Enbridge Pipeline	Cushing, OK	Inventory Terminal

Holly Refining & Marketing Company LLC	Plains Pipeline	Cushing, OK	Inventory Terminal
Schedule 6.6 - 7

Name of Group Member	Owner of Location	Location	Description of Assets
Holly Refining & Marketing Company LLC	Enterprise PL	Midland, TX	Inventory Terminal

Holly Refining & Marketing Company LLC	Ventura	Wilmington, CA	Inventory Terminal

Holly Refining & Marketing Company LLC	Transflo	Cleveland, OH	Inventory Terminal

Holly Refining & Marketing Company LLC	Texas City Oil Tanking	Texas City, TX	Inventory Terminal

Frontier Oil and Refining Company LLC	Magellan Pipeline	Coralville, IA	Inventory Terminal

Frontier Oil and Refining Company LLC	Magellan Pipeline	Waterloo, IA	Inventory Terminal

Frontier Oil and Refining Company LLC	Magellan Pipeline	Columbia, MO	Inventory Terminal

Frontier Oil and Refining Company LLC	Magellan Pipeline	Palmyra, MO	Inventory Terminal

Frontier Oil and Refining Company LLC	Magellan Pipeline	Clear Lake, IA	Inventory Terminal

Frontier Oil and Refining Company LLC	Magellan Pipeline	Watertown, SD	Inventory Terminal

Frontier Oil and Refining Company LLC	Magellan Pipeline	West Fargo, ND	Inventory Terminal

Frontier Oil and Refining Company LLC	Magellan Pipeline	Grand Forks, ND	Inventory Terminal

Frontier Oil and Refining Company LLC	Magellan Pipeline	Doniphan, NE	Inventory Terminal
Schedule 6.6 - 8

Name of Group Member	Owner of Location	Location	Description of Assets
Frontier Oil and Refining Company LLC	Magellan Pipeline	Topeka, KS	Inventory Terminal

Frontier Oil and Refining Company LLC	Magellan Pipeline	Dubuque, IA	Inventory Terminal

Frontier Oil and Refining Company LLC	Magellan Pipeline	Carthage, MO	Inventory Terminal

Frontier Oil and Refining Company LLC	Magellan Pipeline	Brookline, MO	Inventory Terminal

Frontier Oil and Refining Company LLC	Magellan Pipeline	Milford, IA	Inventory Terminal

Frontier Oil and Refining Company LLC	Magellan Pipeline	Great Bend, KS	Inventory Terminal

Frontier Oil and Refining Company LLC	Magellan Pipeline	Scott City, KS	Inventory Terminal

Frontier Oil and Refining Company LLC	Magellan Pipeline	Aurora, CO	Inventory Terminal

Frontier Oil and Refining Company LLC	Magellan Pipeline	Wathena, KS	Inventory Terminal

Frontier Oil and Refining Company LLC	Magellan Pipeline	Valley Center, KS	Inventory Terminal

Frontier Oil and Refining Company LLC	Magellan Pipeline	Roca, NE	Inventory Terminal

Frontier Oil and Refining Company LLC	Magellan Pipeline	Riverdale, IA	Inventory Terminal

Frontier Oil and Refining Company LLC	Magellan Pipeline	Oklahoma City, OK	Inventory Terminal
Schedule 6.6 - 9

Name of Group Member	Owner of Location	Location	Description of Assets
Frontier Oil and Refining Company LLC	Nustar	Salina, KS	Inventory Terminal

Frontier Oil and Refining Company LLC	Nustar	Concordia, KS	Inventory Terminal

Frontier Oil and Refining Company LLC	Nustar	Geneva, NB	Inventory Terminal

Frontier Oil and Refining Company LLC	Nustar	Osceola, NE	Inventory Terminal

Frontier Oil and Refining Company LLC	Nustar	Norfolk, NE	Inventory Terminal

Frontier Oil and Refining Company LLC	Nustar	Yankton, SD	Inventory Terminal

Frontier Oil and Refining Company LLC	Nustar	Mitchell, SD	Inventory Terminal

Frontier Oil and Refining Company LLC	Nustar	Wolsey, SD	Inventory Terminal

Frontier Oil and Refining Company LLC	Nustar	Aberdeen, SD	Inventory Terminal

Frontier Oil and Refining Company LLC	Nustar	Jamestown, ND	Inventory Terminal

Frontier Oil and Refining Company LLC	Nustar	Le Mars, IA	Inventory Terminal

Frontier Oil and Refining Company LLC	Nustar	Milford, IA	Inventory Terminal

Frontier Oil and Refining Company LLC	Nustar	Hutchinson, KS	Inventory Terminal

Schedule 6.6 - 10

Name of Group Member	Owner of Location	Location	Description of Assets
Frontier Oil and Refining Company LLC	Nustar	Columbus, NE	Inventory Terminal

Frontier Oil and Refining Company LLC	Nustar	Sioux Falls, SD	Inventory Terminal

Frontier Oil and Refining Company LLC	Nustar	North Platte, NE	Inventory Terminal

Frontier Oil and Refining Company LLC	Nustar	Hutchinson, KS, to Jamestown, ND	Line Fill

Frontier Oil and Refining Company LLC	Plains Sidney	Sidney, NE	Inventory Terminal

Frontier Oil and Refining Company LLC	Plains Sidney	Sidney, NE	Line Fill

Frontier Oil and Refining Company LLC	Plains Rocky Mountain	Rapid City, SD	Inventory Terminal

Frontier Oil and Refining Company LLC	Plains Rocky Mountain	Cheyenne, WY	Inventory Terminal

Frontier Oil and Refining Company LLC	Plains Rocky Mountain	DuPont, CO	Inventory Terminal

Frontier Oil and Refining Company LLC	Plains Rocky Mountain	Fountain, CO	Inventory Terminal

Frontier Oil and Refining Company LLC	Plains Rocky Mountain	Cheyenne, WY	Line Fill

Frontier Oil and Refining Company LLC	Sinclair Pipeline	Denver, CO	Line Fill

Frontier Oil and Refining Company LLC	Frontier Pipeline	Denver, CO	Line Fill

Schedule 6.6 - 11

Name of Group Member	Owner of Location	Location	Description of Assets
Frontier Oil and Refining Company LLC	True Oil	Baker, MT	Crude Inventory Pipeline

Frontier Oil and Refining Company LLC	Plains	Casper, WY	Crude Inventory Big Horn PL System

Frontier Oil and Refining Company LLC	Kinder Morgan	Hardisty, AB, to Casper, WY	Crude Inventory Express Pipeline

Frontier Oil and Refining Company LLC	Kinder Morgan	Buffalo, MT	Crude Inventory Station on Express PL

Frontier Oil and Refining Company LLC	Centennial Pipeline	Guernsey to Cheyenne, WY	Line Fill

Frontier Oil and Refining Company LLC	BP	Illinois	Crude Inventory ChiCap Pipeline

Frontier Oil and Refining Company LLC	Enbridge	Cushing, OK	Crude Inventory Spearhead PL

Frontier Oil and Refining Company LLC	Magellan	Cushing, OK	Crude Inventory Magellan/BP Pipeline

Frontier Oil and Refining Company LLC	Magellan	Cushing, OK	Crude Inventory Magellan Osage Pipeline

Frontier Oil and Refining Company LLC	Enterprise	Cushing, OK	Crude Inventory Terminal

Frontier Oil and Refining Company LLC	Plains	Cushing, OK	Crude Inventory Terminal

Frontier Oil and Refining Company LLC	Sem Group	Cushing, OK	Crude Inventory Terminal

Frontier Oil and Refining Company LLC	Inter Pipeline Fund	Edmonton, AB	Crude Inventory Inter Cold Lake West PL

Schedule 6.6 - 12

Name of Group Member	Owner of Location	Location	Description of Assets
Frontier Oil and Refining Company LLC	Enbridge	El Dorado, KS	Crude Inventory Terminal

Frontier Oil and Refining Company LLC	Enterprise	Freeport, TX	Crude Inventory Seaway PL

Frontier Oil and Refining Company LLC	True Oil	Fryburg, ND	Crude Inventory Four Bears Pipeline (fka Little Missouri Line)

Frontier Oil and Refining Company LLC	Plains	Ft. Laramie, WY	Crude Inventory Plains Cheyenne PL

Frontier Oil and Refining Company LLC	Plains	Ft. Laramie, WY	Crude Inventory Plains Salt Lake System

Frontier Oil and Refining Company LLC	True Oil	Guernsey, WY	Crude Inventory Belle Fourche PL

Frontier Oil and Refining Company LLC	True Oil	Guernsey, WY	Crude Inventory Guernsey Station

Frontier Oil and Refining Company LLC	Eighty Eight Oil Storage	Guernsey, WY	Crude Inventory Terminal

Frontier Oil and Refining Company LLC	Kinder Morgan	Guernsey, WY	Crude Inventory Platte Pipeline

Frontier Oil and Refining Company LLC	Inter Fund Pipeline	Hardisty, AB	Crude Inventory Inter Cold Lake South PL

Frontier Oil and Refining Company LLC	Husky Pipeline	Hardisty, AB	Crude Inventory

Frontier Oil and Refining Company LLC	Jayhawk Pipeline	McPherson, KS	Crude Inventory

Frontier Oil and Refining Company LLC	Plains	Midland, TX	Crude Inventory Plains Basin PL

Schedule 6.6 - 13

Name of Group Member	Owner of Location	Location	Description of Assets
Frontier Oil and Refining Company LLC	Enterprise	Midland, TX	Crude Inventory Terminal

Frontier Oil and Refining Company LLC	True Oil	Poplar, MT	Crude Inventory Bridger PL

Frontier Oil and Refining Company LLC	Suncor Pipeline	Denver, CO	Crude Inventory

Frontier Oil and Refining Company LLC	Sunoco Pipeline	Texas	Crude Inventory Sun PL Central Texas

(1)	A Subsidiary of HEP owns the Artesia to White Lakes Junction segment of the Artesia to Moriarty pipeline. The White Lakes Junction to Moriarty segment and the Moriarty to Bloomfield Pipeline is leased from Enterprise Products Partners, L.P. under a long-term lease agreement.

Schedule 6.6 - 14

Schedule 6.7
Labor Matters

Group Member	Collective Bargaining Agreements
Holly Refining & Marketing Company — Woods Cross LLC	Agreement between Holly Refining & Marketing — Woods Cross LLC, with a refinery at Woods Cross, Utah, and United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union and its Local No. 12-578, dated as of March 2, 2009.

Navajo Refining Company, L.L.C.	Agreement between Navajo Refining Company, L.L.C., with a refinery located in the City of Artesia, State of New Mexico, and the International Union of Operating Engineers Local No. 351, dated as of March 30, 2010.

Navajo Refining Company, L.L.C.	Agreement between Navajo Refining Company, L.L.C., with a refinery located in Lea County, State of New Mexico, and the International Union of Operating Engineers Local No. 351, dated as of March 31, 2010.

Frontier El Dorado Refining LLC	Agreement between Frontier El Dorado Refining LLC, formerly known as Frontier El Dorado Refining Company, and United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO-CLC (USW) on behalf of Local #241, dated as of February 4, 2009.

Frontier Refining LLC	Agreement between Frontier Refining LLC, formerly known as Frontier Refining Inc., Cheyenne, Wyoming Refinery and Craft Unions including Local Union No. 101 of the International Brotherhood of Boilermakers, Iron Ship Builders and Helpers of America, Local Union No. 469 of the United Brotherhood of Carpenters and Joiners of America; Local Union No. 415 of the International Brotherhood of Electrical Workers; Local Union No. 79 of the Brotherhood of Painters and Allied Trades; Local Union No. 192 of the United Association of Journeymen and Apprentices of the Plumbing and Pipefitting Industry; Insulators Union; and Local Union No. 28 of the International Association of Heat and Frost Insulators and Asbestos Workers all of whom are affiliated with their International Union of the AFL-CIO, dated as of July 1, 2009.

Frontier Refining LLC	Agreement between Frontier Refining LLC, formerly known as Frontier Refining Inc., Cheyenne, Wyoming Refinery and United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (USW), AFL-CIO and its Local Union 11-574, dated as of July 1, 2009.

Schedule 6.7 - 1

Schedule 6.8(a)
Capitalization of Restricted Subsidiaries

		Restricted
		or
Holder(s)	Issuer	Unrestricted	Percentage of Equity Interests Owned
HollyFrontier Corporation	Black Eagle, Inc.	Restricted	100%
HollyFrontier Corporation	Eagle Consolidation LLC	Restricted	100%
Frontier Oil and Refining Company LLC	Ethanol Management Company LLC	Restricted	100%
Frontier Refining LLC	Frontier El Dorado Refining LLC	Restricted	100%
Frontier Oil Corporation	Frontier Holdings LLC	Restricted	100%
Frontier Refining & Marketing LLC	Frontier Oil and Refining Company LLC	Restricted	100%
HollyFrontier Corporation	Frontier Oil Corporation	Restricted	100%
Frontier Refining & Marketing LLC	Frontier Pipeline LLC	Restricted	100%
Frontier Holdings LLC	Frontier Refining & Marketing LLC	Restricted	100%
Frontier Refining & Marketing LLC	Frontier Refining LLC	Restricted	100%
Holly Biofuels LLC	Holly Biofuels LLC	Restricted	100%
HollyFrontier Corporation	Holly Payroll Services, Inc.	Restricted	100%
HollyFrontier Corporation	Holly Petroleum, Inc.	Restricted	100%
HollyFrontier Corporation	Holly Realty, LLC	Restricted	100%
HollyFrontier Corporation	Holly Refining & Marketing Company LLC	Restricted	100%
HollyFrontier Corporation	Holly Refining & Marketing — Tulsa LLC	Restricted	100%
HollyFrontier Corporation	Holly Refining & Marketing Company — Woods Cross LLC	Restricted	100%
HollyFrontier Corporation	Holly Refining Communications, Inc.	Restricted	100%
HollyFrontier Corporation	Holly Transportation LLC	Restricted	100%
HollyFrontier Corporation	Holly UNEV Pipeline Company	Restricted	100%
Schedule 6.8(a) — 1

		Restricted
		or
Holder(s)	Issuer	Unrestricted	Percentage of Equity Interests Owned
Navajo Western Asphalt Company	Holly Western Asphalt Company	Restricted	100%
HollyFrontier Corporation	Hollymarks, LLC	Restricted	100%
Black Eagle, Inc.	HRM Montana LLC	Restricted	100%
HollyFrontier Corporation	HRM Realty, LLC	Restricted	100%
Navajo Refining Company, L.L.C.	LEA Refining Company	Restricted	100%
Black Eagle, Inc.; Navajo Northern, Inc.	Montana Retail Company LLC	Restricted	Black Eagle, Inc. — 50% Navajo Northern, Inc. — 50%
HollyFrontier Corporation	Navajo Holdings, Inc.	Restricted	100%
Navajo Refining Company, L.L.C.	Navajo Northern, Inc.	Restricted	100%
Navajo Pipeline GP, L.L.C.; Navajo Pipeline LP, L.L.C.	Navajo Pipeline Co., L.P.	Restricted	Navajo Pipeline GP, L.L.C. — 0.5% Navajo Pipeline LP, L.L.C. — 99.5%
Navajo Holdings, Inc.	Navajo Pipeline GP, L.L.C.	Restricted	100%
Navajo Holdings, Inc.	Navajo Pipeline LP, L.L.C.	Restricted	100%
HollyFrontier Corporation	Navajo Refining Company, L.L.C.	Restricted	100%
HollyFrontier Corporation	Navajo Refining GP, L.L.C.	Restricted	100%
Navajo Refining Company, L.L.C.	Navajo Western Asphalt Company	Restricted	100%
Holly Western Asphalt Company; Navajo Western Asphalt Company	NK Asphalt Partners d/b/a Holly Asphalt Company	Restricted	Holly Western Asphalt Company — 51% Navajo Western Asphalt Company — 49%
Holly Energy Partners — Operating, L.P. HEP Pipeline GP, L.L.C.	HEP Fin-Tex/Trust-River, L.P.	Unrestricted	Holly Energy Partners — Operating, L.P. — 99.999% HEP Pipeline GP, L.L.C. — 0.001%
Holly Energy Partners, L.P.	HEP Logistics GP, L.L.C.	Unrestricted	100%
Navajo Pipeline Co., L.P.; Holly Logistic Services, L.L.C.	HEP Logistics Holdings, L.P.	Unrestricted	Navajo Pipeline Co., L.P. — 99.999% Holly Logistic Services, L.L.C. — 0.001%
Holly Energy Partners — Operating, L.P.	HEP Mountain Home, L.L.C.	Unrestricted	100%
Holly Energy Partners — Operating, L.P. HEP Pipeline GP, L.L.C.	HEP Navajo Southern, L.P.	Unrestricted	Holly Energy Partners — Operating, L.P. — 99.999% HEP Pipeline GP, L.L.C. — 0.001%
Holly Energy Partners — Operating, L.P.	HEP Operations LLC	Unrestricted	100%
Schedule 6.8(a) — 2

		Restricted
		or
Holder(s)	Issuer	Unrestricted	Percentage of Equity Interests Owned
Holly Energy Partners — Operating, L.P. HEP Pipeline GP, L.L.C.	HEP Pipeline Assets, Limited Partnership	Unrestricted	Holly Energy Partners — Operating, L.P. — 99.999% HEP Pipeline GP, L.L.C. — 0.001%
Holly Energy Partners — Operating, L.P.	HEP Pipeline GP, L.L.C.	Unrestricted	100%
Holly Energy Partners — Operating, L.P.	HEP Pipeline, L.L.C.	Unrestricted	100%
Holly Energy Partners — Operating, L.P. HEP Refining GP, L.L.C.	HEP Refining Assets, L.P.	Unrestricted	Holly Energy Partners — Operating, L.P. — 99.999% HEP Refining GP, L.L.C. — 0.001%
Holly Energy Partners — Operating, L.P.	HEP Refining GP, L.L.C.	Unrestricted	100%
Holly Energy Partners — Operating, L.P.	HEP Refining, L.L.C.	Unrestricted	100%
Holly Energy Partners — Operating, L.P.	HEP SLC, LLC	Unrestricted	100%
Holly Energy Partners — Operating, L.P.	HEP Tulsa LLC	Unrestricted	100%
Holly Energy Partners — Operating, L.P.	HEP Woods Cross, L.L.C.	Unrestricted	100%
Holly Energy Partners, L.P.	Holly Energy Finance Corp.	Unrestricted	100%
Holly Energy Partners, L.P.; HEP Logistics GP, L.L.C.	Holly Energy Partners — Operating, L.P.	Unrestricted	Holly Energy Partners, L.P. — 99.999% HEP Logistics GP, L.L.C. — 0.001%
HEP Logistics Holdings, L.P. HollyFrontier Corporation and its Affiliates Publicly Owned	Holly Energy Partners, L.P.	Unrestricted	HEP Logistics Holdings, L.P. — 2% general partner interest HollyFrontier Corporation and its Affiliates — 32.4% Publicly Owned -65.6%
HEP Refining, L.L.C.	Holly Energy Storage — Lovington LLC	Unrestricted	100%
HEP Tulsa LLC	Holly Energy Storage — Tulsa LLC	Unrestricted	100%
Navajo Pipeline Co., L.P.	Holly Logistic Services, L.L.C.	Unrestricted	100%
Holly Logistic Services, L.L.C.	Holly Logistics Limited LLC	Unrestricted	100%
Holly Energy Partners — Operating, L.P.	Lovington-Artesia, L.L.C.	Unrestricted	100%
Navajo Refining GP, L.L.C.	N18HN Exchange, LLC	Unrestricted	100%
Holly Energy Partners — Operating, L.P.	Roadrunner Pipeline, L.L.C.	Unrestricted	100%
Schedule 6.8(a) — 3

		Restricted
		or
Holder(s)	Issuer	Unrestricted	Percentage of Equity Interests Owned
Holly UNEV Pipeline Company; Sinclair Transportation Company	UNEV Pipeline, LLC (joint venture)	Unrestricted	Holly UNEV Pipeline Company — 75% Sinclair Transportation Company — 25%
Wainoco Resources, Inc.	Wainoco Oil & Gas Company	Unrestricted	100%
Frontier Oil Corporation	Wainoco Resources, Inc.	Unrestricted	100%
HEP SLC, LLC; Rocky Mountain Pipeline System LLC	SLC Pipeline LLC (joint venture)	N/A	HEP SLC, LLC -25% Rocky Mountain Pipeline System LLC — 75%
Holly Biofuels LLC; Endicott Biofuels, LLC	Sabine Biofuels II, LLC (joint venture)	N/A	Holly Biofuels LLC — 50% Endicott Biofuels, LLC 0 50%
Schedule 6.8(a) — 4

Schedule 6.8(b)
Options, Warrants, Etc.
1.	Holly Long-Term Incentive Compensation Plan.
2.	Holly Restricted Stock and Performance Share Units.
3.	Holly Restricted Director Stock Units.
4.	FOC Omnibus Incentive Compensation Plan.
5.	FOC Restricted Stock, Stock Unit and Restricted Stock Unit Awards (some of which vested at the effective time of the merger contemplated by the Merger Agreement and some of which were assumed by Holly).
Schedule 6.8(b) — 1

Schedule 6.10
Taxes
1.	Holly has granted a waiver to extend the statutory period of limitations related to Holly’s 2006 and 2007 federal income tax return and Holly’s 2008 Utah excise tax return.
2.	A multi-state audit of Holly’s and FOC’s unclaimed property compliance and reporting is being conducted for Holly for fiscal year 1981 through the present fiscal year.
3.	A South Dakota motor fuel tax audit is being conducted for FOC for the period of April 2008 through March 2011.
4.	A Utah motor fuel tax audit is being conducted for Holly for the period of January 2008 through December 2010.
5.	A federal income tax audit is currently being conducted or appealed for FOC for fiscal years 2005 through 2009 and for Holly for fiscal years 2006 through 2008.
Schedule 6.10 — 1

Schedule 6.11
ERISA

Plan	Description
The Holly Retirement Plan	A Defined Benefit Plan subject to ERISA requirements. As of July 1, 2010, this plan is not available to newly hired employees. Instead, such newly hired employees are automatically enrolled in the Thrift Plan (see below).
The Holly Retirement Restoration Plan	An unfunded deferred compensation plan that generally mirrors the qualified plan.
Thrift Plan for Employees of Holly Corporation, Its Affiliates & Subsidiaries	A Defined Contribution Plan subject to ERISA requirements. Holly Corporation Employee Stock Ownership Plan merged into this plan effective as of August 1, 1999.
Director’s Compensation Plan	An unfunded deferred compensation plan made up of phantom shares of Holly stock.
Holly Corporation Tax Credit Employee Stock Ownership Plan	Plan terminated effective as of July 1, 1989.
BlueCross BlueShield Choice PPO Medical Plan	A self-insured welfare benefit plan. (coverage through BlueCross BlueShield)
BlueCross BlueShield Freedom Dental Plan	A self-insured welfare benefit plan. (coverage through BlueCross BlueShield)
The Holly Retiree Health Plan	A self-insured health continuation plan closed to new entrants as of January 1, 2011
Vision Plan	A self-insured welfare benefit plan (coverage through VSP)
Health and Wellness Program	A self-insured welfare benefit program (coverage through BlueCross BlueShield of Texas)
BlueCross BlueShield 24 Hour Med-Call	A self-insured welfare benefit program. (coverage through BlueCross BlueShield)
Flexible Spending Account	A financial account arrangement offered through TaxSaver Plan.
Employee Assistance Program	A fully insured welfare benefit program. (coverage through Mental Health Network)
Basic Group Life Insurance Plan	A fully insured welfare benefit plan. (coverage through Sun Life of Canada) (employer paid)
Optional Life Insurance	A fully insured welfare benefit plan. (coverage through Sun Life of Canada)
AD&D Insurance Coverage	A fully insured welfare benefit plan. Coverage, if elected by the employee is included in the Basic Group Life Insurance Plan. (coverage through Sun Life of Canada)
Optional AD&D Insurance Plan	A fully insured welfare benefit plan. (coverage through Sun Life of Canada.)
Voluntary Long-Term Disability Plan	A fully insured welfare benefit plan. (coverage through MetLife Ins. Co.)
Emergency Travel Assistance Services Program	Program provides emergency medical and personal assistance while traveling. (coverage through Sun Life of Canada)
Short Term Disability Plan (sick pay)	A self-insured welfare benefit plan. Note that sick pay is included under this plan. (employer paid)
Short Term Disability Plan (Woods Cross) (sick pay)	A self-insured welfare benefit plan covering only employees of Woods Cross. (employer paid)
CHUBB Voluntary Accident Insurance	Company funded benefit; employee can buy up to a certain level to increase coverage.
Schedule 6.11 — 1

Plan	Description
CHUBB Business Travel and Occupational Hazard (AD&D)	A fully insured welfare benefit program providing occupational AD&D coverage, including full business hazard and corporate aircraft.
Paid Vacation Policy	Company-funded benefit.
Paid Jury Duty and Civic Duty Policy	Company-funded benefit.
Paid Bereavement Leave Policy	Company-funded benefit.
Paid Holiday Policy	Company-funded benefit.
Tuition Reimbursement Program	Company-funded benefit.
Scholarship Plan	Company-funded benefit.
Military, Reserve or National Guard Leave	Company-funded benefit.
Family Medical Leave Act (FMLA)	Unpaid benefit.
Health Insurance Allowance	To 4 disabled employees who lost coverage when the Navajo Refining Company union employees began participating in the International Union of Operating Engineers health plan.
Workers’ Compensation	Varies by state; depends on relevant state law.
Navajo Refining Co./Navajo Pipeline Co. Quarterly Bonus Profit Sharing Program	Targeted at 5% of pay; based on financial performance of Navajo Refining Co. and Navajo Pipeline Co.
Woods Cross Annual Bonus Profit Sharing Program	Targeted at 5% of pay; based on financial performance of Woods Cross
Employment Agreement with Leland Brake (NK Asphalt Partners dba Holly Asphalt Co.)	Written agreement related to full-time employment as an employee for a term through 12/31/2011, followed by employment as an independent contractor for a term through 12/31/2014.
Employment Agreement with Patrick J. Gribbin (Holly Refining and Marketing — Tulsa LLC)	Written employment agreement providing long-term incentive awards, both restricted shares and performance shares, with a total value of $100,000, subject to board approval and Holly vesting policies.
Holly Corporation Stock Option Plan	Stock option plan. This plan was amended and restated as the Holly Corporation Long-Term Incentive Compensation Plan, effective as of December 12, 2002.
Holly Corporation Long-Term Incentive Compensation Plan (formerly designated the Holly Corporation 2000 Stock Option Plan)	Plan providing for the grant of various equity and equity-based awards or grants.
Holly Corporation Annual Incentive Cash Bonus Compensation	Applies to a select group of employees, including named executive officers. Bonus amount depends on company performance and Holly’s discretion.
Change in Control Agreements (Holly Corporation)	Agreements provide severance benefits to eligible employees upon a termination of employment following a change in control.
Blue Cross/Blue Shield	Health care plan.
Superior Vision	Vision insurance plan.
Frontier Oil Corporation Flexible Spending Plan	Flex spending account.
Frontier Retirement Savings Plan — all employees	401(k) plan.
FOC — HR P&P Employee Benefits - Sick Leave — No. HR201 (Policy)	Sick leave plan.
2x salary up to $500,000	Basic life insurance
Schedule 6.11 — 2

Plan	Description
FOC — HR P&P Employee Benefits - Holidays No. HR200 (Policy)	Holidays.
FOC — HR P&P Employee Benefits - Vacation No. HR208 (Policy)	Vacations.
FOC — HR P&P General — Educational Reimbursement Policy — No. HR415 (Policy)	Education reimbursement program.
Frontier Deferred Compensation Plan for directors and employees	Deferred compensation plan.
Frontier Omnibus Incentive Compensation Plan and award agreements thereunder.	Incentive plans.
Executive Change in Control Severance Agreements and Executive Severance Agreements for FOC.	Change in control and severance agreements.
Schedule 6.11 — 3

Schedule 6.12
Litigation
None.
Schedule 6.12 — 1

Schedule 6.13
Intellectual Property
Patents.
None.
Trademarks.
Australia

Owner	Mark	Goods	Reg. No./App No.	Reg. Date/App Date
Hollymarks, LLC	CIRCOSOL	Class 1 – Chemicals used in industry, science; unprocessed artificial resins, unprocessed plastics, manures; fire extinguishing compositions; tempering and soldering preparations; chemicals for use in the rubber industry; rubber compounds for industrial use; chemical additives for oils
		Class 4 – Industrial oils and greases; lubricants; dust absorbing, wetting and binding compositions; fuels (including motor spirit) and illuminants; process oils; non-chemical additives for oils; preservatives for rubber (oils)	1399124 (Pending) (Awaiting Issuance of Registration Certificate)	12/10/2010
Canada

Owner	Mark	Goods	Reg. No./App No.	Reg. Date/App Date
Holly Corporation	HOLLY (word mark)	Providing advertising, marketing and promotional services for the refined petroleum products of others; and petroleum refining	TMA713305	5/1/2008

Schedule 6.13 - 1

Owner	Mark	Goods	Reg. No./App No.	Reg. Date/App Date
Holly Corporation		Providing advertising, marketing and promotional services for the refined petroleum products of others; and petroleum refining	TMA713261	5/1/2008

Hollymarks, LLC	CIRCO	Lubricating Oil	UCA28371	5/26/1947

Hollymarks, LLC	CIRCOSOL	A plasticizer for rubber	UCA26266	1/6/1947

Hollymarks, LLC	HYDROLENE	An oil for use in rejuvenation of asphalt	TMA321729	12/12/1986

Hollymarks, LLC	POLYSEAL	Petroleum wax compositions	TMA115271	9/11/1959

Hollymarks, LLC	SUN KOTE	Rust preventative coating oil	TMA115272	9/11/1959

Hollymarks, LLC	SUNDEX	A plasticizer for rubber	UCA29474	2/4/1948

Hollymarks, LLC	SUNPAR	A paraffinic processed oil series	TMA313281	4/18/1986

Hollymarks, LLC	SUNPRINT	Process oil for the printing ink trade	TMA313282	4/18/1986

Hollymarks, LLC	SUNSPRAY	Oils sold for pest control on crops	TMA313284	4/18/1986

Hollymarks, LLC	SUNTHENE	Petroleum oil for plasticized rubber	TMA161184	2/14/1969

Hollymarks, LLC	SUNTRANS	Electrical oil for transformers	TMA313285	4/18/1986

Hollymarks, LLC	CIRCOSOL	Class 1 – Chemicals used in industry, science; unprocessed artificial resins, unprocessed plastics, manures; fire extinguishing compositions; tempering and soldering preparations; chemicals for use in the rubber industry; rubber compounds for industrial use; chemical additives for oils

		Class 4 – Industrial oils and greases; lubricants; dust absorbing, wetting and binding compositions; fuels (including motor spirit) and illuminants; process oils; non-chemical additives for oils; preservatives for rubber (oils)	1520476 (Pending)	3/23/2011
China

Owner	Mark	Goods	Reg. No./App No.	Reg. Date/App Date
Hollymarks, LLC	CIRCOSOL	Class 4 – Industrial oils and rubber process oils	8740594 (Pending)	10/14/2010

Schedule 6.13 - 2

Europe1

Owner	Mark	Goods	Reg. No./App No.	Reg. Date/App Date
Hollymarks, LLC	CIRCOSOL	Class 1 (Original) – Chemicals used in industry, science; unprocessed artificial resins, unprocessed plastics; manures; fire extinguishing compositions; tempering and soldering preparations; chemicals for use in the rubber industry; rubber compounds for industrial use; chemical additives for oils Class 1 (Submitted to OHIM 5-31-11) – Chemicals for use in the petroleum refining, rubber process and industrial oil industry; unprocessed artificial resins, unprocessed plastics; chemicals for use in the rubber industry;rubber compounds for industrial use; chemical additives for oil; none of the aforesaid for use in electronic materials and solar cells industry. Class 4 – Industrial oils and greases; lubricants; dust absorbing, wetting and binding compositions; fuels (including motor spirit) and illuminants; process oils; non-chemical additives for oils; preservatives for rubber (oils)	009402711 (Pending)	9/27/2010

Hollymarks, LLC	HOLLY (word mark)	Class 1 – Chemicals used in industry, science; unprocessed artificial resins, unprocessed plastics; manures; fire extinguishing compositions; tempering and soldering preparations; chemicals for use in the rubber industry; rubber compounds for industrial use; chemical additives for oils

Class 4 – Industrial oils and greases; lubricants; dust absorbing, wetting and binding compositions; fuels (including motor spirit) and illuminants; process oils; non-chemical additives for oils; preservatives for rubber (oils)

		Class 40 – Treatment of materials; filtration and processing services for the petroleum and oil industry; refining services of fuel, oil, crude oil, gas, petrochemical and petroleum	009606708 (Pending)	12/17/2010

[1]	Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuoania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, United Kingdom

Schedule 6.13 - 3

Owner	Mark	Goods	Reg. No./App No.	Reg. Date/App Date
Hollymarks, LLC	FLAME DESIGN	Class 1 – Chemicals used in industry, science; unprocessed artificial resins, unprocessed plastics; manures; fire extinguishing compositions; tempering and soldering preparations; chemicals for use in the rubber industry; rubber compounds for industrial use; chemical additives for oils Class 4 – Industrial oils and greases; lubricants; dust absorbing, wetting and binding compositions; fuels (including motor spirit) and illuminants; process oils; non-chemical additives for oils; preservatives for rubber (oils) Class 40 – Treatment of materials; filtration and processing services for the petroleum and oil industry; refining services of fuel, oil, crude oil, gas, petrochemical and petroleum	009606724 (Pending)	12/17/2010
Hong Kong

Owner	Mark	Goods	Reg. No./App No.	Reg. Date/App Date
Hollymarks, LLC	CIRCOSOL	Class 4 – Industrial oils and greases; lubricants; dust-absorbing, wetting, and binding compositions; fuels (including motor spirit) and illuminants; process oils; non-chemical additives for oils; preservatives for rubber (oils); industrial oils, rubber process oils	301741699	10/20/2010

Hollymarks, LLC	CIRCOSOL	Class 1 – Chemicals used in industry, science; unprocessed artificial resins, unprocessed plastics; manures; fire extinguishing compositions; tempering and soldering preparations; chemicals for use in the rubber industry; rubber compounds for industrial use; chemical additives for oils	301865746 (Pending)	03/22/2011
India

Owner	Mark	Goods	Reg. No./App No.	Reg. Date/App Date
Hollymarks, LLC	CIRCOSOL	Class 1 – Chemicals for use in the petroleum refining, rubber process and industrial oil industry; unprocessed, artificial resins, unprocessed plastics; chemicals for use in the rubber industry;rubber compounds for industrial use; chemical additives for oil; none of the aforesaid for use in electronic materials and solar cells industry.	2120885 (Pending)	3/24/2011

Hollymarks, LLC	CIRCOSOL	Class 4 – Industrial oils and rubber process oils	2046107 (Pending)	10/28/2010

Schedule 6.13 - 4

Indonesia

Owner	Mark	Goods	Reg. No./App No.	Reg. Date/App Date
Hollymarks, LLC	CIRCOSOL	Class 1 – Chemicals for use in the petroleum refining, rubber process and industrial oil industry; unprocessed, artificial resins, unprocessed plastics; chemicals for use in the rubber industry;rubber compounds for industrial use; chemical additives for oil; none of the aforesaid for use in electronic materials and solar cells industry.	D00 2011 011702 (Pending)	3/2/2011

Hollymarks, LLC	CIRCOSOL	Class 4 – Industrial oils and greases; lubricants; dust absorbing, wetting and binding compositions; fuels (including motor spirit) and illuminants; process oils; non-chemical additives for oils; preservatives for rubber (oils)	D00 2010 038656 (Pending)	10/28/2010
Japan

Owner	Mark	Goods	Reg. No./App No.	Reg. Date/App Date
Hollymarks, LLC	CIRCOSOL	Class 4 – Industrial oils and rubber process oils	5392086	2/18/2011

Hollymarks, LLC	CIRCOSOL	Class 1 – Chemicals for use in petroleum refining, rubber process and industrial oil industry; unprocessed artificial resins, unprocessed plastics; chemicals for use in the rubber industry; rubber compounds for industrial use; chemical additives for oils; none of the aforesaid for use in electronic materials and solar cells industry	2011-19959 (Pending)	03/22/2011

Schedule 6.13 - 5

Korea

Owner	Mark	Goods	Reg. No./App No.	Reg. Date/App Date
Hollymarks, LLC	CIRCOSOL	Class 1 – Industrial chemicals for use in petroleum refining, rubber processing and industrial oil industry (not for use in electronic materials and solar cells industry); unprocessed artificial resins (not for use in electronic materials and solar cells industry), unprocessed plastics (not for use in electronic materials and solar cells industry); industrial chemicals for use in the rubber industry (not for use in electronic materials and solar cells industry); rubber chemical compounds for industrial use (not for use in electronic materials and solar cells industry); chemical additives for industrial oil (not for use in electronic materials and solar cells industry)	(Pending)	3/22/2011

Hollymarks, LLC	CIRCOSOL	Class 4 – Industrial oils and rubber process oils for industrial purposes	40-2010-53495 (Pending)	10/19/2010
Mexico

Owner	Mark	Goods	Reg. No./App No.	Reg. Date/App Date
Holly Corporation	HOLLY (word mark)	Class 35 – Providing advertising, marketing and promotional services for the refined petroleum products of other	1006695	10/16/2007

Holly Corporation	HOLLY (word mark)	Class 40 – Petroleum refining	1006159	10/11/2007

Holly Corporation		Class 35 – Providing advertising, marketing and promotional services for the refined petroleum products of others	1004873	9/28/2007

Holly Corporation		Class 40 – Petroleum refining	1004874	9/28/2007

Hollymarks, LLC	SUNPAR	Class 4 – Oils and greases (not edible)	400300	9/30/1991

Hollymarks, LLC	SUNSPRAY	Class 5 – Products for destroying vermin, fungicides and herbicides	764992	10/28/2002

Hollymarks, LLC	CIRCOSOL	Class 1 – Chemicals for use in the rubber industry; rubber compounds for industrial use; chemical additives for oils	1166193 (Pending)	3/25/2011

Hollymarks, LLC	CIRCOSOL	Class 4 – Industrial process oils; non-chemical additives for oils; preservatives for rubber (oils)	1166195 (Pending)	3/25/2011

Schedule 6.13 - 6

Philippines

Owner	Mark	Goods	Reg. No./App No.	Reg. Date/App Date
Hollymarks, LLC	CIRCOSOL	Class 1 – Chemicals used in industry, science, unprocessed artificial resins, unprocessed plastics; manures, fire extinguishing compositions; tempering and soldering preparations; chemicals for use in the rubber industry, rubber compounds for industrial use; chemical additives for oils	4-2011-003378 (Pending)	3/24/2011

Hollymarks, LLC	CIRCOSOL	Class 4 – Industrial oils and greases; lubricants; dust absorbing, wetting and binding compositions; fuels (including motor spirit) and illuminants; process oils; non-chemical additives for oils; preservatives for rubber (oils).	4-2010-013927 (Pending)	12/22/2010
Taiwan

Owner	Mark	Goods	Reg. No./App No.	Reg. Date/App Date
Hollymarks, LLC	CIRCOSOL	Class 1 – Chemicals used in industry, science, unprocessed artificial resins, unprocessed plastics; manures, fire extinguishing compositions; tempering and soldering preparations; chemicals for use in the rubber industry, rubber compounds for ndustrial use; chemical additives for oils Class 4 – Industrial oils and greases; lubricants; dust-absorbing, wetting, and binding compositions; fuels (including motor spirit) and illuminants; process oils; non-chemical additives for oils; preservatives for rubber (oils); industrial oils, rubber process oils	099053873 (Pending)	10/29/2010

Schedule 6.13 - 7

Thailand

Owner	Mark	Goods	Reg. No./App No.	Reg. Date/App Date
Hollymarks, LLC	CIRCOSOL	Class 1 – Chemicals for use in the petroleum refining, rubber process and industrial oil industry, science, unprocessed artificial resins, unprocessed plastics, chemicals for use in the rubber industry; rubber compounds for industrial use; chemical additives for oils, none of the aforesaid for use in the electronic materials and solar cells industry.	800963 (Pending)	3/24/2011

Hollymarks, LLC	CIRCOSOL	Class 4 – Industrial oils, rubber process oils	787272 (Pending)	11/11/2010
United States

Owner	Mark	Goods	Reg. No./App No.	Reg. Date/App Date
Holly Corporation	HOLLY (word mark)	Class 35 – Providing advertising, marketing and promotional services for the refined petroleum products of other Class 40 – Petroleum refining	3281875	8/21/2007

Holly Corporation		Class 35 – Providing advertising, marketing and promotional services for the refined petroleum products of other Class 40 – Petroleum refining	3282206	8/21/2007

Holly Logistic Services, LLC	HOLLY ENERGY PARTNERS	Class 39 – Transportation and terminalling of petroleum products	3036845	12/27/2005

Hollymarks, LLC	CIRCO (stylized)	Class 4 – Lubricating oil sold for special industrial uses	442163	3/1/1949

Hollymarks, LLC	CIRCOSOL (stylized)	Class 1 – Plasticizer for rubber	0425145	11/5/1946

Hollymarks, LLC	HYDROLENE	Class 4 – Asphalt oils, asphalt recycling oils, and oils used for modification of asphalt and emulsified asphalt products	2308748	1/18/2000

Hollymarks, LLC	POLYSEAL (stylized)	Class 4 – Petroleum was compositions for impregnating and coating paper	637361	11/20/1956

Schedule 6.13 - 8

Owner	Mark	Goods	Reg. No./App No.	Reg. Date/App Date
Hollymarks, LLC	SUN AG OIL	Class 4 – Refined mineral oil for use as carrier for herbicides in weed-killing spray oils	1401800	7/22/1986

Hollymarks, LLC	SUNFLEX	Class 4 – Process oil primarily used in the processing of rubber	1712590	9/1/1992

Hollymarks, LLC	SUNPAR	Class 4 – Petroleum oil for plasticizing rubber	0829679	6/6/1967

Hollymarks, LLC	SUNSPRAY	Class 5 – Insecticide	0976588	1/15/1974

Hollymarks, LLC	SUNTEC	Class 4 – Mineral oil and lubricating oil for industrial purposes	3703566	10/27/2009

Hollymarks, LLC	SUNTHENE	Class 4 – Petroleum oil for plasticizing rubber	0781961	12/22/1964

Hollymarks, LLC	SUNTHENE	Class 4 – Compositions containing petroleum oil for use as processing oils in the manufacture of textiles, cordage, adhesives, inks and carbon paper, wood-treating compounds, caulking and sealant compound, floor oils and sweeping compounds and other products	1331579	4/23/1985

Hollymarks, LLC	SUNTRANS	Class 4 – Industrial Oil	3730040	12/22/2009

Hollymarks, LLC	SUNWAX (stylized)	Class 1 – Microcrystalline and crystalline petroleum was and having a general use in industry	0433512	10/14/1947

Hollymarks, LLC	ULTRA-FINE	Class 5 – Insecticide for domestic and agricultural use	1765525	4/20/1983

Frontier Refining & Marketing Inc.		Class 4 – Gasoline and diesel fuel	0673081	1/27/1959

Schedule 6.13 - 9

Owner	Mark	Goods	Reg. No./App No.	Reg. Date/App Date
Frontier Oil Corporation		Class 4 – Diesel fuel	2674938	1/14/2003

Hollymarks, LLC	CIRCOSOL	Class 1 – Chemicals used in industry, science; unprocessed artificial resins, unprocessed plastics, manures; fire extinguishing compositions; tempering and soldering preparations; chemicals for use in the rubber industry; rubber compounds for industrial use; chemical additives for oils	85278950 (Pending)	3/28/2011 (Priority filing date 9/28/2010 based on CTM App. No. 9402711)

Hollymarks, LLC	CIRCOSOL	Class 4 – Industrial oils and greases; lubricants; dust absorbing, wetting and binding compositions; fuels (including motor spirit) and illuminants; process oils; non-chemical additives for oils; preservatives for rubber (oils)	85278969 (Pending)	3/28/2011 (Priority filing date 9/28/2010 based on CTM App. No. 9402711)

Holly Corporation	HOLLYFRONTIER CORPORATION	Class 40 – Petroleum refining.	85261031 (Pending)	3/8/2011
Copyrights.

Title	Registration Number	Date of Registration
Holly Group 1 Above All Others (Jet Window unpublished)	VAu 1-059-268	3/10/2011

A Company About to Make a Name for Itself in Lubricants	VA 1-766-184	3/24/2011

Schedule 6.13 - 10

Title	Registration Number	Date of Registration
Base Oils of Choice	VA 1-766-277	3/24/2011

Process Oils of Choice	VA 1-766-174	3/24/2011

Go ahead, drop it right in	VA 1-766-278	3/24/2011

There’s Protection...and then there’s Holly protection	VA 1-766-279	3/24/2011

Hollylubricants.com website screen shots	Pending	Filed 3/24/2011

Jet Window Wall Chart Ad	Pending	Filed 4/26/2011

Schedule 6.13 - 11

Schedule 6.15
Environmental Matters
None.
Schedule 6.15 – 1

Schedule 6.21
Deposit Accounts

Bank	Account Name	Account Number	Purpose
Bank of America	HollyFrontier Corporation		Master concentration

Bank of America	Holly Refining & Marketing Company LLC		Wire / Lockbox / ACH receipts

Bank of America	Holly Refining & Marketing Company LLC		Outgoing wire / ACH payments

Bank of America	Holly Refining & Marketing Company LLC		EFT settlement (direct debit customers)

Bank of America	Holly Refining & Marketing Company LLC		Accounts payable controlled disbursement

Bank of America	Holly Refining & Marketing Company LLC		Special purpose / right of way check payments

Bank of America	Holly Refining & Marketing Company LLC		Lease crude payments (wires, checks, & ACH)

Bank of America	Navajo Refining Co., L.L.C		Old lease crude payments (to be closed)

Bank of America	HollyPayroll Services, Inc.		Payroll settlement

Bank of America	HollyFrontier Corporation		Flex spending controlled disbursement, ACH settlement

BBVA Compass	HollyFrontier Corporation		Compensating balance account

UMB Arizona	HollyFrontier Corporation		Compensating balance account
Schedule 6.21 - 1

Bank	Account Name	Account Number	Purpose
Fidelity Investments	HollyFrontier Corporation		Investment account

Brown Brothers Harriman	HollyFrontier Corporation		Investment account

Union Bank	HollyFrontier Corporation		Master concentration account for legacy FTO

Union Bank	Frontier Oil and Refining Company LLC		Revenue distribution account — legacy FTO

Union Bank	Frontier Oil and Refining Company LLC		General accounts payable — legacy FTO

Union Bank	HollyFrontier Corporation		Investment account

Union Bank	Frontier Refining LLC		Miscellaneous account — legacy FTO

Frost Bank	HollyFrontier Corporation		Legacy FTO corporate payments and related sweep account

Wells Fargo Bank	Frontier Oil and Refining Company LLC		Lockbox and EFT settlement account — legacy FTO

Wells Fargo Bank	Holly Payroll Services, Inc.		Payroll account — legacy FTO

Wells Fargo Bank	HollyFrontier Corporation		Section 125 account — legacy FTO

Wells Fargo Bank	HollyFrontier Corporation		Medical payments account — legacy FTO

Wells Fargo Bank	Frontier El Dorado Refining LLC		Petty cash account — El Dorado refinery

Wells Fargo Bank	Frontier Refining LLC		Petty cash account — Cheyenne refinery

Schedule 6.21 - 2

Bank	Account Name	Account Number	Purpose
Wells Fargo Bank	HollyFrontier Corporation		Investment account — legacy FTO

Wells Fargo Bank	Frontier Oil Corporation		Investment account — legacy FTO

Reich & Tang	Frontier Oil Corporation		Investment account — legacy FTO

US Bank	Frontier Oil and Refining Company LLC		Investment account — legacy FTO

Lockboxes

Loan Party	Name and Address of Depository Institution	Account Number
HollyRefining & Marketing Company LLC	Bank of America Global Treasury Services 901 Main Street, 10th Floor Dallas, TX 75202

Frontier Oil and Refining Company LLC	Wells Fargo Bank 1700 Lincoln, 6th Floor Denver, CO 80203
Schedule 6.21 - 3

Schedule 8.14
Unrestricted Subsidiaries
HEP Fin-Tex/Trust-River, L.P.
HEP Logistics GP, L.L.C.
HEP Logistics Holdings, L.P.
HEP Mountain Home, L.L.C.
HEP Navajo Southern, L.P.
HEP Operations LLC
HEP Pipeline Assets, Limited Partnership
HEP Pipeline GP, L.L.C.
HEP Pipeline, L.L.C.
HEP Refining Assets, L.P.
HEP Refining GP, L.L.C.
HEP Refining, L.L.C.
HEP SLC, LLC
HEP Tulsa LLC
HEP Woods Cross, L.L.C.
Holly Energy Finance Corp.
Holly Energy Partners — Operating, L.P.
Holly Energy Partners, L.P.
Holly Energy Storage — Lovington LLC
Holly Energy Storage — Tulsa LLC
Holly Logistic Services, L.L.C.
Holly Logistics Limited LLC
Lovington-Artesia, L.L.C.
N18HN Exchange, LLC
Roadrunner Pipeline, L.L.C.
UNEV Pipeline, LLC2
Wainoco Oil & Gas Company
Wainoco Resources, Inc.

[2]	75% owned by Holly UNEV Pipeline Company
Schedule 8.14 - 1

Schedule 8.16
Post Closing Undertakings
     Not later than the date listed in the table below (or such later date as the Administrative Agent may agree in writing in its sole discretion), deliver, or cause to be delivered, to Administrative Agent the following:

Deadline	Item
July 1, 2011 prior to or substantially simultaneously with the Closing Date	Certified charter for HollyFrontier Corporation from the Secretary of State of the State of Delaware.

Good Standing Certificates for the following Loan Parties from the Secretary of State of such entity’s jurisdiction of formation:

1. Frontier Refining LLC
2. Frontier El Dorado Refining LLC
3. Ethanol Management Company LLC
4. Frontier Oil and Refining Company LLC
5. Frontier Pipeline LLC
6. Frontier Refining & Marketing LLC
7. Frontier Holdings LLC

Good standing certificates and certified charter documents for the following Loan Parties from the Secretary of State of such entity’s jurisdiction of formation:
July 8, 2011	1. Navajo Holdings, Inc. 2. Navajo Western Asphalt Company 3. HRM Montana LLC

July 18, 2011	To the extent not delivered on or prior to the Closing Date, foreign qualifications for the following Loan Parties in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.
Holly Corporation
Holly Refining & Marketing Company LLC
Navajo Refining Company, L.L.C.
Holly Payroll Services, Inc.
Holly Petroleum, Inc.
Holly Realty, LLC
Holly Refining Communications, Inc.
Holly Transportation LLC
Holly Western Asphalt Company
HRM Realty, LLC
Lea Refining Company
Navajo Western Asphalt Company
Navajo Refining Company, L.L.C.

Schedule 8.16 - 1

Deadline	Item
A list, reasonably satisfactory to Administrative Agent, certified by a Responsible Officer of each Loan Party of each Loan Party’s material licensed intellectual property (including trademarks, patents, copyrights or other intellectual property), indicating the type of intellectual property, the applicable registration number, and the date of registration and the name and address of the licensor.

An executed Intellectual Property Security Agreement, in form reasonably acceptable to Administrative Agent.
Insurance Endorsements, in form reasonably acceptable to Administrative Agent, as required by Section 5.3 of the Guarantee and Collateral Agreement.
August 1, 2011	Foreign Qualifications for each Loan Party that convert into a limited liability company on June 30, 2011 in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.
Schedule 8.16 - 2

Schedule 9.1(d)
Existing Indebtedness
1.	Existing Senior Notes (as defined in the Credit Agreement).
Schedule 9.1(d) - 1

Schedule 9.2(f)
Existing Liens
1.	Other Liens:
a.	Colorado:
i.	Ethanol Management Company LLC in favor of Archer Daniels Midland Company
•	File No. 19882010384, filed 03/01/88, Continuation filed 02/08/93, Continuation filed 12/29/97, Continuation filed 01/22/03

•	Collateral: Leased Equipment
b.	Delaware:
i.	Frontier El Dorado Refining LLC in favor of De Lage Landen Financial Services, Inc.
•	File No. 32318973, filed 09/08/03, Continuation filed 07/29/08

•	Collateral: Leased Equipment
ii.	Frontier El Dorado Refining LLC in favor of De Lage Landen Financial Services, Inc.
•	File No. 32427352, filed 09/18/03, Continuation filed 07/29/08

•	Collateral: Leased Equipment
iii.	Frontier El Dorado Refining LLC in favor of De Lage Landen Financial Services, Inc.
•	File No. 64119475, filed 11/28/06

•	Collateral: Leased Equipment
iv.	Frontier El Dorado Refining LLC in favor of CIT Technologies Corporation
•	File No. 64141354, filed 11/29/06

•	Collateral: Leased Equipment
v.	Frontier El Dorado Refining LLC in favor of CIT Technologies Corporation
•	File No. 74440342, filed 11/21/07

•	Collateral: Leased Equipment
vi.	Frontier El Dorado Refining LLC in favor of ImageQuest, Inc.
•	File No. 74621974, filed 12/07/07, Amendment filed 03/06/08

•	Collateral: Leased Equipment
vii.	Frontier El Dorado Refining LLC in favor of De Lage Landen Financial Services, Inc.

Schedule 9.2(f) - 1

•	File No. 90268943, filed 01/27/09

•	Collateral: Leased Equipment
viii.	Frontier El Dorado Refining LLC in favor of De Lage Landen Financial Services, Inc.
•	File No. 91579322, filed 05/19/09

•	Collateral: Leased Equipment
ix.	Frontier El Dorado Refining LLC in favor of ImageQuest, Inc.
•	File No. 01852775, filed 05/26/10

•	Collateral: Copiers
x.	Frontier El Dorado Refining LLC in favor of De Lage Landen Financial Services, Inc.
•	File No. 11086704, filed 03/24/11

•	Collateral: Leased Equipment
xi.	Frontier Refining & Marketing LLC in favor of U.S. Bancorp Equipment Finance, Inc.
•	File No. 31658767, filed 06/27/03, Amendment filed 06/22/04, Amendment filed 06/22/04, Continuation filed 02/15/08, Termination filed 09/11/09

•	Collateral:
xii.	Frontier Refining & Marketing LLC in favor of U.S. Bancorp Equipment Finance, Inc.
•	File No. 40748089, filed 03/17/04, Continuation filed 11/11/08

•	Collateral: Leased Equipment
xiii.	Frontier Refining & Marketing LLC in favor of CFS Air, LLC
•	File No. 52598762, filed 08/19/05, Continuation filed 05/17/10

•	Collateral: Citation Airplane
xiv.	Frontier Refining & Marketing LLC in favor of Air Liquide Industrial U.S. LP
•	File No. 52909910, filed 09/20/05, Amendment filed 02/06/09, Continuation filed 04/08/10

•	Collateral: Leased Equipment
xv.	Frontier Refining & Marketing LLC in favor of Raven Funding LLC
•	File No. 53254464, filed 10/20/05, Continuation filed 07/14/10

•	Collateral: Leased Equipment
xvi.	Frontier Refining & Marketing LLC in favor of Forsythe/McArthur Associates, Inc.
•	File No. 63153905, filed 09/12/06, Continuation filed 04/12/11

Schedule 9.2(f) - 2

•	Collateral: Leased Equipment
xvii.	Frontier Refining & Marketing LLC in favor of U.S. Bancorp Oliver-Allen Technology Leasing
•	File No. 64242145, filed 12/06/06

•	Collateral: Leased Equipment
xviii.	Frontier Refining & Marketing LLC in favor of U.S. Bancorp Equipment Finance, Inc.
•	File No. 81821840, filed 05/28/08, Amendment filed 06/23/08

•	Collateral: Leased Equipment
xix.	Frontier Refining & Marketing LLC in favor of U.S. Bancorp Equipment Finance, Inc.
•	File No. 83362892, filed 10/03/08

•	Collateral: Leased Equipment
xx.	Frontier Refining & Marketing LLC in favor of U.S. Bancorp Equipment Finance, Inc.
•	File No. 84016935, filed 12/03/08, Amendment filed 01/29/09

•	Collateral: Leased Equipment
xxi.	Frontier Refining & Marketing LLC in favor of U.S. Bancorp Equipment Finance, Inc.
•	File No. 90201647, filed 01/21/09

•	Collateral: Leased Equipment
xxii.	Frontier Refining & Marketing LLC in favor of U.S. Bancorp Equipment Finance, Inc.
•	File No. 90201654, filed 01/21/09, Amendment filed 04/27/10

•	Collateral: Leased Equipment
xxiii.	Frontier Refining & Marketing LLC in favor of Tygris Vendor Finance, Inc.
•	File No. 90940962, filed 03/25/09

•	Collateral: Leased Equipment
xxiv.	Frontier Refining & Marketing LLC in favor of Wells Fargo Financial Leasing, Inc.
•	File No. 04538827, filed 12/21/10

•	Collateral: Leased Equipment
xxv.	Frontier Refining & Marketing LLC in favor of Macquarie Equipment Finance, LLC
•	File No. 04543454, filed 12/22/10

•	Collateral: Computer Equipment

Schedule 9.2(f) - 3

xxvi.	Frontier Refining & Marketing LLC in favor of Macquarie Equipment Finance, LLC
•	File No. 04555094, filed 12/22/10

•	Collateral: Computer Equipment
xxvii.	Frontier Refining LLC in favor of Ameritech Credit Corporation
•	File No. 40454258, filed 01/30/04, Continuation filed 10/17/08

•	Collateral: Leased Equipment
xxviii.	Frontier Refining LLC in favor of Ameritech Credit Corporation
•	File No. 40454324, filed 01/30/04, Continuation filed 10/17/08

•	Collateral: Leased Equipment
xxix.	Frontier Refining LLC in favor of General Electric Capital Corporation
•	File No. 70541150, filed 02/12/07

•	Collateral: Leased Equipment
xxx.	HollyFrontier Corporation, successor in interest to Holly Corporation, in favor of Marlin Business Bank
•	File No. 11820813, filed 05/13/11

•	Collateral: Leased Equipment — Copiers, printers and other computer equipment
xxxi.	Navajo Refining Company, L.L.C., Navajo Refining GP, L.L.C. and HollyFrontier Corporation, successor in interest to Navajo Refining, LP, L.L.C., in favor of IKON Financial Svcs
•	File No. 81270097, filed 04/11/08, Amendment filed 11/11/08

•	Collateral: Leased equipment
xxxii.	Navajo Refining Company, L.L.C., Navajo Refining GP, L.L.C. and HollyFrontier Corporation, successor in interest to Navajo Refining, LP, L.L.C., in favor of GreatAmerica Leasing Corporation
•	File No. 82537312, filed 07/23/08

•	Collateral: Various Canon copiers, scanners, and fax machines
xxxiii.	HollyFrontier Corporation, successor in interest to Navajo Refining, LP, L.L.C., in favor of Tower Tech, Inc.
•	File No. 52790781, filed 9/9/05

•	Collateral: Specific equipment, including cooling towers and in-line panels
c.	New Mexico:
i.	HollyFrontier Corporation, successor in interest to Navajo Refining Company, LP, L.L.C., in favor of Air Liquide Industrial U.S. LP

Schedule 9.2(f) - 4

•	File No. 20060013945A, filed 7/17/06; Continuation filed 6/10/2011

•	Collateral: Vessel Serial # 1158, Low Temp Manifold Serial # 000949, Control Unit Serial # 28766, Vaporizer F8937-1-4, EZ PAD Serial # 10x15x16
d.	Utah:
i.	Holly Refining & Marketing Company LLC in favor of Revco Leasing Company
•	File No. 359731200901, filed 3/09/09

•	Collateral: Copiers, scanners and other computer equipment
ii.	Holly Refining & Marketing Company LLC in favor of Revco Leasing Company
•	File No. 344466200801, filed 5/23/08

•	Collateral: Copiers, scanners and other computer equipment

Schedule 9.2(f) - 5

Schedule 9.6
Investments
1.	1,000,000 shares of Connacher common stock (0.22% of outstanding equity interests).[3]

2.	$267,000,000 Investment in UNEV Pipeline.

3.	$10,000,000 Investment in Sabine Biofuels II, LLC, a joint venture, by HollyBiofuels LLC with Endicott Biofuels, LLC to help address renewable fuel standards.

[3]	Holly received such stock as part of the consideration from the sale of the Montana refinery assets owned by HRM Montana LLC, formerly known as Montana Refining Company, a Partnership, in April 2006.

Schedule 9.6 - 1

Schedule 9.8
Affiliate Transactions

No.	INTERCOMPANY AGREEMENT
MLP IPO Transaction (2004)

1
CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT, dated as of July 13, 2004, by and between HollyFrontier Corporation, formerly known as Holly Corporation, Navajo Pipeline Co., L.P., Holly Logistic Services, L.L.C., HEP Logistics Holdings, L.P., Holly Energy Partners, L.P., HEP Logistics GP, L.L.C., HEP Operating Company, LP, HEP Mountain Home, L.L.C., Navajo Refining Company, L.P., Lorefco, Inc., HEP Refining, L.L.C., HEP Refining GP, L.L.C., HEP Refining Assets, L.P., GEP Pipeline, L.L.C., HEP Pipeline GP, L,L.C., HEP Pipeline Assets, Limited Partnership, Woods Cross Refining Company, L.L.C., HEP Woods Cross, L.L.C., and HEP Navajo Southern, L.P.

2
PIPELINES AND TERMINALS AGREEMENT dated as of July 13, 2004, by and between HollyFrontier Corporation, formerly known as Holly Corporation, Navajo Refining Company, L.P., Holly Refining & Marketing Company, Holly Logistic Services, L.L.C., HEP Logistics Holdings, L.P., Holly Energy Partners, L.P., HEP Logistics GP, L.L.C., and HEP Operating Company, LP.

Intermediate Pipelines Transaction (2005)

3
PURCHASE AND SALE AGREEMENT, dated as of July 6, 2005, by and between HollyFrontier Corporation, formerly known as Holly Corporation, and Navajo Pipeline Co., L.P., as Seller Parties, and Holly Energy Partners, L.P., Holly Energy Partners-Operating, L.P. and HEP Pipeline, L.L.C., as Buyer Parties.

4
SIDE LETTER AGREEMENT RE: INSTALLATION OF PUMP STATION ON INTERMEDIATE PIPELINES, dated as of July 6, 2005, by and between HollyFrontier Corporation, formerly known as Holly Corporation, and Holly Energy Partners, L.P.

5	ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of July 8, 2005, by and between Navajo Pipeline Co., L.P., Navajo Refining Company, L.P., and HEP Pipeline, L.L.C.

6
CONTRIBUTION AGREEMENT, dated as of July 8, 2005, by and between HollyFrontier Corporation, formerly known as Holly Corporation, Navajo Pipeline Co., L.P. and Navajo Refining Company, L.P., as Transferor Parties, and Holly Energy Partners, L.P., Holly Energy Partners Operating, L.P. and HEP Pipeline, L.L.C., as Transferee Parties.

7
PIPELINES AGREEMENT, dated as of July 8, 2005, by and between HollyFrontier Corporation, formerly known as Holly Corporation, Navajo Refining Company, L.P., Holly Energy Partners, L.P., Holly Energy Partners Operating, L.P., HEP Pipeline, L.L.C., HEP Logistics Holdings, L.P., Holly Logistic Services, L.L.C., and HEP Logistics GP, L.L.C.

7A
AMENDED AND RESTATED INTERMEDIATE PIPELINES AGREEMENT, dated as of June 1, 2009, by and between HollyFrontier Corporation, formerly known as Holly Corporation, Holly Refining & Marketing Company LLC (as successor in interest to Navajo Refining Company, L.L.C.), Holly Energy Partners, L.P., Holly Energy Partners Operating, L.P., HEP Pipeline, L.L.C., Lovington Artesia, L.L.C., HEP Logistics Holdings, L.P., Holly Logistic Services, L.L.C., HEP Logistics GP, L.L.C., and HEP Logistics GP, L.L.C., as AMENDED BY THAT CERTAIN AMENDMENT to Amended and Restated Intermediate Pipelines Agreement, dated as of December 9, 2010.

Drop Down Assets Transaction (2008)

8
PURCHASE AND SALE AGREEMENT, dated as of February 25, 2008, by and between HollyFrontier Corporation, formerly known as Holly Corporation, Navajo Pipeline Co., L.P., Woods Cross Refining Company, L.L.C. and Navajo Refining Company, L.L.C., as Seller Parties, and Holly Energy Partners, L.P., Holly Energy Partners Operating, L.P., HEP Woods Cross, L.L.C and HEP Pipeline, L.L.C., as Buyer Parties.

9
ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of February 29, 2008, by and between Navajo Pipeline Co., L.P., Woods Cross Refining Company, L.L.C., Navajo Refining Company, L.L.C., HEP Woods Cross, L.L.C., and HEP Pipeline, L.L.C.

10
CONTRIBUTION AGREEMENT, dated as of February 29, 2008, by and between HollyFrontier Corporation, formerly known as Holly Corporation, Navajo Pipeline Co., L.P., Woods Cross Refining Company, L.L.C. and Navajo Refining Company, L.L.C., as Transferor Parties, and Holly Energy Partners, L.P., Holly Energy Partners Operating, L.P., HEP Woods Cross, L.L.C. and HEP Pipeline, L.L.C., as Transferee Parties.

11	LEASE AND ACCESS AGREEMENT (ARTESIA), dated as of February 29, 2008, by and between Navajo Refining Company, L.L.C., as lessor, and HEP Pipeline, L.L.C., as lessee.

12	LEASE AND ACCESS AGREEMENT (LOVINGTON), dated as of February 29, 2008, by and between Navajo Refining Company, L.L.C., as lessor, and HEP Pipeline, L.L.C., as lessee.
Schedule 9.8 - 1

No.	INTERCOMPANY AGREEMENT
13	LEASE AND ACCESS AGREEMENT (WOODS CROSS), dated as of February 29, 2008, by and between Woods Cross Refining Company, L.L.C., as lessor, and HEP Woods Cross, L.L.C., as lessee.

14
PIPELINES AND TANKAGE AGREEMENT, dated as of February 29, 2008, by and among HollyFrontier Corporation, formerly known as Holly Corporation, Navajo Pipeline Co., L.P., Navajo Refining Company, L.L.C., Woods Cross Refining Company, L.L.C., Holly Energy Partners, L.P., Holly Energy Partners-Operating, L.P., HEP Pipeline, LLC, and HEP Woods Cross, L.L.C.

14A
AMENDED AND RESTATED CRUDE PIPELINES AND TANKAGE AGREEMENT, dated as of December 1, 2009, by and between Holly Refining & Marketing Company LLC (as successor in interest to Navajo Refining Company, L.L.C.), Holly Refining & Marketing Company Woods Cross, Holly Refining & Marketing Company, Holly Energy Partners-Operating, L.P., HEP Pipeline, LLC, HEP Woods Cross, L.L.C.

15	SITE SERVICES AGREEMENT (ARTESIA), dated as of February 29, 2008, by and between Navajo Refining Company, L.L.C. and HEP Pipeline, L.L.C.

16	SITE SERVICES AGREEMENT (LOVINGTON), dated as of February 29, 2008, by and between Navajo Refining Company, L.L.C. and HEP Pipeline, L.L.C.

17	SITE SERVICES AGREEMENT (WOODS CROSS), dated as of February 29, 2008, by and between Woods Cross Refining Company, L.L.C. and HEP Woods Cross, L.L.C.

Lovington Artesia Transaction (2009)

18	ASSIGNMENT OF LIMITED LIABILITY COMPANY INTERESTS, dated as of June 1, 2009, by and between Navajo Pipeline Co., L.P. and Holly Energy Partners-Operating, L.P.

19
LLC INTEREST PURCHASE AGREEMENT, dated as of June 1, 2009, by and between HollyFrontier Corporation, formerly known as Holly Corporation, and Navajo Pipeline Co., L.P., as seller, and Holly Energy Partners-Operating, L.P., as buyer.

20
AMENDED AND RESTATED INTERMEDIATE PIPELINES AGREEMENT, dated as of June 1, 2009, by and between HollyFrontier Corporation, formerly known as Holly Corporation, Holly Refining & Marketing Company LLC (as successor in interest to Navajo Refining Company, L.L.C.), Holly Energy Partners, L.P., Holly Energy Partners-Operating, L.P., HEP Pipeline, L.L.C., Lovington Artesia, L.L.C., HEP Logistics Holdings, L.P., Holly Logistic Services, L.L.C., HEP Logistics GP, L.L.C., and HEP Logistics GP, L.L.C, as AMENDED BY THAT CERTAIN AMENDMENT to Amended and Restated Intermediate Pipelines Agreement, dated as of December 9, 2010.

Tulsa Racks Transaction (2009)

21	ASSET PURCHASE AGREEMENT (TULSA TRUCK AND RAIL EQUIPMENT), dated as of August 1, 2009, by and between Holly Refining & Marketing Tulsa LLC, as seller, and HEP Tulsa LLC, as buyer.

22
EQUIPMENT SITES, ACCESS AND RAIL LINE LICENSE AGREEMENT (TULSA TRUCK AND RAIL EQUIPMENT TULSA COUNTY, OKLAHOMA), dated as of August 1, 2009, by and between Holly Refining & Marketing-Tulsa LLC and HEP Tulsa LLC.

23
TULSA EQUIPMENT AND THROUGHPUT AGREEMENT, dated as of August 1, 2009, by and between Holly Refining & Marketing Company LLC (as successor in interest to Holly Refining & Marketing-Tulsa LLC) and HEP Tulsa LLC, as AMENDED BY THAT CERTAIN AMENDMENT to Tulsa Equipment and Throughput Agreement, dated as of December 9, 2010.

24	TULSA PURCHASE OPTION AGREEMENT, dated as of August 1, 2009, by and between Holly Refining & Marketing-Tulsa LLC and HEP Tulsa LLC.

Roadrunner/ Beeson Transactions (2009/2010)
25
ASSET PURCHASE AGREEMENT (BEESON PIPELINE), dated as of December 1, 2009, by and between HollyFrontier Corporation, formerly known as Holly Corporation, and Navajo Pipeline Co., L.P., as Seller, and HEP Pipeline, L.L.C., as Buyer.

26	ASSIGNMENT OF LIMITED LIABILITY COMPANY INTERESTS (ROADRUNNER PIPELINE, L.L.C.), dated as of December 1, 2009, by and between Navajo Pipeline Co., L.P. and Holly Energy Partners-Operating, L.P.

27
LLC INTEREST PURCHASE AGREEMENT, dated as of December 1, 2009, by and between HollyFrontier Corporation, formerly known as Holly Corporation, and Navajo Pipeline Co., L.P., as Seller, and Holly Energy Partners-Operating, L.P., as Buyer.

28
PIPELINE THROUGHPUT AGREEMENT (ROADRUNNER), dated as of December 1, 2009, by and between Holly Refining & Marketing Company LLC (as successor in interest to Navajo Refining Company, L.L.C.) and Holly Energy Partners-Operating, L.P.

Schedule 9.8 - 2

No.	INTERCOMPANY AGREEMENT
Tulsa East/ Lovington Transaction (2010)

29	ASSIGNMENT OF LIMITED LIABILITY COMPANY INTERESTS, dated as of March 31, 2010, by and between Holly Refining & Marketing—Tulsa, LLC and HEP Tulsa LLC.

30	ASSIGNMENT OF LIMITED LIABILITY COMPANY INTERESTS, dated as of March 31, 2010, by and between Lea Refining Company and HEP Refining, L.L.C.

31
FIRST AMENDED AND RESTATED LEASE AND ACCESS AGREEMENT (EAST TULSA), dated as of March 31, 2010, by and between Holly Refining & Marketing—Tulsa LLC, as lessor, HEP Tulsa LLC and Holly Energy Storage Tulsa LLC, as lessees.

32
FIRST AMENDED AND RESTATED PIPELINES, TANKAGE AND LOADING RACK THROUGHPUT AGREEMENT (TULSA EAST), dated as of March 31, 2010, by and between Holly Refining & Marketing Company LLC (as successor in interest to Holly Refining & Marketing—Tulsa, LLC), HEP Tulsa LLC, and Holly Energy Storage Tulsa LLC, AS AMENDED BY THAT CERTAIN AMENDMENT to First Amended and Restated Pipelines, Tankage and Loading Rack Throughput Agreement (Tulsa East), dated June 11, 2010.

33	FIRST AMENDED AND RESTATED SITE SERVICES AGREEMENT (TULSA EAST), dated as of March 31, 2010, by and between Holly Refining & Marketing—Tulsa LLC, HEP Tulsa LLC, and Holly Energy Storage Tulsa LLC.

34
FIRST AMENDMENT TO PIPELINE SYSTEMS OPERATING AGREEMENT, dated as of March 31, 2010, by and between Navajo Refining Company, L.L.C., Lea Refining Company, Woods Cross Refining Company, L.L.C., Holly Refining & Marketing—Tulsa LLC, and Holly Energy Partners Operating, L.P., as operator.

35
LEASE AND ACCESS AGREEMENT (LOVINGTON ASPHALT LOADING RACK AND TERMINAL BUILDING), dated as of March 31, 2010, by and between Lea Refining Company, as lessor, and Holly Energy Storage—Lovington LLC, as lessee.

36
LLC INTEREST PURCHASE AGREEMENT (EAST TANKS/LOVINGTON), dated as of March 31, 2010, by and between HollyFrontier Corporation, formerly known as Holly Corporation, and Holly Refining & Marketing—Tulsa, LLC and Lea Refining Company, as sellers, and HEP Tulsa LLC and HEP Refining, L.L.C., as buyers.

37	LOADING RACK THROUGHPUT AGREEMENT (LOVINGTON), dated as of March 31, 2010, by and between Navajo Refining Company, LLC and Holly Energy Storage—Lovington LLC.

Miscellaneous Agreements/ Transactions
38
FOURTH AMENDED AND RESTATED OMNIBUS AGREEMENT, dated as of March 31, 2010, by and among HollyFrontier Corporation, formerly known as Holly Corporation, Holly Energy Partners, L.P. and certain of their respective subsidiaries.

39
OPTION AGREEMENT, dated January 31, 2008, by and among HollyFrontier Corporation, formerly known as Holly Corporation, Holly UNEV Pipeline Company, Navajo Pipeline Co., L.P., Holly Logistic Services, L.L.C., HEP Logistics Holdings, L.P., Holly Energy Partners, L.P., HEP Logistics GP, L.L.C. and Holly Energy Partners — Operating, L.P.

40
GAS TRANSPORTATION AGREEMENT, dated as of March 1, 2009, by and between Holly Energy Partners—Operating, LP and Holly Refining & Marketing Company LLC (as successor in interest to Navajo Refining Company, L.L.C.), as AMENDED BY THAT CERTAIN AMENDMENT between Holly Energy Partners—Operating, LP and Holly Refining & Marketing Company LLC (as successor in interests to Navajo Refining Company, L.L.C.), dated as of May 1, 2009.

41
AMENDED AND RESTATED REFINED PRODUCT PIPELINES AND TERMINALS AGREEMENT, dated as of December 1, 2009, to be effective as of February 1, 2009, by and among Holly Refining & Marketing Company LLC (as successor in interest to Navajo Refining Company, L.L.C. and Holly Refining & Marketing Company — Woods Cross), Holly Energy Partners—Operating, L.P., HEP Pipeline Assets, Limited Partnership, HEP Pipeline, L.L.C., HEP Refining Assets, L.P., HEP Refining, L.L.C., HEP Mountain Home, L.L.C. and HEP Woods Cross, L.L.C.

42
AMENDED AND RESTATED CRUDE PIPELINES AND TANKAGE AGREEMENT, dated as of December 1, 2009, by and between Holly Refining & Marketing Company LLC (as successor in interest to Navajo Refining Company, L.L.C.), Holly Refining & Marketing Company — Woods Cross, Holly Refining & Marketing Company, Holly Energy Partners—Operating, L.P., HEP Pipeline, LLC, HEP Woods Cross, L.L.C.

43
PIPELINE SYSTEMS OPERATING AGREEMENT, dated as of February 8, 2010, by and between Navajo Refining Company, L.L.C., Lea Refining Company, Woods Cross Refining Company, L.L.C., Holly Refining & Marketing Tulsa LLC, and Holly Energy Partners—Operating, L.P., as operator.

Schedule 9.8 - 3

No.	INTERCOMPANY AGREEMENT
43A
FIRST AMENDMENT TO PIPELINE SYSTEMS OPERATING AGREEMENT, dated as of March 31, 2010, by and between Navajo Refining Company, L.L.C., Lea Refining Company, Woods Cross Refining Company, L.L.C., Holly Refining & Marketing—Tulsa LLC, and Holly Energy Partners Operating, L.P., as operator.

44
TULSA REFINERY INTERCONNECTS TERM SHEET, by and between Holly Refining & Marketing—Tulsa and HEP Tulsa LLC, dated August 9, 2010, as AMENDED BY THAT CERTAIN AMENDMENT to Tulsa Refinery Interconnects Term Sheet dated December 31, 2010.

45	EL DORADO PROCESSING AGREEMENTS:

• Processing Agreement Letter dated January 4, 2007 (LIFO)
• Processing Agreement Letter dated January 4, 2007 (TAR Restatements)
• Processing Agreement between Frontier El Dorado Refining LLC and Frontier Oil and Refining Company LLC dated as of November 1999

46	CHEYENNE PROCESSING AGREEMENTS:

• Amended Agreement Letter between Frontier Oil and Refining Company LLC and Frontier Refining LLC dated January 4, 2007 (LIFO)
• Amended Agreement Letter between Frontier Oil and Refining Company LLC and Frontier Refining LLC dated January 4, 2007 (TAR Restatements)
• Amended and Restated Agreement between Frontier Oil and Refining Company LLC and Frontier Refining LLC dated June 1998
• First Amendment to Processing Agreement between Frontier Oil and Refining Company LLC and Frontier Refining LLC dated June 1998
• Extension Agreement between Frontier Oil and Refining Company LLC and Frontier Refining LLC dated July 1992
• Processing Agreement between Frontier Oil and Refining Company LLC and Frontier Refining LLC dated July 1988

47	MANAGEMENT AGREEMENTS:

• Amended and Restated Management Agreement between Frontier Oil and Refining Company LLC and Frontier Refining & Marketing LLC dated June 1998
• Management Agreement between Frontier Oil and Refining Company LLC and Frontier Oil Corporation dated June 1988
• Management Agreement between Frontier El Dorado Refining LLC and Frontier Refining & Marketing LLC dated November 1999
• Amended and Restated Management Agreement between Frontier Refining LLC and Frontier Refining & Marketing LLC dated June 1998
• Management Agreement between Frontier Refining LLC and Frontier Oil Corporation dated June 1988
• Amended and Restated Management Agreement between Frontier Pipeline LLC and Frontier Refining & Marketing LLC dated June 1998
• Management Agreement between Frontier Pipeline LLC and Frontier Oil Corporation dated June 1988

48	TAX SHARING AGREEMENTS:

• Tax Sharing Agreement between Frontier Oil Corporation, Frontier Holdings LLC, Wainoco Resources, Inc., Frontier Refining & Marketing LLC, Frontier Refining LLC, Frontier Oil and Refining Company LLC and Frontier El Dorado Refining LLC dated September 2006

Schedule 9.8 - 4

No.	MORTGAGE/ SECURITY AGREEMENT
Intermediate Pipelines Transaction (2005)

1
Mortgage and Deed of Trust (with Security Agreement and Financing Statement), dated as of July 8, 2005, by HEP Pipeline, L.L.C., as Grantor, to John N. Patterson, as Trustee, for the benefit of HollyFrontier Corporation, formerly known as Holly Corporation, as Beneficiary, recorded in the real property records of Eddy County, New Mexico in Book 604, Page 190.

2
Mortgage and Deed of Trust (with Security Agreement and Financing Statement), dated as of July 8, 2005, by HEP Pipeline, L.L.C., as Grantor, to John N. Patterson, as Trustee, for the benefit of HollyFrontier Corporation, formerly known as Holly Corporation, as Beneficiary, recorded in the real property records of Lea County, New Mexico in Book 1387, Page 210.

Drop—Down Assets Transaction (2008)

3
Mortgage and Deed of Trust (with Security Agreement and Financing Statement), dated effective as of February 29, 2008, by HEP Pipeline, L.L.C., as Grantor, to Christopher J. Dewar, as Trustee, for the benefit of HollyFrontier Corporation, formerly known as Holly Corporation, as Beneficiary, recorded in the real property records of Gaines County, Texas at Document # 2008-0963.

4
Mortgage and Deed of Trust (with Security Agreement and Financing Statement), dated effective as of February 29, 2008, by HEP Pipeline, L.L.C., as Grantor, to Christopher J. Dewar, as Trustee, for the benefit of HollyFrontier Corporation, formerly known as Holly Corporation, as Beneficiary, recorded in the real property records of Yoakum County, Texas at Document # 2008-415.

5
Mortgage, Line of Credit Mortgage and Deed of Trust (with Security Agreement and Financing Statement), dated effective as of February 29, 2008, by HEP Pipeline, L.L.C., as Grantor, to John N. Patterson, as Trustee, for the benefit of HollyFrontier Corporation, formerly known as Holly Corporation, as Beneficiary, recorded in the real property records of Chaves County, New Mexico in Book 611, Page 829.

6
Mortgage, Line of Credit Mortgage and Deed of Trust (with Security Agreement and Financing Statement), dated effective as of February 29, 2008, by HEP Pipeline, L.L.C., as Grantor, to John N. Patterson, as Trustee, for the benefit of HollyFrontier Corporation, formerly known as Holly Corporation, as Beneficiary, recorded in the real property records of Eddy County, New Mexico in Book 730, Page 204.

7
Mortgage, Line of Credit Mortgage and Deed of Trust (with Security Agreement and Financing Statement), dated effective as of February 29, 2008, by HEP Pipeline, L.L.C., as Grantor, to John N. Patterson, as Trustee, for the benefit of HollyFrontier Corporation, formerly known as Holly Corporation, as Beneficiary, recorded in the real property records of Lea County, New Mexico in Book 1567, Page 421.

8
Fee and Leasehold Deed of Trust (with Security Agreement and Financing Statement), dated effective as of February 29, 2008, by HEP Woods Cross, L.L.C., as Grantor, to Lamont R. Richardson, as Trustee, for the benefit of HollyFrontier Corporation, formerly known as Holly Corporation, as Beneficiary, recorded in the real property records of Davis County, Utah in Book 4543, Page 1471.

Lovington—Artesia Transaction (2009)

9
Mortgage, Line of Credit Mortgage and Deed of Trust (with Security Agreement and Financing Statement), dated effective as of June 1, 2009, by Lovington—Artesia, L.L.C., as Grantor, to John N. Patterson, as Trustee, for the benefit of HollyFrontier Corporation, formerly known as Holly Corporation, as Beneficiary, recorded in the real property records of Eddy County, New Mexico in Book 780, Page 354.

10
Mortgage, Line of Credit Mortgage and Deed of Trust (with Security Agreement and Financing Statement), dated effective as of June 1, 2009, by Lovington—Artesia, L.L.C., as Grantor, to John N. Patterson, as Trustee, for the benefit of HollyFrontier Corporation, formerly known as Holly Corporation, as Beneficiary, recorded in the real property records of Lea County, New Mexico in Book 1634, Page 762.

Schedule 9.8 - 5

No.	MORTGAGE/ SECURITY AGREEMENT
South System Expansion (2009)

11
Mortgage and Deed of Trust (with Security Agreement and Financing Statement), dated effective as of September 29, 2009, by HEP Pipeline Assets, Limited Partnership and Holly Energy Partners, L.P., individually and collectively as Grantor, to Russell W. Oshman, as Trustee, for the benefit of HollyFrontier Corporation, formerly known as Holly Corporation, as Beneficiary, recorded in the real property records of Culberson County, Texas at Document # 64809.

12
Mortgage and Deed of Trust (with Security Agreement and Financing Statement), dated effective as of September 29, 2009, by HEP Pipeline Assets, Limited Partnership and Holly Energy Partners, L.P., individually and collectively as Grantor, to Russell W. Oshman, as Trustee, for the benefit of HollyFrontier Corporation, formerly known as Holly Corporation, as Beneficiary, recorded in the real property records of El Paso County, Texas at Document # 20090070381.

13
Mortgage, Line of Credit Mortgage and Deed of Trust (with Security Agreement and Financing Statement), dated effective as of September 29, 2009, by HEP Pipeline Assets, Limited Partnership and Holly Energy Partners, L.P., individually and collectively as Grantor, to John N. Patterson, as Trustee, for the benefit of HollyFrontier Corporation, formerly known as Holly Corporation, as Beneficiary, recorded in the real property records of Eddy County, New Mexico in Book 792, Page 225.

Tulsa Racks Transaction (2009)

14
UCC Financing Statement, listing HEP Tulsa LLC as Debtor and Holly Refining & Marketing — Tulsa LLC as Secured Party, filed with the Delaware Secretary of State at Filing # 2009-3467807, securing HEP Tulsa LLC’s performance under that certain Purchase Option Agreement dated effective as of August 1, 2009, between HEP Tulsa LLC and Holly Refining & Marketing Tulsa LLC.

Roadrunner/ Beeson Transactions (2009/2010)

15
Mortgage, Line of Credit Mortgage and Deed of Trust (with Security Agreement and Financing Statement), dated effective as of December 31, 2009, by HEP Pipeline, L.L.C. and Holly Energy Partners, L.P., individually and collectively as Grantor, to John N. Patterson, as Trustee, for the benefit of HollyFrontier Corporation, formerly known as Holly Corporation, as Beneficiary, recorded in the real property records of Eddy County, New Mexico in Book 801, Page 941.

16
Mortgage, Line of Credit Mortgage and Deed of Trust (with Security Agreement and Financing Statement), dated effective as of December 31, 2009, by HEP Pipeline, L.L.C. and Holly Energy Partners, L.P., individually and collectively as Grantor, to John N. Patterson, as Trustee, for the benefit of HollyFrontier Corporation, formerly known as Holly Corporation, as Beneficiary, recorded in the real property records of Lea County, New Mexico in Book 1663, Page 244.

17
Mortgage and Deed of Trust (with Security Agreement and Financing Statement), dated effective as of December 31, 2009, by Roadrunner Pipeline, L.L.C., as Grantor, to Russell W. Oshman, as Trustee, for the benefit of HollyFrontier Corporation, formerly known as Holly Corporation, as Beneficiary, recorded in the real property records of Cochran County, Texas in Book 293, Page 664.

18
Mortgage and Deed of Trust (with Security Agreement and Financing Statement), dated effective as of December 31, 2009, by Roadrunner Pipeline, L.L.C., as Grantor, to Russell W. Oshman, as Trustee, for the benefit of HollyFrontier Corporation, formerly known as Holly Corporation, as Beneficiary, recorded in the real property records of Hockley County, Texas in Book 868, Page 451.

19
Mortgage and Deed of Trust (with Security Agreement and Financing Statement), dated effective as of December 31, 2009, by Roadrunner Pipeline, L.L.C., as Grantor, to Russell W. Oshman, as Trustee, for the benefit of HollyFrontier Corporation, formerly known as Holly Corporation, as Beneficiary, recorded in the real property records of Yoakum County, Texas at Document # 2010-116.

Schedule 9.8 - 6

No.	MORTGAGE/ SECURITY AGREEMENT
20
Mortgage, Line of Credit Mortgage and Deed of Trust (with Security Agreement and Financing Statement), dated effective as of December 31, 2009, by Roadrunner Pipeline, L.L.C., as Grantor, to John N. Patterson, as Trustee, for the benefit of HollyFrontier Corporation, formerly known as Holly Corporation, as Beneficiary, recorded in Lea County, New Mexico in Book 1663, Page 369.

Tulsa East/ Lovington Transaction (2010)

21	Security Agreement, dated effective as of April 30, 2010, between Holly Energy Storage — Lovington LLC, as Grantor, and HollyFrontier Corporation, formerly known as Holly Corporation, as Grantee.

22
Security Agreement, dated effective as of April 30, 2010, between HEP Tulsa LLC and Holly Energy Storage — Tulsa LLC, individually and collectively as Grantor, and HollyFrontier Corporation, formerly known as Holly Corporation, as Grantee.

Miscellaneous Agreements/ Transactions

23	Pending Security Agreement between Holly Energy Partners — Operating, L.P., as Grantor, and HollyFrontier Corporation, formerly known as Holly Corporation, as Grantee.

24	Pending Security Agreement between HEP Pipeline, L.L.C., as Grantor, and HollyFrontier Corporation, formerly known as Holly Corporation, as Grantee.

25	Pending Security Agreement between HEP Woods Cross, L.L.C., as Grantor, and HollyFrontier Corporation, formerly known as Holly Corporation, as Grantee.
Schedule 9.8 - 7

Schedule 12.2
Notices
All Loan Parties:
c/o HollyFrontier Corporation
2828 N. Harwood, Suite 1300
Dallas, TX 75201
Attn: Doug Aron and Steve Wise
Telephone: (214) 871-3877
Facsimile: (214) 237-3051
Email: steve.wise@hollycorp.com
Union Bank, N.A., as Administrative Agent:
Greg Stewart
Commercial Finance Division
400 California Street, 8th Floor
San Francisco, California 94104
(415) 765-2031
FAX (415) 765-2170
greg.stewart@unionbank.com
with a copy to
Randall L. Osterberg
Union Bank, N.A.
500 North Akard, Suite #4200
Dallas, Texas 75201
214-922-4205
214-922-4209 fax
randall.osterberg@unionbank.com
Schedule 12.2 - 1